    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000

                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               NBC INTERNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

           DELAWARE                          7372                  94-3333463
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
              OF                   CLASSIFICATION CODE NO.)      IDENTIFICATION
INCORPORATION OR ORGANIZATION)                                        NO.)

                                225 BUSH STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 375-5000
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)
                         ------------------------------

                                  CHRIS KITZE
                            CHIEF EXECUTIVE OFFICER
                               NBC INTERNET, INC.
                        300 MONTGOMERY STREET, SUITE 300
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 288-2500
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

        BRUCE ALAN MANN, ESQ.                       NORA GIBSON, ESQ.
       P. RUPERT RUSSELL, ESQ.                  LAURA M. DE PETRA, ESQ.
      KRISTIAN E. WIGGERT, ESQ.                    LORA D. BLUM, ESQ.
     BRIAN D. LEWANDOWSKI, ESQ.             Brobeck, Phleger & Harrison, LLP
       Morrison & Foerster LLP                          One Market
          425 Market Street                         Spear Street Tower
   San Francisco, California 94105           San Francisco, California 94105

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                           AGGREGATE OFFERING                AMOUNT OF
               OF SECURITIES TO BE REGISTERED                          PRICE(1)                 REGISTRATION FEE
Class A Common Stock, $0.0001 par value per share...........         $515,717,500                   $136,150

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement relates to up to 4,600,000 shares (or up to 5,290,000 shares if the underwriter's over-allotment option is exercised in full) of Class A common stock of NBC Internet, Inc. that will be offered for sale directly to the public, and up to 1,320,132 shares (or 1,518,152 shares if the underwriter's over-allotment option is exercised in full) of Class A common stock that may be delivered by the NBCi Automatic Common Exchange Security Trust (the "Trust"), a non-diversified closed-end management investment company, to holders of Automatic Exchange Securities of the Trust (the "Automatic Common Exchange Securities") upon exchange of the Automatic Common Exchange Securities. The Automatic Common Exchange Securities are being offered pursuant to a separate prospectus of the Trust (the "Trust Prospectus") included in a registration statement on Form N-2 (Registration Nos. 333-77563 and 811-09323). The complete prospectus for the Class A common stock offering follows immediately. After such prospectus are the alternate pages for the prospectus to be attached to the Trust Prospectus. All other pages of the prospectus for the Class A common stock offering will be used in the prospectus to be attached to the Trust Prospectus.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION. DATED JANUARY 14, 2000.

[NBC Internet LOGO]

                                        Shares

                               NBC INTERNET, INC.

                              Class A Common Stock
                                 -------------

    This is a public offering of 4,600,000 shares of Class A common stock of NBC Internet, Inc. NBC Internet is selling 3,650,000 shares of Class A common stock and the selling stockholders identified in this prospectus are selling
950,000 shares of Class A Common Stock. NBC Internet will not receive any of the proceeds from the shares of Class A common stock sold by the selling stockholders.

    NBC Internet's Class A common stock is traded on the Nasdaq National Market under the symbol "NBCI." On January 12, 2000, the last reported sale price for the common stock was $75.75 per share.

    Concurrent with this offering, the NBCi Automatic Common Exchange Security Trust, or the TRACES Trust, a stockholder named in this prospectus is offering up to 1,320,132 shares of Class A common stock (or up to 1,518,152 shares if the underwriters' over-allotment option in the TRACES offering is exercised in full) that may be delivered by the TRACES Trust upon exchange of such securities on the Exchange Date as defined in the TRACES Trust prospectus. The Automatic Common Exchange Securities are being sold by the TRACES Trust in an offering described in the Trust prospectus. The respective closings of the offerings of the Class A common stock and the Automatic Common Exchange Securities are not dependent upon one another.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE CLASS A COMMON STOCK.

                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                                                                                       Per Share        Total
                                                                                      -----------  ----------------
Public offering price...............................................................   $           $
Underwriting discount...............................................................   $           $
Proceeds, before expenses, to NBC Internet..........................................   $           $
Proceeds, before expenses, to the selling stockholders..............................   $           $

    The underwriters may, under certain circumstances, purchase up to an
additional       shares from NBC Internet at the public offering price, less the underwriting discount.

                               ------------------

    The underwriters expect to deliver the shares against payment in New York,
New York on              , 2000.

GOLDMAN, SACHS & CO.                                    BEAR, STEARNS & CO. INC.
                                  ------------

    CHASE H & Q

                 DEUTSCHE BANC ALEX. BROWN

                                    ROBERTSON STEPHENS
                               ------------------

                        Prospectus dated          , 2000

                              [inside front cover]

    Graphic with NBCi logo in the center of a circular display of the logos of NBCi's Internet properties, which include Snap, SnapTV, VideoSeeker, NBC-IN.com, Xoom.com and NBC.com.

                                   [GATEFOLD]

    Graphic depicting NBCi logo; below the NBCi logo the text "Viewers" between the NBCi logo and "Viewers" is the text "NBC TV Broadcast Network" below this text "91 million households/month in 1999"; to the right, the text "Visitors" below this text "Information Services: directory, global resources and information, local and personalized content, personal finance"; to the right, the text "Members" above text "Utility Services: free e-mail, search engine, web development tools, digital user storage and software" below "Members" the text "Entertainment Services: rich media and broadband services, user-generated content, chat rooms, online greeting cards"; to the right the text "Buyers", below this text "e-Commerce Services: auctions, price comparison shopping engine, database marketing, shopping directory, digital wallet, business portal and business directory".

    The logos of NBCi's Internet properties are displayed along the bottom of the page from left to right: Snap, Xoom.com, VideoSeeker, NBC.com, NBC-IN.com and Snap TV.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR PRO FORMA FINANCIAL INFORMATION AND THE FINANCIAL STATEMENTS OF XOOM.COM, INC., SNAP! LLC AND NBC MULTIMEDIA DIVISION BEFORE MAKING AN INVESTMENT DECISION. EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS TO "WE", "US", "OUR" OR "NBCI" REFER TO NBC INTERNET, INC. AND ITS SUBSIDIARIES. THE TERM "YOU" REFERS TO PROSPECTIVE INVESTORS IN OUR CLASS A COMMON STOCK. THE TERM "NBC" REFERS TO NATIONAL BROADCASTING COMPANY, INC.

                                  OUR BUSINESS

NBCI OVERVIEW

    NBCi is an integrated Internet media company that combines portal, community and e-commerce services designed to deliver a comprehensive, next-generation online experience to a global audience. Our online properties collectively were equivalent to the sixth-ranked site on the Internet in November 1999 with over 15 million unique visitors, according to Media Metrix reports, implying an aggregate Internet reach among home and work users of 24%. We deliver enhanced branded services and content with a growing emphasis on services that take advantage of Internet ubiquity and broadband access. NBCi integrates fast-growing and premier assets such as Snap.com, Xoom.com, NBC.com, VideoSeeker.com and NBC-IN.com and content from AccessHollywood.com. We combine the NBC media brand and related content with the complementary portal and navigation services of Snap.com and community and direct e-commerce services of Xoom.com to deliver a comprehensive, entertaining and compelling Internet experience to a broad audience. We believe our core services will provide the foundation for a next-generation media company whose e-commerce and community orientation will reach a diverse user base through a variety of interactive media including broadcast and cable television, radio and the Internet.

    We believe that our services create an environment that attracts users and encourages both longer and repeat visits as well as customer loyalty, resulting in a large base of registered members. These services are focused on generating both advertising and e-commerce revenue by allowing advertisers and merchants to reach a broad and segmented audience of Internet users. Our portfolio of content, community and e-commerce services include:

    - ENTERTAINMENT SERVICES: free rich media and broadband content, user-generated content, chat rooms and online greeting cards

    - INFORMATION SERVICES: free directory, global resources and information, local and personalized content and personal finance information

    - UTILITY SERVICES: e-mail, search engine, Web development tools, home pages, digital user storage and software libraries

    - E-COMMERCE SERVICES: business-to-consumer services and business-to-business tools such as auctions, price comparison shopping engine, database marketing, shopping directory, digital wallet, business portal and business directory

    We believe our ability to aggregate information about our consumers' interests across these online services, in combination with our ability to coordinate network advertising with NBC, will provide cross-selling and promotional opportunities that distinguish us from most of our competitors in the Internet industry. In addition, we have the ability to target customers with advertising and e-commerce opportunities using demographic data and information on buying habits, services used and lifestyle interests. This information is collected on a permission basis and we use it to assist advertisers in focusing and monitoring the effectiveness of their presentations, as well as to offer relevant e-commerce opportunities. We facilitate these transactions through our direct e-commerce platform and proprietary database management system.

    The total number of registered users on our various properties was over 16 million as of December 31, 1999, with new members registering at the rate of 33,000 per day during December 1999. In December 1999, our Internet properties had over 783 million collective page views. From these users we have generated $45.3 million and $10.4 million in pro forma revenues from advertising and e-commerce, respectively, in the nine months ended September 30, 1999.

OUR MARKET OPPORTUNITY

    The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. The proliferation of Internet users, combined with the Web's reach and lower cost of marketing, has created a powerful channel for conducting commerce, marketing and advertising. The ability to compete effectively in the current environment will require Internet companies to offer high quality products and multimedia content, to maintain a sufficiently high level of service to attract a strong and diverse user base, to access capital and to establish partnerships with companies offering complementary services.

    The growing adoption of the Web has created an important new advertising channel and represents a significant opportunity for businesses to conduct commerce over the Internet. Online community sites provide more detailed demographic data on self-selected groups of consumers with an affinity for particular products, services and lifestyles. As a result, advertisers can more easily deliver targeted messages in a cost-effective manner. The Internet also allows companies to develop one-to-one relationships with customers worldwide without making significant investments in traditional infrastructure such as retail outlets, distribution networks and sales personnel. Increased consumer acceptance of online shopping and targeted product offerings is expected to be a significant factor in the growth of e-commerce.

    The development of higher speed access to the home and the proliferation of Internet devices other than the PC are beginning to result in significant changes in the dynamics of Internet usage. The Internet is increasingly being used as a means to distribute video, audio and other high-data rate content, as well as distributed applications. Additionally, devices such as Internet-enabled wireless phones and personal digital assistants are enabling users to access Internet content and services outside the home and office. As a result, consumers will access the Internet with greater frequency and duration, building a more valuable and loyal interaction between Internet services and users.

OUR STRATEGY

    By providing a broad array of professionally created and user-generated content in a single service, we intend to develop the leading integrated media properties on the Internet. We will continually upgrade and expand NBCi's portfolio of services to create a more entertaining and dynamic online experience. We believe this will enable us to grow our registered user base and increase the level of Internet traffic on the NBCi properties. We also intend to capture relevant data on our users to enhance our proprietary database of user demographics and to provide them with more personalized services. A key element of our business strategy is the development and introduction of new services designed for specific user groups with particular demographic characteristics and geographic concentration. We plan to accomplish these goals through the following strategies:

    - Build and enhance our core brands

    - Increase content and service offerings to grow our user base

    - Create a valuable advertising and e-commerce franchise

    - Aggregate users around selected vertical content areas

    - Lead next-generation broadband and wireless initiatives

    - Build our business-to-business offerings

    - Accelerate pursuit of international opportunities

    - Continue to develop or acquire leading-edge targeting technology and software

    Under our brand integration and license agreement with NBC, we are the exclusive vehicle for NBC to operate a general portal service, a broad-based community service and a direct broad-based e-commerce service. The NBC relationship will offer us opportunities to access content and extend NBCi's brand awareness in defining the next-generation Internet user experience. We believe our brands will be ideally suited for this accessible, immersive, rich media environment and will enable a high value relationship with our users and a dynamic selling environment for our business partners. We intend to leverage NBC's extensive advertising relationships to create unique ways for advertisers to reach consumers by capitalizing on synergies between on-air and online media. We have also entered into a multi-year television network advertising agreement with NBC enabling us to market the integrated NBCi services to viewers of the NBC television network, which attracted the highest percentage of Internet users among all major networks during the February 1999 sweeps period according to Nielsen Media Research. This relationship combined with our attractive offering of free services and content, as well as our large and diverse range of active communities, will encourage users of our Web sites to become members. Finally, with our proprietary consumer database of purchasing information, we intend to offer advertisers and e-commerce partners the ability to deliver highly targeted messages and product offerings to our members.

    We plan to grow our e-commerce activities through investments, strategic partnerships and complementary acquisitions. We will continue to build our business-to-consumer e-commerce platform by aggregating buyers, creating innovative and targeted promotional opportunities for high quality products and services, and enhancing the user experience to encourage completion of online transactions. Similarly, we will develop our business-to-business e-commerce platform by leveraging our auction, business portal, business directory and database services.

    "NBCi", "Snap" and "Xoom.com" are some of our trademarks. This prospectus also contains other product names, trade names and trademarks of other organizations that belong to such organizations.

                                 RECENT EVENTS

    On November 29, 1999 and November 30, 1999, respectively, the transactions contemplated by the agreement and plan of contribution and merger dated May 9, 1999 as amended on October 20, 1999, among us, CNET, Inc., Xoom.com, Xenon 3, Inc. and Snap! LLC and by the second amended and restated agreement and plan of contribution, investment and merger dated July 8, 1999, as amended on October 20, 1999, among us, NBC, GE Investments Subsidiary, Inc., Neon Media Corporation, and Xoom.com, were consummated. As a result of these transactions, Xoom.com and Snap became our wholly owned subsidiaries and we became the owners of the businesses related to NBC.com, NBC-IN.com and VideoSeeker.com and of a 10% ownership interest in CNBC.com LLC.

                                  OUR OFFICES

    We were incorporated in Delaware on May 7, 1999 under the name Xenon
2, Inc. and changed our name to NBC Internet, Inc. on July 8, 1999. Our headquarters are located at 225 Bush Street, San Francisco and our telephone number is (415) 375-5000. Our Web site is WWW.NBCI.COM. This reference to our Web site does not constitute incorporation by reference of the information contained at our site.

                              CONCURRENT OFFERING

    Concurrent with this offering, the NBCi Internet Automatic Common Exchange Security Trust, or the TRACES Trust, a stockholder named in this prospectus is offering up to 1,320,132 shares of Class A common stock (or up to 1,518,152 shares if the underwriters' over-allotment option in the Traces offering is exercised in full) that may be delivered by the TRACES Trust upon exchange of such securities on the Exchange Date as defined in the TRACES Trust prospectus. The Automatic Common Exchange Securities are being sold by the TRACES Trust in an offering described in the Trust prospectus. The respective closings of the offerings of the Class A common stock and the Automatic Common Exchange Securities are not dependent upon one another.

                            ------------------------

    THIS PROSPECTUS INCLUDES STATISTICAL DATA ABOUT THE INTERNET INDUSTRY THAT COMES FROM INFORMATION PUBLISHED BY SOURCES INCLUDING MEDIA METRIX, INC., A MEDIA RESEARCH FIRM SPECIALIZING IN MARKET AND TECHNOLOGY MEASUREMENT ON THE INTERNET. WE ALSO REFER TO NIELSEN MEDIA RESEARCH, JUPITER COMMUNICATIONS, LLC, A MEDIA RESEARCH FIRM FOCUSING ON THE INTERNET INDUSTRY, AND INTERNATIONAL DATA CORPORATION, ALSO KNOWN AS IDC, AND FORRESTER RESEARCH, PROVIDERS OF MARKET INFORMATION AND STRATEGIC INFORMATION FOR THE INFORMATION TECHNOLOGY INDUSTRY. ALTHOUGH WE BELIEVE THAT DATA FROM THESE COMPANIES IS GENERALLY RELIABLE, THIS TYPE OF DATA IS INHERENTLY IMPRECISE. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THIS DATA.

                                  THE OFFERING

    The following information assumes that the underwriters do not exercise the option to purchase additional shares in the offering. See "Underwriting."

Class A common stock offered by NBC
  Internet...................................  3,650,000 shares

Class A common stock offered by selling
  shareholders...............................  950,000 shares

Common stock to be outstanding after the offering:

  Class A common stock.......................  30,396,708 shares

  Class B common stock.......................  24,550,708 shares

      Total..................................  54,947,416 shares

Use of proceeds..............................  For general corporate purposes, including developing new e-commerce channels, expanding
                                               our operations internationally, enhancing the
                                               value of our brands, potential acquisitions
                                               and minority investments and working capital.

Listing......................................  The Class A common stock is quoted on The
                                               Nasdaq National Market.

Nasdaq National Market Symbol................  NBCI

    In addition to the offering described in this prospectus, the TRACES Trust stockholder named in this prospectus is offering up to 1,320,132 shares of the Class A common stock (or up to 1,518,152 shares if the underwriters' over-allotment option is exercised in full) that may in certain circumstances be delivered by the TRACES Trust to holders of its Automatic Common Exchange Securities upon exchange of those securities on the exchange date.
                            ------------------------

    The number of shares of Class A common stock to be outstanding after this offering is based on the pro forma number of shares outstanding as of September 30, 1999 and does not include the following:

    - 6,548,329 shares of Class A common stock issuable upon exercise of options outstanding at September 30, 1999 at a weighted average exercise price of $21.53 per share;

    - 3,105,702 shares of Class A common stock issuable upon exercise of options outstanding subsequent to September 30, 1999 at a weighted average exercise price of $61.39 per share;

    - 924,526 shares issued upon exercise of stock options and 1,811 shares issued to directors and consultants subsequent to September 30, 1999;

    - 4,437,038 shares of Class A common stock reserved for future issuance subsequent to September 30, 1999 under our 1999 stock incentive plan and our 1999 employee stock purchase plan;

    - 5,809,388 shares of Class B common stock issuable upon conversion of two subordinated zero coupon convertible notes subsequent to September 30, 1999 held by affiliates of NBC;

    - 244,004 shares of Class A common stock issuable upon the exercise of a warrant held by ValueVision International, Inc. at an exercise price of $40.893 per share; or

    - 24,550,708 shares of Class B common stock convertible into 24,550,708 shares of Class A common stock subsequent to September 30, 1999 at the discretion of NBC and its affiliates.

    Please see "Capitalization" for a more complete description regarding the outstanding shares of our Class A common stock and options to purchase our Class A common stock and other related matters.

    UNLESS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT:

    - THE UNDERWRITERS WILL NOT EXERCISE THEIR OPTION TO PURCHASE ADDITIONAL SHARES OF CLASS A COMMON STOCK TO COVER OVER-ALLOTMENTS, IF ANY; AND

    - THE OFFERING PRICE WILL BE $75.75 PER SHARE, BASED ON THE LAST REPORTED SALES PRICE OF OUR CLASS A COMMON STOCK ON JANUARY 12, 2000.
                            ------------------------

                SUMMARY SELECTED PRO FORMA FINANCIAL INFORMATION

                          SELECTED UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA

    The following selected unaudited pro forma condensed combined financial data of Xoom.com, Snap and the NBC Multimedia Division, which previously owned the Internet assets contributed by NBC, are derived from the unaudited pro forma condensed combined financial information, which gives effect to the purchase of the businesses related to the NBC Multimedia Division and to NBCi's acquisition of CNET's and NBC's ownership interests in Snap, with Xoom.com treated as the accounting acquiror, and should be read in conjunction with the unaudited pro forma condensed combined financial information and related notes, which begin on page F-1 of this prospectus.

    The unaudited pro forma condensed combined statement of operations data assumes that the transactions occurred on the first day of each of the periods presented. The unaudited pro forma condensed combined balance sheet data assumes that the transactions took place as of September 30, 1999 and combines the historical balance sheets of Xoom.com, Snap and the NBC Multimedia Division and other purchase adjustments at that date.

    The final purchase price allocation was calculated based on the values as represented on the balance sheets of NBC Multimedia Division and Snap, as of November 30, 1999, the date the transactions were completed.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial condition of NBCi.

    The pro forma as adjusted balance sheet data has been adjusted to reflect the sale by us of 3,650,000 shares of Class A common stock in this offering, assuming a public offering price of $75.75 per share, based on the last reported sales price of our Class A common stock on January 12, 2000, after deducting the underwriting discount and estimated offering expenses. See "Use of Proceeds."

        NBC INTERNET, INC. SELECTED PRO FORMA HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            NINE MONTHS ENDED
                                                                            YEAR ENDED        SEPTEMBER 30,
                                                                           DECEMBER 31,  ------------------------
                                                                               1998         1998         1999
                                                                           ------------  -----------  -----------
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Net revenue..............................................................   $   28,132   $    15,912  $    55,684
Loss from operations.....................................................   $ (322,205)  $  (232,423) $  (281,455)
Net loss.................................................................   $ (321,932)  $  (230,576) $  (274,654)
Net loss per share--basic and diluted(1).................................   $    (7.74)  $     (5.64) $     (5.77)
Number of shares used in per share calculation--basic and diluted(1).....       41,595        40,888       47,616

                                                                                            SEPTEMBER 30, 1999
                                                                                        --------------------------
                                                                                                      PRO FORMA AS
                                                                                         PRO FORMA      ADJUSTED
                                                                                        ------------  ------------
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments.....................................  $    156,167   $  417,830
Notes receivable from NBC and its affiliates, current and non-current ($78,288
  current)............................................................................       340,000      340,000
Working capital.......................................................................       198,773      460,436
Total assets..........................................................................     2,464,258    2,725,921
Long-term obligations, less current portion and amounts due to related parties........         2,836        2,836
Convertible notes payable due to NBC and its affiliates, current and non-current ($101
  current)............................................................................       370,101      370,101
Amounts due to CNET, current..........................................................         1,788        1,788
Total stockholders' equity............................................................     2,038,108    2,299,771

(1) See note (K) of NBC Internet, Inc. notes to the selected unaudited pro forma condensed combined financial information for an explanation of the determination of the number of shares used to compute basic and diluted net loss per share.

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE YOU PURCHASE ANY SHARES OF OUR CLASS A COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE GENERALLY AFFECTING THE MARKET IN WHICH WE OPERATE OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS.

    THE INFORMATION IN THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER THE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" SECTIONS AND ELSEWHERE IN THIS PROSPECTUS.

BUSINESS RISKS

OUR FAILURE TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF XOOM.COM, SNAP AND THE
  INTERNET BUSINESSES CONTRIBUTED BY NBC COULD SERIOUSLY HARM OUR OPERATIONS

    Our success will depend substantially on whether Xoom.com, Snap and the Internet businesses contributed by NBC can be integrated by us in an efficient and effective manner. We can provide no assurance that this will occur. The combination of our online properties will require, among other things, the technological integration of the Xoom.com, Snap.com, NBC.com, NBC-IN.com and VideoSeeker.com Web sites and the coordination of the sales, marketing and research and development efforts of Xoom.com, Snap and the Internet businesses contributed by NBC.

    Some of the factors contributing to the risks attendant to integration are:

    - difficulties and expenses of integrating operations, technology and personnel into our operations while preserving the goodwill of our businesses;

    - the additional financial resources that may be needed to fund our operations;

    - the potential disruption caused to the businesses of Xoom.com, Snap and the Internet businesses contributed by NBC by the need to dedicate management and other resources to completing the transactions;

    - our ability to retain employees; and

    - the difficulty of creating and maintaining uniform standards, controls, procedures and policies.

    We cannot assure you that we will be able to integrate our businesses smoothly or successfully. The integration of operations will continue to require significant management resources, which may distract attention from our day-to-day operations.

WE WILL RECORD EXPENSES RELATED TO OUR MERGER THAT WILL HAVE A NEGATIVE IMPACT
  ON OUR FINANCIAL CONDITION IN THE QUARTER ENDED DECEMBER 31, 1999 AND IN FUTURE PERIODS

    On November 30, 1999, we completed a transaction accounted for using the purchase method of accounting whereby the operations of Snap, Xoom.com and Internet businesses contributed by NBC were merged into our operations. As a result of the transaction, in the quarter ended December 31, 1999, we will record an aggregate of approximately $1.7 billion in intangible assets which will be amortized on a straight-line basis over periods ranging from three to seven years. In addition, in the quarter ended December 31, 1999, we will record non-recurring restructuring charges of approximately $17.8 million. These expenses will have a negative impact on our financial condition and results of operations for the quarter ended December 31, 1999 and in the case of the amortization of intangibles, in future periods.

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WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE BECAUSE WE HAVE A LIMITED
  OPERATING HISTORY AND OUR BUSINESSES ALSO HAVE LIMITED OPERATING HISTORIES AND A HISTORY OF LOSSES

    We and the businesses that were combined to form us have a limited operating history. We were launched in November 1999, Xoom.com was founded in April 1996, the Snap.com Web site was launched in September 1997, and NBC.com, NBC-IN.com and VideoSeeker.com began operations in August 1995, October 1997 and May 1998, respectively. NBC launched CNBC.com in June 1999. In addition, Xoom.com, Snap and the Internet businesses contributed by NBC have not achieved positive annual operating cashflows and we expect to incur net losses for the foreseeable future.

    Because of the limited operating histories of our businesses and the uncertain nature of the rapidly changing markets we serve, future results of operations cannot be predicted. Moreover, it is difficult for us to plan or anticipate our revenue potential and operating expenses based on the limited historical financial data of our businesses.

    We currently expect that our operating expenses will continue to increase significantly as we expand our sales and marketing operations, continue to build, develop and extend our online brands, fund greater levels of product development, develop and commercialize additional media properties, and acquire complementary businesses and technologies. Accordingly, we will need to increase revenues to be profitable. As a result, we may experience significant losses on a quarterly and annual basis. If our actual revenue is lower than predicted, we may be unable to adjust our operating expenses accordingly. If revenues do not grow as expected or increases in expenses are not in line with forecasts, our business, results of operations and financial condition could be seriously harmed. If our operating results in any period fall below the expectations of securities analysts and investors, the market price of our shares would likely decline.

OUR BUSINESSES WILL BE SUBJECT TO ALL OF THE RISKS AND DIFFICULTIES FREQUENTLY
  ENCOUNTERED BY EARLY STAGE COMPANIES

    The prospects of our businesses are subject to all of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, particularly those involved in the Internet and in e-commerce. These risks include the following uncertainties and potential adverse developments:

    - the uncertainty of the level of use of the Internet and online services and the acceptance of the Internet and other online services and products such as those we offer;

    - the lack of success of our proposed business model on the Internet;

    - our failure to continue to build, develop and extend our online brands;

    - our inability to obtain needed financing;

    - higher than anticipated marketing costs that we will need to incur to build, maintain and enhance our online brands;

    - our inability to generate significant advertising, e-commerce or premium service revenue;

    - our inability to maintain and increase levels of traffic and membership on our Web sites or to manage rapidly expanding operations effectively;

    - the emergence of new services offered by our competitors that affect the level of traffic on our Web sites and our ability to expand our membership base;

    - our inability to predict demand for products and services we offer and to optimize advertising inventory levels accordingly;

    - our inability to meet minimum guaranteed impressions under advertising agreements;

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    - our failure to adapt to the mix of types of advertising we will sell and developments relating to advertising on the Web;

    - our failure to anticipate and adapt to a developing Internet market and increased competition;

    - our inability to upgrade, develop and deploy our network, systems and infrastructure and attract new personnel in a timely and effective manner; and

    - the failure of our server and networking systems to handle traffic on our Web sites efficiently.

SUBSTANTIALLY ALL OF OUR CUSTOMERS ARE INTERNET COMPANIES AND OUR BUSINESS WILL
  BE SERIOUSLY HARMED IF THE INTERNET DOES NOT BECOME A VIABLE COMMERCIAL MARKETPLACE

    Substantially all of our customers are Internet companies that are dependent upon the acceptance of the Internet as a viable commercial marketplace. If the use of the Internet for e-commerce transactions and as an advertising medium does not continue to grow, we could lose a substantial portion of our customer base, which would seriously harm our business and financial condition.

WE ANTICIPATE OUR BUSINESS WILL FLUCTUATE FROM QUARTER TO QUARTER DUE TO OUR
  INITIAL RELIANCE ON SHORT-TERM ADVERTISING AGREEMENTS AND SEASONAL FLUCTUATIONS, WHICH COULD HARM OUR RESULTS OF OPERATIONS

    Initially, a substantial portion of our net revenue is expected to be from short-term advertising contracts, usually one to two months in length. That means our quarterly operating results will be a function of the contracts we enter into within the quarter and our ability to adjust spending in light of any net revenue shortfalls. As a result, the cancellation of even a small number of advertising contracts could significantly affect our operating results. Our operating expenses are likely to increase significantly over the near term. To the extent that our expenses increase but our revenues do not, our business, operating results and financial condition may be seriously harmed.

    Advertising revenues are also subject to seasonal fluctuations. Historically, advertisers spend less in the first and third calendar quarters and user traffic on online media properties has been lower during the summer and during year-end vacation and holiday periods. As a result, we expect our results of operations to fluctuate throughout the year, which may have a material adverse effect on our business and financial condition.

OUR ADVERTISING REVENUE MAY BE AFFECTED BY THE LOSS OF TRAFFIC ON OUR WEB SITES

    Advertising revenue is linked to the level of traffic on our Web sites, so if traffic is less than the level expected by our advertising customers, revenue from this source could be reduced. We will have some advertising contracts that include a guaranteed minimum number of impressions on our Web sites. Reduced traffic on our Web sites would cause us to fall short in meeting these minimum requirements and, as a result, we may give credits to our advertisers and reduce advertising rates, which would lead to a reduction in our revenue from advertising.

OUR FAILURE TO ATTRACT ADVERTISING REVENUE IN QUANTITIES AND AT RATES THAT ARE
  SATISFACTORY TO US COULD HARM OUR BUSINESS

    We expect to derive a significant portion of our net revenue from the sale of advertisements, including banners, buttons, windows and text links. It is uncertain whether Web advertising will continue to grow at a rate that will support expansion in our revenue. The Internet as a marketing and advertising medium has not been available for a sufficient period of time to gauge accurately its effectiveness as compared with traditional media. Many of our suppliers and advertisers have only limited experience with the Web as a marketing and advertising medium.

    The ability to generate significant advertising revenues will depend upon:

    - the development of a large base of users of services possessing demographic characteristics attractive to advertisers;

    - the ability to continue to develop and update effective advertising delivery and measurement systems; and

    - advertising rates, which may fall based on increased competition from online companies and offline media.

    No standards have yet been widely accepted for the measurement of the effectiveness of Web-based advertising. Advertisers may determine that banner advertising, which currently comprises a substantial portion of our revenues, is not an effective advertising medium. If other forms of Web-based advertising prove more popular than banner advertisements, we may not be able to change our operations to take advantage of such forms. Advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet. Our advertising customers may not accept the internal and third-party measurements of impressions received by advertisements on our online media properties and such measurements may contain errors. We rely primarily on our internal advertising sales force for domestic advertising sales, which involves additional risks and uncertainties, including risks associated with the recruitment, retention, management, training and motivation of sales personnel. As a result of these factors, we may not be able to sustain or increase advertising sales levels. Failure to do so may harm our business, operating results and financial position.

WE ARE IN A HIGHLY COMPETITIVE INDUSTRY AND SOME OF OUR COMPETITORS MAY BE MORE
  SUCCESSFUL IN ATTRACTING AND RETAINING CUSTOMERS

    The market for Internet products and services is highly competitive. Generally, there are no substantial barriers to entry in these markets; however, the ability to secure financial resources necessary to promote brand awareness is increasingly becoming a barrier to entry in the market in which we compete. We expect that competition will continue to intensify. Negative competitive developments could seriously harm our business and the trading price of our Class A common stock. In addition, our competitors may still have superior or more attractive product offerings.

    We will compete with many other providers of online navigation, information and community services, such as Yahoo! (including GeoCities and Broadcast.com), America Online (including AOL.com, Netcenter and ICQ), AltaVista, Excite@Home, Disney (including the GO Network, which is jointly operated with Infoseek), Lycos (including HotBot and Tripod) and Microsoft Corporation (including msn.com).

    Our businesses compete directly with a great number of other Internet sites and other media companies across a wide range of different online services with advantages in technical expertise, brand recognition and other factors, including:

    - metasearch services and software applications that allow a user to search the databases of several directories and catalogs simultaneously;

    - database vendors that offer information search and retrieval capabilities with their core database products;

    - Web-based e-mail and instant messaging services either on a stand alone basis or integrated into other products and media properties;

    - online merchant hosting services and the entry of an increasing number of companies selling goods and services on the Internet;

    - online content Web sites such as ESPN.com and ZDNet.com;

    - online local interactive content Web sites, such as Excite@Home's City Guides, Lycos City Guides, America Online's Digital City, Ticketmaster Online-CitySearch and Yahoo! Get Local.

    - online video broadcast services, such as CNN VideoSelect, RealNetworks and FoxNews;

    - online community Web sites, such as iVillage, Tripod, WhoWhere, GeoCities and theglobe.com; and

    - potential new entrants in any one or all of these areas, or new areas not considered.

    In order to effectively compete, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide such capabilities. Any of these acquisitions could be dilutive to our stockholders.

    Our carriage agreement with CNET limits CNET's ability to compete with Snap to provide a broad based information, navigation and content aggregation service. These restrictions, however, will no longer apply after May 9, 2000. As a result, CNET could become a competitor of Snap. Competition from CNET could seriously harm our business.

IF OUR INVESTMENT OF RESOURCES IN DEVELOPING AND PROMOTING OUR ONLINE BRANDS IS
  NOT SUCCESSFUL, THE RESULTS OF OUR OPERATIONS COULD BE SERIOUSLY HARMED

    As the number of Internet sites grows, brand recognition will play an increasingly important role in the success of Internet companies. Establishing and promoting our online brands in the face of pressures from our competitors will be critical to further developing our member and user base as well as various strategic and commercial relationships. We will need to continue to devote substantial financial and other resources to increase and maintain the awareness of our online brands among members, advertisers and e-commerce partners through:

    - Web advertising and marketing;

    - traditional media advertising campaigns in television, print, radio and billboards; and

    - providing a high quality user experience.

    For this purpose, we have agreed to purchase at least $405 million of promotional services from NBC over a four year period to develop and promote our online brands as well as our products and services. Our results of operations could be seriously harmed if this investment of financial and other resources in developing and promoting our online brands does not generate a corresponding increase in net revenue, or if the expense of developing and promoting our online brands becomes excessive.

IF FUTURE ACQUISITIONS ARE NOT SUCCESSFUL, OR IF WE ARE NOT ABLE TO STRUCTURE
  FUTURE ACQUISITIONS IN A FINANCIALLY EFFICIENT MANNER, THERE COULD BE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS

    Acquiring complementary businesses, products and technologies is an integral part of our business strategy. We are and will continue to be engaged in exploring potential acquisitions both of publicly traded and private companies. This acquisition strategy will subject us to integration risks similar to those we face in integrating our current businesses. In addition, the success of the acquisitions will be dependent upon the ability of our management to maximize our financial and strategic position when incorporating the technology or businesses. Any of these risks could prevent us from realizing significant benefits from our acquisitions.

    In addition, we may invest in business areas in which we do not currently compete. Such acquisitions represent greater risks as we would be entering markets, at potentially great expense, where we have little or no direct prior experience. Accordingly, such acquisitions, if unsuccessful, could have a significant adverse impact on our financial condition and the price of our Class A common stock. Even if we believe an acquisition is in our best interest, investors or securities analysts may disagree and the size of a potential acquisition could adversely impact the price of our Class A common stock. We may also engage in other forms of financial transactions such as spin-offs or initial public offerings of common stock of our subsidiaries. These transactions or large acquisitions could effectively change our corporate structure, without providing you an opportunity to vote on the transaction. We cannot assure you that such acquisition or investment strategies, if implemented, will prove successful.

    We will face increased competition with other entities for desirable acquisition targets. Like several of our competitors and other Internet companies, we expect to issue common stock in future acquisitions. If the market price of our Class A common stock suffers declines which are disproportionate relative to our competitors or fails to keep pace with any increases in the price of the stock of our competitors, we may not be able to compete with other entities for desirable acquisition candidates. Our inability to acquire complementary businesses, products and technologies may seriously harm our business and results of operations.

    In addition, issuing Class A common stock in acquisitions will dilute our existing stockholders, while the use of cash will deplete cash reserves. We anticipate that we will be unable to account for future acquisitions under the "pooling of interests" method of accounting and, therefore, expect to incur significant, one-time write-offs and amortization charges. These write-offs and charges would decrease our future earnings or increase our future losses. Due to all of the foregoing, our inability to structure acquisitions in a financially efficient manner may seriously harm our business and results of operations.

THE USE OF A COMMUNITY PLATFORM IS UNPROVEN AND DEPENDS ON MAINTAINING AND
  EXPANDING OUR MEMBERSHIP BASE; WE DO NOT KNOW WHETHER OUR COMMUNITY PLATFORM WILL BE VIABLE AND PROFITABLE

    A part of our business model relies on using our community platform and membership base to generate revenues from different sources. To be profitable, we will need to provide goods and services that are attractive to our members, advertisers and vendors. We had previously relied on member-generated content and the "grassroots" voluntary promotional efforts of our members to develop and maintain our profile as a community site. A decline in voluntary promotional activities by the members or member-generated content could make our community services less attractive.

    We cannot be sure that Internet users will continue to be interested in communities on the Web, or that direct e-mail marketing will prove to be a profitable or effective method of selling goods and services.

WE WILL NOT BE ABLE TO SUSTAIN THE RAPID GROWTH OF OUR INTERNET PROPERTIES

    Although Xoom.com and Snap have experienced rapid growth in net revenues, members, customers and reach in recent periods, these growth rates are likely not sustainable. These growth rates will likely decrease and are not indicative of future growth rates we may experience.

ANY FAILURE OF OUR NETWORK INFRASTRUCTURE COULD SERIOUSLY HARM OUR RESULTS OF
  OPERATIONS

    Our success depends upon the capacity, reliability and security of our networking hardware and software infrastructure. Any failure in our networking hardware and software infrastructure could significantly and adversely impact the results of our operations.

    Our businesses have developed systems for maintaining their Web sites, processing transactions and managing orders internally. If, in the future, we cannot modify these systems to accommodate increased traffic and an increased volume of transactions and orders, we could suffer from slower response times, problems with customer service and delays in reporting accurate financial information.

    We use network servers that are housed separately by application at Exodus Communications, Inc. in Santa Clara, California and GlobalCrossing Global Center in Sunnyvale, California. Our Web sites are connected to the Internet via multiple links on a 24 hour-a-day, seven days per week basis by Exodus and GlobalCrossing Global Center. Exodus and GlobalCrossing Global Center also provide and manage power and maintain the correct environment for our networking and server equipment. We manage and monitor our servers and network remotely from our headquarters in San Francisco, California. We strive to rapidly develop and deploy high-quality tools and features into our systems without interruption or degradation in service.

    Although agreements with hosting companies will give us remedies for service interruptions, we cannot guarantee that:

    - we will have uninterrupted access to the Internet;

    - our members and users will be able to reach our Web sites; or

    - communications via our Web sites will be secure.

    Any disruption in the Internet access provided by our hosting companies, or any interruption in the service that our hosting companies receive from other providers, or any failure of our hosting companies to handle higher volumes of Internet users to our Web sites, could seriously harm our business, results of operations and financial condition.

    Despite precautions taken by our businesses and by the companies that host our Web sites, our systems are susceptible to natural and man-made disasters such as earthquakes, fires, floods, power loss and sabotage. Our systems also may be vulnerable to disruptions from computer viruses and attempts by hackers to penetrate our network security.

    We are covered by insurance for loss of income from some of the events listed above, but this insurance may not be adequate to cover all instances of system failure. We also have insurance against loss of income due to earthquakes, but the amount of such insurance may be insufficient, especially given the frequency and magnitude of earthquakes in Northern California where our primary facilities and servers are located.

    Any of the events listed above could cause interference, delays, service interruptions or suspensions and seriously harm our business and results of operations.

    We must continue to expand and adapt our system infrastructure to keep pace with the increase in the number of members who use the free services we provide. Demands on infrastructure that exceed our current forecasts could result in technical difficulties with our Web sites. Any system failure that interferes with the access to our Web sites and the use of the free services we provide could diminish the level of traffic on our Web sites. Continuing or repeated system failures could impair our reputation and our brand names and reduce our commerce and advertising revenue. At present, we do not know if we will be able to scale the systems to handle a larger amount of traffic at higher transmission speeds. Expanding the network infrastructure will require substantial financial, operational and management resources, all of which could harm our operations.

    If, in the future, we cannot modify these systems to accommodate increased traffic and an increased volume of transactions and orders, we could suffer slower response times, problems with customer service and delays in reporting accurate financial information. Any of these factors could significantly and adversely impact the results of our operations.

DIFFICULTIES WE MAY ENCOUNTER IN DEALING WITH OUR GROWTH AND EXPANSION COULD
  SERIOUSLY HARM OUR RESULTS OF OPERATIONS

    Our strategy is to continue growing our membership and user base at a rapid pace. If this growth continues, we will experience a significant strain on our resources because of:

    - the need to manage relationships with various strategic partners, technology licensors, members, advertisers and other third parties;

    - difficulties in hiring and retaining skilled personnel necessary to support our businesses;

    - the need to train and manage a growing employee base; and

    - pressures for the continued development of our financial and information management systems.

    Difficulties we may encounter in dealing successfully with the above risks could seriously harm our operations. In addition, in the first quarter of 2000 we expect to move our headquarter facilities to a new facility in San Francisco. The move could cause disruption of our business or otherwise divert management's attention which could harm our financial results.

THE SUCCESSFUL OPERATION OF OUR BUSINESS DEPENDS UPON THE SUPPLY OF CRITICAL
  ELEMENTS FROM OTHER COMPANIES

    In addition to the infrastructure, we will depend substantially upon third parties for several critical elements of our business including technology, order fulfillment, content development and distribution activities.

    TECHNOLOGY: We will continue to license technology and related databases from third parties for some elements of our properties, including, among others, technology underlying the delivery of stock quotes and current financial information, chat services, street mapping, telephone listings and similar services. We expect to experience interruptions and delays in service and availability for such elements, from time to time. Furthermore, we will be dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment used to deliver our products and services. Any errors, failures, or delays experienced in connection with these third-party products and information services could negatively affect our relationship with users and adversely affect our brands and business, and could expose us to third party liability.

    ORDER FULFILLMENT: We continue to rely on other companies for critical aspects of our e-commerce business. For example, Banta Global Turnkey Corporation is primarily responsible for fulfilling orders for products and services sold via our Web sites and in response to direct e-mail marketing. If our relationship with Banta were to terminate without sufficient advance notice, our operations would be negatively affected, even if we were able to quickly establish a relationship with a comparable vendor to fulfill orders. The success of our specific e-mail direct e-commerce campaigns depends on the timely supply of inventory by the manufacturers and suppliers of the products we offer for sale to our members. The failure of the suppliers on whom we depend would adversely affect the results of our operations.

    CONTENT DEVELOPMENT: A key element of our strategy involves the implementation of our branded online properties targeted for specific interest areas, demographic groups and geographic areas. In these efforts, we rely on content development and localization efforts of third parties. We cannot guarantee that the third parties will effectively implement these properties, or that their efforts will result in significant revenue to us. Any failure of these parties to develop and maintain high-quality and successful media properties also could hurt our brands.

    DISTRIBUTION RELATIONSHIPS: In order to create traffic for our online properties and make them more attractive to advertisers and consumers, we expect to have distribution agreements and informal relationships with leading Web browser providers and portals, operators of online networks and leading Web sites, manufacturers of Internet devices and computer manufacturers. These distribution arrangements typically are not exclusive, and may be terminated upon little or no notice. Third parties that provide distribution typically charge fees or otherwise impose additional conditions on the listing of our online properties. Any failure to cost-effectively obtain distribution could seriously harm our business, results of operations and financial condition.

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PLANNED INTERNATIONAL OPERATIONS ARE SUBJECT TO RISKS THAT COULD SERIOUSLY HARM
  OUR RESULTS OF OPERATIONS

    We plan to establish operations or form business partnerships in other parts of the world. We have very limited experience in international markets and may not be able to compete effectively in international markets. The expansion of operations into international markets will require substantial management attention and financial resources. We cannot be certain that our investment in establishing operations in other countries will produce desired levels of revenue. In addition, international operations are subject to other inherent risks and problems, including:

    - the impact of recessions in economies outside the United States;

    - slower adoption of the Internet by users and advertisers in foreign countries;

    - greater difficulty in collecting accounts receivable;

    - higher costs to develop new or specialized content;

    - widely varied and changing regulatory requirements;

    - difficulties and costs of staffing and managing foreign operations;

    - reduced protection for intellectual property rights in some countries;

    - political and economic instability;

    - continued acceptance of the Euro;

    - fluctuations in currency exchange rates; and

    - difficulty in maintaining effective communications due to distance and language and cultural barriers.

    Some or all of the above factors could seriously harm our operations.

TO BE SUCCESSFUL IN THE CONTINUALLY EVOLVING MARKET FOR ONLINE SERVICES, WE MUST
  CONTINUE TO ENHANCE OUR PROPERTIES AND DEVELOP NEW ONES

    Rapid technological change, changing customer needs, frequent new product and service introductions and evolving industry standards characterize the Internet market. These market characteristics could render our existing services, technology and systems obsolete. We must continually improve the performance features and reliability of our services to respond to evolving market demands and competition. Our business, operating results and financial condition would be seriously harmed if we are unable to respond in a cost-effective and timely manner to changing market conditions or customer requirements.

    To remain competitive, we must continue to enhance and improve the functionality, features and content of our Web sites. We may not be able to successfully maintain competitive user response times or implement new features and functions, as these changes will likely involve the development of increasingly complex technologies. Personalized information services, such as our Web-based e-mail services, message boards, stock portfolios and our community features, require significantly greater expenses than our general services. We cannot guarantee that these higher expenses will be offset by additional revenues.

    A key element of our business strategy is the development and introduction of new branded online properties targeted for specific user groups with particular demographic characteristics and geographic concentration. We may not be successful in developing, introducing and marketing such products or media properties and such properties may not achieve market acceptance, enhance our brand name recognition or increase user traffic. Furthermore, enhancements of or improvements to our Web sites

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
or new media properties may contain undetected errors that require significant design modifications, resulting in a loss of customer confidence and user support and a decrease in the value of our brand name. If we fail to effectively develop and introduce new properties, or those properties fail to achieve market acceptance, our business, results of operations and financial condition could be seriously harmed.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD SERIOUSLY HARM
  OUR BUSINESS AND FINANCIAL CONDITION

    We view our technology as proprietary and will seek to protect it under existing United States and international laws relating to protection of intellectual property. We will also develop internal procedures to control access to and dissemination of our proprietary information. Despite our precautions, third parties may succeed in misappropriating our intellectual property or independently developing similar intellectual property. Protecting our intellectual property against infringement could result in substantial legal and other costs and could divert our limited management resources and attention. This could adversely impact our business and the results of our operations.

    Some of the technology to be incorporated into our Web sites is based on technology licensed from third parties. As we continue to introduce new services, we may need to license additional technology. If we are unable to license needed technology in a timely manner and on commercially reasonable terms, we could experience delays and reductions in the quality of our services, all of which could seriously harm our business and results of operations. Our reputation and the value of our proprietary information could also be adversely affected by actions of third parties to whom we license our proprietary information and intellectual property. If someone asserts a claim relating to proprietary technology or information against us, it may be necessary to seek a license to such intellectual property. We cannot assure you, however, that we will be able to obtain such licenses on commercially reasonable terms, if at all. The failure to obtain any necessary licenses or other rights could seriously harm our business and results of operations.

    Each of our businesses has been subject to claims that they have allegedly infringed the proprietary rights of third parties, and we cannot assure you that third parties will not assert claims against us or our businesses in the future. These claims, whether or not meritorious, sometimes result in litigation and could become a drain on our management and financial resources. If successful, claims of this nature could subject us to liability for money damages as well as injunctive relief restricting our use of intellectual property important to our operations, and could ultimately cause us to lose rights to some of our intellectual property. Any of these events could seriously harm our business and results of operations.

WE COULD BE SUBJECT TO LIABILITY FOR ONLINE CONTENT THAT MAY NOT BE COVERED BY
  OUR INSURANCE

    The nature and breadth of information disseminated on our Web sites and through the sites of our members could expose us to liability in various areas, including claims relating to:

    - product information and reviews we offer;

    - the content and publication of various materials based on defamation, libel, negligence, personal injury and other legal theories;

    - copyright or trademark infringement and wrongful action due to the actions of third parties;

    - use of third party content made available through our Web sites or through content and material posted by members on their home pages or in chat rooms and bulletin boards; and

    - damages arising from the use or misuse of the free e-mail services we will offer.

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    Claims of these kinds against us could result in us incurring substantial costs and could also be a drain on our financial and other resources. If the number or severity of claims of this nature were significant, we would need to implement measures to reduce our exposure and potential liability. In addition to being a drain on our resources, this could also require taking measures that could make our services less attractive to our members and visitors. This in turn could reduce traffic on our Web sites, negatively impact our member and user base, and reduce our revenue from e-commerce and advertising. Our general liability insurance may be insufficient to cover expenses and losses arising in connection with any claims against us. To the extent our insurance coverage does not cover liability or expenses we incur, our business and results of operations would be seriously harmed.

E-COMMERCE ACTIVITIES MAY EXPOSE US TO UNCERTAIN LEGAL RISKS AND POTENTIAL
  LIABILITIES

    As part of our business, we will enter into agreements with sponsors, content providers, service providers and merchants under which we are entitled to receive a share of revenue from the purchase of goods and services by users of our Web sites. In addition, we will provide hosting and other services to online merchants. These types of arrangements may expose us to additional legal risks and uncertainties, including potential liabilities relating to the products and services offered by such third parties.

    Although we will maintain liability insurance, insurance may not cover these claims or may not be adequate. Even to the extent these types of claims do not result in material liability, investigating and defending claims is expensive and, if the number or severity of claims defended were significant, this could seriously harm our business and operations.

WE COULD FACE LIABILITY FROM LEGAL PROCEEDINGS OF XOOM.COM AND SNAP THAT COULD
  SERIOUSLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS

    Because Snap and Xoom.com are our wholly owned subsidiaries, claims made against Snap and Xoom.com will impact our financial condition and results of operations. Snap is currently litigating one matter and Xoom.com is litigating three matters. See "Business--Legal Proceedings." An unfavorable outcome in any of this litigation could seriously harm our business and results of operations and the market price of our Class A common stock.

IF OUR CAPITAL IS INSUFFICIENT TO PROMOTE OUR BUSINESS, AND IF WE CANNOT OBTAIN
  NEEDED FINANCING, WE WILL BE UNABLE TO PROMOTE OUR BRAND NAMES, EXPLOIT ACQUISITION OPPORTUNITIES AND OTHERWISE MAINTAIN OUR POSITION RELATIVE TO OUR COMPETITORS

    We believe we have sufficient capital resources to support our operations at least for the next 12 months. Nevertheless, we anticipate that we will need to raise funds to maintain and develop our position in the marketplace. It may be difficult or impossible for us to obtain financing on favorable terms, if at all. Neither GE nor its affiliates, including NBC, has made any commitment to provide financing to us. We cannot assure you that there will be a market for our securities at any time when we may seek to raise needed funds by equity financing. Raising funds by issuing equity securities or convertible debt securities will dilute the percentage ownership of our stockholders, subject to NBC's exercise of its preemptive rights, and we cannot assure you that an offering of securities would be completed successfully. Also, new securities we may issue could have rights senior to the rights of our common stock. If we cannot obtain needed financing, we could jeopardize our ability to complete the integration of our Web properties and otherwise meet our business plan and we will likely be unable to promote our brand names, take advantage of acquisition opportunities and otherwise maintain our position relative to that of our competitors, which could seriously harm our business and results of operations.

IF IMPORTANT STRATEGIC RELATIONSHIPS ARE DISCONTINUED FOR ANY REASON, THERE
  WOULD BE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION

    Although strategic relationships are a key factor in our overall business strategy, our strategic partners may not view their relationships with us as significant to their own business. There is a risk that parties with whom we will have strategic alliance agreements may not perform their obligations as agreed. We expect that our arrangements with strategic partners generally will not establish minimum performance requirements but instead rely on the voluntary efforts of our partners. In addition, we expect that most of our agreements with strategic partners will be terminable by either party with little notice. If important strategic relationships are discontinued for any reason, our business and results of operations may be harmed.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE AND OUR RELATIONSHIP WITH NBC

BECAUSE NBC HAS SIGNIFICANT INFLUENCE OVER OUR MANAGEMENT AND STRATEGY, THE
  ABILITY OF THE HOLDERS OF OUR CLASS A COMMON STOCK TO DETERMINE THE OUTCOME OF MATTERS WILL BE REDUCED

    After the offering, NBC and its affiliates will own approximately 43.9% of our outstanding common stock. If the convertible notes held by NBC are converted, this ownership interest could increase up to approximately 49.2%, although such conversion cannot occur until November 30, 2000. Even before the convertible notes are converted, however, CNET has agreed to vote its shares of Class A common stock in the same manner as NBC with respect to change in control transactions involving us, enabling NBC to determine the outcome of such vote. In addition, NBC and its affiliates have rights to maintain their percentage ownership in the event of dilutive issuances of stock by us. As a result, NBC may be able to exercise significant influence in the future over many matters requiring approval by our stockholders, including amending our certificate of incorporation and bylaws, the issuance of additional shares of our Class B common stock or the adoption of a stockholders rights plan.

    In addition, NBC and its affiliates have the right to elect six of the 13 members of our board of directors, and will retain that right so long as they own 20% of the outstanding shares of our common stock. Following conversion of the convertible notes, for so long as NBC and its affiliates own 35% or more of the outstanding shares of our common stock, NBC and its affiliates will have the right to elect seven of the 13 members of our board of directors. As long as the NBC directors do not constitute a majority of our board of directors, several significant corporate actions by us will require the approval of our directors appointed by NBC, including a change in control of us or our significant subsidiaries and significant sales of assets or securities. For as long as there are any Class B directors, those directors will have the exclusive ability to remove our chief executive officer and to appoint our chief financial officer and our general counsel. In addition, Robert C. Wright, the president and chief executive officer of NBC, serves as our chairman of the board. Many of these rights are embodied in our certificate of incorporation, and as a result any amendment will require a vote of our stockholders. See "Description of Capital Stock."

    Because of these rights, NBC has the ability to exert significant influence over our management and strategy. While our directors appointed by NBC are obligated by Delaware law to act in the best interests of NBCi and its stockholders, NBC's views concerning our management and strategy may be different from the views held by directors appointed by the holders of shares of our Class A common stock.

NBC WILL BE ABLE TO ENGAGE FREELY IN MANY ACTIVITIES THAT MAY BE COMPETITIVE
  WITH OUR BUSINESS

    Under our brand integration and license agreement with NBC, NBC is obligated not to co-brand the portal, community and e-commerce services of our competitors with specified NBC marks, and

NBC may not operate a general portal service, a broad-based community service or a broad-based e-commerce service other than through us. However, apart from the restrictions in the brand integration and license agreement, our certificate of incorporation provides that NBC has the right to engage in, and has no duty to refrain from engaging in, the same or similar activities or lines of business as we do, to do business with our potential or actual customers and suppliers and to employ any of our employees. In the event that NBC learns of a potential corporate opportunity to both NBC and us, NBC has no duty to communicate or present the opportunity to our management. NBC will have no liability to us or our stockholders for breach of any fiduciary duty which may be applicable to NBC as one of our major stockholders for acquiring or pursuing any corporate opportunity for itself, directing the opportunity to another person or company, or failing to communicate information about the opportunity to us.

    Moreover, our certificate of incorporation provides that persons who are directors or officers of us and also of NBC are deemed to have fully satisfied their fiduciary duties to us with respect to corporate opportunities of NBC and NBCi if they act consistently with the policy regarding corporate opportunities set forth in our certificate of incorporation. In particular, a corporate opportunity offered to any person who is a director, but not an officer, of us and who is also a director or officer of NBC belongs to us only if offered in writing to such person solely in his or her capacity as our director, and otherwise such corporate opportunity belongs to NBC.

    These provisions are effective for so long as NBC owns at least 20% of our common stock and at least one person who is one of our directors or officers is also a director or officer of NBC. In addition, amendment of these provisions of our certificate of incorporation in a manner adverse to NBC's interests requires the approval of holders of at least 80% of our outstanding common stock.

    Although as our principal stockholder NBC has a significant financial interest in our success, NBC also has the objective of maximizing value for its parent company, General Electric, and the stockholders of GE. There may be circumstances under which NBC's corporate objectives conflict with our operations or strategy, and, except as may otherwise be required by law, NBC has no obligation to act in a manner beneficial to us in the event of such a conflict. For example, NBC has entered into a distribution and marketing agreement with ValueVision International, Inc. with respect to its home shopping and transactional television service, and an affiliate of NBC is a principal shareholder of ValueVision. NBC is also the parent company of the CNBC cable channel and owns 90% of CNBC.com LLC. Moreover, NBC distributes its owned and licensed television programming and other content over a wide array of media in varied formats, including videostreaming and other methods of distribution of video content via the Internet, and there is no limitation on its ability to continue to do so or to develop new methods of distribution or delivery or forms of content independently from us. In addition, the value of NBC-IN.com will be dependent on our ability to negotiate content and distribution relationships with NBC's affiliated television stations, including the 13 stations owned and operated by NBC. Although NBC is obligated to comply with the terms of the brand integration and license agreement, we cannot assure you that NBC will not engage in activities which are competitive with or otherwise negatively affect our business. Any such action by NBC may seriously harm our business, operating results and financial condition.

NBC'S RELATIONSHIPS WITH OUR STRATEGIC PARTNERS WILL LIMIT OUR ABILITY TO ENTER
  INTO STRATEGIC RELATIONSHIPS AND TO PROVIDE NEWS, INCLUDING SPORTS AND BUSINESS NEWS, ON OUR WEB SITES

    Our relationships with our existing strategic partners and our future relationships with partners may limit our ability to enter into other strategic relationships or provide services that we might otherwise offer on our Web sites. For example, NBC has a relationship with Microsoft which limits in significant respects the ability of NBC and its affiliates to provide news, including sports and business news, on any Web site other than MSNBC.com. Consequently, our ability to develop and present news content on our sites is limited, and our efforts must be consistent with these restrictions. In addition, the ability of NBC and its affiliates to deliver business news video on an interactive basis via the Internet is restricted by the terms of NBC's joint ventures with Microsoft and Dow Jones. We may enter into similar or other non-competition arrangements with strategic partners that may limit our ability to engage in or provide some activities or services.

WE WILL BE SIGNIFICANTLY DEPENDENT UPON THE QUALITY OF THE NBC BRAND

    A deterioration in the quality or value of the NBC brand or the termination of the brand integration and license agreement may seriously harm our business, operating results and financial condition. Our licensed use of the NBC brand is a critical aspect of our efforts to retain, attract and expand our user and advertiser base, both through the advertising and promotion we will purchase on the NBC television network as well as the inclusion of the NBC brand on our Web sites. The television industry is characterized by a small number of participants with significant financial resources and substantial experience in a wide variety of media, and consequently is extremely competitive. The success of each television network is often dependent upon its ability to deliver programming that appeals to viewers. Television programming often requires substantial lead time to develop and produce, and seasonal network schedules are typically designed months before actually being aired. This limits a network's flexibility to alter programming to respond to changes in viewers' tastes. The relative ranking of television networks fluctuates continuously. Each network conducts its own research and obtains research from third parties in order to evaluate its appeal to a complex variety of demographic groups, and each network uses this information to promote its television programming and negotiate pricing with advertisers. While NBC has enjoyed significant success in broadcast and cable television and expects to continue to devote its efforts to continuing this success, we cannot be assured that NBC television programming will continue to appeal to viewers generally, or to the particular demographic groups which are valued by advertisers. Consequently, we cannot predict the extent to which use of the NBC brand will have a positive effect on our ability to attract users and advertisers. In addition, NBC may terminate the brand integration and license agreement if, among other reasons, its percentage ownership in us declines to 5% or less, or if there is a change in control of us.

THE SIGNIFICANT INFLUENCE OF NBC AND ANTI-TAKEOVER PROVISIONS IN OUR CHARTER
  DOCUMENTS COULD NEGATIVELY IMPACT OUR STOCKHOLDERS

    NBC has significant influence with respect to our management and strategy. As a result of NBC's influence, NBC is able to exercise effective control over significant corporate transactions which may delay or prevent a change in control. NBC and its affiliates have enhanced voting rights with respect to the approval of significant corporate acquisition transactions. In the event that a third party initiates a tender offer for our common stock or we agree to enter into any transaction which would result in a change of control, the limitations on NBC's ability to acquire additional shares in us, to solicit proxies in connection with an amendment to our certificate of incorporation or for the election of Class A Directors, or to propose to the holders of the Class A common stock a merger, business combination or similar transaction terminate. Moreover, NBC can terminate our use of the NBC trademarks and logos in the event of a change of control of us. Other provisions of our charter documents could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Any of these factors could impede or prevent transactions that would cause a change in control in us. This might discourage bids for our common stock at a premium over the market price of our common stock and adversely affect the trading price of our common stock.

MARKET AND INDUSTRY RISKS

ANY INCREASE IN COMPETITION IN THE E-COMMERCE MARKET COULD ADVERSELY AFFECT OUR
  ABILITY TO MAINTAIN OR IMPROVE OUR POSITION IN THE MARKET RELATIVE TO THAT OF OUR COMPETITORS

    We expect intense competition in the e-commerce market from an ever increasing number of companies selling goods and services over the Internet. These competitors include: traditional retailers, various mail-order retailers, Internet-focused retailers, manufacturers that sell directly over the Internet and many software companies. We expect new competitors to emerge.

    Increased competition from these and other sources could require us to respond by establishing pricing, marketing and other programs or seeking out additional strategic alliances or acquisitions that may be less favorable to us than we otherwise establish or obtain. Such outcomes could seriously harm our business, prospects, financial condition and results of operations.

MARKET CONSOLIDATION HAS CREATED AND CONTINUES TO CREATE COMPANIES THAT ARE
  LARGER AND HAVE GREATER RESOURCES THAN US

    In the recent past, there have been a number of significant acquisitions and strategic plans announced among and between our competitors, including:

    - America Online's acquisition of Netscape and its proposed merger with Time Warner, Inc.;

    - CMGI's acquisition of 83% of AltaVista;

    - Disney's acquisition of the remaining interest in Infoseek not already owned by Disney;

    - @Home Network's acquisition of Excite; and

    - Yahoo!'s acquisitions of GeoCities and Broadcast.com.

    The effects these completed and pending acquisitions and strategic plans have on us cannot be predicted with accuracy, but some of these competitors are aligned with companies that are larger or more well established than us. In addition, these competitors include television broadcasters with access to unique content and substantial marketing resources. As a result, these competitors may have access to greater financial, marketing and technical resources than us.

RECENT ALLIANCES HAVE RESULTED IN COMPETITORS OFFERING A BROADER VARIETY OF
  INTERNET RELATED SERVICES THROUGH MORE INTEGRATED WEB SITES AND THE USE OF PROMINENT SEARCH BUTTONS TO DIRECT TRAFFIC, WHICH MAY MAKE IT MORE DIFFICULT FOR INTERNET USERS TO FIND AND USE OUR PRODUCTS AND ONLINE PROPERTIES

    As discussed above, recent acquisitions and alliances will result in greater competition as more users of the Internet consolidate to fewer services that incorporate search and retrieval features. In addition, providers of software and other Internet products and services are incorporating search and retrieval features into their offerings. For example, Web browsers offered by Microsoft and by America Online's Netscape increasingly incorporate prominent search buttons that direct search traffic to competing services. These features could make it more difficult for Internet users to find and use our products and services.

    In the future, Netscape, Microsoft and other browser suppliers may also more tightly integrate products and services similar to ours into their browsers or their browsers' pre-set home pages. Microsoft recently announced that it will feature and promote Internet search services provided by Alta Vista and signed a long term partnership with LookSmart to provide directory services in the Microsoft Network and other Microsoft online properties. Such search services may be tightly integrated into future versions of the Microsoft operating system, the Internet Explorer browser, and other software applications, and Microsoft may promote such services within the Microsoft Network or through other

Microsoft affiliated end-user services such as WebTV Networks. Each of these situations creates a potential competitive advantage over us because Internet navigational offerings of competitors may be more conveniently accessed by users.

OUR SUCCESS WILL DEPEND UPON THE GROWTH IN THE USE OF THE INTERNET FOR
  E-COMMERCE TRANSACTIONS

    Our future success also depends on the continued growth in the use of the Internet and the Web for e-commerce transactions. Use of the Internet for retail transactions is a recent development, and the continued demand and growth of a market for services and products via the Internet is uncertain. The Internet may ultimately prove not to be a viable commercial marketplace for a number of reasons, including:

    - unwillingness of consumers to shift their purchasing from traditional retailers to online purchases;

    - lack of acceptable security for data and concern for privacy of personal information;

    - limitations on access and ease of use;

    - congestion leading to delayed or extended response times;

    - inadequate development of Web infrastructure to keep pace with increased levels of use; and

    - increased or excessive government regulation.

    Because of these factors, we do not know whether our business model will ultimately be viable and profitable. It is also possible that, in the future, some Internet access providers will act to block or limit the use of e-mail for direct e-commerce solicitations, whether at their own initiative or at the request of users. Our members may also choose not to receive our e-mail offerings or may fail to respond to such offerings. If these blocking or limiting programs become popular, there could be a negative effect upon the viability of e-commerce on the Web and on our business, results of operations and financial condition.

COMPETITION FOR QUALIFIED PERSONNEL IS INTENSE, AND THE LOSS OF KEY PERSONNEL
  AND OUR INABILITY TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS

    Our success depends to a significant degree upon the contributions of our executive management team, most of whom have not previously worked together, as well as our technical, marketing and sales personnel. Due to the integration of the operations of our businesses, our employees may have different job responsibilities and may be required to work with new people. Accordingly, we may experience loss of key management and other personnel due to the change in job responsibilities and work environment. Our employees may voluntarily terminate their employment with us at any time. Our success also depends upon our ability to attract and retain additional highly qualified management, technical, sales and marketing and customer support personnel. Locating personnel with the combination of skills and attributes required to carry out our strategy is often a lengthy process. In addition, competition for qualified employees is intense, specifically in the areas of Web site development, design and integration. The loss of key personnel, or the inability to attract and retain additional, qualified personnel, could have a material adverse effect on our results of operations.

THE YEAR 2000 PROBLEM COULD CAUSE OUR SOFTWARE PRODUCTS AND THOSE OF OUR
  SUPPLIERS TO MALFUNCTION, WHICH COULD PREVENT OR LIMIT ACCESS TO OUR ONLINE PROPERTIES AND COULD BE COSTLY TO REMEDY

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results. To date we have not experienced any significant Year 2000 issues in our internal technology systems or with the vendors of systems we believe to be critical to our business. In addition, we believe that it is unlikely we will experience any significant Year 2000 issues in the future.

    However, our applications operate in complex network environments and directly and indirectly interact with a number of other hardware and software systems. We cannot predict whether Year 2000 unknown errors or defects that affect the operation of software and systems that we use in operating our businesses will arise in the future. These errors or defects, should they occur, could harm our business.

REGULATORY AND LEGISLATIVE RISKS

IMPOSITION OF NEW TAXES OR FEES BY FEDERAL, STATE OR FOREIGN GOVERNMENTS ON
  INTERNET TRANSACTIONS OR ON THE USE OF THE INTERNET AS A MEANS OF COMMUNICATION COULD ADVERSELY AFFECT US

    Imposition of sales or other similar taxes on our sales of merchandise in states or countries where we ship goods could have a material adverse effect on our results of operations. Imposition of new taxes or fees by federal, state or foreign governments on Internet transactions or on the use of the Internet as a means of communication could also adversely affect us.

PRIVACY CONCERNS, GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD HAVE AN
  ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS

    Laws and regulations that apply directly to communications or commerce over the Internet are becoming more prevalent. The most recent session of the United States Congress resulted in Internet laws regarding privacy and the protection of children, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations and other countries may do so in the future. In addition, new laws may be adopted in the United States and in other countries covering issues such as music licensing, broadcast licensing fees and the characteristics and quality of Internet services. Laws regulating the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws that govern intellectual property, privacy, libel and taxation apply to the Internet. The development of laws governing these areas, or the application to the Internet of existing laws not designed for the Internet, may decrease the growth in the use of the Internet. In addition, the growth and development of the e-commerce market may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

    The Federal Communications Commission is currently reviewing its regulatory positions on data transmissions over telecommunications networks and could seek to impose some form of telecommunications carrier regulation on telecommunications functions of information services. State public utility commissions generally have declined to regulate information services, although the public service commissions of some states continue to review potential regulation of such services. Future regulation or regulatory changes could have an adverse effect on our business and results of operations.

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
OFFERING RISKS

OUR STOCK PRICE MAY BE VOLATILE BASED ON A NUMBER OF FACTORS, SOME OF WHICH ARE
  NOT IN OUR CONTROL

    The trading price of our Class A common stock has been highly volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, many of which are out of our control, including:

    - actual or anticipated variations in quarterly operating results;

    - announcements of technological innovations;

    - new products or services offered by us or our competitors;

    - changes in financial estimates by securities analysts;

    - conditions or trends in the Internet industry and the portal and community services segment in particular;

    - our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel; and

    - sales of common stock by us or our stockholders, which could occur at any time after the closing of the transaction.

    In addition, The Nasdaq National Market, where most publicly held Internet companies are traded, has recently experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The trading prices of many Internet companies continue to trade at multiples of earnings or revenues which are substantially above historic levels. These trading prices and multiples may not be sustainable. These broad market and industry factors may materially adversely affect the market price of our Class A common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

SALES OF SUBSTANTIAL AMOUNTS OF OUR CLASS A COMMON STOCK IN THE OPEN MARKET
  COULD DEPRESS OUR STOCK PRICE

    Sales of a substantial number of shares of Class A common stock in the public market following this offering could cause the market price of our Class A common stock to decline. See "Shares Eligible for Future Sale" for a description of the eligibility of shares of our Class A common stock for future sale.

OUR MANAGEMENT CAN SPEND MOST OF THE PROCEEDS FROM THIS OFFERING IN WAYS THAT DO
  NOT INCREASE OUR RESULTS OF OPERATIONS OR MARKET SHARE

    Our management can spend most of the proceeds from this offering in ways which may not increase our results of operations or market share. In connection with your decision to purchase the shares of our Class A common stock, you will not have the opportunity to consider the uses to which the proceeds will be put. We cannot predict that the proceeds will be invested to yield a favorable return. See "Use of Proceeds."

AS A NEW INVESTOR, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

    Investors purchasing shares of common stock in the offering will incur immediate and substantial dilution in net tangible book value per share of the common stock from the assumed offering price of

$75.75 per share, based on the last reported sales price of our Class A common stock on January 12, 2000. To the extent outstanding options or warrants to purchase common stock are exercised, there will be further dilution. See "Dilution."

THE TRACES TRANSACTION COULD CAUSE OUR STOCK PRICE TO DECLINE

    The price of the shares of Class A common stock could become more volatile and could be depressed by investors in anticipation of the potential distribution into the market of additional shares of Class A common stock as a result of the delivery of shares of Class A common stock by the NBCi Automatic Common Exchange Securing Trust, by possible sales of shares of Class A common stock who view the TRACES as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving the TRACES and the Class A common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

    - plans for and ability to hire additional personnel;

    - business strategy;

    - expectations for future expansion both in the U.S. and internationally;

    - anticipated growth in revenue from our various service offerings;

    - uncertainty regarding our future operating results;

    - anticipated sources of funds, including the proceeds from this offering, to fund our operations for the 12 months following the date of this prospectus; and

    - plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

    All statements, other than statements of historical facts included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "will", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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
                                USE OF PROCEEDS

    We estimate that we will receive net proceeds of $261,663,125 from the sale of the 3,650,000 shares of Class A common stock in this offering, assuming a public offering price of $75.75 per share and after deducting the estimated underwriting discount and offering expenses. We will not receive any proceeds from the sale of the shares that the selling stockholders are selling.

    We expect to use the net proceeds to expand our corporate infrastructure and for general corporate purposes, including working capital and capital expenditures. While we cannot predict with certainty how the proceeds of this offering will be used, we currently intend to use them as follows:

    - to develop new e-commerce channels;

    - to expand our operations internationally;

    - to build and enhance the value of our online brands;

    - for potential acquisitions and minority investments; and

    - for general corporate purposes, including capital expenditures and working capital.

    We expect to use a portion of the net proceeds to acquire or invest in complementary businesses or obtain the right to use complementary technologies. However, we have no current commitments or agreements with respect to any of these types of investments. Pending these uses, the net proceeds of this offering will be invested in short-term, investment-grade interest-bearing investments or accounts.

    The amounts we actually spend for the above purposes may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described under "Risk Factors." Therefore, we will have broad discretion in the way we use the net proceeds. See "Risk Factors--Our management may invest or spend the proceeds of this offering in ways that do not increase our results of operations or market share" for more information.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on shares of our common stock. We intend to retain any future earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future.

                      PRICE RANGE OF CLASS A COMMON STOCK

    Our Class A common stock has been traded on the Nasdaq National Market and on the European Association of Securities Dealers Automated Quotation System under the symbol "NBCI" since November 30, 1999. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported by the Nasdaq National Market:

                                                                               HIGH        LOW
                                                                             ---------  ---------
Fourth Quarter (from November 30, 1999)....................................  $   95.00  $   59.00

                                                                               HIGH        LOW
                                                                             ---------  ---------
First Quarter (through January 12, 2000)...................................  $   84.50  $   70.94

    On January 12, 2000, the last reported sale price for our Class A common stock on the Nasdaq National Market was $75.75 per share. As of January 12, 2000, we estimated that there were approximately 358 holders of record and over 22,100 beneficial owners of the Class A common stock.

                                 CAPITALIZATION

    The following table sets forth our:

    - pro forma capitalization at September 30, 1999; and

    - pro forma adjusted capitalization, which gives effect to the sale in this
      offering of             shares of Class A common stock at a public
      offering price of $75.75 per share and after deducting the estimated underwriting discount and estimated offering expenses.

                                                                                           SEPTEMBER 30, 1999
                                                                                       ---------------------------
                                                                                                     PRO FORMA AS
                                                                                        PRO FORMA      ADJUSTED
                                                                                       ------------  -------------
                                                                                       (IN THOUSANDS, EXCEPT SHARE
                                                                                                  DATA)
Long-term obligations, less current portion and amounts due to related parties.......  $      2,836   $     2,836
Convertible notes payable due to NBC and its affiliates, less current portion........       370,000       370,000
Stockholders' equity:
  Preferred stock, $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding:
  Class A common stock, $.0001 par value; 100,000,000 shares authorized, shares
    issued and outstanding:..........................................................       914,156     1,175,819
    Pro forma: 26,746,708 shares
    Pro forma As adjusted: 30,396,708 shares
  Class B common stock, $.0001 par value, 100,000,000 shares authorized; shares
    issued and outstanding:..........................................................     1,158,336     1,158,336
    Pro forma: 24,550,708 shares
    Pro forma as adjusted: 24,550,708
  Note receivable from stockholders..................................................          (995)         (995)
  Deferred compensation..............................................................          (409)         (409)
  Accumulated deficit................................................................       (32,980)      (32,980)
                                                                                       ------------   -----------
    Total stockholders' equity.......................................................     2,038,108     2,299,971
                                                                                       ------------   -----------
    Total capitalization.............................................................  $  2,410,944   $ 2,672,807
                                                                                       ============   ===========

    This table excludes the following shares:

    - 6,548,329 shares of Class A common stock issuable upon exercise of stock options outstanding as of September 30, 1999 at a weighted average exercise price of $21.53 per share granted under our 1999 stock incentive plan;

    - 3,105,702 shares of Class A common stock issuable upon exercise of options granted subsequent to September 30, 1999 with a weighted average exercise price of $61.39 per share;

    - 924,526 shares issued upon exercise of stock options and 1,811 shares issued to directors and consultants subsequent to September 30, 1999;

    - 4,437,038 shares of Class A common stock reserved for future issuance subsequent to September 30, 1999 under our 1999 stock incentive plan and our 1999 employee stock purchase plan;

    - 5,809,388 shares of Class B common stock issuable upon conversion of two subordinated zero coupon convertible notes subsequent to September 30, 1999 held by affiliates of NBC;

    - 244,004 shares of Class A common stock issuable upon the exercise of a warrant held by ValueVision International, Inc. at an exercise price of $40.893 per share; or

    - 24,550,708 shares of Class B common stock convertible into 24,550,708 shares of Class A common stock subsequent to September 30, 1999 at the discretion of NBC and its affiliates.

                                    DILUTION

    Our pro forma net tangible book value as of September 30, 1999 was approximately $288.2 million, or $10.78 per share of Class A common stock. Pro forma net tangible book value per share represents the amount of tangible assets less total liabilities, divided by the total number of shares of Class A common stock outstanding.

    Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of Class A common stock in this offering and the adjusted pro forma net tangible book value per share of our Class A common stock immediately after the offering. After giving effect to our sale of 3,650,000 shares of Class A common stock in this offering, at an assumed public offering price of $75.75 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, our adjusted pro forma net tangible book value as of September 30, 1999 would have been approximately $549.9 million, or $18.09 per share. This represents an immediate increase in adjusted pro forma net tangible book value of $7.31 per share to existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value of $57.66 per share to purchasers of Class A common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share....................             $   75.75
Pro forma net tangible book value per share as of
  September 30, 1999.......................................  $   10.78
Increase in net tangible book value attributable to new
  investors................................................       7.31
                                                             ---------
As adjusted pro forma net tangible book value per share
  after the offering.......................................                 18.09
                                                                        ---------
Dilution per share to new investors........................             $   57.66
                                                                        =========

    The following table sets forth, on a pro forma basis, as of September 30, 1999:

    - the number of shares of Class A common stock purchased from us;

    - the total consideration paid to us for Class A common stock;

    - the average price per share paid by existing Class A common stockholders;

    - the price per share paid by existing Class A common stockholders; and

    - the price per share paid by new investors, based on an assumed public offering price of $75.75 per share before deducting the estimated underwriting discounts and offering expenses payable by us.

                                                  SHARES PURCHASED          TOTAL CONSIDERATION
                                              ------------------------  ---------------------------  AVERAGE PRICE
                                                 NUMBER       PERCENT        AMOUNT        PERCENT     PER SHARE
                                              -------------  ---------  ----------------  ---------  -------------
Existing Class A common stockholders........     26,746,708      87.99% $    817,357,372         75%   $   30.56
New investors...............................      3,650,000      12.01% $    276,487,500         25%   $   75.75
                                              -------------  ---------  ----------------  ---------
  Total.....................................     30,396,708     100.00% $  1,093,844,872     100.00%

    If the underwriters' over-allotment option is exercised in full, the number of shares held by new investors will increase to 4,040,000, or 13% of the total shares of Class A common stock outstanding after this offering.

    The information in the above table does not include the following:

    - 6,548,329 shares of Class A common stock issuable upon exercise of options outstanding at September 30, 1999, with a weighted average exercise price of $21.53 per share;

    - 3,105,702 shares of Class A common stock issuable upon exercise of options granted subsequent to September 30, 1999 with a weighted average exercise price of $61.39 per share;

    - 924,526 shares issued upon exercise of stock options and 1,811 shares issued to directors and consultants subsequent to September 30, 1999;

    - 4,437,038 shares of Class A common stock reserved for future issuance subsequent to September 30, 1999 under our 1999 stock incentive plan and our 1999 employee stock purchase plan;

    - 5,809,388 shares of Class B common stock issuable upon conversion of two subordinated zero coupon convertible notes subsequent to September 30, 1999 held by affiliates of NBC;

    - 244,004 shares of Class A common stock issuable upon the exercise of a warrant held by ValueVision International, Inc. at an exercise price of $40.893 per share; or

    - 24,550,708 shares of Class B common stock convertible into 24,550,708 shares of Class A common stock subsequent to September 30, 1999 at the discretion of NBC and its affiliates.

    To the extent these options and warrants are exercised, there will be further dilution to the new investors.

                                      NBCI
         UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited selected pro forma condensed combined financial information for NBCi gives effect to the transactions among Xoom.com, NBC and the NBC Multimedia Division (which consists of NBC.com, NBC-IN.com and VideoSeeker), CNET and Snap. The following unaudited pro forma condensed combined financial statements reflect the combination of the following:

    - Xoom.com pro forma (represents pro forma combination of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., PageCount, Inc., MightyMail Networks Inc., Paralogic Software Corporation and LiquidMarket, Inc.);

    - NBC.com;

    - NBC-IN.com;

    - VideoSeeker;

    - CNET's ownership interest in Snap;

    - NBC's ownership interest in Snap; and

    - 10% equity interest in CNBC.com LLC.

    The total purchase costs of the transactions have been calculated with Xoom.com treated as the accounting acquiror and give effect to the purchase of the NBC Multimedia Division and to NBCi's acquisition of CNET's and NBC's ownership interests in Snap. The historical financial information has been derived from the respective historical and/or pro forma financial statements of Xoom.com, Snap, and the NBC Multimedia Division, and should be read in conjunction with those financial statements and the related notes contained in this prospectus.

    The unaudited pro forma condensed combined balance sheet as of September 30, 1999 has been prepared assuming the transactions took place as of that date and includes the allocation of the total purchase consideration to the fair values of the assets and liabilities of Snap and the NBC Multimedia Division, based on a preliminary valuation.

    The unaudited pro forma condensed combined statements of operations combine the Xoom.com pro forma historical statements of operations and the historical statements of operations of Snap and the NBC Multimedia Division for the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999 and give effect to the transactions, including the amortization of goodwill and other intangible assets, as if they had occurred at the beginning of each period presented.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies and should not be construed as representative of these amounts for any future dates or periods.

    As set forth in the pro forma condensed combined statements of operations, NBCi experienced net losses for the nine months ended September 30, 1998 and 1999 and the year ended December 31, 1998. We believe that we have the financial resources needed to meet the presently anticipated business requirements of NBCi, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders. We may not be able to raise any such capital on terms acceptable to us or at all.

    The following table presents unaudited pro forma condensed combined statements of operations data for the periods indicated.

                                                               YEAR ENDED          NINE MONTHS ENDED
                                                              ------------   -----------------------------
                                                              DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998           1998            1999
                                                              ------------   -------------   -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Pro Forma Condensed Combined Statement of Operations Data:
Advertising revenue.........................................   $  21,958       $  12,000       $  45,308
E-commerce revenue..........................................       6,174           3,912          10,376
                                                               ---------       ---------       ---------
  Total net revenue.........................................      28,132          15,912          55,684

Cost of advertising revenue.................................      13,148           9,389          11,647
Cost of e-commerce revenue..................................       3,584           2,000           7,462
                                                               ---------       ---------       ---------
  Cost of net revenue.......................................      16,732          11,389          19,109
                                                               ---------       ---------       ---------

Gross profit................................................      11,400           4,523          36,575

Operating expenses:
  Operating and development.................................      11,540           7,701          15,981
  Sales and marketing.......................................      19,631          10,652          35,978
  General and administrative................................      14,538           9,614          19,625
  Purchased in-process research and development.............         790             790           2,603
  Amortization of deferred compensation.....................       1,765           1,248           6,648
  Amortization of intangible assets.........................     271,281         203,457         204,245
  Promotion and advertising provided by NBC.................      14,060           3,484          32,950
                                                               ---------       ---------       ---------
Total operating expenses....................................     333,605         236,946         318,030
                                                               ---------       ---------       ---------
Loss from operations........................................    (322,205)       (232,423)       (281,455)

Other income (expense):
  Interest and other income.................................      16,985          13,065          19,218
  Interest and other expense................................     (15,218)        (11,218)        (12,417)

  Interest expense related to warrant.......................      (1,494)             --              --
                                                               ---------       ---------       ---------

Net loss....................................................   $(321,932)      $(230,576)      $(274,654)
                                                               =========       =========       =========

Net loss per share--basic and diluted.......................   $   (7.74)      $   (5.64)      $   (5.77)
                                                               =========       =========       =========

Number of shares used in per share calcuation--basic and
  diluted...................................................      41,595          40,888          47,616
                                                               =========       =========       =========

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)

Pro Forma Condensed Combined Balance Sheet Data:

Cash, cash equivalents and short-term investments.            $    156,167
Notes receivable from NBC and it's affiliates, current and
  non-current ($78,288 current).............................      340,000
Working capital.............................................      198,773
Total assets................................................    2,464,258
Long-term obligations, less current portion.................        2,836
Amounts due to NBC and its affiliates, current and
  non-current ($101 current)................................      370,101
Amounts due to CNET (current)...............................        1,788
Total stockholders' equity..................................    2,038,108

          NBC INTERNET, INC.'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            PRO FORMA FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    We are an integrated media company that combines portal, community and e-commerce services designed to deliver a comprehensive, next-generation online experience to a global audience. We were organized in May 1999. As a result of transactions that occurred on November 29 and 30 of 1999, Xoom.com and Snap became our wholly owned subsidiaries, and we became the owners of the businesses related to NBC.com, NBC-IN.com and VideoSeeker.com and a 10% ownership interest in CNBC.com, LLC. On November 29, 1999 the transactions contemplated by the merger agreement were consummated. Under the merger agreement, (1) Xenon 3, our wholly-owned subsidiary, was merged with and into Xoom.com and (2) CNET exchanged its ownership interest in Snap, all in exchange for shares of our Class A common stock. On November 30, 1999 the transactions contemplated by the contribution agreement were consummated. Under the contribution agreement,
(1) Neon Media Corporation, the owner of the businesses related to NBC.com, NBC-IN.com and a 10% ownership interest in CNBC.com, was merged with and into us in exchange for shares of our Class B common stock issued to NBC Multimedia;
(2) NBC Multimedia received shares of our Class B common stock in exchange for its ownership interests in Snap; (3) NBC Multimedia transferred the business related to VideoSeeker.com to us in exchange for our $39,477,953 subordinated zero coupon convertible note due 2006; and (4) GE Investments Subsidiary purchased our $447,416,805 subordinated zero coupon convertible note due 2006 in exchange for an assignment of a $340 million note issued by NBC. The total purchase costs of the transactions have been calculated with Xoom.com treated as the accounting acquiror and give effect to the purchase of the Internet properties contributed by NBC and to NBCi's acquisition of CNET's and NBC's ownership interests in Snap.

    We have not achieved profitability on a quarterly or annual basis to date, and anticipate that we will incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount and rates of growth in our net revenue from advertising and e-commerce. We expect our operating expenses to increase significantly, especially in the areas of sales and marketing and brand promotion. As a result, we will need to increase our quarterly net revenue to achieve profitability. We believe that pro-forma period-to-period comparisons of our operating results are not meaningful and that you should not rely upon the results for any period as an indication of future performance. Our business, results of operations and financial condition will be materially and adversely affected if:

    - net revenue does not grow at anticipated rates;

    - increases in operating expenses are not offset by commensurate increases in net revenue; or

    - we are unable to adjust operating expense levels as a result of lower net revenues.

    Our operating losses might increase in the future, and we cannot guarantee that we will ever achieve or sustain profitability.

    We intend to continue making acquisitions to increase online reach and membership and to seek additional strategic alliances with content and distribution partners, including alliances that create co-branded sites through which we market our services. Acquisitions carry numerous risks and uncertainties, including:

    - difficulties in integrating operations, personnel, technologies, products and the information systems of the acquired companies;

    - diversion of management's attention from other business concerns;

    - risks of entering geographic and business markets in which we have little or no prior experience; and

    - potential loss of key employees of acquired entities.

    We cannot guarantee that we will be able to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future. A failure to integrate acquired entities or assets successfully could seriously harm our business, results of operations and financial condition. In addition, we cannot guarantee that we will be successful in identifying and closing transactions with potential acquisition candidates.

RECENT EVENTS

    VALUEVISION INTERNATIONAL, INC. On September 13, 1999, Xoom.com and Snap entered into a strategic alliance with ValueVision International, Inc. whereby the parties entered into re-branding and electronic commerce agreements, including television home shopping, Internet shopping and direct e-commerce initiatives. Under the terms of the agreements, Snap granted ValueVision a ten-year, exclusive license to use Snap's "SnapTV" trademark for the purpose of operating a television home shopping service and a Web site at www.snaptv.com in exchange for a royalty of 2.0% of gross revenues received from Internet users in connection with commerce opportunities on the SnapTV Web site. Xoom.com will become the exclusive direct e-commerce partner for SnapTV and direct online shopping offers will include Xoom.com products and services, as well as SnapTV merchandise. ValueVision and Xoom.com will share revenues from all such initiatives. In addition, Snap has the exclusive right to sell all Internet advertising on SnapTV.com and will retain 50.0% of the revenues generated from such advertising. As part of the agreements, ValueVision and Xoom.com entered into a warrant purchase agreement whereby Xoom.com agreed to purchase a warrant for 404,760 shares of ValueVision common stock at an exercise price of $24.706, and ValueVision agreed to purchase a warrant for 244,004 shares of Xoom.com common stock at an exercise price of $40.893 per share. The warrants may be exercised at any time after the closing of the contribution agreement through September 12, 2004. These rights and obligations of Xoom.com and Snap were assigned to and assumed by us on November 30, 1999.

    TELOCITY, INC. On December 13, 1999, we entered into a 15 year operating agreement with Telocity, Inc. to bring "plug and play" broadband Internet services to home residences. We will develop with Telocity a co-branded nationwide service to offer users high-speed Internet access and multimedia content and services. We entered into the agreement as a joint venture with NBC, GE Equity, and ValueVision, in which the companies collectively agreed to make a $70.5 million investment in Telocity in return for an aggregate ownership stake of 19.5%. We received an ownership stake in Telocity of approximately 6.8% and a seat on Telocity's board. We made a $28.0 million investment in Telocity consisting of $10.0 million in cash and $18.0 million in online promotions. NBCi and Telocity will share revenues from the co-branded initiatives. We also received a warrant to purchase 1,039,122 shares of Telocity Series C preferred stock at an exercise price of $5.24 per share. The warrant has a term of five years.

    CLEAR CHANNEL BROADCASTING, INC. On June 30, 1999 we entered into a two year agreement with Clear Channel Broadcasting, Inc. a globally diversified media and outdoor advertising company, which operates, or is affiliated with over 500 radio stations worldwide. The agreement provides that Xoom.com will be the exclusive provider of free Web site space, chat rooms and Web e-mail on the Web sites associated with 474 of the over 500 radio stations affiliated with Clear Channel and that Snap will be the premier provider of search and directory services on such Clear Channel Web sites. Xoom.com also has the exclusive right to send direct advertising and marketing to members associated with the services provided by Xoom.com on the Clear Channel Web sites. We have agreed to purchase at least $3.5 million per year of advertising on the Clear Channel radio network and billboards and paid Clear Channel a sponsorship fee. In addition we share advertising revenue with Clear Channel, the amount of which is dependent upon the type of service involved.

RESULTS OF OPERATIONS

    The following table presents pro forma condensed combined statement of operations data of NBCi for the periods indicated as a percentage of total net revenue.

                                                            NINE MONTHS ENDED
                                                     -------------------------------
                                                     SEPTEMBER 30,    SEPTEMBER 30,
                                                          1998             1999
                                                     --------------   --------------
Advertising revenue................................         75.4%            81.4%
E-commerce revenue.................................         24.6             18.6
                                                       ---------        ---------
    Total net revenue..............................        100.0            100.0

Cost of advertising revenue........................         59.0             20.9
Cost of e-commerce revenue.........................         12.6             13.4
                                                       ---------        ---------
    Cost of net revenue............................         71.6             34.3
                                                       ---------        ---------
Gross profit.......................................         28.4             65.7

Operating expenses:
  Operating and development........................         48.4             28.7
  Sales and marketing..............................         67.0             64.6
  General and administrative.......................         60.4             35.2
  Purchased in-process research and development....          5.0              4.7
  Amortization of deferred compensation............          7.8             11.9
  Amortization of intangible assets................      1,278.6            366.8
  Promotion and advertising provided by NBC........         21.9             59.2
                                                       ---------        ---------
Total operating expenses...........................      1,489.1            571.1
                                                       ---------        ---------
Loss from operations...............................     (1,460.7)          (505.4)

Other income (expense):
  Interest income..................................         82.1             34.5
  Interest expense.................................        (70.5)           (22.3)
                                                       ---------        ---------
Net loss...........................................     (1,449.1)%         (493.2)%
                                                       =========        =========

    NET REVENUE. Total pro forma net revenue for the nine months ended September 30, 1999 was $55.7 million, an increase of $39.8 million over pro forma net revenue of $15.9 million in the same period ended September 30, 1998. This increase was primarily due to the following factors: (A) an increase in traffic directed to our Web sites, which resulted in increased attractiveness to advertisers and strategic partnership growth; (B) an increase in the number and frequency of e-mail offerings and broader product offerings which resulted in an increase in product sales through e-commerce; (C) an increase in license fee revenue from additional content and service providers; and (D) an increase in equity instruments received for placement of their content or services on our Web sites.

    ADVERTISING REVENUE. Pro forma advertising revenue increased to $45.3 million in the nine months ended September 30, 1999 from $12.0 million in the nine months ended September 30, 1998. The increase in pro forma advertising revenue is primarily a result of an increase in membership, increased site traffic, and the expansion of our advertising sales force. The increase in traffic can primarily be attributed to the promotion on NBC's television network and to co-branding agreements with our Web sites, as well as other distribution partnerships.

    The percentage of total pro forma net revenue attributable to advertising revenue increased to 81.4% in the nine months ended September 30, 1999 from 75.4% in the same period ended September 30, 1998. This increase was primarily due to the increase in our membership base, increased site traffic, and the expansion of our advertising sales force, which resulted in a higher volume of advertising customers.

    E-COMMERCE REVENUE. Pro forma e-commerce revenue consists of on-line product sales (inclusive of shipping and handling fees), license fee revenue as well as fees paid to us for co-branded e-mail-based product offers and for lead generation fees. Pro forma e-commerce revenue increased to $10.4 million in the nine months ended September 30, 1999 from $3.9 million in the nine months ended September 30, 1998. The increase in pro forma e-commerce revenue was primarily due to the expansion of our membership base combined with an increase in the number and frequency of e-mail offerings, which resulted in an increase in product sales, as well as an expansion of the breadth of products offered.

    The percentage of total pro forma net revenue attributable to pro forma e-commerce revenue decreased to 18.6% in the nine months ended September 30, 1999 from 24.6% in the same period ended September 30, 1998. This decrease was due to the fact that pro forma advertising revenue grew at a more rapid rate than pro forma e-commerce revenue in the nine months ended September 30, 1999 as compared to the nine months ended September 30, 1998.

    COST OF NET REVENUE. Pro forma cost of net revenue increased to $19.1 million in the nine months ended September 30, 1999 from $11.4 million in the nine months ended September 30, 1998, as a result of the increase in pro forma net revenue. As a percentage of pro forma net revenue, pro forma cost of net revenue decreased to 34.3% of pro forma net revenue in the nine months ended September 30, 1999 from 71.6% of pro forma net revenue in the same period ended September 30, 1998 due to net revenues growing at a higher rate than cost of net revenues.

    COST OF ADVERTISING REVENUE. Pro forma cost of advertising revenue consists of costs incurred to create and produce the content of our Web sites as well as the technical hosting and bandwidth charges associated with transmitting such content over the Internet. Pro forma cost of advertising revenue increased to $11.6 million in the nine months ended September 30, 1999 from $9.4 million in the same period ended September 30, 1998. This increase was primarily a result of an increase in content license fees, costs incurred to produce VideoSeeker.com and an increase in demand for advertising on co-branded sites.

    As a percentage of pro forma net revenue, pro forma cost of advertising revenue decreased to 20.9% of pro forma net revenue in the nine months ended September 30, 1999 from 59.0% of pro forma net revenue in the same period ended September 30, 1998 due to net revenues growing at a higher rate than costs of advertising revenues.

    COST OF E-COMMERCE REVENUE. Pro forma cost of e-commerce revenue consists primarily of the costs of merchandise sold to customers, credit card commissions, product fulfillment and outbound shipping and handling costs. Pro forma cost of e-commerce was $7.5 million for the nine months ended
September 30, 1999 and it was $2.0 million for the same period ended
September 30, 1998. The increase was primarily attributable to the growth in e-commerce sales and the mix of products sold.

    As a percentage of pro forma net revenue, pro forma cost of e-commerce revenue increased to 13.4% of pro forma net revenue in the nine months ended September 30, 1999 from 12.6% of pro forma net revenue in the same period ended September 30, 1998. This increase was primarily attributable to the fact that in 1999, we broadened our product offerings. Our new product offerings included items with higher costs than in the prior period.

    OPERATING AND DEVELOPMENT EXPENSES. Pro forma operating and development expenses consist primarily of payroll and related expenses for development and network operations personnel and consultants, costs related to modifications, enhancements and new development operations to enhance our Web sites. Pro forma operating and development expenses increased to $16.0 million in the nine months ended September 30, 1999 from $7.7 million in the same period ended September 30, 1998. The increase is primarily due to higher payroll and related expenses caused by additional headcount. We believe operating and development expenses will increase significantly in the future as management initiates new product features and makes significant investments in its Web sites to remain competitive.

    Pro forma operating and development expenses decreased as a percentage of pro forma net revenue to 28.7% in the nine months ended September 30, 1999 from 48.4% in the same period ended September 30, 1998. This decrease was due to net revenues growing at a higher rate than spending for operations and development.

    SALES AND MARKETING EXPENSES. Pro forma sales and marketing expenses consist of payroll and related expenses for personnel engaged in sales, marketing and customer support, as well as advertising, promotional and traffic distribution expenditures. Pro forma sales and marketing increased to $36.0 million in the nine months ended September 30, 1999 from $10.7 million in the same period ended September 30, 1998. This increase was due to increased personnel and related expenses required to implement our sales and marketing strategy, an increase in distribution costs, as well as increased public relations and other promotional and advertising expenses. We believe sales and marketing expenses will increase significantly in future periods as additional personnel are hired and as a result of increased branding, marketing and promotional spending.

    Pro forma sales and marketing expenses decreased as a percentage of pro forma net revenue to 64.6% in the nine months ended September 30, 1999 from 67.0% in the same period ended September 30, 1998. This decrease was due to net revenues growing at a higher rate than spending for sales and marketing.

    GENERAL AND ADMINISTRATIVE EXPENSES. Pro forma general and administrative expenses consist primarily of payroll and related expenses for general corporate functions, including finance, legal, accounting, business development, human resources, investor relations and administration, as well as outside legal and accounting fees, director fees and insurance and facilities-related expenses. Pro forma general and administrative expenses increased to $19.6 million in the nine months ended September 30, 1999 from $9.6 million in the same period ended September 30, 1998. This increase was primarily due to increases in the number of general and administrative personnel, as well as increases in professional services and facilities-related expenses to support the growth of our operations. We believe general and administrative expenses will increase significantly in future periods as a result of staff expansion and increased operational costs associated with the growth of our business.

    Pro forma general and administrative expenses decreased as a percentage of pro forma net revenue to 35.2% in the nine months ended September 30, 1999 from 60.4% in the same period ended September 30, 1998. This decrease was due to net revenues growing at a higher rate than spending for general and administrative.

    PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT. For the nine months ended September 30, 1999 we recognized pro forma cost of purchased in-process research and development of $2.6 million in connection with the acquisitions of MightyMail Networks, Inc. and Paralogic Software Corporation, and for the same period ended September 30, 1998 we recognized $790,000 in connection with the acquisition of Paralogic Corporation, the purchase of certain assets of Revolutionary Software, Inc. and the acquisition of substantially all of the assets of Pagecount, Inc.

    ACQUISITIONS DURING THE NINE MONTHS ENDED SEPTEMBER 30, 1999

    MIGHTYMAIL NETWORKS, INC. On May 3, 1999, we acquired 100% of the outstanding shares of MightyMail Networks, Inc., a developer of an enhanced e-mail product that enables customization of e-mail according to user preferences. The purchase consideration consisted of 268,761 shares of Xoom.com's common stock with an estimated fair value of $71.10 per share, the assumption of options to acquire 9,061 shares of common stock at a price per share of $70.47 and the assumption of options to acquire 12,121 shares of common stock at a price per share of $55.91 and acquisition costs of approximately $300,000. In addition, 67,186 shares of Xoom.com's common stock were placed into an escrow account. In connection with the MightyMail Networks acquisition, we recorded a $1.1 million charge to purchased in-process research and development.

    PARALOGIC SOFTWARE CORPORATION. On June 16, 1999, we acquired 100% of the outstanding shares of Paralogic Software Corporation, a provider of Java based community products and services, such as customizable chat rooms, discussion boards, guestbooks and event calendars. The purchase consideration consisted of 654,018 shares of common stock at $47.13 per share, the assumption of options to acquire 82,733 shares of common stock at a price per share of $46.67 and the assumption of options to acquire 12,001 shares of common stock at a price per share of $33.05 and acquisition costs of approximately $315,000. In connection with the Paralogic Software Corporation acquisition, we recorded a $1.5 million charge to purchased in-process research and development.

    ACQUISITIONS DURING THE NINE MONTHS ENDED SEPTEMBER 30, 1998

    PARALOGIC CORPORATION. On March 10, 1998, we acquired 100% of the outstanding shares of Paralogic Corporation. Paralogic Corporation provides free communication between members via a chat Web site network. The purchase consideration was $3.0 million consisting of 682,410 shares of common stock with an estimated fair value of $2.31 per share, $1.4 million of debt and $62,000 of acquisition costs. Contingent consideration consisted of an additional $860,000, included in debt above, which was to be paid if certain performance criteria were met. In connection with the Paralogic Corporation acquisition, we recorded a $330,000 charge to purchased in-process research and development.

    REVOLUTIONARY SOFTWARE, INC. On June 11, 1998, we purchased specific technology of Revolutionary Software, Inc. Revolutionary Software is the developer of the Sitemail technology and had licensed Sitemail to Global Bridges Technology, Inc. who was also acquired by us on June 11, 1998. The purchase consideration for Revolutionary Software was $701,000, consisting of 128,052 shares of common stock with an estimated fair value of $3.33 per share, $12,000 of cash and a note payable of $263,000 with fixed payment terms. Revolutionary Software may earn up to an additional 34,608 shares of common stock upon the completion of specific performance targets. In connection with the acquisition of specific technology of Revolutionary Software, Inc., we recorded a $330,000 charge to purchased in-process research and development.

    PAGECOUNT, INC. On July 24, 1998, we acquired substantially all of the assets of Pagecount, Inc. The consideration was $1.5 million, consisting of $200,000 of cash, a note payable of $1.2 million with fixed payment terms and acquisition costs of approximately $60,000. In connection with the acquisition, we recorded a $130,000 charge to purchased in-process research and development.

    AMORTIZATION OF DEFERRED COMPENSATION. Pro forma amortization of deferred compensation reflects the amortization of stock compensation charges resulting from employee stock option grants. Deferred compensation charges account for the difference between the exercise price and the deemed fair value of specific stock options granted to NBCi employees. We recorded pro forma amortization of deferred compensation of $6.6 million in the nine months ended September 30, 1999 and $1.2 million for the same period ended September 30, 1998. We cannot guarantee that we will not accrue additional charges, which could seriously harm our business, results of operations and financial condition.

    AMORTIZATION OF INTANGIBLE ASSETS. Pro forma amortization of intangible assets totaled $204.2 million for the nine months ended September 30, 1999 and was $203.5 million for the same period ended September 30, 1998. The pro forma amortization of intangible assets for the nine months ended September 30, 1999 and 1998 was due to the acquisitions of Paralogic Corporation, Global Bridges Technologies, Inc., Focused Presence, Inc., MightyMail Networks, Inc., Net Floppy, Inc.,

Paralogic Software Corporation, LiquidMarket, Inc., Private One, Inc., the purchase of substantially all of the assets of Pagecount, Inc. and the purchase of specific assets of Revolutionary Software, Inc., amortized over periods ranging from 24 to 48 months. The pro forma amortization of intangible assets for the nine months ended September 30, 1999 and 1998 also included amortization of intangible assets related to the purchase of Snap and NBC Multimedia, amortized over periods ranging from 36 to 84 months.

    PROMOTION AND ADVERTISING PROVIDED BY NBC. We have recorded $33.0 million in pro forma promotion and advertising expense in the nine months ended September 30, 1999, and $3.5 million in pro forma promotion and advertising expense in the same period ended September 30, 1998. The promotion and advertising services provided by NBC have been recorded as capital contributions based on average cost per thousand impressions value for commercial airtime during the period the services were provided. The increase is due to higher volume of promotions and advertising provided by NBC during the nine months ended September 30, 1999, as compared to nine months ended September 30, 1998.

    INTEREST INCOME. Pro forma interest income represents interest we earned on our cash investments as well as on a note receivable from NBC. We earned
$19.2 million of pro forma interest income in the nine months ended
September 30, 1999, and $13.1 million in the same period ended September 30, 1998. The increase in pro forma interest income was primarily due to the increased cash balances available to invest as a result of funds raised in Xoom.com's initial public offering in December 1998 and its secondary offering in April 1999 as well as proceeds from the issuance of 960,028 shares of Xoom.com common stock to NBC in July 1999.

    INTEREST EXPENSE. Pro forma interest expense represents interest charges related to notes payable, including two notes payable to NBC, our revolving line of credit and capital leases. We incurred $12.4 million in pro forma interest expense in the nine months ended September 30, 1999 and $11.2 million in the same period ended September 30, 1998. The increase in pro forma interest expense was primarily due to carrying a higher balance on our revolving line of credit during the nine months ended September 30, 1999 than the nine months ended September 30, 1998.

    NET LOSS. Our pro forma net loss for the nine months ended September 30, 1999 was $274.7 million and it was $230.6 million for the same period ended September 30, 1998. The $44.1 million increase was primarily attributable to an increase of $7.7 million in cost of net revenue, an increase of $8.3 million in pro forma operating and development expenses, an increase of $25.3 million in pro forma sales and marketing expenses, an increase of $10.0 million in pro forma general and administrative expenses and an increase of $29.5 million in non-cash expenses for promotion and advertising provided by NBC, offset by an increase in pro forma net revenue of $39.8 million.

LIQUIDITY AND CAPITAL RESOURCES

    We have financed our operations primarily from funds Xoom.com raised in its initial public offering in December 1998, its secondary offering in April 1999 and proceeds from the issuance of 960,028 shares of Xoom.com common stock to NBC in July 1999.

    We had pro forma cash, cash equivalents and short-term investments of $156.2 million as of September 30, 1999. We regularly invest excess funds in short-term money market funds, government securities and commercial paper.

    Pro forma cash and cash equivalents and marketable securities increased to $156.2 million as of September 30, 1999 from $100.6 million as of December 31, 1998. This increase was primarily due to proceeds from Xoom.com's secondary offering in April, 1999 of $166.6 million, an increase in pro forma accounts payable and accrued compensation and related expenses of $12.0 million, an increase in pro forma deferred revenue of $6.4 million, and an increase in related party payables of $1.8 million offset by an increase in pro forma current assets of $7.5 million, an increase in pro forma fixed assets of $10.6 million, an increase in pro forma long-term investments of $63.0 million, an increase in pro forma other long-term assets of $10.6 million, a decrease in pro forma other accrued liabilities of $2.1 million, a decrease in pro forma notes payable of $1.2 million and pro forma cash operating expenses of $35.0 million in the nine months ending September 30, 1999.

    As set forth in the pro forma condensed combined statements of operations, we experienced net losses for the nine months ended September 30, 1999 and 1998. We believe that we have the financial resources needed to meet our presently anticipated business requirements, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders. We may not be able to raise any such capital on terms acceptable to us or at all.

DISCLOSURES ABOUT MARKET RISK

    Our exposure to market risk is confined principally to our short-term available-for-sale securities, which have short maturities and, therefore, minimal and immaterial market risk. We occasionally invest in equity securities of privately held companies for business and strategic purposes. For investments in which no public market exists, our policy is to regularly review the operating performance, recent financing transactions and cash flow forecasts for such companies in assessing the net realizable values of the securities of these companies. We expect to identify and record impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired.

YEAR 2000

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results. To date we have not experienced any significant Year 2000 issues in our internal technology systems or with the vendors of systems we believe to be critical to our business. In addition, we believe that it is unlikely we will experience any significant Year 2000 issues in the future. However, there can be no assurance that the Year 2000 issue will not materially adversely affect our results of operations, cash flows or financial position in a particular period.

RECENT ACCOUNTING PRONOUNCEMENTS

    The FASB recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. We must adopt SFAS No. 133 by January 1, 2001. Management does not believe the adoption of SFAS No. 133 will have a material adverse effect on our financial position or operations.

SUBSEQUENT EVENTS

    On November 30, 1999, Xoom.com acquired Snap and Internet properties contributed by NBC through a series of transactions resulting in the creation of NBCi. In connection with the transaction, we recorded non-cash, non-recurring charges of $17.8 million in the fourth quarter of 1999 related to the termination of the employment of Xoom.com's chief executive officer, and the write-off of specific leasehold improvements related to facility leases that will be abandoned as a result of the merger transactions.

                                    XOOM.COM
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    You should read the following Xoom.com, Inc. selected consolidated financial data in conjunction with the consolidated financial statements and the notes contained in this prospectus and "Xoom.com's Management's Discussion And Analysis Of Financial Condition And Results Of Operations." The selected historical consolidated statements of operations data presented below for the period from April 16, 1996 (inception) through December 31, 1996 and for the years ended December 31, 1997 and 1998 and the selected historical consolidated balance sheet data at December 31, 1996, 1997 and 1998 are derived from our consolidated financial statements, which have been audited by Ernst & Young LLP, independent auditors, and are included in this prospectus. The selected consolidated statement of operations data for the nine months ended
September 30, 1999, and 1998 are derived from selected unaudited condensed consolidated financial statements appearing in this prospectus. The consolidated financial data for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999 or any other future period.

                                   APRIL 16, 1996          TWELVE MONTHS ENDED             NINE MONTHS ENDED
                                 (INCEPTION) THROUGH   ---------------------------   -----------------------------
                                    DECEMBER 31,       DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                        1996               1997           1998           1998            1999
                                 -------------------   ------------   ------------   -------------   -------------
                                                                                      (UNAUDITED)     (UNAUDITED)
Consolidated Statement of
  Operations Data:

Total net revenue.............         $   --             $   841       $  8,318        $ 4,865        $ 19,903

Cost of net revenue...........             --                 319          3,584          2,000           7,645
                                       ------             -------       --------        -------        --------

Gross profit..................             --                 522          4,734          2,865          12,258

Operating expenses:
  Operating and development...            266               1,150          3,841          2,558           5,708
  Sales and marketing.........             23                 292          2,834          1,570          13,507
  General and
    administrative............            150                 721          3,366          2,158           6,846
  Purchased in-process
    research & development....             --                  --            790            790           2,603
  Amortization of deferred
    compensation..............             --                 248          1,416          1,111             495
  Amortization of intangible
    assets....................             --                  --          1,843          1,087           7,836
  Non-recurring charges.......             --               1,243             --             --              --
                                       ------             -------       --------        -------        --------
Total operating expenses......            439               3,654         14,090          9,274          36,995
                                       ------             -------       --------        -------        --------
Loss from operations..........           (439)             (3,132)        (9,356)        (6,409)        (24,737)

Other income (expense):
  Interest income.............             --                  --            187             37           6,213
  Interest expense............             --                  --         (1,629)           (20)            (90)
                                       ------             -------       --------        -------        --------

Net loss......................         $ (439)            $(3,132)      $(10,798)       $(6,392)       $(18,614)
                                       ======             =======       ========        =======        ========

Net loss per share--basic and
  diluted.....................         $(0.89)            $ (0.64)      $  (1.37)       $ (0.89)       $  (1.11)
                                       ======             =======       ========        =======        ========

Number of shares used in per
  share calcuation--basic and
  diluted.....................            496               4,874          7,879          7,172          16,780
                                       ======             =======       ========        =======        ========

                                               AS OF          AS OF           AS OF
                                            DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                1997           1998           1999
                                            ------------   ------------   -------------
                                                                           (UNAUDITED)
Consolidated Balance Sheet Data:

Cash, cash equivalents and short-term
  investments............................      $    6         $56,575       $198,925
Working capital (deficit)................      (1,400)         52,560        194,271
Total assets.............................         782          66,874        389,072
Long-term obligations, less current
  portion................................          --             528          2,836
Total stockholders' equity (deficit).....        (873)         60,333        373,285

          XOOM.COM'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The results shown in this prospectus do not necessarily indicate the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of events may differ significantly from those projected in such forward looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

    Xoom.com was incorporated in April 1996 and commenced offering products for sale on its Web site in March 1997. From inception through December 1996, Xoom.com had no sales and its operating activities related primarily to developing necessary computer infrastructure, recruiting personnel, raising capital and initial planning and development of the Xoom.com site. For the period beginning with the operation of the Xoom.com site through December 31, 1997, Xoom.com continued these activities and focused on building sales momentum, establishing relationships with manufacturers, marketing the Xoom.com brand and establishing customer service and fulfillment operations.

    Xoom.com generates net revenue from e-commerce, primarily through the use of direct e-mail marketing, licensing and the sale of advertising on its Web site. Total net revenue was $841,000 for the year ended December 31, 1997, $8.3 million for the year ended December 31, 1998 and $19.9 million for the nine months ended September 30, 1999. The increase in total net revenue was primarily due to the growth of Xoom.com's member base, which resulted in increases in e-commerce revenue, increased Web-based advertising revenue and, to a lesser extent, an increase in license and other fees. Cost of net revenue increased substantially in absolute dollars, reflecting the increased sales volume. As Xoom.com has grown, its operating expenses in absolute dollars have increased.

    From inception through September 30, 1999, Xoom.com generated total net revenue of approximately $29.1 million. Quarterly net revenue increased from approximately $420,000 in the fourth quarter of 1997 to $9.0 million in the third quarter of 1999.

    As of September 30, 1999, Xoom.com had an accumulated deficit of $33.0 million.

    Xoom.com has not achieved profitability on a quarterly or annual basis to date, and anticipates that it will incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount and rates of growth in its net revenue from e-commerce and advertising. Xoom.com expects its operating expenses to increase significantly, especially in the areas of sales and marketing and brand promotion. Xoom.com believes that period-to-period comparisons of its operating results are not meaningful and that you should not rely upon the results for any period as an indication of future performance. Xoom.com's business, results of operations and financial condition will be materially and adversely affected if:

    - net revenue does not grow at anticipated rates;

    - increases in operating expenses are not offset by commensurate increases in net revenue; or

    - Xoom.com is unable to adjust operating expense levels as a result of net revenue.

    Xoom.com's operating losses might increase in the future, and Xoom.com cannot guarantee that it will ever achieve or sustain profitability.

    To date, Xoom.com has entered into various business and technology acquisitions, license arrangements and strategic alliances in order to build its communities, provide community-specific content, generate additional traffic, increase the number of members and establish additional sources of net revenue. In March 1998, Xoom.com acquired Paralogic Corporation, a chat service, for a purchase price of approximately $3.0 million. Xoom.com also acquired Sitemail, an HTML-based e-mail product, through its purchases of Global Bridges and selected assets of Revolutionary Software in June 1998. HTML refers to hypertext markup language, a computer language that people use widely to create Web sites. Global Bridges, which Xoom.com purchased for approximately $1.2 million, owned the exclusive selling rights to Sitemail. Revolutionary Software, from which Xoom.com purchased selected assets for approximately $1.7 million, developed Sitemail and had licensed it to Global Bridges. Also in June 1998, Xoom.com purchased from ArcaMax an exclusive, perpetual license to use Greetings Online, an online greeting card service, for approximately $644,000. Additionally, in July 1998, Xoom.com acquired Pagecount, a Web page counter and guestbook service, for approximately $1.5 million. In April 1999, Xoom.com acquired Focused Presence, Inc., a company that operates a global directory of small businesses, for approximately $1.7 million. In May 1999, Xoom.com acquired Netfloppy.com LLC, a provider of online file storage for Web users for approximately $1.4 million and MightyMail Networks, Inc., a developer of an enhanced e-mail product that enables customization of e-mail according to user preferences for approximately $23.1 million. In June 1999, Xoom.com acquired Paralogic Software Corporation, which provides Web site authoring and community building tools, such as Java based community products and services, including customizable chat rooms, discussion boards, guestbooks and event calendars, for approximately $35.4 million. In August 1999, Xoom.com acquired Liquid
Market Inc., the developer of a next-generation on-line comparison shopping guide and purchasing service, for approximately $38.7 million, and Private
One, Inc., a designer and developer of a secure e-mail software service, for approximately $2.2 million.

    Because most Internet business acquisitions involve the purchase of significant amounts of intangible assets, acquisitions of such businesses also result in goodwill and purchased technology and significant charges for purchased in-process research and development. During 1998, Xoom.com expensed $790,000 for purchased in-process research and development and approximately $1.8 million for the amortization of goodwill and purchased technology. During the nine months ended September 30, 1998, Xoom.com expensed $790,000 for purchased in-process research and development and $1.1 million for the amortization of goodwill, purchased technology and acquired work force. During the nine months ended September 30, 1999, Xoom.com expensed $2.6 million for purchased in-process research and development and $7.8 million for the amortization of goodwill, purchased technology and acquired workforce.

    International sales comprised 30.0% of total net revenue in the year ended December 31, 1997, 25.0% of total net revenue in the year ended December 31, 1998 and 14.0% of total net revenue in the nine months ended September 30, 1999. Net revenue was $252,000 in the year ended December 31, 1997, $2.1 million in the year ended December 31, 1998 and $2.8 million in the nine months ended September 30, 1999.

    Xoom.com has recorded deferred stock compensation charges of $0 during the period from April 16, 1996, its inception, through December 31, 1996, $551,000 for the year ended December 31, 1997, $2.0 million for the year ended
December 31, 1998 and Xoom.com did not record any deferred compensation charges in the nine months ended September 30, 1999. These charges account for the difference between the exercise price and the value of some of the stock options Xoom.com granted to its employees. The deferred compensation charges include options granted to various employees that vest upon specified events, such as the successful completion of an initial public offering or the achievement of individual performance goals. In June 1998, Xoom.com modified these options so that they fully vest upon the earlier of such an event or two years from the date of grant. Therefore, Xoom.com recorded related deferred compensation charges of approximately $783,000 and amortization charges, based on cumulative vesting to that date, of approximately $618,000 in June 1998. Xoom.com recorded amortization of deferred stock compensation of $248,000 during the year ended December 31, 1997, $1.4 million during the year ended December 31, 1998 and $495,000 during the nine months ended September 30, 1999.

    Xoom.com cannot guarantee, however, that it will not accrue additional charges for other reasons or that its current estimates of these charges will prove accurate, either of which events could seriously harm its business, results of operations and financial condition.

RESULTS OF OPERATIONS

         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THE
                 THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998

    The following table presents certain consolidated statement of operations data for the periods indicated as a percentage of total net revenue.

                                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                                          SEPTEMBER 30,         SEPTEMBER 30,
                                                       -------------------   -------------------
                                                         1998       1999       1998       1999
                                                       --------   --------   --------   --------
Net revenue:
  E-commerce.........................................     66.6 %     48.3 %     69.2 %     51.5 %
  Advertising........................................     26.0       50.8       19.6       47.9
  Licensing..........................................      7.4        0.9       11.2        0.6
                                                        ------     ------     ------     ------
    Total net revenue................................    100.0      100.0      100.0      100.0
Cost of net revenue:
  Cost of e-commerce.................................     46.4       31.4       40.4       37.5
  Cost of advertising revenue(1).....................       --        1.2         --        0.9
  Cost of licensing..................................      0.3         --        0.7         --
                                                        ------     ------     ------     ------
    Cost of net revenue..............................     46.7       32.6       41.1       38.4
                                                        ------     ------     ------     ------
Gross profit.........................................     53.3       67.4       58.9       61.6
Operating expenses:
Operating and development............................     52.6       33.6       52.6       28.7
  Sales and marketing................................     37.1       66.6       32.3       67.9
  General and administrative.........................     46.0       35.5       44.4       34.4
  Purchased in-process research and development......      5.7         --       16.2       13.1
  Amortization of deferred compensation..............     13.2        1.0       22.8        2.5
  Amortization of intangible assets..................     32.2       61.8       22.3       39.4
                                                        ------     ------     ------     ------
    Total operating expenses.........................    186.8      198.5      190.6      186.0
                                                        ------     ------     ------     ------
Loss from operations.................................   (133.5)    (131.1)    (131.7)    (124.4)
Other income, net....................................      0.7       35.5        0.3       30.8
                                                        ------     ------     ------     ------
Net loss.............................................   (132.8)%    (95.6)%   (131.4)%    (93.6)%
                                                        ======     ======     ======     ======

------------------------

(1) There were no material costs of advertising revenue during 1998.

    NET REVENUE. Total net revenue for the three months ended September 30, 1999 was $9.0 million, an increase of approximately $6.7 million over revenues of $2.3 million for the three months ended September 30, 1998. Total net revenue for the nine months ended September 30, 1999 was $19.9 million, an increase of approximately $15.0 million over revenues of $4.9 million for the nine months ended September 30, 1998. The increases in both the three-month and nine-month periods were primarily due to the following three factors: (A) the expansion of Xoom.com's membership base; (B) an increase in the frequency of e-mail offerings and broader product offerings (which resulted in an increase in product sales through e-commerce); and (C) an increase in Web-based advertising (Xoom.com's higher Web site traffic increased its attractiveness to advertisers).

    E-COMMERCE REVENUE. E-commerce revenue consists of on-line product sales (inclusive of shipping and handling fees), as well as fees paid to Xoom.com for co-branded e-mail-based product offers and for customer referrals. E-commerce revenue increased to $4.3 million in the three months ended September 30, 1999 from $1.5 million in the three months ended
September 30, 1998. E-commerce revenue increased to $10.3 million in the nine months ended September 30, 1999 from $3.4 million in the nine months ended September 30, 1998. The increases in net revenue in both periods are primarily due to the expansion of Xoom.com's membership base, which resulted in an increase in product sales, as well as expansion of the breadth of products offered. The percentage of Xoom.com's total net revenue attributable to e-commerce revenue decreased to 48.3% in the three months ended September 30, 1999 from 66.6% in the three months ended September 30, 1998. The percentage of Xoom.com's total net revenue attributable to e-commerce revenue decreased to 51.5% in the nine months ended September 30, 1999 from 69.2% in the nine months ended September 30, 1998. The decreases in both periods were due to the fact that advertising revenue grew at a more rapid rate than e-commerce revenue during the three and nine months ended September 30, 1999 as compared to the three and nine months ended September 30, 1998. Xoom.com expects e-commerce revenue to continue to account for a large percentage of net revenue as it expands its product offerings and increases its direct e-commerce response rates through better member demographic information and targeting of product offers.

    ADVERTISING REVENUE. Advertising revenue increased to $4.6 million in the three months ended September 30, 1999 from $598,000 in the three months ended September 30, 1998. Advertising revenue increased to $9.5 million in the nine months ended September 30, 1999 from $953,000 in the nine months ended
September 30, 1998. Of these increases, approximately $400,000 is related to advertising inventory sold to Snap. The percentage of Xoom.com's total net revenue attributable to advertising revenue increased to 50.8% in the three months ended September 30, 1999 from 26.0% in the three months ended
September 30, 1998. The percentage of Xoom.com's total net revenue attributable to advertising revenue increased to 47.9% in the nine months ended
September 30, 1999 from 19.6% in the nine months ended September 30, 1998. The increases in advertising revenue in each period in both absolute dollars and in percentage of net revenue are primarily a result of the increase in Xoom.com's membership, increased site traffic and expansion of its advertising sales force. As Xoom.com's membership base continues to grow and the demand for advertising on its Web site remains strong, it can expect that its advertising revenues will continue to represent a large percentage of its overall net revenue.

    LICENSING REVENUE. Licensing revenue decreased to $80,000 in the three months ended September 30, 1999 from $170,000 in the three months ended September 30, 1998. Licensing revenue decreased to $119,000 in the nine months ended September 30, 1999 from $546,000 in the three months ended September 30, 1998. As Xoom.com expands its e-commerce and advertising revenue, it can expect that licensing revenue will continue to represent a small percentage of net revenue.

    COST OF NET REVENUE. Gross margins increased to 67.4% in the three months ended September 30, 1999 from 53.3% in the three months ended September 30, 1998. Gross margins increased to 61.6% in the nine months ended September 30, 1999 from 58.9% in the nine months ended September 30, 1998. Both increases were a result of a change in the revenue mix. In the three and nine months ended September 30, 1999, advertising sales (which have higher margins than e-commerce sales) generated more of Xoom.com's overall revenue than e-commerce sales, as compared to the three and nine months ended September 30, 1998.

    COST OF E-COMMERCE REVENUE. Cost of e-commerce revenue consists primarily of the costs of merchandise sold to customers, credit card commissions, product fulfillment and outbound shipping and handling costs. Cost of e-commerce was $2.8 million for the three months ended September 30, 1999 and it was $1.1 million for the same period ended September 30, 1998. Cost of e-commerce revenue was $7.5 million for the nine months ended September 30, 1999 and it was $2.0 million for the same period ended September 30, 1998. The increase in absolute dollars of the cost of e-commerce revenue in the three and nine months ended September 30, 1999 as compared to the same period ended September 30, 1998 was primarily due to the overall growth in e-commerce revenue.

    As a percentage of net revenue, the cost of e-commerce revenue was 31.4% for the three months ended September 30, 1999 and it was 46.4% for the same period ended September 30, 1998. As a percentage of net revenue, the cost of e-commerce was 37.5% for the nine months ended September 30, 1999 and it was 40.4% for the same period ended September 30, 1998. These decreases in percentages were primarily due to the increase in sources of e-commerce revenue which have higher margins, such as co-branded e-mail-based product offers and customer referrals.

    COST OF ADVERTISING REVENUE. Cost of advertising revenue consists primarily of revenue sharing amounts Xoom.com pays to its customers for advertising sold on co-branded sites. Cost of advertising revenue was $108,000 in the three months ended September 30, 1999, and it was $183,000 in the nine months ended September 30, 1999. There was no material cost of advertising revenue in the three and nine months ended September 30, 1998. These increases are primarily a result of an increased demand for advertising on co-branded Web sites, and the expansion of Xoom.com's advertising and business development sales forces.

    As a percentage of net revenue, cost of advertising revenue was 1.2% in the three months ended September 30, 1999 and it was 0.9% for the nine months ended September 30, 1999. There was no material costs of advertising revenue in 1998. Xoom.com expects the cost of advertising revenue to continue to grow as a percentage of net revenue.

    COST OF LICENSING REVENUE. Cost of licensing revenue consists primarily of royalties on net revenue from license fees. Cost of licensing revenue was $4,000 for the three months ended September 30, 1999 and it was $7,000 for the same period ended September 30, 1998. Cost of licensing revenue was $4,000 during the nine months ended September 30, 1999 and it was $35,000 during the same period ended September 30, 1998. Xoom.com expects that the cost of licensing revenue should continue to be a small percentage of the total cost of revenues as compared to the cost of e-commerce revenues.

    OPERATING AND DEVELOPMENT EXPENSES. Operating and development expenses consist primarily of payroll and related expenses for development and network operations personnel and consultants, costs related to systems infrastructure including Web site hosting and costs of acquired content to enhance Xoom.com's Web site. Operating and development expenses increased to $3.0 million in the three months ended September 30, 1999 from $1.2 in the three months ended September 30, 1998. Operating and development expenses increased to $5.7 million in the nine months ended September 30, 1999 from $2.6 million in the nine months ended September 30, 1998. Xoom.com believes operating and development expenses will increase significantly in the future, especially in relation to Web site hosting costs, as its membership grows, thus requiring additional bandwidth to support the many free services offered to members. Xoom.com believes that it will need to make significant investments in its Web site to remain competitive.

    Operating and development costs decreased as a percentage of total net revenue to 33.6% in the three months ended September 30, 1999 from 52.6% in the three months ended September 30, 1998. Operating and development costs decreased as a percentage of total net revenue to 28.7% in the nine months ended
September 30, 1999 from 52.6% in the nine months ended September 30, 1998. The decreases in operating and development expense as a percentage of total net revenue in both periods were due to the overall growth in net revenue.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses consist primarily of payroll and related expenses for personnel engaged in sales, marketing, publishing and customer support, as well as advertising and promotional expenditures. Sales and marketing expenses increased to $6.0 million in the three months ended September 30, 1999 from $853,000 in the three months ended September 30, 1998. Sales and marketing expenses increased to $13.5 million in the nine months ended September 30, 1999 from $1.6 million in the nine months ended September 30, 1998. The absolute dollar increases from period to period in sales and marketing expenses were primarily attributable to increased personnel and related expenses required to implement Xoom.com's sales and marketing strategy as well as increased public relations and other promotional and advertising expenses. Additionally, in connection with the proposed business combination of Xoom.com, Snap and selected Internet assets of NBC Multimedia, it incurred a $424,000 charge related to the cancellation of an advertising contract in the nine months ended September 30, 1999. Xoom.com expects to continue hiring additional personnel and to pursue a branding and marketing campaign.

    Sales and marketing expenses increased as a percentage of total net revenue to 66.6% in the three months ended September 30, 1999 from 37.1% in the three months ended September 30, 1998. Sales and marketing expenses increased as a percentage of total net revenue to 67.9% in the nine months ended September 30, 1999 from 32.3% in the nine months ended September 30, 1998. The increases in sales and marketing expenses as a percentage of total net revenue in both periods were due to the hiring of new sales and marketing personnel and other promotional and advertising expenses.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of payroll and related costs for general corporate functions, including finance, legal, accounting, business development, human resources, investor relations, facilities and administration, as well as legal fees, insurance and fees for professional services and directors. General and administrative expenses increased to $3.2 million in the three months ended September 30, 1999 from $1.1 million in the three months ended September 30, 1998. General and administrative expenses increased to $6.8 million in the nine months ended September 30, 1999 from $2.2 million in the nine months ended September 30, 1998. The absolute dollar increases from period to period in general and administrative expenses were primarily due to increases in the number of general and administrative personnel, as well as increases in professional services and facilities-related expenses to support the growth of Xoom.com's operations.

    General and administrative expenses decreased as a percentage of total net revenue to 35.5% in the three months ended September 30, 1999 from 46.0% in the three months ended September 30, 1998. General and administrative expenses decreased as a percentage of total net revenue to 34.4% in the nine months ended September 30, 1999 from 44.4% in the nine months ended September 30, 1998. The decreases in general and administrative expenses as a percentage of total net revenue in both periods were due to the overall growth in net revenue.

    PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT. For the three months ended September 30, 1999 there were no charges for the cost of purchased in-process research and development, and for the same period ended September 30, 1998 Xoom.com recognized $130,000 in connection with the acquisition of Pagecount, Inc. For the nine months ended September 30, 1999 Xoom.com recognized the cost of purchased in-process research and development of $2.6 million in connection with the acquisitions of MightyMail Networks, Inc. and Paralogic Software Corporation, and for the same period ended September 30, 1998 Xoom.com recognized $790,000 in connection with the acquisitions of Paralogic Corporation, the purchase of selected assets of Revolutionary Software, Inc. and the acquisition of substantially all of the assets of Pagecount, Inc.

    MIGHTYMAIL NETWORKS, INC. In connection with the MightyMail Networks acquisition, Xoom.com acquired MightyMail Networks' e-mail platform. The MightyMail platform allows branding material and marketing content to be placed within person-to-person e-mail that is sent by individuals to other individuals. The MightyMail application runs on an Oracle database and Unix operating system. All the application code is written using Java servlets, which are Java applets that run within a Web server environment. The MightyMail application uses a three-tiered architecture common to most Internet applications: an interface layer, an application layer, and a database layer. In addition, MightyMail uses a custom mail agent that links into a standard mail transfer agent. In the future, Xoom.com expects that this custom mail agent will be useable by any standard mail protocol for users who wish to run the MightyMail application in their own mail environment.

    At the time of the acquisition, version 1.0 of the MightyMail technology was functional as a commercially viable product. However, the current product has various e-mail options and is not a truly customizable product with a rich library of content or business user interface. In fact, version 1.0 is approximately half of the true customizable, rich-e-mail product originally intended to be developed. At the time of the acquisition, MightyMail Networks was developing a second version of the MightyMail Networks technology, which was not completely functional as a commercially viable product. Version 2.0 of the MightyMail technology will be fully customizable, have access to a rich library of content, have the ability to add surveys, be compatible with corporate servers, have e-mail wizards, allow end-users to create their own content and enable the inclusion of photographs.

    The nature of the remaining estimated efforts necessary to develop version
2.0 of the MightyMail technology include:

    - Integration with Xoom.com's existing Webmail system. This integration will bring MightyMail capabilities, which includes the ability to compose rich e-mail, to Xoom.com's existing account holders, which now exceed 700,000 users.

    - Re-architecting of the MightyMail platform to be technically compatible with the Xoom.com technology infrastructure. The primary compatibility issue will be the integration of Apache Web server technology in place of the current Java Web Server from Sun Microsystems.

    As of the date of the technology's valuation, Xoom.com estimated that 50.0% of the research and development effort had been completed at the date of acquisition and expected the remaining research and development efforts relating to the completion of the version 2.0 MightyMail technology would require approximately six months of effort from the date of valuation through its release date in the fourth quarter of 1999. Xoom.com estimated that three full-time engineers would be required to complete the in-process projects. These projects included the use of one full-time engineer for six months to work on the Apache Web server integration efforts, and two full-time engineers for six months to work on the MightyMail/Xoom.com e-mail integration efforts. Accordingly, Xoom.com has estimated that the total estimated research and development costs to complete MightyMail version 2.0 are $170,000. Xoom.com completed the project in the fourth quarter of 1999.

    PARALOGIC SOFTWARE CORPORATION. In connection with the Paralogic Software Corporation acquisition, Xoom.com acquired Paralogic Software Corporation's product Anexa.com, a combination of Web site authoring and community building tools that allows users to instantly create comprehensive Web sites featuring multi-media albums, discussion forums, events, chat, news announcements, classified ads, guest books, membership databases and community administration. In connection with this acquisition Xoom.com also obtained ParaChat Professional, a chat software that is licensed to individuals and businesses. This software is hosted by a server and is supported by a staff of engineers, both of which were acquired in conjunction with the Paralogic Software Corporation acquisition. This is in contrast to the purchase of the ParaChat Personal Network, which Xoom.com acquired in connection with the purchase of Paralogic Corporation in March 1998. The ParaChat Personal Network is hosted by Xoom.com, and is based on a free chat service that Xoom.com members can download on to their Web pages.

    At the time of acquisition, the current versions of Anexa.com and ParaChat Professional did not represent the more robust, feature-rich products that Paralogic Software Corporation envisioned and intended to develop in the twelve months following the acquisition date. The future versions of these products are expected to incorporate a number of significant additional features, including enhanced scalability as traffic is added, a relational database management system, support capability, e-mail verification, improved directory services, search capability, instant messaging, file sharing capability, home page publishing, additional administration and management tools, calendar and address book capabilities, polls, gift galleries, greeting cards, voice chat and white board functionality. The nature of the remaining estimated efforts necessary to develop the acquired, incomplete new versions of Anexa.com and ParaChat Professional into commercially viable products include:

    - ANEXA.COM. These changes fall into the following categories:

       (A) new features like Paralogic Instant Messenger, support for Uniplanet calendar and support for MightyMail mail;

       (B) feature enhancements and upgrades, like Media Albums Plus to handle MP3 files, moderated message boards and improved event notification;

       (C) user interface enhancements like administration tools; and

       (D) bug fixing.

    - PARACHAT PROFESSIONAL. These changes fall into the following categories:

       (A) new features like voice chat and chat using HTML, the computer language used to create hypertext documents;

       (B) user interface enhancements and support for moderated events, such as the ability to accept or deny audience questions;

       (C) administration tools, like a filth filter and Chat 911 to help manage abusive behavior in chat rooms;

       (D) support for internationalization; and

       (E) bug fixing.

    As of the date of the technology's valuation, Xoom.com estimated that 17% of the research and development effort had been completed at the date of acquisition and expected the remaining research and development efforts relating to the completion of the new versions of Anexa.com and ParaChat Professional technology would require approximately nine months of effort from the date of valuation through its expected release date of March 2000. These projects include the use of eight engineers, spending 75% of their time on the project, for nine months, to create the new versions of the products, at an estimated total cost to complete of $576,000.

    AMORTIZATION OF DEFERRED COMPENSATION. Xoom.com did not record any deferred stock compensation charges to equity during the three months ended
September 30, 1999 and it recorded charges to equity of $1.0 million for the same period ended September 30, 1998. Xoom.com did not record any deferred stock compensation charges to equity during the nine months ended September 30, 1999 and it recorded charges to equity of $2.0 million for the same period ended September 30, 1998. The deferred compensation charges account for the difference between the exercise price and the deemed fair value of certain stock options Xoom.com granted to its employees.

    The amortization of deferred compensation reflects the amortization of the deferred stock compensation charges to equity. Xoom.com has recorded amortization of deferred compensation of $90,000 during the three months ended September 30, 1999 and it recorded $304,000 during the same period ended September 30, 1998. Xoom.com recorded amortization of deferred compensation of $495,000 during the nine months ended September 30, 1999 and it recorded
$1.1 million during the same period ended September 30, 1998.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets totaled $5.5 million for the three months ended September 30, 1999 and it was $741,000 for the same period ended September 30, 1998. Amortization of intangible assets totaled $7.8 million for the nine months ended September 30, 1999 and it totaled $1.1 million for the same period ended September 30, 1998. The additional amounts recorded in the three months ended September 30, 1999 represent amortization of intangible assets and goodwill resulting from Xoom.com's acquisitions of LiquidMarket, Inc. and Private One, Inc., amortized over periods ranging from 36 to 42 months. The additional amounts recorded in the nine months ended September 30, 1999 represent amortization of intangible assets and goodwill resulting from Xoom.com's acquisitions of Focused Presence, Inc., MightyMail Networks, Inc., Net Floppy, Inc., Paralogic Software Corporation, LiquidMarket, Inc. and Private One, Inc., amortized over periods ranging from 36 to 48 months. The amounts recorded in the three months and the nine months ended September 30, 1998, represent amortization of intangible assets and goodwill resulting from Xoom.com's acquisitions of Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc. and the purchase of certain assets of Revolutionary Software, Inc., amortized over periods ranging from 24 to 42 months.

    For the acquisitions in the periods ended September 30, 1999, Xoom.com has determined the appropriateness of the estimated useful lives related to the intangible assets based on general and specific analysis. In general, the Internet is characterized by rapid technological change, changes in users and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices.

    The market for community-based direct selling channels on the Internet is new and rapidly evolving, and competition for members, consumers, visitors and advertisers is intense. In addition, Xoom.com attracts members to its Web site with a variety of free services, including home pages, e-mail, chat rooms, electronic newsletters, clip art and software libraries, online greeting cards and page counters. In order to continue attracting members using these various methods, the free services must be constantly updated and improved.

    With respect to the purchased technology associated with the business and technology acquisitions, Xoom.com considered the effects of obsolescence, demand, competition and other economic factors. Due to the rapid technological change involved in the Internet, Xoom.com estimated that new technologies would replace the intangible assets relating to the purchased technology within periods ranging from 24 to 48 months.

    With respect to the goodwill associated with the acquisitions, Xoom.com considered the effects of obsolescence, demand, competition, other economic factors and expected actions of competitors and others. Based on these considerations, Xoom.com determined the positive effect of the acquisitions, and therefore the life of the goodwill, to range from 24 to 48 months.

    OTHER INCOME, NET. Other income, net, represents interest Xoom.com earned on its cash and investments, offset by interest expense it paid on its borrowings. Xoom.com earned approximately $3.2 million of interest income in the three months ended September 30, 1999 and it earned $37,000 in the same period ended September 30, 1998. Xoom.com has earned approximately $6.2 million in interest income in the nine months ended September 30, 1999 and it earned $37,000 during the same period ended September 30, 1998. This increase was primarily due to the increased cash balances available to invest as a result of Xoom.com's initial public offering in December 1998, its secondary public offering in April 1999 and the investment from NBC in July 1999.

    Interest expense represents interest charges related to notes payable and capital leases. Xoom.com incurred approximately $25,000 of interest expense in the three months ended September 30, 1999 and it incurred approximately $20,000 in the same period ended September 30, 1998. Xoom.com incurred approximately $90,000 of interest expense in the nine months ended September 30, 1999, and it incurred approximately $20,000 in the same period ended September 30, 1998.

NET LOSS

    Xoom.com's net loss for the three month period ended September 30, 1999 was $8.6 million, and it was $3.1 million for the same period ended September 30, 1998. Xoom.com's net loss for the nine month period ended September 30, 1999 was $18.6 million, and it was $6.4 million for the same period ended September 30, 1998. The increase in the net loss for both periods was a result of additional expenses, primarily in sales and marketing, which were $6.0 million and $13.5 million in the three and nine months ended September 30, 1999, compared to $853,000, and $1.6 million in the three and nine months ended September 30, 1998. Additionally, Xoom.com's net loss for the three and nine months ended September 30, 1999 and 1998 included costs resulting from acquisitions such as amortization of goodwill and other intangible assets, and purchased in-process research and development charges. In the three months ended September 30, 1999, amortization related to goodwill and other intangibles was $5.5 million and there were no charges to purchased in process research and development. In the nine months ended September 30, 1999, amortization related to goodwill and other intangibles was $7.8 million and purchased in process research and development charges were $2.6 million. In the three months ended September 30, 1998, amortization related to goodwill and other intangibles was $741,000 and purchased in process research and development charges were $130,000. In the nine months ended September 30, 1998, amortization related to goodwill and other intangibles was $1.1 million and purchased in process research and development charges were $790,000. The expenses in the three and nine months ended September 30, 1999 were partially offset by net revenue of $9.0 million and $19.9 million and other income, net of $3.2 million and $6.1 million. The expenses in the three and nine months ended September 30, 1998 were partially offset by net revenue of $2.3 million and $4.9 million.

   YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

    The following table presents consolidated statement of operations data for the periods indicated as a percentage of total net revenue. From inception through December 31, 1996, Xoom.com had no net revenue as operations were limited and consisted primarily of start-up activities.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997          1998
                                                              --------      --------
Net revenue:
  E-commerce................................................     38.9 %        67.1 %
  Advertising...............................................      7.1          25.8
  License fees and other....................................     54.0           7.1
                                                               ------        ------
Total net revenue...........................................    100.0         100.0
Cost of net revenue(1):
  Cost of e-commerce........................................     20.3          42.6
  Cost of license fees and other............................     17.6           0.5
                                                               ------        ------
Cost of net revenue.........................................     37.9          43.1
                                                               ------        ------
Gross profit................................................     62.1          56.9
Operating expenses:
  Operating and development.................................    136.8          46.2
  Sales and marketing.......................................     34.7          34.1
  General and administrative................................     85.7          40.5
  Purchased in-process research and development.............       --           9.5
  Amortization of deferred compensation.....................     29.5          17.0
  Amortization of intangible assets.........................       --          22.1
  Non-recurring charges.....................................    147.8            --
                                                               ------        ------
Total operating expenses....................................    434.5         169.4
                                                               ------        ------
Loss from operations........................................   (372.4)       (112.5)
Other income, net...........................................       --           0.6
Interest expense related to warrant.........................       --         (17.9)
                                                               ------        ------
Net loss....................................................   (372.4)%      (129.8)%
                                                               ======        ======

------------------------

(1) There were no material costs of advertising revenue during the years ended December 31, 1997 and 1998.

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
    NET REVENUE. Xoom.com began generating net revenue in the first quarter of 1997. Xoom.com's total net revenue increased to $8.3 million in the year ended December 31, 1998 from $841,000 in the year ended December 31, 1997. Net revenue is composed of e-commerce product sales, which includes outbound shipping and handling fees, advertising revenue, license fees and other revenue. The increase in net revenue was primarily due to the following factors:

    - the expansion of its membership base;

    - an increase in the frequency of e-mail offerings and broader product offerings, which resulted in an increase in product sales through e-commerce;

    - an increase in Web based advertising;

    - Xoom.com's higher Web site traffic; and

    - to a lesser extent, an increase in license fees.

    No customer accounted for more than 10% of total net revenue for the year ended December 31, 1998, and one licensing customer accounted for 12% of total net revenue for the year ended December 31, 1997.

    E-COMMERCE REVENUE. E-commerce revenue increased to $5.6 million in the year ended December 31, 1998 from $327,000 in the year ended December 31, 1997. The increase in net revenue was primarily due to the expansion of Xoom.com's membership base, which resulted in an increase in product sales, as well as expansion of the breadth of products offered. The percentage of its total net revenue attributable to e-commerce revenue increased to 67.1% in the year ended December 31, 1998 from 38.9% in the year ended December 31, 1997. Xoom.com expects e-commerce revenue to continue to account for a large percentage of net revenue as Xoom.com expands its product offerings and increases its direct e-commerce response rates through better member demographic information and targeting of product offers.

    Xoom.com believes that offering its customers attractive prices is an essential component of its business strategy. Xoom.com may in the future increase the discounts it offers customers and may otherwise alter its pricing structures and policies. Xoom.com anticipates that any increase in discounts or price reductions will reduce gross margins below those it experienced for the years ended December 31, 1998 and 1997.

    ADVERTISING REVENUE. Advertising revenue increased to $2.1 million in the year ended December 31, 1998 from $60,000 in the year ended December 31, 1997. The increase in advertising revenue is primarily a result of the increase in Xoom.com's membership, site traffic and expansion of its advertising sales force. The percentage of Xoom.com's total net revenue attributable to advertising revenue increased to 25.8% in the year ended December 31, 1998 from 7.1% in the year ended December 31, 1997.

    LICENSE FEES AND OTHER REVENUE. License fees and other revenue increased to $592,000 in the year ended December 31, 1998 from $454,000 in the year ended December 31, 1997. The increase in license fees and other revenue is primarily a result of additional clip art and other utilities Xoom.com was able to license to third parties. The percentage of its total net revenue attributable to license fees decreased to 7.1% in the year ended December 31, 1998 from 54.0% in the year ended December 31, 1997. As Xoom.com expands its e-commerce and advertising revenue, license fees and other revenue will continue to represent a smaller percentage of net revenue.

    COST OF NET REVENUE. Gross margins decreased to 56.9% in the year ended December 31, 1998 from 62.1% in the year ended December 31, 1997, as a result of the increase in e-commerce revenue as a percentage of total net revenue. As a percentage of total net revenue, the cost of e-commerce increased to 42.6% of net revenue in the year ended December 31, 1998 from 20.3% of net revenue in the year ended December 31, 1997. There were no material costs of net revenue associated with advertising.

    COST OF E-COMMERCE REVENUE. Cost of e-commerce consists primarily of the costs of merchandise sold to customers, credit card commissions, product fulfillment and outbound shipping and handling costs. Cost of e-commerce was $3.5 million for the year ended December 31, 1998 and $171,000 for the year ended December 31, 1997. As a percentage of e-commerce revenue, the cost of e-commerce was 63.4% for the year ended December 31, 1998 and 52.3% for the year ended December 31, 1997. The increase was primarily attributable to the fact that in 1998 Xoom.com broadened its product offerings. Xoom.com's new product offerings included items with higher costs than in the prior year.

    COST OF LICENSE FEES AND OTHER REVENUE. Cost of license fees and other revenue consists primarily of royalties on net revenue from license fees. Cost of license fees was $42,000 for the year ended December 31, 1998 and $148,000 for the year ended December 31, 1997. As a percentage of license fees and other revenue, cost of license fees and other revenue were 7.2% for the year ended December 31, 1998 and 32.7% for the year ended December 31, 1997. Cost of license fees and other for the year ended December 31, 1997 included $81,000 in amortization of prepaid royalties related to a product that Xoom.com discontinued in the fourth quarter of 1997.

    The mix of products Xoom.com sells will impact its gross margins and the overall mix of e-commerce revenue, advertising revenue and license and other fees. Xoom.com typically recognizes higher gross margins on advertising revenue and license and other fees, which are expected to comprise a lower percentage of total net revenue in the future. Therefore, Xoom.com expects shifts in the mix of sales will adversely impact its overall gross margin and could materially adversely impact its business, results of operations and financial condition.

    OPERATING AND DEVELOPMENT EXPENSES. Operating and development expenses consist primarily of payroll and related expenses for development and network operations personnel and consultants, costs related to systems infrastructure including Web site hosting and costs of acquired content to enhance its Web site. Operating and development expenses increased to $3.8 million in the year ended December 31, 1998 from $1.2 million in the year ended December 31, 1997, and $266,000 in the period from April 16, 1996 through December 31, 1996. From inception to the year ended December 31, 1997, apart from its Web site, Xoom.com incurred approximately $300,000 in costs relating to the development of a home office software product, which was subsequently abandoned due to low sales volume. From June 30, 1997 to December 31, 1998, the absolute dollar increases from quarter to quarter in operating and development expenses were primarily attributable to increases in the number of personnel and associated costs related to enhancing the functionality and content of its Web site. Operating and development costs decreased as a percentage of total net revenue to 46.2% in the year ended December 31, 1998 from 136.8% in the year ended December 31, 1997.

    Xoom.com believes operating and development expenses will increase significantly in the future, especially in relation to Web site hosting costs, as its membership grows, thus requiring additional bandwidth to support the many free services offered to members. Xoom.com believes that it will need to make significant investments in its Web site to remain competitive. Therefore, Xoom.com expects that its operating and development expenses will continue to increase in absolute dollars for the foreseeable future.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses consist primarily of payroll and related expenses for personnel engaged in sales, marketing, publishing and customer support, as well as advertising and promotional expenditures. Sales and marketing expenses increased to $2.8 million in the year ended December 31, 1998 from $292,000 in the year ended December 31, 1997, and $23,000 in the period from April 16, 1996 to
December 31, 1996. The absolute dollar increases from period to period in sales and marketing expenses were primarily attributable to increased personnel and related expenses required to implement its sales and marketing strategy as well as increased public relations and other promotional expenses. Sales and marketing costs decreased as a percentage of total net revenue to 34.1% in the year ended December 31, 1998 from 34.7% in the year ended December 31, 1997. Xoom.com expects to continue hiring additional personnel and to pursue a branding and marketing campaign. Therefore, Xoom.com expects marketing and sales expenses to increase significantly in absolute dollars.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of payroll and related costs for general corporate functions, including finance, accounting, business development, human resources, investor relations, facilities and administration, as well as legal fees, and fees for professional services and directors. General and administrative expenses increased to $3.4 million in the year ended December 31, 1998 from $721,000 in the year ended December 31, 1997, and $150,000 from April 16, 1996 to
December 31, 1996. The absolute dollar increases from period to period in general and administrative expenses were primarily due to increases in the number of general and administrative personnel, professional services, directors fees and facility expenses to support the growth of its operations. General and administrative expenses decreased as a percentage of total net revenue to 40.5% in the year ended December 31, 1998 from 85.7% in the year ended December 31, 1997. General and administrative expenses as a percentage of net revenue have decreased because of the growth in net revenue. Xoom.com expects general and administrative expenses to increase in absolute dollars in future periods as Xoom.com expands its staff, incurs additional costs related to its operations and is subject to the requirements of being a publicly traded company.

    PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT.  For the year ended
December 31, 1998, Xoom.com recognized charges to operations for purchased in-process research and development of $330,000 in connection with the acquisition of Paralogic Corporation, $330,000 in connection with the purchase of selected assets of Revolutionary Software and $130,000 in connection with the acquisition of Pagecount. Xoom.com did not recognize such charges for the year ended December 31, 1997 or for the period from April 16, 1996 through December 31, 1996.

    In connection with the Paralogic Corporation acquisition, Xoom.com acquired Paralogic Corporation's base of chat members, called the ParaChat Personal Network, as well as the rights to use the underlying chat technology, called ParaChat Personal. ParaChat Personal is designed to provide Web sites with an option to offer chat technology without requiring Web site hosts to buy the software, maintain or upgrade the software or learn any additional skills beyond what is necessary to construct a Web site. The chat software is maintained on Xoom.com's server and the Web site host is provided bits of source code or "tags" that are incorporated into the Web site. The tags interface via the Internet with the ParaChat server, and thus provide the Web site with chat capabilities. In exchange for the free service, the Web site host allows banner advertising on its site.

    As of the time of acquisition, ParaChat Personal was not completely functional as a commercially viable product. The nature, amount and timing of the remaining estimated efforts necessary to develop the acquired, incomplete ParaChat Personal technology into a commercially viable product included:

    - REMOTE DATABASE AUTHENTICATION: The chat server used a very simple flat-file database to maintain authentication information. In order to allow users to control their own password and user information, it was necessary to design a protocol using the Java programming language. This language enabled the chat server to remotely query an external Oracle database through the Internet to retrieve and modify information relating to the user and the chat room, e.g., the topic of discussion.

    - CREATION OF NEW CHAT CLIENT: The chat software is comprised of two parts: the client and the server. Although the server claimed compatibility with Internet Standard RFC1459, this feature was not useable on a commercial basis. Internet Standard RFC1459 is a standard message format for Internet relay chat, allowing usage on multiple platforms. The server functioned only with the limited ParaChat Personal client, which did not allow for configuration or reconfiguration by the end-user to match the look and feel of an existing Web site. In order to allow deployment on an existing site, it was necessary to create an entirely new client that consisted of various building blocks that could be composed by the end-user using HTML. These building blocks would then use a Java-based communication protocol to communicate with each other and coordinate communication with the chat server. Since the Java-based communication protocol is not well defined, and differs between browser implementations, a substantial amount of additional software development was required, particularly because no comparable client exists in the market today.

    - CONTROL INTERFACE: The acquired ParaChat Personal network did not allow users to control or administer their chat room in any way, e.g., eject abusive users, close the chat room or even specify a discussion topic. The enhancements necessary to make these features available, and to allow them to be maintained and administered via the central authentication database were complex and required significant additional development.

    - ADVANCES IN BROWSER TECHNOLOGY: In addition to the above modifications and other maintenance modifications and bug fixes, the rapid advances in Web browser technology implied continuous implementation of new features to exploit new browser technologies.

    As of the date of the technology's valuation, Xoom.com estimated that 55.0% of the research and development effort had been completed at the date of acquisition and expected the remaining research and development efforts relating to the completion of the ParaChat Personal technology would require approximately six months of effort from the date of valuation through its release date of September 1, 1998. Xoom.com estimated that three full-time engineers would be required to complete the in-process projects. These projects included the use of one full-time engineer for six months to work on the external database connectivity efforts, one full-time engineer for six months to work on the client layout efforts and one full-time engineer for six months to work on the management and control interface efforts. Accordingly, it was determined that total estimated research and development costs-to-complete for the ParaChat Personal in-process project were $112,500. Xoom.com completed the project by the scheduled date and the actual costs of completion were not materially different than estimated.

    As of the date of valuation, Xoom.com expected the benefit of the acquired project to begin immediately after the estimated completion date. Xoom.com expected that the in-process project would be developed to technological feasibility concurrent with the September 1998 release date. Xoom.com has demonstrated the ability to implement the on-going research and development on time and on budget.

    The technology that Xoom.com acquired from Revolutionary Software was a Web-based e-mail technology known as SiteMail. This in-process Web-based e-mail technology was designed to allow users to receive and send e-mail through the Internet using a Web browser. Since the technology was Web-based, it would allow for the integration of e-mail functionality into Web sites and would be accessible by any Web-connected device anywhere in the world. Furthermore, by integrating e-mail into a specific site, it would force the subscriber to visit that site to access e-mail, thereby increasing traffic. In addition, when users apply for e-mail accounts at Web sites offering SiteMail, they are given the domain name of that Web site or company. The personalization of the domain name in an e-mail address has become an innovative way of promoting a company's name or Web site.

    As of the date of acquisition, SiteMail was in the alpha testing stage of development and required the resolution of scalability technological hurdles in order to complete the technology. In addition to the scalability issues, the following functionality requirements also needed to be addressed by on-going research and development efforts:

    - improving the user interface;

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
    - connecting the e-mail server with external databases;

    - completing spam detection and filtering functions; and

    - completing security enhancements for Unix Internet applications.

    As of the date of acquisition, Xoom.com estimated that approximately 50.0% of the research and development effort had been completed and expected the remaining research and development efforts relating to the completion of the SiteMail technology to continue from the date of acquisition through the release date of November 1998. The remaining development effort was estimated to require approximately four and a half months of engineering effort. Xoom.com estimated that three and a half full-time developers would be required to complete this project. The total cost of remaining development was estimated to be approximately $98,000. Xoom.com completed the project by the scheduled date and the actual costs of completion were not materially different than estimated.

    In connection with the Pagecount acquisition, Xoom.com acquired a Web page counter product, titled Pagecount. This product is a banner page counter that tracks the number of visitors that view a member's site. It further breaks down impression statistics, or page views by day, date and time. Other statistics include a list of locations from where the requests originated and the host names of up to 100 visitors. The software is maintained on the Pagecount server and tags are integrated into the Web site which interface with the Pagecount server. In exchange for the use of the Pagecount service, a banner advertisement may be placed on each counter image.

    Specifically, the nature, amount and timing of the remaining estimated efforts necessary to develop the acquired incomplete Pagecount technology into a commercially viable product included:

    - STAGE OF DEVELOPMENT: As of the date of the transactions, Pagecount was not yet able to handle large usage volumes and was only able to maintain statistical information for small members experiencing low levels of traffic. In addition, Pagecount did not have an advertising delivery capability and, historically, advertisements had to be superimposed onto the Web site by a human operator. This is a very inefficient method of placing advertisements onto Web sites and as volume increases it would be impossible to maintain the advertising inventory. At the date of valuation, Pagecount was developing an advertising delivery system that would maximize the advertising inventory being generated. Furthermore, additional development was required to integrate the Pagecount technology into its infrastructure in order for it to be compatible with its network.

    - ADDITIONAL RESEARCH AND DEVELOPMENT REQUIRED: Ultimately, the most significant research and development efforts related to the remaining engineering of the Pagecount server included its ability to permit:

       (A) advertisers in the network access to industry-standard reports;

       (B) advertisements to be placed into the network using industry standard delivery software; and

       (C) users to attain enhanced reporting and credit for having displayed a large number of banners, perhaps as a banner exchange offering.

    Xoom.com estimated that approximately 55.0% of the research and development effort had been completed at the date of acquisition and expected the remaining research and development efforts relating to the completion of the Pagecount technology to continue from the date of acquisition through the release date of mid-December 1998. The remaining development effort at the date of acquisition was estimated to require approximately five months of engineering effort. Xoom.com estimated that two and a half full-time developers would be required to complete this project. The total estimated remaining development effort equates to a total cost to complete of approximately $78,000.

Xoom.com completed the project by the scheduled date and the actual costs of completion were not materially different than estimated.

    AMORTIZATION OF DEFERRED COMPENSATION. Deferred compensation expense reflects the amortization of stock compensation charges resulting from stock options and restricted stock purchase agreements. Stock compensation charges increased to $1.4 million for the year ended December 31, 1998 from $248,000 for the year ended December 31, 1997. This increase was primarily attributable to the modification of some options, which required Xoom.com to accelerate the amortization of the related deferred compensation, which occurred during the quarter ended June 30, 1998, as well as an increase in the number of options Xoom.com granted to employees and consultants.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets totaled $1.8 million for the year ended December 31, 1998. This amount represents amortization of intangible assets and goodwill resulting from its acquisitions of Paralogic, Global Bridges and Pagecount and the purchase of selected assets of Revolutionary Software, amortized over periods ranging from 24 to 42 months.

    Xoom.com has determined that, in relation to the intangible assets and based on general and specific analysis, two to three and a half year estimated useful lives are appropriate. In general, the Internet is characterized by rapid technological change, changes in users and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices.

    The market for community-based direct selling channels on the Internet is new and rapidly evolving and competition for members, consumers, visitors and advertisers is intense. In addition, Xoom.com attracts members to its Web site with a variety of free services, including home pages, e-mail, chat rooms, electronic newsletters, clip art and software libraries, online greeting cards and page counters. In order to continue attracting members using these various methods, the free services must be constantly updated and improved.

    With respect to the purchased technology associated with all business and technology acquisitions, Xoom.com considered the effects of obsolescence, demand, competition, and other economic factors. Due to the rapid technological change involved in the Internet, Xoom.com estimated that new technologies would replace the intangible assets relating to the purchased technology within a two to three and a half year period.

    With respect to the goodwill associated with all of the acquisitions, Xoom.com considered the effects of obsolescence, demand, competition, other economic factors and expected actions of competitors and others. Based on these considerations, Xoom.com determined the positive effect of the acquisitions, and therefore the life of the goodwill, to be from 24 to 42 months.

    With respect to the intangible assets associated with Global Bridges, Pagecount, Revolutionary Software and ArcaMax, Xoom.com considered the competition for users of electronic mail, Web page counters and online greeting card services. Xoom.com also considered the fact that they provide free e-mail and online greeting card services to all members. Xoom.com expects to generate revenue from advertising and direct e-commerce to such users. The competition for these users is intense and Xoom.com expects that within two years Xoom.com or its competitors will develop new technologies that will render the existing products obsolete. The obsolescence of its existing technologies, without the introduction of new products, could result in a loss of members. As a result, Xoom.com determined the positive effect of the Global Bridges, Pagecount, Revolutionary Software and ArcaMax transactions, and therefore the life of intangible assets, to be from 24 to 42 months.

    NON-RECURRING CHARGES.  Non-recurring charges totaled approximately
$1.2 million in the year ended December 31, 1997. These charges consisted of a $243,000 write-off of costs associated with a discontinued product, and a $1.0 million provision for a legal dispute for a copyright infringement claim from Imageline relating to some of the clip art images that Xoom.com had licensed from an unrelated

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third party. This litigation might subject Xoom.com to significant liability for damages which could seriously harm its business, results of operations, cash flows and financial condition. This might result in invalidation of its proprietary rights. Even if the suit is without merit, it could be time consuming and expensive to defend, and this could result in the diversion of management time and attention, any of which might have a material adverse impact on its business, results of operations, cash flows and financial condition.

    INCOME TAXES. There was no provision for federal or state income taxes for any period as Xoom.com has incurred operating losses. As of December 31, 1998, Xoom.com had net operating loss carryforwards for federal income tax purposes of approximately $4.9 million. Xoom.com cannot assure you that it will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforwards will expire at various dates beginning in fiscal year 2011 through 2018 if Xoom.com does not use them. Due to the "change of ownership" provisions of the Internal Revenue Code, the availability of Xoom.com's net operating loss and credit carryforwards will be subject to an annual limitation against taxable income in future periods as a result of the transactions that formed NBCi.

    NET LOSS. Xoom.com's net loss for the year ended December 31, 1998 was $10.8 million and it was $3.1 million for the year ended December 31, 1997. The increase in the net loss was a result of an increase in operating expenses which were $14.1 million in the year ended December 31, 1998, compared to $3.7 million in the year ended December 31, 1997. The operating expenses in the year ended December 31, 1998 included amortization of goodwill and other intangible assets of $1.8 million related to acquisitions, and amortization of deferred compensation of $1.4 million. The operating expenses in the year ended December 31, 1997 also included amortization of deferred compensation of $248,000 and non-recurring charges of $1.2 million. The expenses in the year ended December 31, 1998 were partially offset by net revenue of $8.3 million. The expenses in the year ended December 31, 1997 were partially offset by net revenue of $841,000.

LIQUIDITY AND CAPITAL RESOURCES

    Prior to Xoom.com's initial public offering, it financed its operations primarily through the private placement of common stock. On December 9, 1998, Xoom.com completed its initial public offering of common stock, in which it issued 4,600,000 shares of common stock at a price of $14.00 per share. Proceeds from the offering were approximately $57.3 million, net of offering costs. On April 9, 1999, Xoom.com completed a secondary public offering of its common stock and issued 4,600,000 shares (including 600,000 shares issued in connection with the exercise of the underwriter over-allotment option) at a price of $66.00 per share. Of the 4,600,000 shares of common stock sold in the offering, 2,659,800 were sold by Xoom.com and 1,940,200 shares were sold by existing stockholders. Proceeds from the follow-on offering were approximately
$167.0 million, net of offering costs. On July 29, 1999, Xoom.com issued 960,028 shares to NBC for $57.29 per share in connection with a Stock Purchase Agreement dated June 11, 1999. Xoom.com received proceeds of $55.0 million.

    Xoom.com had cash and cash equivalents and short-term investments of approximately $56.6 million as of December 31, 1998 and $198.9 million as of September 30, 1999. Xoom.com regularly invests excess funds in short-term money market funds, government securities and commercial paper.

    Net cash used in operating activities was $3.6 million for the year ended December 31, 1998, $1.4 million for the year ended December 31, 1997 and $635,000 for the period from April 16, 1996 through December 31, 1996. Cash used in operating activities for the year ended 1997 was primarily the result of net losses, partially offset by an increase in the contingency accrual. Cash used in operating activities for the year ended December 31, 1998 was primarily the result of net losses and an increase in accounts receivable related to the growth of advertising revenues, partially offset by amortization of intangible assets related to its acquisitions, amortization of deferred compensation incurred in connection with the granting of options to employees to purchase common stock, an increase in current

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liabilities as a result of the growth of its business and a non-cash charge related to the issuance of warrants in connection with a loan agreement.

    Net cash used in operating activities for the nine months ended
September 30, 1999 was $14.9 million, and it was $3.1 million in the same period ended September 30, 1998. Cash used in operating activities in the nine months ended September 30, 1999 was primarily the result of net losses, $18.6 million, an increase in accounts receivable, $2.5 million, related to the growth of advertising revenues, and an increase in other assets, $7.6 million, related to an increase in long-term deposits, partially offset by amortization of intangible assets, $7.8 million, and in-process research and development charges, $2.6 million, related to Xoom.com's acquisitions, and an increase in trade accounts payable, $3.9 million, related to the growth of its business. In the nine months ended September 30, 1998, cash used in operating activities was primarily the result of net losses, $6.4 million and an increase in other assets and prepaid royalties, $1.4 million, partially offset by amortization of intangible assets, $1.1 million, and in-process research and development charges, $790,000, related to Xoom.com's acquisitions, the amortization of deferred compensation, $1.1 million, related to the granting of options to employees to purchase common stock, and the increase in trade accounts payable, $1.0 million, related to the overall growth of its business.

    Net cash used in investing activities was $4.7 million for the year ended December 31, 1998, $393,000 for the year ended December 31, 1997 and $64,000 for the period from April 16, 1996 through December 31, 1996. Cash used in investing activities in each period was primarily related to purchases of fixed assets, except for the year ended December 31, 1998, in which cash used in investing activities also included $2.0 million for the purchase of short-term investments and $731,000 of net cash for business and asset acquisitions.

    Net cash used in investing activities in the nine months ended
September 30, 1999 was $187.0 million and it was $1.4 million in the same period ended September 30, 1998. Net cash used in investing activities in the nine months ended September 30, 1999 was primarily related to the purchase of marketable securities, $198.5 million, partially offset by the maturity of investments, $18.5 million. The net cash used in investing activities in each period was also related to purchases of fixed assets and net cash paid for business acquisitions. From time to time, Xoom.com expects to evaluate the acquisition of products, businesses and technologies that complement our business. These acquisitions may involve cash investments.

    Net cash provided by financing activities was $62.8 million for the year ended December 31, 1998, $1.8 million for the year ended December 31, 1997 and $700,000 for the period from April 16, 1996 through December 31, 1996. Cash provided by financing activities was primarily attributable to net proceeds from the issuance of common stock and the issuance of notes payable to stockholders. In addition, for the year ended December 31, 1998, cash provided by financing activities includes $512,000 received in connection with a secured financing agreement with a leasing company and $1.3 million received in connection with a loan agreement. For the year ended December 31, 1998, cash provided by financing activities also included cash received from the issuance of 4,600,000 shares of common stock upon the completion of its initial public offering. Proceeds from the offering were approximately $57.3 million, net of offering costs. The cash generated by financing activities in 1998 was offset by $3.2 million used to repay notes payable.

    Net cash provided by financing activities in the nine months ended
September 30, 1999 was $222.8 million and it was $5.6 million in the same period ended September 30, 1998. Net cash provided by financing activities in the nine months ended September 30, 1999 was primarily related to proceeds from Xoom.com's secondary public offering, $167.0 million, and proceeds from the issuance of common stock to NBC, $55.0 million, partially offset by the repayment of notes payable $608,000. Net cash provided by financing activities in the nine months ended September 30, 1998 was primarily attributable to net proceeds from the issuance of common stock $5.5 million.

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    As of September 30, 1999, Xoom.com's principal commitments consisted of obligations outstanding under operating and capital leases. Although Xoom.com has no material commitments for capital expenditures, it anticipates a substantial increase in its capital expenditures and lease commitments consistent with anticipated growth in operations, infrastructure and personnel. Also, in the future Xoom.com may require a larger merchandise inventory in order to provide better availability to customers and achieve purchasing efficiencies.

    Xoom.com had notes payable relating to acquisitions totaling $1.7 million as of December 31, 1998 and $241,000 as of September 30, 1999. Total notes payable includes a note payable of $47,500, which bears interest at a rate of 5% and is due in equal monthly payments of $2,500 through July 2000 to the former stockholder of Global Bridges.

    In the year ended December 31, 1998, Xoom.com issued warrants to purchase a total of 314,747 shares of common stock at a price of $3.33 per share. These warrants were exercised prior to its initial public offering on December 9, 1998.

    On October 1, 1998, Xoom.com entered into a secured financing agreement with a leasing company. The agreement provides for borrowings of up to a cumulative amount of $1.0 million through July 31, 1999. As of September 30, 1999, its outstanding principal balance under this agreement was approximately $424,000.

    On November 3, 1998, Xoom.com entered into a secured loan agreement, which provided for borrowings of up to $2.8 million. In November 1998, Xoom.com borrowed $1.3 million under this agreement. Under the terms of the loan agreement, Xoom.com agreed to issue the lender a warrant to purchase up to 183,333 shares of common stock at an exercise price equal to $14 share. Xoom.com recorded a non-cash charge classified as a non-operating expense of approximately $1.5 million during the fourth quarter of 1998 based on the fair value of this warrant. As of December 31, 1998, all interest and principal amounts had been fully paid, and the loan agreement had been canceled. On January 11, 1999, the lender exercised the warrants in a net exercise transactions and purchased 116,231 shares of Xoom.com's common stock at a price of $14 per share. The effective interest rate on this secured loan agreement for the year ended December 31, 1998 was approximately 1,450%.

    Xoom.com believes that it has the financial resources needed to meet its presently anticipated business requirements, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy its liquidity requirements, Xoom.com may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to its stockholders. Xoom.com may not be able to raise any such capital on terms acceptable to Xoom.com or at all.

DISCLOSURES ABOUT MARKET RISK

    Xoom.com's exposure to market risk is principally confined to its short-term available-for-sale securities, which have short maturities and, therefore, minimal and immaterial market risk.

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
                                    BUSINESS

OVERVIEW

    NBCi is an integrated Internet media company that combines portal, community and e-commerce services designed to deliver a comprehensive, next-generation online experience to a global audience. Our online properties collectively were equivalent to the sixth-ranked site on the Internet in November 1999 with over 15 million unique visitors, according to Media Metrix reports, implying an aggregate Internet reach among home and work users of 24%. We deliver enhanced branded services and content with a growing emphasis on services that take advantage of Internet ubiquity and broadband access. NBCi integrates fast-growing and premier assets such as Snap.com, Xoom.com, NBC.com, VideoSeeker.com and NBC-IN.com and content from AccessHollywood.com. We combine the NBC media brand and related content with the complementary portal and navigation services of Snap.com and community and direct e-commerce services of Xoom.com to deliver a comprehensive, entertaining and compelling Internet experience to a broad audience. We believe our core services will provide the foundation for a next-generation media company whose e-commerce and community orientation will reach a diverse user base through a variety of interactive media including broadcast and cable television, radio and the Internet.

    We believe that our services create an environment that attracts users and encourages both longer and repeat visits as well as customer loyalty, resulting in a large base of registered members. These services are focused on generating both advertising and e-commerce revenue by allowing advertisers and merchants to reach a broad and segmented audience of Internet users. Our portfolio of content, community and e-commerce services include:

    - ENTERTAINMENT SERVICES: free rich media and broadband content, user-generated content, chat rooms and online greeting cards

    - INFORMATION SERVICES: free directory, global resources and information, local and personalized content and personal finance information

    - UTILITY SERVICES: e-mail, search engine, Web development tools, home pages, digital user storage and software libraries

    - E-COMMERCE SERVICES: business-to-consumer services and business-to-business tools such as auctions, price comparison shopping engine, database marketing, shopping directory, digital wallet, business portal and business directory

    We believe our ability to aggregate information about our consumers' interests across these online services, in combination with our ability to coordinate network advertising with NBC, will provide cross-selling and promotional opportunities that distinguish us from most of our competitors in the Internet industry. In addition, we have the ability to target customers with advertising and e-commerce opportunities using demographic data and information on buying habits, services used and lifestyle interests. This information is collected on a permission basis and we use it to assist advertisers in focusing and monitoring the effectiveness of their presentations, as well as to offer relevant e-commerce opportunities. We facilitate these transactions through our direct e-commerce platform and proprietary database management system.

    The total number of registered users on our various properties was over 16 million as of December 31, 1999, with new members registering at the rate of 33,000 per day during December 1999. In December 1999, our Internet properties had over 783 million collective page views. From these users we have generated $45.3 million and $10.4 million in pro forma revenues from advertising and e-commerce, respectively, in the nine months ended September 30, 1999.

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INDUSTRY BACKGROUND

    GROWTH OF THE INTERNET. According to IDC, the number of Web users will grow from approximately 97 million worldwide in 1998 to approximately 320 million worldwide by the end of 2002. In the first few years of the development of the Internet, general portals attracted the largest base of users as a result of the provision of search and directory services. Over the last few years, however, community sites have been among the fastest growing Internet sites as measured by the number of users. This is a result of the growing attraction of user-generated content and the desire for communication among like-minded individuals through chat and discussion forums. More recently, as the number of Internet users has increased, highly focused consumer and business sites have developed to attract audiences with a particular interest. The nature and form of content being provided on the Internet has also expanded dramatically as a result of an increase in the participation of media and commerce companies conducting their businesses on the Internet. In addition, traditional media companies have used their access to content and promotion to create and drive traffic to their own Web properties.

    ONLINE ADVERTISING AND DIRECT MARKETING. The growth of the Internet has created an important new advertising channel. In particular, the emergence of online community sites and their ability to collect detailed demographic data about users has allowed advertisers to target specific groups of people with an affinity for particular products and services. Tools not available in traditional advertising media, such as real-time measurement of "click-through" on advertising banners, further increase the attractiveness of Web advertising by giving advertisers instant feedback on campaigns without incurring major development costs. Advertisers can thus more easily deliver targeted messages in a cost effective manner. Forrester Research projects that the dollar value of advertising on the Web is expected to increase from approximately $2.8 billion in 1999 to approximately $22.2 billion in 2004.

    The ability to target potential customers with specific demographic characteristics is also facilitating the growth in direct e-commerce campaigns. These campaigns use e-mail to reach specific groups of buyers worldwide, offering them a significantly broader, yet more relevant selection of products. The costs of direct e-commerce via e-mail are dramatically lower than those of traditional direct marketing techniques and success rates are usually higher due to the availability of better information about the targeted audience. Forrester Research estimates that the amount spent on online direct marketing in the United States will increase from $420 million in 1999 to $11.8 billion in 2004, a which time online direct marketing is expected to comprise 53% of online advertising expenditures in the United States.

    BUSINESS-TO-CONSUMER E-COMMERCE. The Internet has become a significant global medium for e-commerce. The Internet allows companies to develop one-to-one relationships with customers worldwide without making significant investments in traditional infrastructure such as retail outlets, distribution networks and sales personnel. The convenience and vast selection of on-line shopping are also a significant factor in the growth of e-commerce. Additionally, an online consumer's ability to comparison shop is greatly enhanced by the ability to access multiple retailers via the Internet. According to Forrester Research, total online retail sales in the U.S. are expected to increase from $7.8 billion in 1998 to $108 billion in 2003. Forrester Research also projects that the number of U.S. households that shop online will reach 40 million in 2003.

    BUSINESS-TO-BUSINESS E-COMMERCE. The Internet also provides businesses the opportunity to transact with other businesses via online marketplaces and business portals by enabling buyers and suppliers to meet and automate transactions on the Internet. Online marketplaces take advantage of the buying power of a large customer base to attract a large number of suppliers, thereby allowing businesses to streamline complex processes, lower costs and improve efficiency. Forrester Research estimates that business-to-business electronic commerce in the United States will grow from $109 billion in 1999 to $1.3 trillion in 2003, accounting for 90% of the dollar value of all electronic commerce by 2003.

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
    BROADBAND NETWORK GROWTH. The increasing availability of higher speed Internet access from the home and the proliferation of Internet devices other than the PC are beginning to result in significant changes in the dynamics of Internet usage. The Internet is increasingly being used as a means to distribute video, audio and other high data-rate content, as well as distributed applications. Additionally, devices such as Internet enabled wireless phones and personal digital assistants are enabling users to access Internet content and services outside the home and office. As a result, consumers will access the Internet with greater frequency and duration, building a more valuable and loyal interaction between Internet services and users.

    RECENT CONSOLIDATION. By providing a complete set of content, information and services, Internet portals and communities attract a larger audience, offering a more attractive platform for companies advertising on the Internet or conducting e-commerce activities. Over the last twelve months, there has been significant consolidation in the Internet industry as a result of increased competition for users, advertising dollars and e-commerce sales revenue. Such consolidation allows companies to offer services more quickly than if they built them internally. Traditional media and cable companies have participated in this consolidation using their access to content, promotion and distribution to create significant Web properties.

NBCI STRATEGY

    By providing a broad array of professionally created and user-created content in a single service, we intend to develop the leading integrated media properties on the Internet. Our strategy is to build upon our key component assets, which are:

    - the NBCi name, capitalizing on the broad reach and appeal of the NBC television network brand to develop an online brand that will enable us to convert television viewers into users of our online properties;

    - Snap.com, a leading information, navigation and content aggregation portal service;

    - Xoom.com, a leading community based Web Site offering direct e-commerce and community services, and a large membership base; and

    - the Internet assets contributed by NBC, including NBC.com, NBC-IN.com and VideoSeeker.com and content from AccessHollywood.com, which provide access to a broad base of differentiated users and unique content.

    We intend to complete the integration of our online properties rapidly and cost effectively, to continually upgrade and expand our portfolio of services to increase the level of Internet traffic on our Web sites and to grow our registered user base. We intend to capture relevant data on such users to provide more relevant information to advertisers and more personalized service to our user base.

    BUILD AND ENHANCE OUR CORE BRANDS. We may integrate and promote our other core brands, such as Snap and Xoom.com, under the NBCi brand by leveraging our relationship with NBC and its strong appeal to television viewers and advertisers. We plan to use content recognizable by viewers of NBC television programs throughout our Internet properties to capitalize on synergies between on-air and online media. As a result, we believe we will be able to brand our Internet properties as an ideal destination for a more accessible, immersive and entertaining rich media environment providing value for both our users and our business partners. Our agreements with Clear Channel Broadcasting, NBC and others will enable us to tie together opportunities across multiple media platforms--Internet, broadcast, cable and radio--allowing us and our partners to reach and connect with virtually every household in the United States.

    We will promote the NBCi brand and continue to promote our other online brands through the purchase of $405 million in advertising through November 2003 on the NBC television network, CNBC,

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
MSNBC and NBC's owned and operated television stations. We believe our relationship with NBC provides us access to the premier television network. According to data furnished by Nielsen Media Research, for the television season that ended in May 1999, NBC was the most-watched television network during primetime among adults age 18 to 54 in the United States. Throughout the 1998-1999 television season, an average of more than 156 million people watched NBC television programming at least once each week, representing more than 60% of the population of the United States. In addition, the results of a study commissioned by NBC from Nielsen Media Research in 1999 indicate that, during the February sweeps period, NBC primetime programming attracted 25% more viewers with access to the Internet than the primetime programming of its nearest network competitor, and 65% more of such viewers than the primetime programming of the top ten cable networks combined.

    In addition to television advertising through our relationship with NBC, we have entered into an agreement with Clear Channel Broadcasting, Inc., under which our services will be promoted on 474 of Clear Channel's radio stations and integrated into the stations' companion Internet properties. We also intend to promote new brands and services such as SnapTV, through our strategic relationship with ValueVision International, Inc. We believe that this set of media links provides us with a diverse group of Internet entry points that will help us to extend our reach to potential users.

    INCREASE CONTENT AND SERVICE OFFERINGS TO GROW OUR USER BASE. We intend to increase traffic to our Web sites and membership by offering visitors attractive free services and content, and maintaining a large and diverse range of active communities centered around special interest categories. We believe that through our promotion on NBC and integration of NBC television content into our Web sites, we will also be able to attract an increasing number of television viewers. By increasing our user and member base, as well as expanding our distribution channels, we will create a more dynamic environment for our advertisers and e-commerce partners, allowing them to target specific audiences across various media. A key component of our distribution model is our innovative SnapLENS system which enables the rapid and cost effective creation of special versions of the Snap.com Web site, with a unique "look and feel," customized content and targeted advertising.

    CREATE A VALUABLE ADVERTISING AND E-COMMERCE FRANCHISE. We intend to maximize revenue streams and create a valuable advertising and e-commerce franchise by focusing on a number of key strategies, including:

    - expanding our advertising customer base by leveraging NBC's extensive advertising relationships to create synergies between on-air and online media and create unique ways for advertisers to reach consumers;

    - increasing the average size and duration of our advertising contracts by offering special sponsorship and promotional advertising and marketing programs across our media properties;

    - obtaining higher average advertising rates by increasing the ability of advertisers to provide highly targeted advertising to our membership base;

    - hiring additional direct sales representatives and continuing to invest in improving our advertisement serving and targeting technology; and

    - expanding our e-commerce product offerings and services, such as magazine subscriptions, appliances, games, photography supplies, home and auto insurance, wireless telecommunication services and membership clubs.

    AGGREGATE USERS AROUND SELECTED VERTICAL CONTENT AREAS. We intend to selectively develop, partner with or acquire vertical content areas to create active sets of users with similar interests. A vertical content area is a Web site on topics of general interest such as sports, weather or health, which is supported by professionally created content and may contain chat rooms, bulletin boards and e-commerce product offerings related to that particular topic. As opposed to a general Web audience,

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users with a specific set of interests provide opportunities to sell more targeted advertising and facilitate more online transactions. Advertisers are willing to pay premium prices to reach such targeted audiences. By providing unique content, we intend to develop large databases of users with common interests. A key component of this strategy will be to leverage and build upon Xoom.com's community sites and membership base. Similarly, usage of NBC.com, VideoSeeker.com and NBC-IN.com's network of local sites provides demographic and affinity segmentation that may be highly desirable to advertisers. We will also seek to identify opportunities to leverage partner relationships and selectively seek acquisitions in areas of particular value to accomplish this goal.

    LEAD NEXT-GENERATION BROADBAND AND WIRELESS INITIATIVES. The Internet is increasingly being used as a means to distribute video and audio content, gaming services and distributed applications. We believe that as broadband access proliferates and users become increasingly attuned to broadband content and services, our industry-leading capabilities in this area will serve to differentiate us from competitive sites. Widespread deployment and adoption of broadband technology should accelerate the acceptance of the Internet as an important new medium for distributing such content, as well as next generation products with significantly more functionality and value for users. Snap was one of the first portals to deliver broadband content through the Snap.com For Higher Speed Users Web site. VideoSeeker.com provides our users with access to streaming video content on the Web. Our agreement with Telocity, a national broadband service provider, will provide users with a co-branded, high speed Internet access service. This service will be specially designed for broadband users to take advantage of improved video and audio technologies. We intend to seek additional opportunities to vastly expand the nature and amount of broadband content available to our user base through internal development, acquisitions and strategic alliances. In addition, we also intend to utilize emerging technologies, such as wireless Internet access devices to reach more users more times each day.

    BUILD OUR BUSINESS-TO-BUSINESS OFFERINGS. We intend to leverage our key business-to-business assets to selectively enter the rapidly expanding business-to-business e-commerce marketplace. We intend to leverage our existing business-to-business assets, which include a business portal, a business directory comprised of more than seven million businesses, including 750,000 registered members, and a comparison engine allowing users to compare the prices of products offered by multiple suppliers. We also believe our experience in operating an online auction site, our relationships with our current business-to-business partners and users, and our skills in content management, direct e-commerce marketing and database management will facilitate our entry into the business-to-business market. We intend to rely on the substantial experience of our board of directors in identifying opportunities where we can obtain a leadership position with a view towards long-term value. To become the industry leader in our selected categories, we will need to quickly obtain a dominant position by acquiring companies in our targeted markets.

    ACCELERATE PURSUIT OF INTERNATIONAL OPPORTUNITIES. We intend to rapidly expand our platform internationally by providing our Web sites in local languages and offering our services to local advertisers and e-commerce companies. We also plan to leverage NBC's worldwide relationships to expand our operations internationally. The international market for Internet services is not as mature as in the United States and opportunities exist to take a leadership position in several foreign markets. We have targeted several European and Asian countries for possible international expansion and are currently seeking local partners to help facilitate such expansion and provide local support in terms of personnel and promotion.

    CONTINUE TO DEVELOP OR ACQUIRE LEADING-EDGE TARGETING TECHNOLOGY AND SOFTWARE. We intend to continue to develop leading edge technologies to provide our users the highest possible level of service and our advertisers and e-commerce partners the benefit of our proprietary targeting capabilities. Areas of focus for consumer services include broadband technologies for the delivery of streaming video and audio, and communication tools such as e-mail, messaging and Internet telephony, among others.

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Advertisers currently benefit from the integration of advertisements and product offers within search requests on Snap.com. We have developed a proprietary system for database stratification, offer targeting and delivery. This system uses demographic and personal interest information provided by our members' prior purchasing history, along with data appended from third party providers, to determine a set of offers most likely to appeal to individual members. We intend to expand and improve on these capabilities by continuing to invest in the development of new technologies or by acquiring such technologies through acquisitions, joint ventures or strategic alliances.

OUR INTERNET ASSETS, PRODUCTS AND SERVICES

    We provide a comprehensive and compelling online experience to users worldwide via our powerful branded Web properties that incorporate entertainment, information, utility and e-commerce services delivered across all bandwidths. NBCi's select portfolio of online properties is comprised of highly popular, content-rich sites and services geared to specific audiences with various interests and needs.

    NBCI INTERNET ASSETS

[Snap.com logo]         SNAP.COM. Snap is currently NBCi's Internet portal service and flagship consumer brand. Snap offers efficient, high-quality
                        Internet search results, comprehensive directory listings, proprietary Resource Centers and engaging content from hundreds of leading Web publishers.

[Xoom.com logo]         XOOM.COM. Xoom.com is a leading online community service that provides members with services such as home page development tools and digital storage space. Members also receive targeted product and service offerings from partner merchants and advertisers.

[NBC.com logo]          NBC.COM. NBC.com is a full-scale online offering from the NBC
                        Television Network, featuring original online programming, comprehensive backgrounds on the network's shows and stars, interactive promotional campaigns, and innovative online product offerings linked directly to on-air programs. Visitors to the site will find a growing lineup of exclusive video content, show-related games and downloads, exclusive Web content designed to complement and extend NBC shows and network branding into the online space.

[NBC-IN.com logo]       NBC-IN.COM. NBC-IN.com is a resource for valuable local information on the Web, providing access to local content via the Web sites of over 100 local NBC television affiliates nationwide. Users can find promotions, contests and coupons, and various other local
                        information such as job and real estate listings, eateries and television programming.

[VideoSeeker.com logo]  VIDEOSEEKER.COM. VideoSeeker.com is a leading-edge video resource on the Internet-a one-stop, on-demand service featuring popular video content from NBC and third-party programmers. VideoSeeker is building a comprehensive video directory on the Web, with popular video content channels and user-friendly search capabilities.

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    PRODUCTS AND SERVICES

    The following chart illustrates the categories and services that NBCi offers through our online properties:

             CATEGORIES                              SERVICES
Entertainment Services                 Free rich media and broadband content
                                       User-generated content
                                       Chat rooms
                                       Online greeting cards
Information Services                   Free directory
                                       Global resources and information
                                       Local and personalized content
                                       Personal finance information
Utility Services                       E-mail
                                       Search engine
                                       Web development tools
                                       Home pages
                                       Digital user storage and software
                                       libraries
E-Commerce Services                    Auctions
                                       Price comparison shopping engine
                                       Database marketing
                                       Shopping directory
                                       Digital wallet
                                       Business portal
                                       Business directory

    ENTERTAINMENT SERVICES

    FREE RICH MEDIA AND BROADBAND CONTENT. Through NBC.com we offer information and promotion for NBC on-air broadcasts as well as original show extensions developed specifically for Internet users. We provide show descriptions, episode updates, actor biographies, schedule information, "backstage tours", online-only interviews, online show "spin-offs", Internet-only segments and program trivia for NBC entertainment programming. We also adapt program content owned by or licensed to NBC for interactive uses, such as games and photo galleries. Through AccessHollywood.com, we leverage the popularity of an on-air show to attract online users interested in up-to-date entertainment industry news and online extensions of the show. Our Videoseeker.com service is an innovative, on-demand video service with search capability that provides access to various NBC-related and third party video content.

    To provide a more entertaining and dynamic online experience, we have developed several initiatives to provide an enriched offering of our services to broadband-enabled Internet users. Our Snap.com For Higher Speed Users, launched in March 1999, uses innovative broadband technology to optimize users' access to rapidly-evolving forms of content, including video, audio, animation and gaming, to create a richer Internet experience. This service enhances and supports the core

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functionality of Snap.com by offering multimedia content and navigation services to the expanding number of users with high-speed Internet access. In addition, because Snap.com For Higher Speed Users is positioned as an alternative rather than a separate product experience, users can switch easily between Snap.com and Snap.com For Higher Speed Users while keeping all of their personalization and membership settings intact.

    Through our relationship with Telocity, we expect to offer a co-branded high-speed Internet access service to consumers by the third quarter of 2000. Through this co-branded service we expect to provide entertainment, shopping, games, search applications and other utility services designed for broadband users.

    USER-GENERATED CONTENT, CHAT ROOMS AND ONLINE GREETING CARDS. Our members can participate in one or more of over 200 topical communities where they can exchange ideas and information. Members may also enter specialized forums such as Investor Place, Women's Circle or Health & Fitness, where they can gain access to professional content and special product and service offers available only on our Web sites. We also generate significant user created content by offering members the tools necessary to create their own personalized Web sites and then provide the digital storage space to add their sites to the Internet. Our community services include user created content, chat, bulletin boards, electronic newsletters, online greeting cards, games and other services, which enable us to attract and retain customers. These services build a long-term relationship between NBCi and our visitors and members. By serving as a virtual meeting ground for many people, we continue to broaden our reach and increase the opportunities for our advertisers and e-commerce partners.

    INFORMATION SERVICES

    FREE DIRECTORY. The Snap Directory is a hierarchical listing of Web pages that have been selected and summarized by us into 22 topic categories. The Snap Directory enables a user to click on an entry and look through a hierarchy of relevant Internet sites for various areas of interest. Our directory assists the user by providing abstracts for each entry. The Snap Directory is hand built by our editors, and we believe that searches through our directory return more accurate results than searches through most of our competitors' mechanically compiled directories. As of December 31, 1999, our directory contained over 800,000 entries.

    Our LiveDirectory is a unique service that allows our members to submit their Web sites and any other Web sites to our search and navigation service quickly and easily. The LiveDirectory enables our members to monitor when updates to their submitted Web sites occur and to determine the popularity of such Web sites. The LiveDirectory is continually updated by the addition of new sites by submitting members and ensures that our collection of searchable Web sites remains up to date. The LiveDirectory is created and maintained through a combination of GlobalBrain.net Inc.'s proprietary popularity ranking process and by our editors, who choose the most popular and significant Web sites included in the LiveDirectory for inclusion in the Snap Directory.

    GLOBAL RESOURCES AND INFORMATION. We maintain direct links to MSNBC News, MSNBC Sports and CNBC.com, which provide users with access to breaking news, worldwide sports and financial information. Content from national news magazine shows such as Dateline NBC is available via links to MSNBC.com, and users can link to NBC's site devoted to the Olympics through NBC.com. We also offer a platform to gather information from and interact with national and international government agencies.

    LOCAL AND PERSONALIZED CONTENT. The NBC-IN.com Web site serves as a portal to a network of local news and information Web sites developed in collaboration with 104 NBC-owned and NBC-affiliated television stations throughout the United States. When a user identifies a particular city of interest, NBC-IN.com enables the user to connect with the Web site of the local NBC-owned or

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
NBC-affiliated station in that city. On the local station Web sites connected by NBC-IN.com, users can access news, sports and weather from MSNBC and, in the case of NBC affiliates, the local station itself. Users can also access services such as job searching, local advertising for real estate and automobiles, restaurant reviews and telephone directories customized for the relevant geographic area. Information from local government agencies is also available through our Web sites. Most of the content appearing on the NBC-IN.com Web sites is obtained from unaffiliated content providers, often through exclusive relationships with NBC-IN.com. The NBC-IN.com network of station Web sites offers advertisers a city-by-city advertising platform tailored to local needs with on-air and online cross-promotion, anchored by the NBC brand. We provide a portion of each local site's content through strategic relationships with Web sites such as Big Yellow, Auto-by-Tel and CareerBuilder. These content providers pay a fee to NBC-IN.com to furnish search or other functionality in a particular category such as auto and real estate sales, apartment rentals, telephone directory services and job searching services for the geographic areas covered by each site throughout the NBC-IN.com site network. As subsidiaries of NBC, the 13 stations owned by NBC have historically included all content furnished by NBC-IN.com on their Web sites, but they are not presently under a written obligation to do so.

    In addition to providing users local information through NBC-IN.com, we have developed a number of personalization tools, integrated in the MySnap service, that allow users to compile and format Internet content and advertising information according to their specific interests. MySnap allows users to create permanent filters for continually changing Internet-based information such as stock quotes, weather and sports scores, compile linked news headlines in selected categories, and access personalized locally-relevant information, such as movie and television listings, simply by entering a zip code. MySnap also offers e-mail and a reminder features with access to value-added Internet content. MySnap seeks to complement our comprehensive search functionality by positioning Snap.com and Snap.com For Higher Speed Users as a single source for users' recurring information needs.

    PERSONAL FINANCE INFORMATION. CNBC.com LLC, in which we own a 10% interest, is an Internet financial information service developed by NBC in connection with its CNBC cable television channel, one of the leading business and financial news channels on television. CNBC.com seeks to leverage the CNBC cable brand to become the leading Internet provider of comprehensive, real-time financial information and analytic tools. CNBC.com also offers commentary and analysis from CNBC.com editorial personnel, personal financial portfolio tracking, and community features together with links to selected business news via MSNBC to satisfy the full array of its users' financial information needs. CNBC.com plans to feature subscription services and finance-related e-commerce services. CNBC on-air personalities are featured on different areas of the Web site, to contribute to the identification of CNBC.com with the CNBC cable brand.

    UTILITY SERVICES

    E-MAIL. We offer members free e-mail accounts that allow them to check e-mail from anywhere at any time. The sophisticated e-mail service includes an integrated spell-checker and filter that enables the user to easily choose to receive only certain types of e-mails.

    SEARCH ENGINE. Our search capability allows users to execute query-based searches of the Web and other premium content databases or the Snap Directory. A search can be effected using simple keywords, phrases or full text natural language searches. In addition to its general search function, Snap.com also offers users a more focused or "search only" service that allows for natural language queries or special search expressions. Our exclusive license agreement with GlobalBrain.net, Inc. for GlobalBrain.net's proprietary search technology, enables our search engine to rank sites by user preferences and formulate a search response that reflects the popularity and relevance of the sites to which the user is referred. The GlobalBrain.net technology will also enable the customization of search results for different user groups, by reflecting differences in preferences based on country of residence, occupation, age or other variable we choose to set.

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    We have also created Snap "Guides to" resource centers to provide a comprehensive, targeted first stop for searches in popular areas of interest on Snap.com. Snap's resource centers serve as "mini-portals", delivering intelligently compiled search results in over 500 niche areas of interest. In addition, because our product managers can build resource centers and assemble relevant content quickly, we have used resource centers to build search capability opportunistically around topics of current interest as well as contextual programming developed through our strategic relationship with NBC. Resource centers provide full-service access to information sources as well as to e-commerce opportunities, enabling users to commence and complete transactions, from locating a source of information about a particular service or product, to identifying appropriate providers, and finally to consummating a transaction for the specific product or service needed.

    WEB DEVELOPMENT TOOLS, HOME PAGES, DIGITAL STORAGE AND SOFTWARE
LIBRARIES. We offer Web development tools that allow our users to build personal Web sites complete with the latest in Web page features such as multimedia capabilities, counters that track and gather useful data about Web site visitors, clip art and streaming video. In addition to providing tools to build the Web sites, we also provide the digital storage that allows our members to add their sites to the Internet. Members can also set up direct links to their personal Web sites, allowing them to take advantage of our services without the need to access our Web site directly. We also offer many free downloadable software choices from our extensive free software library. Our members rely on us to provide them with continually updated and expanded software choices that further enhance their online experience. These services strengthen our relationship with our members and incentivize them to provide the valuable personal information that our advertisers and e-commerce partners use to offer our members targeted products and services.

    E-COMMERCE SERVICES

    AUCTIONS. We offer our individual and business members the ability to sell and buy goods via online auctions. Our service permits member sellers to list items for sale, member buyers to bid on items of interest and users to browse through listed items in a fully-automated, topically-arranged, intuitive and easy-to-use online service that is available 24-hours-a-day, seven-days-a-week. Our basic and advanced search capabilities are available for users of the auction service to search for and identify items of interest. Non-member sellers pay a nominal placement fee for an item based on the seller's minimum price for the item. At the end of the auction period, if a bid exceeds the seller's minimum price, we automatically notify the buyer and seller via email and then the buyer and seller consummate the transaction independently of us. Buyers are not charged for making bids or purchases through us. At no point during the process do we take possession of either the item being sold or the buyer's payment for the item. Following completion of a transaction, each user is able to submit compliments or criticism to the trading profile of the seller. As we continue to develop and refine our auction sites, we expect to build in many more modern features that are a natural product extension, for example "group" buying.

    PRICE COMPARISON SHOPPING ENGINE. To assist members in their online purchases we provide an online comparison shopping guide and purchasing service. This service allows consumers to easily and quickly shop online for the products they want at prices they desire. This technology also enables us to collect valuable e-commerce related data about our online buyers, including information about their preferences and purchase history. We use this data to better target online buyers with products and services based on their individual needs. We also provide a shopping service that brokers consumer transactions, serving as an infomediary between online shoppers and more than 300 merchants, allowing consumers to easily and quickly compare prices and shop online, without having to navigate through multiple merchant Web sites. To enhance the shopping experience we also offer free, objective and up-to-date reviews of top products in dozens of merchandise categories, provided by Productopia, Inc., a third party product review service. Along with third party reviews by Productopia, users of the

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comparison engine also have access to unbiased merchant quality rankings from
BizRate.com, a leading Internet merchant rating site.

    DATABASE MARKETING. We use the unique characteristics of the Web to cost-effectively market products and services to our growing member base. We believe we have created an innovative online sales channel with low customer acquisition costs. We have gathered a significant base of information about our members through registration information, responses to promotional campaigns and purchasing information obtained from third parties. As more members join Xoom.com and Snap.com, participate in our topical communities and use our other free services, and as we obtain additional purchasing history data, the level of information about our members will continue to grow. To become a member, a visitor must provide a valid e-mail address as well as permission to be re-contacted with targeted news and product offers by e-mail. We apply a sophisticated direct e-commerce approach to generate product sales. Unlike traditional direct marketing campaigns, which typically use paper-based promotional materials delivered by mail, our campaigns use regular e-mails to communicate offers to members, significantly reducing the cost of reaching the consumer. The interactive nature of the Web enables us to present such offerings in a more complete and dynamic manner than allowed by paper-based delivery systems. Prior to introducing new product offerings to our entire membership base, we select a subset of members for the purpose of test-marketing a campaign. We have developed campaign-management software that uses statistical techniques to analyze a test campaign and to predict the expected response rate to such a campaign if it is rolled out to a larger group of members. We can also analyze the effects of variations in price, graphics and copy. Results are usually available in less than one day. On the basis of these tests, we select product offers for a larger audience and modify them to maximize response rates, sales, profitability and member retention. Testing also increases the accuracy of our forecasts of product demand. As a result, we typically are able to carry small amounts of inventory, thus lowering overhead and the risk of write-offs.

    SHOPPING DIRECTORY. We offer our visitors and members a variety of shopping opportunities through our shopping directory. We facilitate online transactions by providing custom tailored buying opportunities for visitors and members and enabling customers to easily buy products or services from a wide variety of suppliers in a seamless, "one stop shopping" experience. In addition to offers via e-mail, members may purchase products through various themed areas on the Xoom.com and Snap.com Web sites such as Investor Place and Health & Fitness and other sites controlled by us such as the Xoom.com shopping channel and, in the future, SnapTV.com. Under our Buyer's Club, our partners allow us to offer their users the ability to receive pre-approved direct e-mail offers from us. In return, we offer to manage their e-mail databases, offer to share revenue from product sales and offer our e-commerce solutions. We currently manage approximately 2.5 million e-mail addresses and third party sites, including Roxy.com, Talk City, Ulead Systems and NameSecure.com. In addition, we have access to over one million other e-mail addresses from third party sites who prefer to send these direct e-mail offers themselves. These partners include BuyItNow, BuyONet.com and Mplayer.com, among others.

    DIGITAL WALLET. Our My Wallet-TM- offering is a secure e-commerce solution that allows our users to shop for various products from our sites and our partner merchants in one easy transaction, which makes the shopping experience more convenient and strengthens our relationship with the shopper. This digital wallet is capable of storing multiple billing and shipping addresses as well as credit card information in a safe and secure location. This allows consumers to enter their personal data once and conveniently access it every time they make purchases, without having to re-enter their information with each purchase.

    BUSINESS PORTAL. We offer our small business users a variety of business services, resources and e-commerce opportunities at our business portal located at business.snap.com. This site offers services provided on other areas of our Web sites but tailored for business users as well as co-branded services

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provided by our partners. Services and resources available to business users at our business portal include an online calendar and address book, free business cards, assistance with developing a business plan and corporate credit cards.

    BUSINESS DIRECTORY. Our global business directory provides a listing of over seven million businesses in 250 countries. 750,000 of the businesses listed in our directory have elected to become registered members. Membership enables them to get a premier listing in our directory and provides them an opportunity to receive targeted e-commerce product and service offers.

STRATEGIC ALLIANCES

    NBC BRAND INTEGRATION AND LICENSE AGREEMENT. We have an agreement with NBC that allows us to use the "NBC" trademark, multicolor logo and soundmark on our Web properties. This will assist us in building our core brands and help us to turn a large portion of the NBC television viewers into NBCi online members. The license agreement licenses to us the exclusive right to use the Web site addresses of NBC.com, VideoSeeker.com and NBC-IN.com, in connection with interactive delivery of content from NBC's television programming. NBC retains the title to such Web site addresses.

    The license agreement also grants us an exclusive license to use, reproduce and display on our Web sites short content from some NBC television programs. Our agreement contains limited non-competition provisions restricting both parties from competing with each other in some areas of business. For example:

    - both parties are limited in their ability to authorize co-branding of any of the their respective properties, products or services by a competitor of the other;

    - neither party can invest in, purchase or loan money to a competitor of the other; and

    - NBC has granted us first look rights in relation to acquisitions of our non-primary competitors and related businesses.

    The license agreement will continue in perpetuity unless terminated on grounds set forth in the license agreement, including:

    - by either party, if NBC or its subsidiaries no longer own at least 5% of NBCi; or

    - by NBC, in the event of a change of control of NBCi.

    VALUEVISION/SNAPTV. To expand the market for our e-commerce services and obtain direct access to the cable television audience, on September 13, 1999, we entered into a strategic alliance with ValueVision International, Inc., consisting of re-branding and electronic commerce agreements, including television home shopping, Internet shopping and direct e-commerce initiatives. Under the terms of the agreements, Snap granted ValueVision a ten-year, exclusive license to use Snap's "SnapTV" trademark for the purpose of operating a television home shopping service and a Web site at www.snaptv.com in exchange for a royalty of 2% of gross revenues received from Internet users in connection with commerce opportunities on the SnapTV Web site. ValueVision's television home shopping network, currently called ValueVision, will be re-branded as SnapTV. The re-branding will be phased in during the first half of 2000. This partnership is an important part of our strategy to gather members from various media sources and become a fully integrated media company.

    We will become the exclusive direct electronic commerce partner for SnapTV, managing all such initiatives, including database management, e-mail marketing and other sales efforts. Direct online shopping offers will include our products and services, as well as SnapTV merchandise. ValueVision and NBCi will share revenues from all such initiatives. ValueVision and Snap will roll-out a new companion Internet shopping service, SnapTV.com, featuring online purchasing opportunities that spotlight products offered on-air along with online-only e-commerce opportunities offered by SnapTV and our merchant partners. In addition, we have the exclusive right to sell all Internet advertising on SnapTV.com and will retain 50% of the revenues generated from such advertising. The SnapTV.com online store will be featured prominently within Snap.com's shopping area.

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    CLEAR CHANNEL BROADCASTING.  We have entered into an agreement with Clear
Channel Broadcasting, Inc. a globally diversified media and outdoor advertising company, which operates, or is affiliated with over 500 radio stations worldwide. The agreement provides that NBCi, through Xoom.com, will be the exclusive provider of free Web site space, chat rooms and Web e-mail on 474 Clear Channel Web sites and that NBCi, through Snap.com, will be the premier provider of search and directory services on all Clear Channel Web sites. Although we can promote Xoom.com or Snap.com on the Clear Channel Web sites, we cannot display the NBC brand. NBCi, through Xoom.com, also has the exclusive right to send direct advertising and marketing offers to members associated with the services provided by Xoom.com on the Clear Channel Web sites. Additionally, we have agreed to purchase at least $3.5 million per year of advertising on the Clear Channel radio network and billboards. This partnership broadens our reach beyond the Internet and television into radio, thereby strengthening our position as a truly integrated media company.

    TELOCITY. In December 1999, we entered into a strategic partnership with Telocity, Inc., a national broadband service provider to bring "plug and play" broadband Internet services to home residences. Under the agreement with Telocity, we expect to provide a co-branded, high-speed Internet access service to consumers by the third quarter of 2000. Under the agreement, we will also promote Telocity's "plug and play" technology, a service that enables consumers to obtain broadband services through the installation of a digital subscriber line modem without additional telephone or computer equipment. This partnership enables us to remain at the leading edge of broadband network growth and helps position us as a dominant broadband content provider.

    CNBC.COM. We currently own a 10% interest in CNBC.com and a subsidiary of NBC owns the remaining ownership interests. CNBC.com is an online service that provides financial information and analytic tools that is generated by CNBC and other sources. Our equity interest is subject to restrictions against transfer by us. Our equity interest has no governance rights with respect to CNBC.com other than the right to vote such equity interest with respect to matters requiring approval by a vote of equity holders of CNBC.com under the limited liability company agreement of CNBC.com. However, as the indirect holder of the remaining 90% interest in CNBC.com, NBC will have effective control over any matters subject to approval by a vote of equity holders. In addition, in the event that NBC assigns or transfers more than 50% of the equity interests in CNBC.com to a third party, NBC may compel us to transfer our equity interest in CNBC.com as well, and in some circumstances we may compel NBC to include our equity interest in such a transfer by NBC. We also intend to enter into a carriage agreement with CNBC pursuant to which CNBC will provide specific services and some content from CNBC.com to NBCi.

    In the normal course of business, we have entered into a number of strategic alliances with a variety of online properties to increase the distribution of our products and services, to obtain access to content and to provide our members with access to unique services and technologies.

MARKETING

    Our strategy is to leverage the promotional reach of NBC to turn television viewers into visitors and registered members. We intend to stimulate brand awareness and user demand for our services through integrated marketing elements including outdoor, television, radio and Internet advertising as well as promotions and sponsorships. We also seek to leverage the marketing reach of our distribution partners and content providers through a range of joint marketing programs such as the SnapLENS initiative, which enables rapid creation of customized versions of our Snap.com Web site centered around specific promotions, events or interest areas. In addition, we cross-promote our services with content providers though advertising swaps in both traditional and online media.

    We have also entered into distribution agreements with selected Internet companies to increase our reach. For example, since February 1999, Snap.com has been listed as a search and navigation serice on Netscape's Netcenter Web site accessible via the "Internet Search" button, for which we pay Netscape a fee based in part on the number of visits to Snap.com initiated through Netscape. Netscape currently displays eight premier providers, including Snap.com, on an equal placement basis, and has

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agreed to limit the total number of premier providers to nine. Snap's agreement with Netscape has a term of one year, expiring June 30, 2000.

ADVERTISING

    We believe we can leverage our relationship with NBC to offer advertisers cross-promotion capability by coordinating network advertising with a variety of advertising opportunities on the NBCi Web sites. Through our relationship with NBC, we have the ability to coordinate advertising strategies to reach NBC's substantial broadcast and cable television viewing audience. In addition, the capabilities of the Internet have increased advertisers' emphasis on tracking users carefully to connect with audiences that fit specific buying profiles. Targeted Internet advertising campaigns, through directory and channel advertisements or keyword advertisements, provide opportunities to engage in high response, product-specific advertising. In order to provide such audiences to advertisers, services and sites must develop technologies to enable them to conduct complex demographic profiling of consumers. We have developed a registration methodology and underlying databases that enable us to differentiate among users. Through user segmentation, we intend to continue to provide highly targeted content selected by our editors in conjunction with related e-commerce opportunities, increasing the effectiveness of advertising messages.

    We have a direct sales organization, located in New York and San Francisco, that is dedicated to developing and maintaining close relationships with top advertisers and leading advertising agencies nationwide. As of December 31, 1999, we had 74 employees in our direct sales organization. Our sales organization is focused solely on selling advertising on all of our online properties. Our sales organization consults regularly with advertisers and agencies on design and placement of their Web-based advertising, provides advertisers with advertising measurement analysis and focuses on providing a high level of customer service and satisfaction.

    Advertisers and advertising agencies typically enter into short-term agreements, of an average of one to two months in duration, under which they receive a guaranteed number of impressions, i.e., the number of times an advertisement is seen by a user, for a fixed fee. We have experienced, and expect to continue to experience, a variable renewal rate for our advertising contracts. Advertising on our Web sites currently consists primarily of banner-style advertisements that are prominently displayed at the top of pages on a rotating basis throughout our Web site. From each banner advertisement, viewers can directly access the advertiser's own Web site through a hyperlink, thus providing the advertiser an opportunity to directly interact with an interested customer.

    We have signed a number of long-term sponsorships of a minimum of six months duration as a result of the growth in reach of our Web sites and the desire of advertisers to reach our membership and user base. Such sponsorships generally provide for specific placement on our online properties and the delivery of a minimum number of impressions over the course of the contract. We have signed such agreements with Job Options and NECX, among others.

ADVERTISING CUSTOMERS

    During the nine months ended September 30, 1999, we had approximately 504 advertisers on our Web sites. For the nine months ended September 30, 1999, the five largest advertising customers, Mail.com, BuyItNow.com, iVillage, iOwn and InsWeb, accounted for approximately 24% of pro forma advertising revenue (approximately 19% of total net revenue). The following is a list of our top 15 advertising customers by net revenue for the nine months ended September 30, 1999:

AutoTrader.com LLC
BuyItNow.com, LLC
HealthAxis.com, Inc.
Hearst Communications, Inc.
InsWeb Corporation
Intel Corporation
iOwn, Inc.
iVillage, Inc
JobOptions, LLC
LendingTree, Inc.
Mail.com, Inc.
NECX Direct LLC
NextCard, Inc.
Preview Travel
Tower Records.com

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CUSTOMER SERVICE AND SUPPORT

    We believe that the strength of our customer service and technical support operations is critical to our success in maintaining our membership base, increasing membership and encouraging repeat usage and purchases. We have established a team of customer service and technical support professionals who process inquiries and monitor the status of orders, shipments and payments, operating from 7 a.m. to 6 p.m. Pacific time Monday through Friday. Members can access customer service by e-mail and through a toll-free telephone number. We intend to enhance and automate the e-mail response portions of our customer service and technical support operations in the near future.

TECHNOLOGY AND INFRASTRUCTURE

    We use Exodus Communications, Inc. and GlobalCrossing Global Center to house our network servers and to provide and manage power and maintain the correct environment for their networking and server equipment. We intend to standardize our network and mail platforms between our principal and satellite offices. In addition, we will seek to standardize the hardware and software used by our various businesses by making purchases through a select group of vendors. We do not presently expect to incur any material costs due to the consolidation of vendor and supplier relationships. We will continue to strive to rapidly develop and deploy high-quality tools and features into our systems without interruption or degradation in service. In addition, we will continue to upgrade and expand our server and networking infrastructure in an effort to ensure fast and reliable access to our Web sites.

    We have developed an open standard hardware and software system that is designed for reliability. Our system architecture is based on a distributed model that is highly scalable, flexible and modular, emphasizing extensive automation and a high degree of redundancy that is designed to minimize single points of failure. The system integrates site management, network monitoring, quality assurance, transactions processing and fulfillment services. Currently, the system has 2.5 terabytes of unformatted disk space and has a peak bandwidth of over 300 megabits per second.

    We also use third-party and public domain server software that we have optimized internally, and internally developed tools and utilities. Requests for files are distributed to the appropriate servers using load distribution and balancing hardware. We also employ in-house monitoring software that includes automated diagnostic programs and intelligent agents that test and measure system response, create reports for evaluation by technical staff and generate pager calls in the event of system failures. Additional software monitors abuse of the site by members and potential hackers. Reporting and tracking systems generate daily membership, order and campaign reports. Membership and mailing engines allow for efficient deployment of member data and targeting of e-mail campaigns.

    We store member-generated content on a redundant array of independent disks. We store member profile information on multiple disk arrays using Oracle and Sybase database software and back it up on long-term tape storage devices on a daily basis. We will continue to upgrade and expand our server and networking infrastructure in an effort to maintain and improve fast and reliable access to our Web sites and communities. Any system failure that causes an interruption in service or a decrease in responsiveness of our Web sites could result in less traffic on the Web site and, if sustained or repeated, could impair our reputation and the attractiveness of our brands.

    Exodus and GlobalCrossing Global Center connect our Web sites to the Internet via multiple links on a 24 hour-a-day, seven days per week basis. Exodus and GlobalCrossing Global Center also provide and manage power and maintain the correct environment for our networking and server equipment. We manage and monitor servers and networks remotely from our headquarters in San Francisco, California. We strive to rapidly develop and deploy high-quality tools and features into our system without interruption or degradation in service. Any disruption in the Internet access provided by Exodus or GlobalCrossing Global Center, or any interruption in the service that Exodus or GlobalCrossing Global Center receives from other providers, or any failure of Exodus or GlobalCrossing Global Center to handle higher volumes of Internet users to our Web sites could have a material adverse effect on our business, results of operations and financial condition.

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    We developed our current search engine technology based on a collection of third party licensed proprietary tools. Our engineers developed an enhanced search technology to offer an approach to information retrieval that provides users enhanced levels of accuracy, relevancy, comprehensiveness and speed. Our search engine includes built-in ranking algorithms with search features geared toward advanced users, accessing producer-selected content from over 100 leading Web publishers and information from over 300,000 third party Web sites while utilizing Inktomi's index of over one hundred million Web pages to provide a comprehensive and seamless search experience. Our search results are enhanced by the GlobalBrain.net proprietary search technology that enables our search engine to rank sites by user preferences, formulate search responses reflecting the popularity of Web sites and customize search results for specific user groups.

    Our search engine seeks to deliver relevant search results, emphasizing high precision and recall functionality in responding to user queries. In addition, due to the dynamic nature of the Internet, the retrieval of up-to-date information has become another key factor for the evaluation of Internet search services. To bring current information to the user, our producers continually refresh Snap's database of Web pages and regularly update the database with new Web pages. For every search, our innovative response compilation technology allows the importation of producer-selected data collections into our system and gives users ready access to highly relevant results via targeted links to related Web site addresses.

    We have no fulfillment operation or warehouse facility of our own, and currently rely primarily on Banta for warehousing and fulfillment services. We use automated interfaces for accepting, sorting and processing orders to enable us to achieve the most rapid and economical purchase and delivery terms. We process approximately 95% of orders online, with the remainder by telephone, fax or mail.

COMPETITION

    The market for our products and services continues to develop and rapidly evolve and is characterized by an increasing number of market entrants with competing products and services. We expect that competition will continue to intensify with brand name recognition becoming an increasingly important competitive factor. To achieve brand name recognition, Internet companies are consolidating a broad array of products and services under a single brand. For example, recently a number of significant acquisitions and strategic plans have been announced involving some of our competitors, including:

    - America Online's acquisition of Netscape and its proposed merger with Time Warner, Inc.;

    - CMGI's acquisition of 83% of AltaVista;

    - Disney's acquisition of the remaining interest in Infoseek not already owned by Disney;

    - @Home Network's acquisition of Excite; and

    - Yahoo!'s acquisitions of GeoCities and Broadcast.com.

    These acquisitions and proposed strategic relationships will result in more formidable competitors, some of whom are aligned with other media companies.

    A number of companies offer competitive products and services addressing many of our target markets. These companies include Yahoo! (including GeoCities and Broadcast.com), America Online (including AOL.com, Netcenter and ICQ), Alta Vista, Excite@Home, Disney (including the Go Network, which is jointly operated with Infoseek), Lycos (including Hotbot and Tripod) and Microsoft (including msn.com). In addition, our businesses will compete directly with a great number of other Internet sites and other media companies across a wide range of different online services with advantages in expertise, brand recognition and other factors. For example we will compete with other community Web sites such as theglobe.com and iVilllage, content Web sites such as ESPN.com and local content Web sites such as Ticketmaster Online-CitySearch.

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    We also expect intense competition in the e-commerce market from an ever-increasing number of companies selling goods and services over the Internet, particularly goods and services that relate to the use of computers. These competitors include Amazon.com, Egghead's Egghead.com and CompUSA.

    We believe the principal factors upon which we will compete will be brand name recognition and our ability to offer advertisers and e-commerce partners a large user and membership base. In addition to brand name recognition, our ability to increase our user and membership base will be dependent upon our ability to differentiate ourselves by the quality and variety of our product and service offerings, including the variety and depth of content offered on our online properties. Our ability to attract users is also dependent upon strategic alliances and distribution relationships we enter into. We believe the breadth and quality of our service and product offerings, including our broadband capabilities and our large and varied membership base, together with our relationship with NBC, will enable us to effectively compete with our competitors.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

    We view our technology as proprietary and will try to protect it under existing United States and international laws relating to protection of intellectual property. We have developed internal procedures to control access and dissemination of our proprietary information. Despite our precautions, third parties may succeed in misappropriating our intellectual property or independently developing similar intellectual property. Protecting our intellectual property against infringement could result in substantial legal and other costs and could divert our limited management resources.

    Some of our technology is based on technology licensed from third parties. As we introduce new services, we may need to license additional technology. If we are unable to license needed technology on a timely basis and on commercially reasonable terms, we could experience delays and reductions in the quality of our services, all of which could adversely affect our business and results of operations. Our reputation and the value of our proprietary information could also be adversely affected by actions of third parties to whom we license our proprietary information and intellectual property. If someone asserts a claim relating to proprietary technology or information against us or our subsidiaries, we may seek licenses to such intellectual property. We cannot assure you, however, that we could obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could have a material adverse effect on our business and results of operations.

    Although we do not believe our businesses infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert claims against us in the future. From time to time, our businesses have been subject to claims of alleged infringement of intellectual property rights of others on the basis of the actions of such businesses and the content generated by their members and users. These categories of claims, whether or not meritorious, could result in litigation and become a drain on our management and financial resources. If successful, claims of this nature could subject us to liability, injunctive relief restricting our use of intellectual property important to our operations, and could ultimately cause us to lose rights to some of our intellectual property. Any of these events could have a material adverse effect on our business and results of operations.

LEGAL PROCEEDINGS

    As a recently formed company, NBCi is not subject to any pending or threatened litigation. NBCi's operations and financial performance, however, may be affected by pending litigation against Xoom.com and Snap or our other subsidiaries or online properties.

    Zoom Telephonics, Inc. filed a lawsuit against us in September 1998 in the United States District Court for the District of Massachusetts alleging trademark infringement and related statutory violations. We were not served with Zoom Telephonics' complaint until January 1999. Zoom Telephonics has demanded that we stop using the Xoom.com trademark and has asked for an unspecified amount of money damages. We responded to the complaint in February 1999. In April 1999, Zoom Telephonics filed a motion for preliminary injunction to stop us from using any mark containing "Xoom". We have filed a motion to oppose Zoom Telephonics' motion for preliminary

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
injunction. A hearing on the motion was held on September 30, 1999. On
October 7, 1999 the court denied Zoom Telephonics' motion for a preliminary injunction but allowed Zoom Telephonics to request the court to reconsider the motion if the Xoom.com merger did not close by October 31, 1999. On November 3, 1999, Zoom Telephonics filed a motion to renew their previous motion for preliminary injunction. On November 17, 1999 we filed an opposition to Zoom Telephonics' motion to renew its previous motion for a preliminary injunction. We believe that the claims asserted by Zoom Telephonics are without merit and we intend to defend against them vigorously. We cannot assure you, however, that the results of this litigation will be favorable to us. An adverse result of the litigation would likely seriously harm our business and results of operations, particularly if the litigation forces us to make substantial changes to our name and trademark usage. Any name change could result in confusion to customers and investors, which could adversely affect the results of our operations and the market price of the common stock.

    In January 1998, we became aware that Imageline, Inc. claimed to own the copyright in certain images that a third party, Sprint Software Pty Ltd had licensed to us. Some clip art images that Imageline alleged infringed Imageline's copyright were included by us in versions of our Web Clip Empire product and licensed by us to third parties, including other software clip publishers. Our contracts with such publishers require us to indemnify the publisher if copyrighted material licensed from us infringes a copyright. Imageline claims that our infringement of Imageline's copyrights is ongoing. We engaged in discussions with Imageline, but were unable to reach any agreement regarding a resolution of this matter. On August 27, 1998, we filed a lawsuit in the United States District Court for the Eastern District of Virginia against Imageline, certain parties affiliated with Imageline, and Sprint Software regarding our and our licensees' alleged infringement of Imageline's copyright in certain clip art that we licensed from Sprint Software. The lawsuit seeks, among other relief, disclosure of information from Imageline concerning the alleged copyright infringement, a declaratory judgment concerning the validity and enforceablilty of Imageline's copyrights and copyright registrations, a declaratory judgment regarding damages, if any, owed by us to Imageline, and indemnification from Sprint Software for damages, if any, owed by us to Imageline. There is no contractual limitation on Sprint Software's indemnification. While we are seeking indemnification from Sprint Software for damages, if any, we cannot assure you Sprint Software will be able to fulfill the indemnity obligations under its license agreements with us. In addition, we may be subject to claims by third parties seeking indemnification from us in connection with the alleged infringement of the Imageline copyrights. On September 17, 1998, Imageline filed a counterclaim, which Imageline amended in January 1999, seeking up to $60.0 million in damages. In March 1999, the parties completed the discovery process and filed separate motions for summary judgement. On April 5, 1999, the court granted one of our motions for partial summary judgment and stayed the case to allow Imageline to file all necessary copyright registration applications to cover the clip art images. Based on the discussions with Imageline, we believe the range of liability related to this matter is from $0 up to $10,000,000; however, we believe it is unlikely that the liability would exceed $1,000,000. Accordingly, we reserved $1,000,000 for this potential liability, the expense of which was included in non-recurring charges for the year ended December 31, 1997. We believe that the $1,000,000 reserve represents a reasonable estimate of the loss that could be incurred in the Imageline dispute. Based on information available to date, management does not believe that the outcome of this matter will seriously harm our financial position, results of operations and cash flows over and above the $1,000,000 accrued in the 1997 financial statements. If not successful in defending this claim, the resulting outcome could seriously harm our business, results of operations, cash flows and financial condition.

    John G. Balletto filed a lawsuit against us in September 1999 in the San Francisco Superior Court alleging breach of contract and seeking specific performance. Mr. Balletto has alleged that in connection with a loan which we obtained from Sand Hill Capital LLC in 1998 and pursuant to an oral contract with Xoom.com, he is entitled to a finder's fee. Mr. Balletto has sought specific performance of the alleged oral contract by having the court direct us to issue 33,784 shares of our common stock to Mr. Balletto and such other relief as the court may deem just and proper. We believe that this lawsuit is without merit and intend to defend this lawsuit vigorously.

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
    We filed a complaint against CityAuction, Inc. and Ticketmaster Online-CitySearch Inc. in March 1999 in connection with an agreement entered into between Snap and CityAuction to promote CityAuction's online auction site in exchange for monetary compensation and warrants to purchase shares of CityAuction. This matter is presently pending in Superior Court in San Francisco, California. We are claiming that CityAuction breached the agreement by refusing to honor our exercise in February 1999 of our CityAuction warrants, failing to make a $125,000 payment due to us and failing to provide us with notice of CityAuction's pending acquisition by Ticketmaster
Online-CitySearch, Inc. We are also claiming that Ticketmaster induced CityAuction to breach its contractual obligations to us. We are seeking damages, injunctive and equitable relief of not less than $5 million from CityAuction, in addition to damages from Ticketmaster Online-CitySearch Inc. for intentional interference with the Snap-CityAuction agreements. CityAuction has filed a cross-complaint against us seeking rescission of its promotion agreement with us, restitution of not less than $125,000 and unspecified damages. This matter is in the discovery stage. An unfavorable outcome in this litigation would deny us the economic benefit of the claimed payments and stock ownership of CityAuction.

EMPLOYEES

    As of December 31, 1999, we had approximately 635 full-time employees. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. From time to time, we will employ independent contractors to support our research and development, marketing, sales and support and administrative organizations. Our employees are not covered by any collective bargaining agreement.

FACILITIES

    Our headquarters are currently located in a leased facility in San Francisco, California, consisting of approximately 9,000 square feet of office space, which is under a lease that expires in July 2004. We lease additional office space in San Francisco, consisting of approximately 97,000 square feet, which is under a lease that expires in April 2000. On or about March 2000 we intend to move our headquarters and consolidate all currently leased San Francisco office space to a leased facility in San Francisco, consisting of approximately 187,000 square feet of office space, which is under a lease that expires in 2010. We lease approximately 5,000 square feet of office space in Los Angeles, California for a sales office under a lease that expires November 2004. We also lease approximately 6,500 square feet of office space in New York, New York for our East Coast sales offices under a lease that expires July 2004. In addition, our wholly-owned subsidiary Liquid Market leases approximately 10,500 square feet of office space in Los Angeles, California, which is under a lease that expires December 2004.

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
                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth information regarding our executive officers and directors as of December 31, 1999:

NAME                                                    AGE                          POSITION
---------------------------------------------------  ---------  ---------------------------------------------------
  Robert C. Wright.................................     56      Chairman of the Board and Class B Director
  Chris Kitze......................................     40      Chief Executive Officer and Class A Director
  John Harbottle...................................     45      Chief Financial Officer and Executive Vice
                                                                President, Finance, Secretary and Treasurer
  Edmond P. Sanctis................................     37      President and Chief Operating Officer
  Alan Braverman...................................     38      President, Business to Business
  Shawn Hardin.....................................     37      Executive Vice President, Product and Executive
                                                                Producer
  John McMenamin...................................     45      Executive Vice President, Sales and Marketing
  Kenneth S. Norton................................     28      Chief Technology Officer
  Jeffrey Ballowe..................................     44      Class A Director
  Robert C. Harris, Jr.............................     53      Class A Director
  James Heffernan..................................     58      Class A Director
  Michael M. Lynton................................     39      Class A Director
  L. Lowry Mays....................................     64      Class A Director
  Philip Schlein...................................     65      Class A Director
  Mark W. Begor....................................     41      Class B Director
  Gary M. Reiner...................................     45      Class B Director
  Scott M. Sassa...................................     40      Class B Director
  John F. Welch, Jr................................     64      Class B Director
  Martin J. Yudkovitz..............................     45      Class B Director
Key Employees
  Diane Cordova....................................     38      Senior Vice President, Human Resources
  Marc Sznajderman.................................     33      Senior Vice President, Corporate Development

    ROBERT C. WRIGHT has served as our Chairman of the Board and as a member of our board of directors since November 1999. Mr. Wright has been the President and Chief Executive Officer of NBC since September 1986. Prior to joining NBC, Mr. Wright was President of General Electric Financial Services from April 1984 to August 1986, head of GE's housewares and audio division from May 1983 to April 1984, and President of Cox Cable Communications from January 1980 to April 1983. Mr. Wright serves on the board of directors of the Motion Picture and Television Fund Corporation and the board of trustees of the Museum of Television and Radio and the American Film Institute, and is an honorary trustee of the Foundation of American Women in Radio and Television. Mr. Wright received his A.B. from the College of the Holy Cross and his L.L.B. from the University of Virginia School of Law.

    CHRIS KITZE has been a member of our board of directors since May 1999 and has served as our Chief Executive Officer since November 1999. From May 1999 to November 1999, Mr. Kitze served as our President. Mr. Kitze co-founded Xoom.com and has served as its Chairman of the Board since that time and Secretary since that time until April 1999. Since December 1996, Mr. Kitze has been an independent investor. From April 1996 until December 1996, Mr. Kitze also served as Xoom.com's President and Chief Executive Officer. In June 1995, Mr. Kitze co-founded Point Communications Corporation, a Web directory company, which was acquired by Lycos in October 1995, after which Mr. Kitze served as Lycos' Vice President of Marketing until June 1996. From June 1994 until June

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
1995, Mr. Kitze served as Publisher at Softkey International, now The Learning Company. In September 1991, Mr. Kitze co-founded Aris Entertainment, a CD-ROM publishing company and served as its President until June 1994. Mr. Kitze holds a B.S. in Chemical Engineering from the University of Colorado.

    JOHN HARBOTTLE has served as our Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer since August 1999 and as Xoom.com's Vice President, Finance and Chief Financial Officer since August 1998 and as Xoom.com's Secretary since April 1999. From February 1996 to February 1998, Mr. Harbottle was the Vice President of Finance and Chief Financial Officer of Mastering Computers, Inc., an information technology training and CBT software development and manufacturing company, and then worked as an independent consultant for Mastering Computers, Inc. from February 1998 to July 1998. From October 1994 to February 1996, Mr. Harbottle was the Vice President of Finance and Chief Financial Officer of Zenger-Miller, an international management/ leadership training, consulting and education company. From January 1992 to October 1994, Mr. Harbottle was the Vice President of Finance and Chief Financial Officer of IFS, an international consumer products and direct marketing company. Mr. Harbottle holds a B.S. in Business Administration from the University of California, Berkeley.

    EDMOND P. SANCTIS has served as our President and Chief Operating Officer since November 1999 and has served as Chief Operating Officer of Snap since July 1998. From 1996 to July 1998, Mr. Sanctis was Senior Vice President and General Manager of NBC Multimedia, Inc., a wholly owned subsidiary responsible for NBC's Internet and new technology operations. From 1993 to 1996, Mr. Sanctis held various management positions at NBC, including General Manager of NBC Digital Productions and Manager of Cable and Business Development. Mr. Sanctis has also been a Communications Associate for Sony USA and previously worked as a television news reporter. Mr. Sanctis holds a B.S. in Journalism from the University of Maryland and an M.B.A. from Columbia University.

    ALAN BRAVERMAN has served as our President, Business to Business since December 1999. From April 1999 to December 1999, Mr. Braverman worked at Banc of America Securities and held the position of Senior Managing Director and Head of Internet Research. From July 1998 to April 1999, Mr. Braverman was Managing Director and Head of Internet Research at Deutsche Bank Securities, the investment banking arm of Deutsche Bank Group. From July 1996 to July 1998, he was the senior Internet analyst at Credit Suisse First Boston. From 1995 to July 1996, Mr. Braverman was Vice President, Internet Analysis at Haniser Imhoff. From 1991 to 1995, Mr. Braverman served as a senior executive at U.S. West as well as General Manager for CityKey Online, where he oversaw the national roll-out for the company's online business. Mr. Braverman earned a B.B.A. in finance and strategy from The Wharton School of the University of Pennsylvania and a M.B.A. in finance, strategy and marketing from Northwestern University's Kellogg Graduate School of Management.

    SHAWN HARDIN has served as our Executive Vice President, Product and Executive Producer since November 1999 and has served as Senior Vice President of Snap since July 1998. Beginning in July 1996 until June 1998, Mr. Hardin served as the Vice President and Executive Producer of NBC Multimedia, Inc., a wholly owned subsidiary responsible for NBC's Internet and new technology operations. Prior to this, from July 1995 to June 1996, he served as Creative Director of NBC Multimedia, Inc. From July 1994 to June 1995, Mr. Hardin was the Supervising Producer and Creative Director of a technology and programming division at NBC known as NBC-2000. Prior to joining NBC, Mr. Hardin operated his own business where he worked on more than seventy productions including features, shorts, commercials, music videos and a variety of Interactive Media projects. Mr. Hardin has a B.A. from the University of Southern California, School of Cinema/Television. In January 1995, Mr. Hardin filed for personal bankruptcy resulting from personal debt incurred through financing multiple film and video projects.

    JOHN MCMENAMIN has served as our Executive Vice President, Sales and Marketing since December 1999. From June 1999 to December 1999, Mr. McMenamin served as Vice President General Manager of Sponsorship for iVillage.com. From December 1997 to August 1998, Mr. McMenamin served as President and Chief Executive Officer of C3 Communications, Inc., an

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
interactive media company. From 1991 through 1997, Mr. McMenamin served in various positions at Time Warner/Turner and most recently held the position of President of Turner Private Networks. Mr. McMenamin holds an M.B.A. and certificate degree in business law from the Stillman Graduate School of Business Administration at Seton Hall University and a B.A. from St. Anselm's College.

    KENNETH S. NORTON has served as our Chief Technology Officer since November 1999 and has served as Vice President of Technology of Snap since August 1998. From July 1996 to August 1998, Mr. Norton was Director of Software Engineering at CNET where he was the original chief architect of the Snap.com service and the lead designer of the SnapLENS architecture. Beginning in November 1993 until January 1996, Mr. Norton developed transaction-processing software at Softbank Services Group, a high technology outsourcing company. He sits on the Advisory Committee of the World Wide Web Consortium and is a member of the Association for Computing Machinery and the Institute of Electrical and Electronics Engineers. Mr. Norton has a B.A. with honors from Boston University and is certified as a Project Management Professional by the Project Management Institute.

    JEFFREY BALLOWE has served as a member of our board of directors since November 1999 and has served as a director of Xoom.com since July 1998.
Mr. Ballowe retired at the end of 1997 from Ziff-Davis, where during his 11 years at the company he was instrumental in transforming Ziff-Davis from a U.S. magazine publisher to an international, integrated media company. After serving in magazine publishing roles including Publisher of PC Magazine, Mr. Ballowe held a number of corporate posts in which he was responsible for establishing Ziff-Davis European operations, managing Ziff-Davis' largest magazine group, launching the company's Internet publications, creating ZDNet, and launching ZDTV. At his retirement he was President, Interactive Media and Development Group, in charge of Ziff-Davis' Internet publications, ZDNet, ZDTV, and all development at the company. His development activities included spearheading Ziff-Davis' and Softbank's investments in Yahoo!, USWeb Corporation, where he served as a founding director, Gamespot, and Herring Communications. Mr. Ballowe is currently the President of the not-for-profit Electronic Literature Organization. Currently Mr. Ballowe is Chairman of deja.com, Inc. and serves on the boards of drkoop.com, Jupiter Communications, Inc., Ovia.com Inc., VerticalNet and ZDTV. He received a bachelor's degree from Lawrence University, a master's degree in French from the University of Wisconsin-Madison, and an M.B.A. from the University of Chicago.

    ROBERT C. HARRIS, JR. has served as a member of our board of directors since November 1999 and has served as a director of Xoom.com since August 1998. Mr. Harris is a Senior Managing Director at Bear, Stearns & Co. Inc. From 1989 to October 1997, he was a co-founder and Managing Director of Unterberg Harris. From 1984 to 1989, he was a General Partner, Managing Director and Director of Alex. Brown & Sons Inc. Mr. Harris is also a director of MDSI Mobile Data Solutions, Inc. and SoftNet Systems, Inc. Mr. Harris holds a B.S. and M.B.A. from the University of California at Berkeley.

    JAMES HEFFERNAN has served as a member of our board of directors since November 1999 and has served as a director of Xoom.com since June 1998.
Mr. Heffernan co-founded USWeb Corporation, an Internet professional services company, in December 1995 and served as its Executive Vice President, Chief Financial Officer, Secretary and as a director until May 1998. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until December 1995. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius. Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan has a B.S. in Business and an M.B.A. from Santa Clara University.

    MICHAEL M. LYNTON has served as a member of our board of directors since November 1999 and has been the Chairman and Chief Executive Officer of the Penguin Group since 1996. From 1987 to 1996, Mr. Lynton was President of Hollywood Pictures and President of Disney Publishing--Magazines and Books at The Walt Disney Company. Mr. Lynton is a director of Marvel Enterprises, Inc. and of Telebanc Financial Corporation. Mr. Lynton received an A.B. in History and Literature from Harvard, and an M.B.A. from Harvard Business School. Mr. Lynton is the unaffiliated director jointly nominated by NBC and Xoom.com.

    L. LOWRY MAYS has served as a member of our board of directors since November 1999 and has served as a director of Xoom.com since October 1999. In 1972, Mr. Mays founded Clear Channel Communications, a diversified media company, and has served as its Chairman, Chief Executive Officer and a director since 1972. From 1972 to February 1997 Mr. Mays served as the President of Clear Channel Communications. Mr. Mays has a B.S. in Petroleum Engineering from Texas A&M University and an M.B.A. from Harvard Business School.

    PHILIP SCHLEIN has served as a member of our board of directors since November 1999 and has served as a director of Xoom.com since July 1998. Since April 1985, Mr. Schlein has been a partner of U.S. VenturePartners, a venture capital firm specializing in retail and consumer products companies. From January 1974 to January 1985, Mr. Schlein served as President and Chief Executive Officer of Macy's California, a division of R. H. Macy & Co., Inc., a department store chain. Mr. Schlein also serves on the board of directors of Ross Stores, Inc., BEBE, QRS Corporation and Burnham Pacific Properties, Inc. Mr. Schlein holds a B.S. in Economics from the University of Pennsylvania.

    MARK W. BEGOR has served as a member of our board of directors since November 1999 and has been Executive Vice President and Chief Financial Officer of NBC since April 1998, responsible for NBC's global finance, accounting, tax and information technology activities. Mr. Begor began his career with GE in 1980, holding various financial positions in GE and GE Plastics, including Manager-Finance and Business Development for GE Plastics Pacific in Singapore, before being named General Manager of GE Plastics' Global Sourcing and Petrochemicals operations in October 1993. From August 1995 to March 1998,
Mr. Begor served as GE's Manager of Investor Communications and was appointed a corporate officer of GE in December 1996. Mr. Begor is a member of the board of managers of Snap. Mr. Begor received his B.S. from Syracuse University and his M.B.A. from Rennselaer Polytechnic Institute.

    GARY M. REINER has served as a member of our board of directors since November 1999 and is Senior Vice President and Chief Information Officer of GE. Mr. Reiner joined GE in 1991 as Vice President-Corporate Business Development, and assumed his current position in April 1996. Mr. Reiner leads GE's information technology efforts. Mr. Reiner received his B.A. from Harvard and earned an M.B.A. from Harvard Business School.

    SCOTT M. SASSA has served as a member of our board of directors since November 1999 and has been President, NBC West Coast, since May 1999. Mr. Sassa joined NBC in September 1997 as President of its Television Stations Division, and was promoted to President of NBC Entertainment in October 1998. From November 1996 to August 1997, Mr. Sassa was President and Chief Operating Officer of Andrews Group, a unit of MacAndrews & Forbes Holding Co., and was also Chief Executive Officer of Marvel Entertainment. Prior to joining Andrews Group, Mr. Sassa was President of Turner Entertainment Group, a division of Turner Broadcasting System, from September 1990 to November 1996. Mr. Sassa is a member of the board of managers of Snap.

    JOHN F. WELCH, JR. has served as a member of our board of directors since November 1999 and has been Chairman of the Board and Chief Executive Officer of GE since 1981. A 1957 graduate of the University of Massachusetts with M.S. and Ph.D. degrees from the University of Illinois, Mr. Welch joined GE in 1960. Following managerial assignments in GE's plastics, chemical and metallurgical businesses, he was elected a Vice President in 1972. In 1973, he was named Vice President and Group Executive of the Components and Materials Group. He became a Senior Vice President and Sector Executive of the Consumer Products and Services Sector in 1977, and was elected a vice chairman and named an executive officer of GE in 1979.

    MARTIN J. YUDKOVITZ has served as a member of our board of directors since November 1999 and has been President of NBC Interactive Media since December 1995. Mr. Yudkovitz is responsible for developing NBC's new media strategy and managing NBC's interactive operations. From December 1993 to December 1995, Mr. Yudkovitz served as Senior Vice President of NBC Multimedia, and in

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
addition was appointed Senior Vice President of Strategic Development of NBC in March 1993. He has also served as General Counsel and Vice President for Business Affairs of CNBC. Mr. Yudkovitz joined NBC in 1984. Mr. Yudkovitz is a director of iVillage, Inc. and Talk City, Inc., as well as a member of the board of managers of Snap. Mr. Yudkovitz holds a B.A. from Rutgers University and received his J.D. from Columbia Law School.

    DIANE CORDOVA has served as our Senior Vice President, Human Resources since January 2000, as Vice President, Human Resources from November 1999 through December 1999 and has served as Vice President of Human Resources of Snap since September 1998. From April 1997 to September 1998, Ms. Cordova served as Director of Human Resources for Imagine Media, Inc., a publisher of interactive entertainment and technology magazines and Web sites. Beginning in April 1992 until April 1997, Ms. Cordova served as Senior Manager of Human Resources for Xerox Corp., where she was a founding member of a startup division spun out of Xerox's Palo Alto Research Center. From 1990 until she joined Xerox,
Ms. Cordova was the Senior Human Resources Manager at Conner Peripherals, a hard disk drive manufacturer in San Jose, California.

    MARC SZNAJDERMAN has served as our Senior Vice President, Corporate Development since January 2000, as Vice President, Corporate Development from November 1999 through December 1999 and served as a member of our board of directors from May 1999 to November 1999. Mr. Sznajderman has served as Xoom.com's Vice President, Corporate Development since December 1998. From August 1993 until November 1998, Mr. Sznajderman served as a member of the Investment Banking Division of Bear, Stearns & Co. Inc., most recently as Vice President. Prior to joining Bear Stearns, Mr. Sznajderman served as Vice President of Business Development for Qantix Corporation, a manufacturer and marketer of computer accessories, from August 1991 until June 1993. From August 1989 until July 1991, Mr. Sznajderman was a member of the Investment Banking Division of Goldman, Sachs & Co. Mr. Sznajderman holds a B.S. in Finance from Syracuse University and a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

BOARD COMPOSITION

    Under our certificate of incorporation, so long as there are shares of our Class B common stock outstanding, our board of directors will consist of 13 directors. The holders of our Class A common stock and Class B common stock are entitled to elect a designated number of directors dependent upon the percentage of outstanding common stock each class owns. See "Description of Capital Stock-- Governance Rights Set Forth in Our Certificate of Incorporation and Bylaws." Directors elected by the holders of our Class A common stock are referred to as "Class A Directors" and directors elected by the holders of our Class B common stock are referred to as "Class B Directors." Currently, our Class A stockholders are entitled to elect seven directors, with 6 directors nominated by the Class A nominating committee and one director nominated by at least seven members of the board of directors, and our Class B stockholders are entitled to elect six directors, which are nominated by the Class B nominating committee. Subject to the terms of NBCi's certificate of incorporation, all directors hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Executive officers are appointed by and serve at the discretion of the board of directors.

BOARD COMMITTEES

    The board of directors has established an audit committee and a compensation committee. The audit committee, consisting of James Heffernan, Philip Schlein and Mark W. Begor, recommends the selection of independent public accountants to the board of directors, reviews the scope and results of the audit and other services provided by our independent accountants, and reviews our accounting practices and systems of internal accounting controls.

    The compensation committee, consisting of James Heffernan and Mark W. Begor, reviews and approves the salaries, bonuses and other compensation payable to our executive officers and administers and makes recommendations concerning our employee benefit plans.

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
DIRECTOR COMPENSATION

    Upon appointment to our board of directors, the Class A Directors receive 25,000 options, at an exercise price equal to the fair market value of our Class A common stock on the date of grant. The options vest on a monthly basis over a period of three years. To date, we have not determined the amount of cash compensation, if any, that our directors will receive for serving on our board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

    There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

    The following table contains information in summary form concerning the compensation paid to our chief executive officer and each of our most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal period year beginning December 1, 1999 and ending December 31, 1999. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                    1999 ANNUAL        -------------
                                                                    COMPENSATION        SECURITIES
                                                               ----------------------   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                                     SALARY($)   BONUS($)    OPTIONS(#)      COMPENSATION
-------------------------------------------------------------  -----------  ---------  -------------  -----------------
Chris Kitze
    Chief Executive Officer..................................          --          --           --               --
Edmond P. Sanctis
    President and Chief Operating Officer....................      30,770     244,000      500,000               --
John McMenamin
    Executive Vice President, Sales and Marketing............      13,462     175,000      300,000               --

OPTION GRANTS DURING FISCAL 1999

    The following table sets forth information concerning grants of stock options to each of the executive officers named in the table above during the fiscal year ended December 31, 1999. All options granted to these executive officers in the last fiscal year were granted under our 1999 stock incentive plan. The percentage of total options set forth below is based on an aggregate of 1,707,786 options granted to employees during the fiscal year ended
December 31, 1999. All options were granted at the fair market value of our Class A common stock on the date of grant. The exercise price may in some cases be paid by delivery of other shares or by offset of the shares subject to options. The deemed value for the date of grant has been adjusted solely for financial accounting purposes. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future Class A common stock price.

             OPTIONS GRANTED IN FISCAL YEAR ENDED DECEMBER 31, 1999

                                                  PERCENT OF                               POTENTIAL REALIZABLE VALUE
                                     NUMBER OF   TOTAL OPTIONS                             AT ASSUMED ANNUAL RATES OF
                                    SECURITIES    GRANTED TO                                STOCK PRICE APPRECIATION
                                    UNDERLYING   EMPLOYEES IN    EXERCISE                       FOR OPTION TERM
                                      OPTIONS     FISCAL YEAR    PRICE PER   EXPIRATION   ----------------------------
NAME                                  GRANTED        1999          SHARE        DATE           5%             10%
----------------------------------  -----------  -------------  -----------  -----------  -------------  -------------
Chris Kitze.......................          --            --            --           --              --             --
Edmond P. Sanctis.................     500,000          29.4%    $   52.50      12/7/09   $  53,195,196  $  82,352,897
John McMenamin....................     300,000          17.6%    $   76.63      12/3/09   $  29,535,117  $  47,029,738

AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1999 AND OPTION
  VALUES AT DECEMBER 31, 1999

    The following table sets forth information concerning exercisable and unexercisable stock options held by each of the executive officers named in the summary compensation table at December 31, 1999. The value of unexercised in-the-money options is based on the fair market value of our Class A common stock on December 31, 1999 of $77.25 per share minus the actual exercise price. All options were granted under our 1999 stock incentive plan.

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                                                   VALUE                END                  FISCAL YEAR END
                               SHARES ACQUIRED    REALIZED    ------------------------  -------------------------
NAME                           ON EXERCISE (#)      ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------------  ---------------  ------------  ------------------------  -------------------------
Chris Kitze..................            --               --           --/--                      --/--
Edmond P. Sanctis............        25,000     $  1,686,050      110,441/670,841        $7,601,426/$22,385,040
John McMenamin...............            --               --         --/300,000                --/$186,000

EMPLOYMENT AGREEMENTS

    On October 21, 1999, Edmond P. Sanctis, then the chief operating officer of Snap, entered into a letter agreement under which he agreed to become our employee and to serve as our president and chief operating officer upon the closing of the transactions forming us. Upon entering into the letter agreement, Mr. Sanctis received a bonus payment of $200,000. As our president and chief operating officer, Mr. Sanctis will receive an annual salary of $400,000, and he will be entitled to receive a quarterly bonus of up to $100,000 and an annual bonus of up to $100,000 upon the achievement of certain performance goals. In December 1999, Mr. Sanctis received an option to purchase 500,000 shares of our Class A common stock at an exercise price of $52.50 per share. The options vest monthly over a three-year period.

BENEFIT PLANS

    1999 STOCK INCENTIVE PLAN

    Our 1999 stock incentive plan was approved by our board of directors and our stockholders in October of 1999 and by the stockholders of Xoom.com in November 1999. Our 1999 stock incentive plan provides for the grant to our employees, including officers and employee directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, performance awards or units, dividend equivalent rights or similar forms of compensation to our employees, directors and consultants. Our 1999 stock incentive plan is currently administered by our compensation committee which selects the optionees, determines the number of shares to be subject to each option and determines the exercise price of each option.

    Our 1999 stock incentive plan authorizes the issuance of an aggregate of up to 13,500,000 shares of Class A common stock. On the first business day of each calendar year beginning 2001, the maximum number of shares issuable under the 1999 stock incentive plan will be increased to that number that, when added to the number of unissued shares under outstanding awards, equals 30% of the number of outstanding shares of our common stock on a fully diluted basis as of December 31 of the immediately preceding calendar year. The maximum number of shares that may be granted to any individual under our 1999 stock incentive plan in any year is 1,000,000. As of December 31, 1999, options to purchase an aggregate of 8,446,215 shares of Class A common stock were outstanding under the 1999 stock incentive plan, and an aggregate of 4,437,038 shares of Class A common stock remained available for future grants.

    The exercise price of all incentive stock options granted under our 1999 stock incentive plan must be at least equal to the fair market value of the Class A common stock on the date of grant. The exercise price of all nonstatutory stock options granted under our 1999 stock incentive plan shall be determined by the administrator, but in no event may be less than 85% of the fair market value on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all our classes of stock, the exercise price of any incentive option granted must equal at least 110% of the fair market value on the grant date and the maximum term of any these options must not exceed five years. The term of all other options granted under our 1999 stock incentive plan may not exceed ten years.

    In the event of a change in control, as defined below, each currently outstanding award under the 1999 stock incentive plan automatically will have its vesting accelerated by 12 months on the effective date of the corporate transaction. Upon consummation of the corporate transaction, all outstanding awards will terminate unless such award is assumed or replaced with a comparable award or cash incentive program by the successor corporation or its affiliates or such award is purchased for cash. If within 12 months of a change in control, a participant is subsequently terminated or leaves for good reason, each outstanding award of the participant shall become fully vested and exercisable. Under the 1999 stock incentive plan a "change in control" is defined as any merger, consolidation or other form of business combination in which our stockholders do not own at least 50% of the combined voting power in the surviving entity, the acquisition of 50% of the total combined voting power of our outstanding securities or a change in a majority of the board of directors over a period of three years by reason of one or more contested elections. Any increase in the securities ownership of NBC or its successors will not constitute a change in control.

    The stock incentive plan also provides for the accelerated vesting of outstanding awards held by participants primarily in the service of one of our affiliated entities, upon the sale, merger, consolidation or sale of substantially all of the assets of such entity.

    Our 1999 stock incentive plan will terminate in 2009. Our board of directors has authority to amend or terminate our 1999 stock incentive plan, provided that such action will not impair the rights of the holder of any outstanding awards without the written consent of that holder.

    1999 EMPLOYEE STOCK PURCHASE PLAN

    Our board of directors adopted the 1999 employee stock purchase plan in November 1999 and Xoom.com, at that time our sole stockholder, approved the plan in November 1999. The 1999 employee stock purchase plan is intended to qualify under Section 423 of the Internal Revenue Code. We have reserved 300,000 shares of our Class A common stock for issuance under the plan.

    On January 1 of each year, starting with the year 2001, the number of shares in reserve will be increased by the lesser of (1) 100,000 shares, or (2) a lesser number of shares as determined by the plan administrator. The plan is administered by our compensation committee. All of our employees are eligible to participate if they are employed by us for more than 20 hours per week and for more than five months per year. Eligible employees may begin participating in the 1999 employee stock purchase plan at the start of any offering period. Each offering period lasts twenty-seven months. Offering periods start on January 1 and July 1 of each year. The 1999 employee stock purchase plan permits each eligible employee to purchase Class A common stock through payroll deductions. An employee's payroll deductions may not exceed 10% during any offer period.

    Purchases of our Class A common stock will occur on June 30 and December 31 of each year or on the last trading day prior to those dates. Each participant may purchase up to 200 shares on any purchase date; provided no more than 200 shares may be purchased during any offer period. The price of each share of Class A common stock purchased under the 1999 employee stock purchase plan will be 85% of the lower of, (1) the fair market value per share of Class A common stock on the trading day immediately before the first day of the applicable offering period or (2) the fair market value per share of Class A common stock on the purchase date. Employees may end their participation in the 1999 employee stock purchase plan at any time. Participation ends automatically upon termination of employment with us. If a change in control occurs, the plan administrator will either shorten the current offer period or provide for the assumption of the purchase rights by the successor. Unless the participant elects to withdraw from the revised offer period, shares will be purchased with the payroll deductions accumulated to date by participating employees. Our board of directors may amend or terminate the 1999 employee stock purchase plan at any time. If our board increases the number of shares of Class A common stock reserved for issuance under the plan, except for the automatic increases described above, it must seek the approval of our stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Our certificate of incorporation and bylaws provide that we will indemnify all of our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also authorize us to indemnify our employees and other agents, at our option, to the fullest extent permitted by Delaware law. We intend to enter into agreements to indemnify our directors and officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, will provide for the indemnification of our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of NBC Internet, arising out of such person's services as one of our directors or officers or any other company or enterprise to which such person provides services at our request to the fullest extent permitted by applicable law. We believe that these provisions and agreements will assist us in attracting and retaining qualified persons to serve as directors and officers.

    Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Delaware law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions contained in our charter documents, Delaware law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

    We have purchased and maintain insurance on behalf of our officers and directors insuring them against liabilities that they may incur in such capacities or arising out of such status.

    There is no pending litigation or proceeding involving one of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                           RELATED PARTY TRANSACTIONS

    Xoom.com entered into a consulting agreement, dated May 15, 1998, with James
J. Heffernan, one of our and Xoom.com's outside directors, which agreement terminated on November 15, 1999. The agreement provides for Mr. Heffernan to receive options to buy 16,667 shares of common stock of Xoom.com at an exercise price of $3.33 per share and monthly compensation of $10,000, paid in the form of common stock. Mr. Heffernan was granted stock options to buy an additional 16,667 shares of common stock of Xoom.com at an exercise price of $3.33 per share upon completion of Xoom.com's initial public offering. In addition, Mr. Heffernan was entitled to a finder's fee, payable in shares of common stock of Xoom.com, of 5% of any investment he secured on Xoom.com's behalf between May 15, 1998 and June 30, 1998. Under this arrangement, Mr. Heffernan received 50,203 shares of common stock of Xoom.com.

    On July 28, 1998, Jeffrey Ballowe, one of our and Xoom.com's outside directors, entered into a letter agreement with Xoom.com, which was amended as of December 2, 1998. Under this letter agreement, as amended, Mr. Ballowe agreed to serve as a member of the board of directors of Xoom.com. The letter agreement provides for compensation in the form of options to buy 23,334 shares of common stock of Xoom.com at an exercise price of $6.75 per share, which will vest monthly over a two year period or immediately upon a sale of Xoom.com.
Mr. Ballowe also receives a monthly fee of $10,000 as compensation for his service as a director of Xoom.com. This fee is payable in shares of common stock based upon the stock's closing price on the last trading day of the month.
Mr. Ballowe also receives compensation equal to 5% of all funds he raises for Xoom.com, payable in common stock. Mr. Ballowe's agreement has a term of 18 months.

    On July 28, 1998, Philip Schlein, one of our and Xoom.com's outside directors, entered into a letter agreement with Xoom.com, which was amended as of December 2, 1998. Under this letter agreement, as amended, Mr. Schlein agreed to serve as a member of the board of directors of Xoom.com. The letter agreement provides for compensation in the form of options to buy 23,333 shares of common stock of Xoom.com at an exercise price of $6.75 per share, which will vest monthly over a two year period or immediately upon a sale of Xoom.com.
Mr. Schlein also receives a monthly fee of $10,000 payable in cash or in common stock of Xoom.com, at Mr. Schlein's option, as compensation for his service as a director of Xoom.com. Mr. Schlein's agreement has a term of 18 months.

    On July 28, 1998, Robert C. Harris, Jr., one of our and Xoom.com's outside directors, entered into a letter agreement with Xoom.com, which was amended as of December 2, 1998. Under this letter agreement, as amended, Mr. Harris agreed to serve as a member of the board of directors of Xoom.com. The letter agreement provides for compensation in the form of options to buy 23,334 shares of common stock of Xoom.com at an exercise price of $6.75 per share, which will vest monthly over a two year period or immediately upon a sale of Xoom.com.
Mr. Harris also receives a monthly fee of $10,000 payable in cash or in common stock of Xoom.com, at Mr. Harris' option, as compensation for his service as a director of Xoom.com. Mr. Harris' agreement has a term of 18 months.

    On August 4, 1998, John Harbottle, Xoom.com's chief financial officer, entered into an employment agreement with Xoom.com. The employment agreement provides for an annual salary of $144,000. Mr. Harbottle is also eligible for a discretionary quarterly bonus of up to $10,000. Should Xoom.com terminate
Mr. Harbottle without cause, as defined in the agreement, Xoom.com must provide Mr. Harbottle 180 days' advance written notice. Xoom.com may, in its discretion, terminate Mr. Harbottle's employment at any time prior to the end of this notice period, provided Xoom.com pays Mr. Harbottle an amount equal to his base compensation plus any benefits Mr. Harbottle would have earned through the balance of the notice period. If Xoom.com exercises its right to terminate

Mr. Harbottle without cause, Mr. Harbottle shall be immediately entitled to exercise 100% of any stock options Xoom.com has granted to him that had not previously vested. Mr. Harbottle may exercise his vested stock options for a four month period from the date Xoom.com notifies him of its intention to terminate his employment.

    Should Xoom.com terminate Mr. Harbottle for cause, Xoom.com must pay
Mr. Harbottle all compensation due on the date of termination. In the event of a change in control or corporate transaction, as defined in the agreement, as a result of which Mr. Harbottle's employment with Xoom.com is involuntarily terminated, with or without cause, Mr. Harbottle will be entitled to payment of an amount equal to 6 months' base compensation plus benefits, and all stock options Xoom.com previously granted to Mr. Harbottle will immediately become fully vested and exercisable.

    Under the terms of his agreement, Mr. Harbottle may terminate his employment with Xoom.com at any time for any reason by providing Xoom.com with thirty days' advance written notice. Should Mr. Harbottle's employment with Xoom.com terminate for any reason, the agreement further provides that Mr. Harbottle:
(A) will not use any of Xoom.com's proprietary information without Xoom.com's prior written consent; (B) will not use any confidential information to compete against Xoom.com or any of Xoom.com's employees; and (C) will not, for one year following termination, solicit any of Xoom.com's customers or employees.

    In May 1999, Xoom.com granted Mr. Harbottle options to purchase up to 31,792 shares of common stock at a per share exercise price of $45.50. In
September 1999, Xoom.com granted Mr. Harbottle options to purchase up to 90,000 shares of common stock at a per share exercise price of $35.9375 per share.

    Mr. Kitze and Flying Disc, of which Mr. Kitze serves as general partner, entered into a voting agreement dated May 9, 1999 with NBC and CNET. Under the terms of the voting agreement, Mr. Kitze and Flying Disc agreed to vote all 3,350,680 shares of Xoom.com common stock they beneficially own in favor of the transactions that formed us.

    In August 1999, Mr. Ballowe, Mr. Schlein, Mr. Harris and Mr. Heffernan each received options to purchase up to 25,000 shares of common stock of Xoom.com at a per share exercise price of $30.19. The options vest at a rate of one-thirty-sixth per month over 36 months.

    On September 13, 1999, Xoom.com and Snap entered into a strategic alliance with ValueVision, a company in which an affiliate of NBC owns a 38.1% ownership interest. The terms of the strategic alliance were negotiated at arms length. See "Business--Strategic Alliances" for a more detailed description of this relationship.

    On October 18, 1999, as consideration for agreeing to serve on Xoom.com's board of directors, L. Lowry Mays was granted an option to purchase 25,000 shares of common stock of Xoom.com at an exercise price of $54.875 per share. The options vest monthly over a three year period. In June 1999, Xoom.com entered into an agreement with Clear Channel Broadcasting, Inc., a subsidiary of Clear Channel Communications. Mr. Mays is the chief executive officer, chairman of the board and a director of Clear Channel Communications. The terms of the agreement with Clear Channel Broadcasting are described under "Business--Strategic Alliances" and Mr. Mays was not affiliated with Xoom.com at the time the agreement was entered into.

    In August 1999, Mr. Sanctis received options to purchase an aggregate amount of 100,000 units of Snap at an exercise price of $30.19 per unit. The options vest at a rate of one thirty-sixth per month over 36 months.

    In November 1999, Michael M. Lynton, one of our outside directors, received options to purchase up to 25,000 shares of common stock of NBC Internet at a per share exercise price of $63.19. The options vest at a rate of one thirty-sixth per month over 36 months.

    In August 1999, Shawn Hardin, NBCi's Executive Vice President, Product and Executive Producer, and Kenneth S. Norton, NBCi's Chief Technology Officer, each received options to purchase up to 75,000 units of Snap at an exercise price of $30.19 per unit. The options vest at a rate of one thirty-sixth per month over 36 months. In December 1999, Mr. Hardin and Mr. Norton each received options to purchase up to 30,000 shares of our Class A common stock at a per share exercise price of $60.44. The options vest at a rate of one thirty-sixth per month over 36 months.

    On November 17, 1999, John McMenamin, NBCi's Executive Vice President, Sales and Marketing, entered into an employment agreement with NBCi. The employment agreement provides for an annual salary of $350,000. Mr. McMenamin is also eligible for up to $350,000 in commissions if NBCi achieves certain target sales goals. Mr. McMenamin was eligible to receive a signing bonus of $175,000 on his thirtieth day of employment. Should we terminate Mr. McMenamin without cause in the first 12 months of his employment, Mr. McMenamin will receive 25,000 shares of our Class A common stock. Mr. McMenamin was also granted options to purchase up to 300,000 shares of Class A common stock at a per share exercise price of $76.63. The options vest at a rate of 25% after 12 months and one forty-eighth of the total grant per month over the next 36 months.

    On November 12, 1999, Alan Braverman, NBCi's President, Business to Business, entered into an employment agreement with NBCi. The employment agreement provides for an annual salary of $250,000. Mr. Braverman was also granted an option to purchase up to 800,000 shares of our Class A common stock at a per share exercise price of $55.88. The options vest at a rate of 25% after 12 months, and one forty-eighth of the total grant per month over the next
36 months. On November 22, 1999, we granted Mr. Braverman options to purchase up to 200,000 shares of our Class A common stock at a per share exercise price of $72.06. The options vest on a monthly basis over 36 months.

    We intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements will require us to indemnify these individuals to the fullest extent permitted by Delaware law.

    We also have entered into various employment agreements with some of our officers. See "Management--Employment Agreements" for a more detailed description.

    We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock as of December 31, 1999 and as adjusted to reflect the sale of the shares of Class A common stock in this offering by:

    - each person or entity known by us to own beneficially more than five percent of our Class A common stock;

    - our chief executive officer, each of the executive officers named in the summary compensation table and each of our directors;

    - all of our executive officers and directors as a group; and

    - the selling stockholders.

    The beneficial ownership is calculated based on 52,223,753 shares of our Class A common stock and Class B common stock outstanding as of December 31, 1999 and 55,873,753 shares outstanding immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days of December 31, 1999 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by an other individual.

    The address of each of the executive officers and directors is c/o NBC Internet, 255 Bush Street, San Francisco, California 94104.

                                                                                           SHARES BENEFICIALLY
                                                                                             OWNED AFTER THIS
                                      NUMBER OF SHARES                   NUMBER OF               OFFERING
                                        BENEFICIALLY                    SHARES BEING  ------------------------------
                                            HELD          PERCENTAGE      OFFERED          NUMBER        PERCENTAGE
                                      -----------------  -------------  ------------  -----------------  -----------
NBC(1)..............................       24,550,708           47.0%            --         24,550,708         43.9%
CNET(2).............................        7,147,584           13.7        650,000          6,497,584         11.6
Chris Kitze(3)......................        3,350,680            6.4        300,000          3,050,680          5.5
Edmond Sanctis(4)...................          152,219              *             --            152,219            *
John McMenamin......................               --             --             --                 --           --
James J. Heffernan(5)...............          138,667              *             --            138,667            *
Jeffrey Ballowe(6)..................           34,702              *             --             34,702            *
Robert C. Harris, Jr.(7)............           33,156              *             --             33,156            *
Philip Schlein(8)...................           20,969              *             --             20,969            *
L. Lowry Mays(9)....................            2,778              *             --              2,778            *
Michael Lynton(10)..................            2,083              *             --              2,083            *
Mark W. Begor.......................               --             --             --                 --           --
Gary M. Reiner......................               --             --             --                 --           --
Scott M. Sassa......................               --             --             --                 --           --
John F. Welch, Jr...................               --             --             --                 --           --
Robert C. Wright....................           30,000              *              *             30,000            *
Martin J. Yudkovitz.................               --             --             --                 --           --
All executive officers and directors
  as a group
  (19 persons)(11)..................        4,013,612            7.6%       300,000          3,713,612          6.6%

--------------------------

*   Less than 1%.

(1) Represents ownership of Class B common stock. The address of NBC is 30 Rockefeller Plaza, New York, New York 10012.

(2) The address of CNET is 150 Chestnut Street, San Francisco, California 94111.

(3) Includes 3,350,680 shares of Xoom.com common stock held by Flying Disc, of which Mr. Kitze is a general partner. Mr. Kitze may be deemed to be the beneficial owner of the shares held by Flying Disc.

(4) Includes options to purchase 152,219 shares of our Class A common stock.

(5) Includes options to purchase 9,636 shares of NBCi Class A common stock. Also includes 129,030 shares of Class A common stock held by the Heffernan Family Trust. Mr. Heffernan may be deemed to be the beneficial owner of the shares and warrants to purchase shares of common stock held by the Heffernan LLC and the Heffernan Family Trust. Also includes 4,000 shares of Class A common stock held by Sandra Heffernan, who is Mr. Heffernan's wife.

(6) Includes options to purchase 1,389 shares of our Class A common stock.

(7) Includes options to purchase 4,167 shares of our Class A common stock.

(8) Includes options to purchase 4,167 shares of our Class A common stock.

(9) Includes options to purchase 2,778 shares of our Class A common stock.

(10) Includes options to purchase 2,083 shares of our Class A common stock.

(11) Includes options to purchase 360,407 shares of our Class A common stock.

                               TRACES STOCKHOLDER

    Pursuant to a forward purchase contract between the TRACES Trust and the stockholder listed below, a specified number of shares of Class A common stock may be required to be delivered to the TRACES Trust by the TRACES stockholder upon the exchange of Automatic Common Exchange Securities. The following table sets forth certain information by the TRACES stockholder with respect to:

    - the TRACES stockholder's beneficial ownership of Class A common stock after the offering and the percentage of common stock represented thereby;

    - the maximum number of Class A common stock owned by the TRACES stockholder that may be delivered to the TRACES Trust pursuant to the forward purchase contract; and

    - the TRACES stockholder's beneficial ownership of common stock after delivery of the maximum number of shares of Class A common stock represented thereby.

    The TRACES stockholder's beneficial ownership of Class A common stock will not change as a result of the offering of the Automatic Common Exchange Securities unless, until and to the extent that the TRACES stockholder delivers shares of Class A common stock to the TRACES Trust pursuant to the forward purchase contract.

                                                                                         SHARES BENEFICIALLY OWNED
                                                                                             AFTER DELIVERY OF
                                                                                         --------------------------
                                                                                               MAXIMUM NUMBER
                                                                                           OF SHARES DELIVERABLE
                                                                     MAXIMUM NUMBER        TO TRACES TRUST(1)(2)
                                      AFTER THE                   OF SHARES DELIVERABLE  --------------------------
       TRACES STOCKHOLDER              OFFERING      PERCENTAGE   TO TRACES TRUST(1)(2)    NUMBER      PERCENTAGE
---------------------------------  ----------------  -----------  ---------------------  -----------  -------------
CNET Investments II, Inc.........       6,497,584         11.6%          1,518,152        4,979,432          8.9%

------------------------

(1) The 1,320,132 shares of Class A common stock deliverable to the TRACES Trust will be delivered by CNET Investments II Inc. CNET may be required to deliver up to an additional 198,020 shares of Class A common stock if the underwriters' over-allotment option is exercised in respect of the Automatic Common Exchange Securities.

(2) Pursuant to the forward purchase contract, the shares deliverable thereunder will be delivered to the TRACES Trust on the exchange date under the forward
    purchase contract. The exchange date will occur no earlier than            ,
    2003. Under the forward purchase contracts, some of the shares of Class A common stock covered by the forward purchase contracts are not mandatorily delivered to the TRACES Trust.

                          DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF OUR CAPITAL STOCK

    Our authorized capital stock consists of 100,000,000 shares of Class A common stock, $0.0001 par value per share, 100,000,000 shares of Class B common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share.

OUR COMMON STOCK

    As of December 31, 1999, 27,673,045 shares of our Class A common stock and 24,550,708 shares of Class B common stock were outstanding.

    The holders of Class A common stock and Class B common stock have identical economic rights except that the Class B common stock will not be publicly traded. Except for those matters discussed below under "Governance Rights Set Forth in Our Certificate of Incorporation and Bylaws," the holders of Class A common stock and Class B common stock have the same governance rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. In addition, only NBC and its affiliates may own the Class B common stock. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights under our certificate of incorporation. NBC, however, does have the right to purchase additional shares of our Class B common stock under specific circumstances as described below under "Governance Rights Set Forth in Our Certificate of Incorporation and Bylaws--Other Agreements". There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

    We have 10,000,000 shares of preferred stock authorized. As of the record date, no shares were outstanding. Subject to the terms of its certificate of incorporation, our board of directors has the authority to issue these shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, qualifications and limitations granted to or imposed upon any unissued and undesignated shares of preferred stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Our board of directors, without stockholder approval, except as set forth below under "Governance Rights Set Forth in Our Certificate of Incorporation and Bylaws--Stockholder Veto Rights," can issue preferred stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of our common stock and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of NBCi.

WARRANT

    As part of the ValueVision transaction, ValueVision agreed to purchase a warrant for 244,004 shares of Xoom.com common stock at an exercise price of $40.893 per share. The warrant may be exercised at any time after November 30, 1999 through September 12, 2004. We assumed this warrant on November 30, 1999 under the same terms and conditions as originally entered into by Xoom.com.

CONVERTIBLE NOTES

    In connection with the transactions which formed us, we issued two subordinated zero coupon convertible notes due 2006. The convertible note issued to NBC Multimedia, an affiliate of NBC, has a principal at maturity of $39,477,953 and is convertible by NBC Multimedia into 471,031 shares of our Class B common stock at any time after the November 30, 2000. The other convertible note purchased by GE Investments Subsidiary has a principal at maturity of $447,416,805 and is convertible into 5,338,357 shares of our Class B common stock at any time after November 30, 2000. The imputed original issue discount interest rate on both convertible notes is 4%.

    Each of the notes matures on November 30, 2006 and contains customary anti-dilution provisions. In the event of a change of control, merger or similar transactions, each note is redeemable at the purchaser's option at a price equal to the aggregate principal amount or equivalent value in shares. We may redeem each of the notes with cash, stock or both after the November 30, 2004 on at least 30 days notice and at a redemption price equal to the principal at maturity of such note less any original issue discount not accrued on the redemption date.

    Each of the notes provides that payments of principal and interest shall be subordinated in right of payment to the prior payment in full of all of our other indebtedness. Such subordination, however, does not limit the payment of principal of and interest on the notes in accordance with their terms unless, at the time of such payment, there is a default in the payment of principal of or interest on our other indebtedness.

GOVERNANCE RIGHTS SET FORTH IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS

    The following contains a summary of the governance rights of the holders of our Class A common stock and Class B common stock contained in our certificate of incorporation and bylaws.

    NUMBER OF DIRECTORS. As long as shares of Class B common stock remain outstanding, the number of members of our board of directors shall be thirteen. The number of directors may be increased upon the occurrence of the circumstances discussed below, but shall return to thirteen at the next annual or special meeting where directors are elected. The certificate of incorporation currently provides that when no shares of Class B common stock remain outstanding, the number of directors shall not be less than seven nor more than sixteen.

    ELECTION OF DIRECTORS. Under the certificate of incorporation, the holders of the Class A common stock and the holders of Class B common stock are entitled to elect a designated number of directors dependent upon the percentage of our outstanding common stock each class owns.

    For so long as the outstanding shares of Class B common stock represent at least 35% of the outstanding shares of our common stock and the NBCi convertible notes have not been fully converted into shares of Class B common stock:

    - the holders of the Class A common stock, voting separately as a class, have the right to elect six members to the board of directors, referred to as Class A Directors, and one unaffiliated director nominated by at least seven members of the board of directors; and

    - the holders of the Class B common stock, voting separately as a class, have the right to elect six members to the board of directors, referred to as the Class B Directors.

    The above rights shall also exist where the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, elect to reduce the number of directors they are otherwise entitled to elect from seven to six, as set forth in the next paragraph, which election shall be permanent.

    After our convertible notes have been fully converted into shares of Class B common stock, for so long as the outstanding shares of Class B common stock represent at least 35% of outstanding shares of our common stock:

    - the holders of the Class A common stock, voting separately as a class, have the right to elect six Class A Directors;

    - the holders of the Class B common stock, voting separately as a class, have the right to elect seven Class B Directors; and

    - the term of office of the unaffiliated director shall automatically terminate, unless the Class B nominating committee elects to retain the unaffiliated director as a Class B Director.

    Where the outstanding shares of Class B common stock is equal to or greater than 20% but less than 35% of the outstanding shares of our common stock:

    - the holders of the Class A common stock, voting separately as a class, have the right to elect seven Class A Directors;

    - the holders of the Class B common stock, voting separately as a class, have the right to elect six Class B Directors; and

    - the term of office of the unaffiliated director shall automatically terminate, unless the Class A nominating committee elects to retain the unaffiliated director as a Class A Director.

    If, at such time, there are seven Class B Directors, the holders of the Class B common stock shall cause one Class B Director to resign within 30 days after the Class B common stock constitutes less than 35% of the outstanding common stock. If a Class B Director does not resign by such time, the number of directors comprising the board of directors will automatically be increased to fifteen and two additional Class A Directors will be appointed to the board of directors. The number of directors shall automatically decrease to thirteen at the next annual or special meeting of stockholders at which directors are elected, at which time the board of directors shall be comprised of six Class B Directors and seven Class A Directors.

    Concurrently with the conversion of all of the outstanding shares of Class B common stock into shares of Class A common stock, as discussed below, the former holders of the Class B common stock shall cease to have the absolute right to designate or cause the nomination or election of any of our directors. Each Class B Director shall be automatically deemed a Class A Director and shall continue to hold office for the unexpired portion of such director's term. NBC, however, will have the right to designate nominees for election to the board of directors pursuant to the terms of the governance agreement discussed below.

    NOMINATIONS AND VACANCIES

    CLASS A DIRECTORS. Class A Directors are nominated on our behalf by the Class A nominating committee comprised solely of Class A Directors. At such time as the holders of the Class A common stock are entitled to elect additional Class A Director(s) to the board of directors, the Class A nominating committee may appoint such Class A Director(s). If a vacancy is created on the board of directors by reason of the death, resignation or removal of a Class A Director, a majority of the Class A Directors then in office, or the holders of Class A common stock at a meeting called for such purpose, may fill the vacancy.

    CLASS B DIRECTORS. Class B Directors are nominated on our behalf by the Class B nominating committee comprised solely of Class B Directors. At such time as the holders of the Class B common stock are entitled to elect an additional Class B Director to the board of directors, the Class B nominating committee may appoint such Class B Director. If a vacancy is created on the board of directors by reason of the death, resignation or removal of a Class B Director, a majority of the Class B Directors then in office, or the holders of Class B common stock at a meeting called for such purpose, may fill the vacancy.

    UNAFFILIATED DIRECTOR. For the unaffiliated director to be nominated for election by the holders of the Class A common stock, at least seven members of our board of directors must approve the nomination. The unaffiliated director's term automatically expires at such time as either the holders of the Class A common stock or the holders of the Class B common stock have the right to elect a majority of the members to the board of directors, provided that the Class A nominating committee or the Class B nominating committee, as the case may be, may elect to retain the unaffiliated director in lieu of appointing a new person to the board of directors.

    REMOVAL OF DIRECTORS. A Class A Director may be removed, without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock. A Class B Director may be removed, without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.

    The unaffiliated director may be removed, without cause, only by the affirmative vote of the holders of at least 70% of the outstanding shares of our common stock.

    APPOINTMENT AND REMOVAL OF OFFICERS. So long as there are Class B Directors, the Class B Directors shall have the exclusive power and authority to appoint our chief financial officer and general counsel and remove our chief executive officer.

    CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK

    VOLUNTARY CONVERSION. Upon the affirmative vote or written request of the holders of a majority of the outstanding shares of Class B common stock for the conversion of the Class B common stock into Class A common stock, all, but not less than all, of the outstanding shares of Class B common stock shall automatically convert on a share for share basis into the same number of shares of Class A common stock. We will also permit the parent corporation of NBC and its affiliates, to convert shares of Class A common stock held by such person into shares of Class B common stock upon written request and subject to the terms and conditions of the governance agreement.

    MANDATORY CONVERSION. Shares of Class B common stock will automatically be converted into shares of Class A common stock upon the occurrence of the following events:

    - any sale, assignment or transfer of shares of Class B common stock by NBC or any of its affiliates, other than a transfer to an affiliate of such holder; or

    - at such time as the holders of Class B common stock beneficially own less than 20% of the outstanding shares of our common stock immediately prior to the time of conversion, after giving effect to NBC's right to purchase additional shares of Class B common stock under the governance agreement.

    AUTOMATIC CONVERSION OF CLASS A COMMON STOCK.

    So long as shares of Class B common stock are outstanding, in the event a holder of Class B common stock or its subsidiary holds, purchases or otherwise acquires any shares of Class A common stock (other than as a result of a conversions described above), then such shares of Class A common stock shall automatically convert on a share for share basis into the same number of shares of Class B common stock.

    ACTION BY WRITTEN CONSENTS. Action may be taken by written consent in lieu of a stockholders meeting only when the Class B common stock constitutes a majority of the outstanding shares of our common stock.

    VETO RIGHTS OF DIRECTORS

    VETO RIGHTS OF CLASS A DIRECTORS. As long as the holders of Class B common stock have the right to elect seven directors, the following actions require the approval of a majority of the Class A Directors:

    - any amendment to the certificate of incorporation or bylaws;

    - entering into, altering or amending any agreement or engaging in any transactions or series of transactions with NBC or its affiliates that
      (A) is not on an arm's-length basis or entered into in the ordinary course of business or (B) involves an amount, individually or in the aggregate, in excess of $50,000,000;

    - the voluntary filing of a petition for bankruptcy or receivership or the failure to oppose a petition for bankruptcy or an action to appoint a receiver;

    - the appointment of a new chief executive officer;

    - the adoption of our annual or other operating budgets and strategic plans;

    - the adoption of a stockholder rights plan or other action which could adversely affect the rights of any holder of Class A common stock by virtue of the amount of shares held by such holder; and

    - the issuance of any equity securities other than Class A common stock or Class B common stock.

    VETO RIGHTS OF CLASS B DIRECTORS. For so long as the Class B Directors do not constitute a majority of the board of directors, the approval of a majority of the Class B Directors will be required to take any of the following actions and the veto rights of the Class A Directors described above shall no longer be of any force or effect:

    - any of the actions listed above under "--Veto Rights of Class A Directors" over which the Class A Directors may exercise veto rights, other than with respect to the appointment of a new chief executive officer, or any transaction with NBC, or the adoption of a stockholders rights plan or other action which could adversely affect the rights of the holders of the Class A common stock;

    - any action or transactions which would result in a change in control of us or a change in control of any of our subsidiaries whose total assets or gross revenues are in excess of $50,000,000;

    - the sale or other disposition of our assets or any of our subsidiaries in an amount in excess of $50,000,000 in any one transaction or series of related transactions;

    - the sale or issuance of our equity securities or any of our subsidiaries (including any issuance pursuant to any merger or consolidation) for cash or other consideration in an amount that exceeds $50,000,000 in any one transactions or series of related transactions;

    - engaging in any merger, consolidation or other business combination transactions involving us in which we are not the surviving entity; and

    - engaging in any transaction or series of related transactions that requires the payment in cash by us or any of our subsidiaries or the incurrence of indebtedness by us or any of our subsidiaries in an amount that exceeds $50,000,000.

    STOCKHOLDER VETO RIGHTS. Subject to the rights of any then outstanding preferred stock, the following actions require the approval of a majority of the outstanding shares of Class A common stock and Class B common stock voting separately as a class:

    - any amendment to the certificate of incorporation or bylaws other than an amendment consisting solely of an increase in our authorized capital stock; and

    - the issuance of Class B common stock to any person except to NBC or its affiliates.

    In addition, the approval of the holders of a majority of the outstanding shares of Class B common stock will be required to adopt a stockholder rights plan or take any other action that could adversely affect in any material respect the rights of any holder of Class B common stock by virtue of the amount of shares held by such holder.

    CORPORATE OPPORTUNITIES. In recognition that we and NBC may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of corporate opportunities, the certificate of incorporation provides:

    - that NBC has the right to engage in the same or similar activities or lines of business as us, do business with any of our potential or actual customers or suppliers or employ or otherwise engage any of our officers or employees;

    - that to the fullest extent provided by law, neither NBC nor any of its officers or directors shall be liable to us or our stockholders for breach of any fiduciary duty due to NBC or any of its officers or directors engaging in the above opportunities; and

    - that NBC shall not be liable for the breach of any fiduciary duty as our stockholder if (a) NBC pursues or acquires a corporate opportunity for itself, or (b) directs such corporate opportunity to another person, or
      (c) fails to communicates such opportunity to us.

    In the event that one of our directors or officers is also a director or officer of NBC and such director or officer acquires knowledge of a corporate opportunity, such director or officer:

    - shall be deemed to have fully satisfied the fiduciary duty such person owes to us and our stockholders with respect to that corporate opportunity;

    - shall not be deemed liable to us or our stockholders for pursuing such corporate opportunity on behalf of NBC;

    - shall be deemed to have acted in good faith; and

    - shall not be deemed to have breached the duty of loyalty to us or our stockholders, if such person acts in a manner consistent with the following policy:

       - a corporate opportunity offered to any person who is one of our officers, and who is also a director but not an officer of NBC, shall belong to us;

       - a corporate opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of NBC, shall belong to us if such opportunity is expressly offered to such person in writing solely in his or her capacity as one of our directors, otherwise it shall belong to NBC; and

       - a corporate opportunity offered to any person who is an officer of both us and NBC shall belong to us if such opportunity is expressly offered to such person in writing solely in his or her capacity as one of our officers, otherwise it shall belong to NBC.

    The certificate of incorporation also provides that any corporate opportunity that belongs to NBC or to us shall not be pursued by the other party. If the corporate opportunity is not pursued diligently and in good faith within 30 calendar days, the other party may pursue such corporate opportunity. In addition, the approval of a majority of the Class A Directors is required to commence any action, suit or proceeding against NBC or its affiliates or enter into any transaction or arrangement with NBC or its affiliates, where such arrangement would otherwise require the action of the full board of directors.

    Any amendment of the corporate opportunity provisions set forth in the certificate of incorporation in a manner adverse to NBC requires the approval of stockholders holding at least 80% of the outstanding shares of our common stock.

    The provisions contained in our certificate of incorporation regarding corporate opportunities as described above shall expire on the date that
(a) NBC ceases to beneficially own at least 20% of the voting power of the outstanding shares of our common stock, and (b) no person who is one of our directors or officers is also a director or officer of NBC.

    OTHER AGREEMENTS. The governance and investor rights agreement between us and NBC provide for, among other things, that when no shares of Class B common stock remain outstanding and NBC or its affiliates beneficially own at least 5% of our outstanding shares common stock, NBC shall have the right to designate nominees for election to the board of directors equal to the greater of: (A) one or (B) a number equal to the number of current directors multiplied by NBC's percentage ownership of NBCi common stock, rounded to the nearest whole number.

    In addition, under the governance agreement NBC will have an option to purchase additional shares of Class B common stock in an amount sufficient to retain its percentage ownership interest in us as it stood immediately prior to our issuance of the additional shares of common stock. This option will expire when no shares of Class B common stock remain outstanding.

    NBC and CNET have entered into a voting and right of first offer agreement that requires, among other things, CNET to vote its shares of Class A common stock in the same manner as NBC regarding a change of control transaction or a transaction that would result in the acquisition or sale of 5% or more of our equity securities should such transaction be submitted to our stockholders for approval. CNET also grants a right of first offer to NBC under this agreement with respect to any proposed sale or transfer of its Class A common stock to a third party.

REGISTRATION RIGHTS AGREEMENT

    We have entered into a registration rights agreement with NBC, GE Investments Subsidiary, CNET, Flying Disc Investments Limited Partnership and Chris Kitze.

    SHELF REGISTRATION. Under the registration rights agreement, we have the obligation to file a registration statement with the SEC upon the request of NBC, CNET, Mr. Kitze or any of their respective transferees for an offering to be made on a continuous basis covering a minimum of $50 million of shares of our Class A common stock (valued at the time of such request) at any time following the later of the 12-month anniversary of the date of the registration rights agreement and the date upon which NBCi is first able to file such registration statement on Form S-3.

    DEMAND REGISTRATION RIGHTS. At any time and from time to time during which there is no effective shelf registration statement covering all of the Class A common stock registrable under the registration rights agreement, NBC, CNET, Mr. Kitze or any of their respective transferees may make a written demand that we effect the registration under the Securities Act of all or part of their shares of Class A common stock, provided that:

    - NBC and its transferees, on behalf of NBC and GE Investments Subsidiary, shall have only four such demand rights, one of which can be made on Form S-1 and one of which can be for a shelf registration;

    - CNET and its transferees shall have only three such demand rights, two of which can be made on Form S-1 and one of which can be for a shelf registration;

    - Mr. Kitze, on behalf of himself and Flying Disc, shall have only three such demand rights, one of which can be made on Form S-1 and one of which can be for a shelf registration;

    - the market value of the shares to be included in the demand registration on Form S-1 must be at least $25,000,000, valued at the time of such request;

    - no demand can be made prior to six months after the effective date of the immediately preceding demand registration; and

    - in any underwritten offering, shares may be excluded by the underwriters based on market conditions and marketing factors.

    Priority of inclusion in demand registrations is given first to the party or parties initiating the demand registration; then inclusion is pro rata among the other parties based on the amount of shares requested to be included; provided that the Class A common stock we request to be included in such offering will comprise the lesser of 50% of the securities to be sold or all of the securities requested to be included by us.

    CNET will be entitled to exercise its initial demand right before other parties for a period of 60 days following November 30, 1999. In such event, the Class A common stock requested by CNET to be included in such offering may be reduced to the lesser of 50% of the securities to be sold or all of the securities requested to be included by CNET, with the remainder to be allocated between us and Mr. Kitze.

    PIGGYBACK REGISTRATION. If, at any time, we propose to register any of our equity securities, whether for our own account or for the account of a third party, each party may request that we include any or all of their shares in the registration. Priority of inclusion in piggyback registrations is given first to the party initiating the registration and us, then pro rata among the other parties based on the amount of shares requested to be included. Securities of a different class than those included by us may be excluded at the reasonable discretion of the underwriters.

    In the event we file a registration statement during the six month period after the effective date of the registration statement filed as a result of CNET's exercise of its initial demand right, the Class A common stock requested by CNET to be included in such offering will comprise the lesser of 25% of the securities to be sold or all of the securities requested to be included by CNET, but will not exceed 1,000,000 shares of Class A common stock. However, if the number of CNET's shares of Class A common stock included in such registration exceeds 500,000, such inclusion shall be deemed an exercise by CNET of one of its demand rights.

    OTHER PROVISIONS. The registration rights agreement contains customary terms and conditions for transactions of this type including provisions that we:

    - will covenant to become S-3 eligible;

    - will file any requested registration statement as soon as practicable but in no event later than 45 days after the notice of demand or 90 days in the case of the first demand registration; and

    - will use its best efforts to cause the effectiveness of any registration statement filed on behalf of the parties.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND
  BYLAWS AND DELAWARE LAW

    OUR CERTIFICATE OF INCORPORATION AND BYLAWS. Our bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, except where the Class B common stock constitutes a majority of our outstanding shares of common stock. The bylaws also provide that only the chairman of the board, the chief executive officer or president, the board of directors or the holders of a majority of the outstanding shares of Class B common stock may call a special meeting of stockholders.

    These provisions, the provisions of our certificate of incorporation discussed above and NBC's ownership interest in us will make it more difficult for our Class A common stockholders to replace the board of directors as well as for another party to obtain control by replacing the board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

    These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and in the policies furnished by the board of directors and to discourage the types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and are also intended to discourage tactics that may be used in proxy fights. However, this could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

    DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits any Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

    - prior to that date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

    - upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or

    - on or following that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Section 203 defines business combination to include:

    - any merger or consolidation involving the corporation and the interested stockholder;

    - any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

    - subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

    - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

    - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our Class A common stock is BankBoston, N.A. Its address is c/o Boston EquiServe Trust company, 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (617) 575-6127.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Sales of a substantial number of shares of our Class A common stock after the offering could adversely affect the market price of the Class A common stock and could impair our ability to raise capital through the sale of equity securities. Upon completion of the offering, we will have outstanding 31,323,045 shares of Class A common stock, based on shares outstanding as of December 31, 1999. Of these shares, a total of 21,374,778 shares, including the 4,600,000 shares sold in this offering will be freely tradable without restriction under the Securities Act, unless they are held by "affiliates" as defined under the Securities Act.

    Of the remaining shares of Class A common stock, 6,595,063 shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, of which 97,479 shares are not saleable under Rule 144 until, at the earliest, November 30, 2000. The remaining 6,497,584 shares held by CNET are subject to a lock-up agreement with Goldman, Sachs & Co. for a period of 270 days from the
date of this offering. This period will expire on          , 2000. After this
date, these shares are not saleable under Rule 144 until November 30, 2000, although CNET may exercise its registration rights prior to such time. These restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k), 145 or 701 promulgated under the Securities Act. In addition, with limited exceptions, Chris Kitze and our officers and directors have agreed that they will not sell, directly or indirectly, any common stock without the prior written consent of Goldman, Sachs & Co. for a period of 90 days from the date of this offering.
This period will expire on             , 2000. Goldman, Sachs & Co. may,
however, in its sole discretion and at any time without notice, release all or any portion of the shares subject to lock-up agreements. Subject to the provisions of Rules 144 and 145, 3,353,204 shares will be eligible for sale on
            , 2000 upon the expiration of the lock-up agreements executed in connection with this offering.

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

    - 1% of the number of shares of common stock then outstanding, which will equal approximately 313,230 shares immediately after this offering; or

    - the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice of Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 145, similar restrictions apply to the sales of common stock after the consumation of a merger, absent the holding period requirements.

    In November 1999, we filed a Form S-8 registration statement under the Securities Act to register all shares of Class A common stock issuable pursuant to outstanding options and all shares of common stock reserved for issuance under our 1999 stock incentive plan. In addition, we intend to file a Form S-8 registration statement to register all shares of our Class A common stock issuable under our 1999 employee stock purchase plan. Registration statements on Form S-8 become effective immediately upon filing, and shares covered by such registration statements are therefore eligible for sale in the public markets, subject to options becoming exercisable, the lock-up agreements described above and Rule 144 and Rule 145 limitations applicable to affiliates. As of December 31, 1999, there were outstanding options to purchase up to 8,446,215 shares of Class A common stock that will be eligible for sale in the public market following the offering from time to time subject to becoming exercisable and the expiration of the lock-up agreements, and an additional 4,437,038 shares of Class A common stock were reserved for issuance under the 1999 stock incentive plan and 300,000 shares of Class A common stock were reserved for issuance under the 1999 employee stock purchase plan. See "Management--Benefit Plans."

                                  UNDERWRITING

    NBCi, the selling stockholders and the underwriters for the offering named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Hambrecht & Quist LLC, Deutsche Bank Securities Inc. and FleetBoston Robertson Stephens Inc. are the representatives of the underwriters.

                                   Underwriters                                       Number of Shares
----------------------------------------------------------------------------------  --------------------
Goldman, Sachs & Co...............................................................
Bear, Stearns & Co. Inc...........................................................
Hambrecht & Quist LLC.............................................................
Deutsche Bank Securities Inc......................................................
FleetBoston Robertson Stephens Inc................................................
                                                                                    --------------------
    Total.........................................................................
                                                                                    ====================

    If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional shares from NBCi to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by NBCi. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                                                                            Paid by NBC
                                                                          Internet, Inc.
                                                                     -------------------------
                                                                                      Full
                                                                     No Exercise    Exercise
                                                                     -----------  ------------
Per Share..........................................................   $            $
Total..............................................................   $            $

    Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount
of up to $      per share from the initial price to public. Any such securities dealers may resell any shares purchased from the underwriters to certain other
brokers or dealers at a discount of up to $      per share from the initial
price to public. If all the shares are not sold at the initial price to public, the representatives may change the offering price and the other selling terms.

    NBCi and one of the selling stockholders have agreed with the underwriters not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of the representatives. The other selling stockholder has entered into the same agreement with the underwriters for the period from the date of this prospectus continuing through the date 270 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. See "Shares Eligible for Future Sale" for a discussion of certain transfer restrictions.

    In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Class A common stock while the offering is in progress.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

    As permitted by Rule 103 under the Exchange Act, certain underwriters (and selling group members, if any) that are market makers ("passive market makers") in the Class A common stock may make bids for or purchases of Class A common stock in the Nasdaq National Market until a stabilizing bid has been made.
Rule 103 generally provides: a passive market maker's net daily purchases of the Class A common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months, or any 60 consecutive days ending within the 10 days, immediately preceding the filing date of the registration statement of which this prospectus forms a part, a passive market maker may not effect transactions or display bids for the Class A common stock at a price that exceeds the highest independent bid for the Class A common stock by persons who are not passive market makers, and bids made by passive market makers must be identified as such.

    NBCi and the selling stockholders estimate that their shares of the total expenses of the offerings, excluding underwriting discounts and commissions,
will be approximately $      and $      , respectively.

    Up to 1,320,132 additional shares of Class A common stock (or up to 1,518,152 shares if the applicable over-allotment option is exercised in full) may be delivered by the TRACES Trust to holders of its Automatic Common Exchange Securities upon exchange of the Automatic Common Exchange Securities on the exchange date (as defined in the Trust prospectus). In lieu of delivery of some of such shares, CNET may elect to pay cash or deliver other securities on the exchange date for each share of Class A common stock then deliverable in the amounts and under the procedures described in the Trust prospectus. The Automatic Common Exchange Securities are being offered through underwriting in the manner described in the Trust prospectus. The respective closings of the offerings of the Class A common stock and the Automatic Common Exchange Securities are not dependent upon one another.

    NBCi and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

    From time to time Bear, Stearns & Co. Inc. and Hambrecht & Quist LLC have provided financial services to us and our affiliates and received customary fees for such services.

                                 LEGAL MATTERS

    The validity of the Class A common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, San Francisco, California. Certain legal matters in connection with the offering will be passed upon for the underwriters by Brobeck, Phleger & Harrison LLP, San Francisco, California. As of the date of this prospectus, partners and employees of Morrison & Foerster LLP own an
aggregate of       shares of our Class A common stock.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Xoom.com's consolidated financial statements as of December 31, 1997 and 1998, and the period from April 16, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998; the financial statements of Paralogic Corporation as of December 31, 1996 and 1997 and for each of the two years ended December 31, 1997; the financial statements of Global Bridges Technologies, Inc. as of December 31,

1996 and 1997 and for the period from July 23, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997; the financial statements of Pagecount, Inc. as of December 31, 1997 and for the period from January 23, 1997 (inception) through December 31, 1997; the financial statements of MightyMail Networks, Inc. as of December 31, 1997 and 1998, and for each of the two years ended December 31, 1998 and the financial statements of Paralogic Software Corporation as of December 31, 1998 and for the period from February 11, 1998 (inception) through December 31, 1998, as set forth in their reports. The financial statements of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., MightyMail Networks, Inc. and Paralogic Software Corporation have been included in this prospectus and elsewhere in the registration statement in reliance on the reports of Ernst & Young LLP, given on their authority as experts in accounting and auditing.

    The financial statements of LiquidMarket, Inc. as of December 31, 1998 and for the period from June 12, 1998, date of inception, through December 31, 1998 included in this proxy statement/ prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements and schedule of Snap as of December 31, 1997 and 1998, and for each of the years in the two-year period ended December 31, 1998, have been included in this proxy statement/ prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The combined financial statements of NBC Multimedia Division as of December 31, 1997 and 1998 and for each of the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    We have filed with Securities and Exchange Commission in Washington, D.C. a Registration Statement on Form S-1 under the Securities Act with respect to the Class A common stock offered in this prospectus. This prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the Class A common stock, we refer you to the Registration Statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, and each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the Registration Statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may also inspect these reports and other information without charge at a Web site maintained by the SEC. The address of this site is http://www.sec.gov.

    We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC and at the SEC's regional offices at the addresses noted above. You also will be able to obtain copies of this material from the Public Reference Section of the SEC as described above, or inspect them without charge at the SEC's Web site. Our Class A common stock is quoted on the Nasdaq National Market. You may inspect reports, proxy and information statements and other information concerning us at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                         INDEX TO FINANCIAL STATEMENTS

NBC Internet, Inc. Unaudited Pro Forma Condensed Combined
  Financial Information                                       F-3
  Unaudited Pro Forma Condensed Combined Balance Sheets.....  F-4
  Unaudited Pro Forma Condensed Combined Statements of
    Operations..............................................  F-5-7
  Notes to Unaudited Pro Forma Condensed Combined Financial
    Information.............................................  F-8-10

Xoom.com, Inc.
  Report of Ernst & Young LLP, Independent Auditors.........  F-11
  Consolidated Balance Sheets...............................  F-12
  Consolidated Statements of Operations.....................  F-13
  Consolidated Statements of Stockholders' Equity
    (Deficit)...............................................  F-14
  Consolidated Statements of Cash Flows.....................  F-15-17
  Notes to Consolidated Financial Statements................  F-18-41

Snap! LLC
  Independent Auditor's Report..............................  F-42
  Balance Sheets............................................  F-43
  Statements of Operations..................................  F-44
  Statements of Members' Equity (Deficit)...................  F-45
  Statements of Cash Flows..................................  F-46
  Notes to Financial Statements.............................  F-47-58

NBC Multimedia Division
  Independent Auditor's Report..............................  F-59
  Combined Balance Sheets...................................  F-60
  Combined Statements of Operations.........................  F-61
  Combined Statements of Cash Flows.........................  F-62
  Notes to Combined Financial Statements....................  F-63-69

Financial Statements related to Companies acquired by Xoom.com, Inc.

Paralogic Corporation
  Report of Ernst & Young LLP, Independent Auditors.........  F-70
  Balance Sheets............................................  F-71
  Statements of Operations..................................  F-72
  Statements of Stockholders' Equity (Deficit)..............  F-73
  Statements of Cash Flows..................................  F-74
  Notes to Financial Statements.............................  F-75-79

Global Bridges Technologies, Inc.
  Report of Ernst & Young LLP, Independent Auditors.........  F-80
  Balance Sheets............................................  F-81
  Statements of Operations..................................  F-82
  Statements of Stockholders' Equity (Deficit)..............  F-83
  Statements of Cash Flows..................................  F-84
  Notes to Financial Statements.............................  F-85-89

Pagecount, Inc.
  Report of Ernst & Young LLP, Independent Auditors.........  F-90
  Balance Sheets............................................  F-91
  Statements of Income......................................  F-92
  Statements of Stockholders' Equity........................  F-93

  Statements of Cash Flows..................................  F-94
  Notes to Financial Statements.............................  F-95-99

Paralogic Software Corporation
  Report of Ernst & Young LLP, Independent Auditors.........  F-100
  Balance Sheets............................................  F-101
  Statements of Operations..................................  F-102
  Statements of Stockholders' Equity........................  F-103
  Statements of Cash Flows..................................  F-104
  Notes to Financial Statements.............................  F-105-111

MightyMail Networks, Inc.
  Report of Ernst & Young, LLP, Independent Auditors........  F-112
  Balance Sheets............................................  F-113
  Statements of Operations..................................  F-114
  Statements of Stockholders' Equity (Deficit)..............  F-115
  Statements of Cash Flows..................................  F-116
  Notes to Financial Statements.............................  F-117-123

Liquid Market, Inc.
  Report of PricewaterhouseCoopers LLP, Independent
    Accountants.............................................  F-124
  Balance Sheets............................................  F-125
  Statements of Operations..................................  F-126
  Statements of Stockholders' Equity........................  F-127
  Statements of Cash Flows..................................  F-128
  Notes to Financial Statements.............................  F-129-134

Xoom.com, Inc. Unaudited Pro Forma Condensed Combined
  Financial Information
  Introduction..............................................  F-135
  Unaudited Pro Forma Condensed Combined Statements of
    Operations..............................................  F-136-138
  Notes to Unaudited Pro Forma Condensed Combined Financial
    Information.............................................  F-139

                               NBC INTERNET, INC.
                     UNAUDITED SELECTED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The following unaudited selected pro forma condensed combined financial information for NBCi gives effect to the transactions among Xoom.com, NBC and the NBC Multimedia Division, which consists of NBC.com, NBC-IN.com and VideoSeeker, CNET and Snap. The following unaudited pro forma condensed combined financial statements reflect the combination of the following:

    - Xoom.com pro forma (represents pro forma combination of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., PageCount, Inc., MightyMail Networks Inc., Paralogic Software Corporation and LiquidMarket, Inc.);

    - NBC.com;

    - NBC-IN.com;

    - VideoSeeker;

    - CNET's ownership interest in Snap;

    - NBC's ownership interest in Snap; and

    - 10% equity interest in CNBC.com LLC.

    The total purchase costs of the transactions have been calculated with Xoom.com treated as the accounting acquiror and give effect to the purchase of the NBC Multimedia Division and to NBCi's acquisition of CNET's and NBC's ownership interests in Snap. The historical financial information has been derived from the respective historical and/or pro forma financial statements of Xoom.com, Snap, and the NBC Multimedia Division, and should be read in conjunction with those financial statements and the related notes contained in this prospectus.

    The unaudited pro forma condensed combined balance sheet as of September 30, 1999 has been prepared assuming the transactions took place as of that date and includes the allocation of the total purchase consideration to the fair values of the assets and liabilities of Snap and the NBC Multimedia Division, based on a preliminary valuation.

    The unaudited pro forma condensed combined statements of operations combine the Xoom.com pro forma historical statements of operations and the historical statements of operations of Snap and the NBC Multimedia Division for the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999 and give effect to the transactions, including the amortization of goodwill and other intangible assets, as if they had occurred at the beginning of each period presented.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies and should not be construed as representative of these amounts for any future dates or periods.

    As set forth in the pro forma condensed combined statements of operations, NBCi experienced net losses for the nine months ended September 30, 1998 and 1999 and the year ended December 31, 1998. We believe that we have the financial resources needed to meet the presently anticipated business requirements of NBCi, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders. We may not be able to raise any such capital on terms acceptable to us or at all.

                               NBC INTERNET, INC.
                         UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                  AS OF SEPTEMBER 30, 1999
                                        -----------------------------------------------------------------------------
                                                                                             PRO FORMA
                                                                      NBC                     BUSINESS
                                                                  MULTIMEDIA                COMBINATION
                                         XOOM.COM       SNAP       DIVISION     COMBINED    ADJUSTMENTS    PRO FORMA
                                        -----------   ---------   -----------   ---------   ------------   ----------
ASSETS
Current assets:
  Cash and cash equivalents...........   $ 75,409     $      20    $     --     $ 75,429     $  (43,300)(F) $   32,129
  Short-term investments..............    123,516           522          --      124,038             --       124,038
  Accounts receivable, net............      4,032         3,926         571        8,529             --         8,529
  Note receivable from NBC............         --            --          --           --         78,288 (D)     78,288
  Inventories.........................        518            --          --          518             --           518
  Other current assets................      3,747         4,838          --        8,585             --         8,585
                                         --------     ---------    --------     ---------    ----------    ----------
Total current assets..................    207,222         9,306         571      217,099         34,988       252,087
  Fixed assets, net...................      7,643        10,225         448       18,316             --        18,316
  Goodwill, net.......................     70,167            --          --       70,167      1,567,927 (B)  1,638,094
  Intangible assets, net..............     25,370            --          --       25,370         86,400 (B)    111,770
  Investments.........................     69,780        32,607          --      102,387         68,500 (B)    170,887
  Note receivable from NBC, less
    current portion...................         --            --          --           --        261,712 (D)    261,712
  Other assets........................      8,890         2,502          --       11,392             --        11,392
                                         --------     ---------    --------     ---------    ----------    ----------
Total assets..........................   $389,072     $  54,640    $  1,019     $444,731     $2,019,527    $2,464,258
                                         ========     =========    ========     =========    ==========    ==========
  LIABILITIES, STOCKHOLDERS' EQUITY,
    MEMBERS' EQUITY AND PARENT
    COMPANY'S INVESTMENT AND NET
    ADVANCES
Current liabilities:
  Accounts payable....................   $  5,115     $   5,450    $  1,751     $ 12,316     $   23,500 (B) $   35,816
  Accrued compensation and related
    expenses..........................      1,355         5,249         240        6,844             --         6,844
  Other accrued liabilities...........      2,747            --          --        2,747             --         2,747
  Deferred revenue....................      2,409         4,569      17,878       24,856        (20,163)(E)      4,693
  Notes payable.......................        241            --          --          241             --           241
  Due to CNET.........................         --         1,788          --        1,788             --         1,788
  Due to NBC..........................         --           101          --          101             --           101
  Capital lease obligations...........         84            --          --           84             --            84
  Contingency accrual.................      1,000            --          --        1,000             --         1,000
                                         --------     ---------    --------     ---------    ----------    ----------
Total current liabilities.............     12,951        17,157      19,869       49,977          3,337        53,314
Convertible notes payable to NBC and
  its affiliates, less current
  portion.............................         --            --          --           --        370,000 (A)    370,000
Deferred revenue, less current
  portion.............................      2,380            --          --        2,380             --         2,380
Other notes payable, less current
  portion.............................        292            --          --          292             --           292
Capital lease obligations, less
  current portion.....................        164            --          --          164             --           164
Line of credit........................         --        43,300          --       43,300        (43,300)(F)         --
Stockholders' equity, Members' equity
  and Parent Company's investment and
  net advances:
  Common stock........................    407,669            --          --      407,669      1,664,823 (A)  2,072,492
  Members' equity.....................         --        94,358          --       94,358        (94,358)(C)         --
  Parent Company's investment and net
    advances..........................         --            --     (18,850)     (18,850)        18,850 (C)         --
  Notes receivable from
    stockholders......................       (995)           --          --         (995)            --          (995)
  Deferred compensation...............       (409)       (7,705)         --       (8,114)         7,705 (C)       (409)
  Unrealized gain.....................         --        22,731          --       22,731        (22,731)(C)         --
  Accumulated deficit.................    (32,980)     (115,201)         --     (148,181)       115,201 (C)    (32,980)
                                         --------     ---------    --------     ---------    ----------    ----------
Total stockholders' equity, members'
  equity and parent company's
  investment and net advances:........    373,285        (5,817)    (18,850)     348,618      1,689,490     2,038,108
                                         --------     ---------    --------     ---------    ----------    ----------

Total liabilities and stockholders'
  equity, members' equity and parent
  company's investment and net
  advances:...........................   $389,072     $  54,640    $  1,019     $444,731     $2,019,527    $2,464,258
                                         ========     =========    ========     =========    ==========    ==========

                            See accompanying notes.

                               NBC INTERNET, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                       ----------------------------------------------------------------------------------
                                                                                              PRO FORMA
                                                                      NBC                     BUSINESS
                                         XOOM.COM                 MULTIMEDIA                 COMBINATION
                                       PRO FORMA(1)      SNAP      DIVISION     COMBINED     ADJUSTMENTS       PRO FORMA
                                       -------------   --------   -----------   ---------   -------------      ----------
Net revenue.........................     $  5,673      $  3,310    $   6,929    $ 15,912    $          --      $  15,912
Cost of net revenue.................        2,263         5,613        3,513      11,389               --         11,389
                                         --------      --------    ---------    ---------   -------------      ---------
Gross profit (loss).................        3,410        (2,303)       3,416       4,523               --          4,523
Operating expenses:
  Operating and development.........        2,695         4,231          775       7,701               --          7,701
  Sales and marketing...............        1,680         6,110        2,862      10,652               --         10,652
  General and administrative........        2,782         3,108        3,724       9,614               --          9,614
  Purchased in-process research and
    development.....................          330            --           --         330              460 (G)        790
  Amortization of deferred
    compensation....................        1,248            --           --       1,248               --          1,248
  Amortization of goodwill and other
    intangible assets...............       20,712            --           --      20,712          182,745 (H)    203,457
  Promotion and advertising provided
    by NBC..........................           --         3,484           --       3,484               --          3,484
                                         --------      --------    ---------    ---------   -------------      ---------
Total operating expenses............       29,447        16,933        7,361      53,741          183,205        236,946
                                         --------      --------    ---------    ---------   -------------      ---------
Loss from operations................      (26,037)      (19,236)      (3,945)    (49,218)        (183,205)      (232,423)
Other income (expense):
  Interest and other income.........           39            36           --          75           12,990 (I)     13,065
  Interest and other expense........          (19)           --           --         (19)         (11,199)(J)    (11,218)
                                         --------      --------    ---------    ---------   -------------      ---------
Net loss............................     $(26,017)     $(19,200)   $  (3,945)   $(49,162)   $    (181,414)     $(230,576)
                                         ========      ========    =========    =========   =============      =========
Basic and diluted net loss per
  share.............................                                                                      (K)  $   (5.64)
                                                                                                               =========
Shares used in per share
  calculation--basic and diluted....
                                                                                                          (K)     40,888
                                                                                                               =========

------------------------------

(1) Represents pro forma combination of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., PageCount, Inc., MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc., beginning on page F-135 of this prospectus.

                            See accompanying notes.

                               NBC INTERNET, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                                       ----------------------------------------------------------------------------------
                                                                                              PRO FORMA
                                                                      NBC                     BUSINESS
                                         XOOM.COM                 MULTIMEDIA                 COMBINATION
                                       PRO FORMA(1)      SNAP      DIVISION     COMBINED     ADJUSTMENTS       PRO FORMA
                                       -------------   --------   -----------   ---------   -------------      ----------
Net revenue.........................     $  9,200      $  7,317    $  11,615    $ 28,132    $          --      $  28,132
Cost of net revenue.................        3,857         7,626        5,249      16,732               --         16,732
                                         --------      --------    ---------    ---------   -------------      ---------
Gross profit (loss).................        5,343          (309)       6,366      11,400               --         11,400
Operating expenses:
  Operating and development.........        4,339         6,263          938      11,540               --         11,540
  Sales and marketing...............        3,160        12,482        3,989      19,631               --         19,631
  General and administrative........        4,110         5,939        4,489      14,538               --         14,538
  Purchased in-process research and
    development.....................          330            --           --         330              460 (G)        790
  Amortization of deferred
    compensation....................        1,605           160           --       1,765               --          1,765
  Amortization of goodwill and other
    intangible assets...............       27,620            --           --      27,620          243,661 (H)    271,281
  Promotion and advertising provided
    by NBC..........................           --        14,060           --      14,060               --         14,060
                                         --------      --------    ---------    ---------   -------------      ---------
Total operating expenses............       41,164        38,904        9,416      89,484          244,121        333,605
                                         --------      --------    ---------    ---------   -------------      ---------
Loss from operations................      (35,821)      (39,213)      (3,050)    (78,084)        (244,121)      (322,205)
Other income (expense):
  Interest and other income.........          192            --           --         192           16,793 (I)     16,985
  Interest and other expense........         (145)          (75)          --        (220)         (14,998)(J)    (15,218)
  Interest expense related to
    warrant.........................       (1,494)           --           --      (1,494)              --         (1,494)
                                         --------      --------    ---------    ---------   -------------      ---------
Net loss............................     $(37,268)     $(39,288)   $  (3,050)   $(79,606)   $    (242,326)     $(321,932)
                                         ========      ========    =========    =========   =============      =========
Basic and diluted net loss per
  share.............................                                                                      (K)  $   (7.74)
                                                                                                               =========
Shares used in per share
  calculation--basic and diluted....
                                                                                                          (K)     41,595
                                                                                                               =========

------------------------------

(1) Represents pro forma combination of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., PageCount, Inc., MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc., beginning on page F-135 of this prospectus.

                               NBC INTERNET, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                       ----------------------------------------------------------------------------------
                                                                                              PRO FORMA
                                                                      NBC                     BUSINESS
                                         XOOM.COM                 MULTIMEDIA                 COMBINATION
                                       PRO FORMA(1)      SNAP      DIVISION     COMBINED     ADJUSTMENTS       PRO FORMA
                                       -------------   --------   -----------   ---------   -------------      ----------
Net revenue.........................     $ 20,194      $ 23,000    $  12,490    $ 55,684    $          --      $  55,684
Cost of net revenue.................        7,657         6,878        4,574      19,109               --         19,109
                                         --------      --------    ---------    ---------   -------------      ---------
Gross profit........................       12,537        16,122        7,916      36,575               --         36,575
Operating expenses:
  Operating and development.........        7,180         8,410          391      15,981               --         15,981
  Sales and marketing...............       13,960        20,976        1,042      35,978               --         35,978
  General and administrative........        7,727         9,799        2,099      19,625               --         19,625
  Purchased in-process research and
    development.....................           --            --           --          --            2,603 (G)      2,603
  Amortization of deferred
    compensation....................        3,441         3,207           --       6,648               --          6,648
  Amortization of goodwill and other
    intangible assets...............       21,500            --           --      21,500          182,745 (H)    204,245
  Promotion and advertising provided
    by NBC..........................           --        32,950           --      32,950               --         32,950
                                         --------      --------    ---------    ---------   -------------      ---------
Total operating expenses............       53,808        75,342        3,532     132,682          185,348        318,030
                                         --------      --------    ---------    ---------   -------------      ---------
(Loss) income from operations.......      (41,271)      (59,220)       4,384     (96,107)        (185,348)      (281,455)
Other income (expense):
  Interest and other income.........        6,228            --           --       6,228           12,990 (I)     19,218
  Interest and other expense........          (93)       (1,125)          --      (1,218)         (11,199)(J)    (12,417)
                                         --------      --------    ---------    ---------   -------------      ---------
Net (loss) income...................     $(35,136)     $(60,345)   $   4,384    $(91,097)   $    (183,557)     $(274,654)
                                         ========      ========    =========    =========   =============      =========
Basic and diluted net loss per
  share.............................                                                                      (K)  $   (5.77)
                                                                                                               =========
Shares used in per share
  calculation--basic and diluted....                                                                      (K)     47,616
                                                                                                               =========

------------------------------

(1) Represents pro forma combination of Xoom.com, MightyMail Networks Inc., Paralogic Software Corporation and LiquidMarket, Inc., beginning on page F-135 of this prospectus.

                            See accompanying notes.

                               NBC INTERNET, INC.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED

                         COMBINED FINANCIAL INFORMATION

The total estimated purchase cost has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values, with Xoom.com treated as the accounting acquiror. The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. The final purchase price allocation will be calculated based on NBC Multimedia's and Snap's balance sheets and Snap's stock options outstanding at November 30, 1999, the date the transaction was consummated.

    The adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 1999, have been calculated as if the transactions occurred on September 30, 1999 and are as follows:

(A)(1)To reflect the acquisition by NBCi of NBC.com, NBC-IN.com and VideoSeeker, NBC Multimedia's ownership interest in Snap, and a 10% ownership interest in CNBC.com for an estimated purchase price of $2,058,323,000. The purchase consideration consists of the following:

       - Issuance of 23,590,680 shares of NBCi Class B common stock with a fair value of $1,103,336,000. The fair value per share of Xoom.com's common stock is being used to determine the purchase price, as Xoom.com is treated as the accounting acquiror. Therefore, the fair value per share of NBCi's common stock issued is based on the average closing price of Xoom.com's common stock on June 14, 1999 (the date of the announcement of the stock purchase agreement between Xoom.com and NBC) and the three days prior and subsequent to such date.

       - Issuance of (i) a zero coupon convertible note of NBCi with a principal at maturity of $39,447,953; and (ii) a zero coupon convertible note of NBCi with a principal at maturity of $447,416,805. The convertible notes payable have been recorded at their present value of approximately $370,000,000, with an effective interest rate of 4% per annum.

   (2)To reflect the issuance of 7,245,063 shares of NBCi's Class A common stock with a fair value per share of $46.77 for an aggregate amount of $338,852,000 or approximately 81% (39% on a fully diluted basis) of Snap. The fair value per share of NBCi's common stock issued is based on the average closing price of Xoom.com's common stock on June 14, 1999 (the announcement date of the stock purchase agreement between Xoom.com and NBC) and the three days prior and subsequent to such date.

(B)(1)To reflect the additional estimated purchase price of $246,135,000 related to (i) the assumption of Snap's options and (ii) estimated merger costs. This additional estimated purchase price of $246,135,000 consists of the following:

       - Assumption of options to purchase 3,407,558 shares of NBCi's Class A common stock with a fair value of $222,635,000. The fair value of the options assumed is based on the Black-Scholes model using the following assumptions:

       - Fair market value of the underlying shares is based on the average closing price of Xoom.com's common stock on June 14, 1999 and the three days prior and subsequent to such date.

       - Expected life of 3 to 4 years

       - Expected volatility of 1.0

       - Risk free interest rate of 5.96%

                               NBC INTERNET, INC.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED

                   COMBINED FINANCIAL INFORMATION (CONTINUED)

       - Expected dividend rate of 0%

       - Estimated related merger costs consisting of the following:

        Investment banking fees                               $17,250,000
        Attorney, accountant and printing fees                  4,250,000
        Filing and registration costs                             400,000
        Merger-related restructuring costs                      1,600,000
                                                              -----------
                                                              $23,500,000
                                                              ===========

(2) To allocate the total purchase price of the transaction of $2,058,323,000 and recognize the excess purchase cost of $1,722,827,000 over the fair value of the net tangible assets acquired, which has been recorded as goodwill and other intangible assets as follows:

        Purchased technology                                  $   18,900,000
        Investment in CNBC.com LLC                                68,500,000
        Affiliate and other contracts                             31,400,000
        Acquired workforce                                         1,900,000
        License agreement to NBC brand name and content, and
          other brand name                                        34,200,000
        Goodwill                                               1,567,927,000
                                                              --------------
                                                              $1,722,827,000
                                                              ==============

(C) To reflect the elimination of (i) the historical members' equity accounts of Snap and (ii) the historical parent company investment and net advances of the NBC Multimedia Division.

(D) To record the assignment to NBCi of a note of NBC in the amount of $340.0 million ($78,288,000 current portion and $261,712,000 long-term portion), with a term of 4 years and an interest rate of 5.4% per annum.

(E) To eliminate the gross margin associated with the Snap deferred revenue and to eliminate the deferred revenue of the NBC Multimedia Division.

(F) To record the repayment by NBCi of Snap's revolving line of credit.

    The adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, assume that the transaction occurred as of January 1, 1998 and January 1, 1999, respectively and are as follows:

(G) To reinstate charges for in-process research and development related to Xoom.com's acquisitions of Paralogic Corporation and Pagecount, Inc. in the year ended December 31, 1998 and MightyMail Networks and Paralogic Software Corporation in the nine months ended September 30, 1999.

(H) To reflect the amortization of goodwill and other intangible assets resulting from the transactions. The goodwill and other intangible assets are being amortized over periods ranging from 3 to 7 years.

(I) To reflect interest income in connection with the note receivable assigned to NBCi by NBC.

(J) To reflect interest charges in connection with the two zero coupon convertible notes issued to NBC and its affiliates using an effective interest rate of 4% per annum.

                               NBC INTERNET, INC.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED

                   COMBINED FINANCIAL INFORMATION (CONTINUED)

(K) Basic and diluted net loss per share has been adjusted to reflect the issuance of (i) 7,245,063 shares of Class A common stock to CNET and an unaffiliated third party; and (ii) 23,590,680 shares of NBCi's Class B common stock to an affiliate of NBC, as if the shares had been outstanding for the entire period. The effect of stock options assumed in the transactions has not been included, as its inclusion would be anti-dilutive.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Xoom.com, Inc.

    We have audited the accompanying consolidated balance sheets of Xoom.com, Inc. as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from April 16, 1996 (inception) through December 31, 1996 and for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of Xoom.com, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xoom.com, Inc. at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the period from April 16, 1996 (inception) through December 31, 1996 and for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

                                            /S/ ERNST & YOUNG LLP

Palo Alto, California

January 25, 1999

                                 XOOM.COM, INC.

                          CONSOLIDATED BALANCE SHEETS

             (IN THOUSANDS EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998          1999
                                                              --------   --------   --------------
                                                                                     (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $     6    $ 54,575      $ 75,409
  Marketable securities.....................................       --       2,000       123,516
  Accounts receivable, net of allowance for doubtful
    accounts of
    $49, $195, and $554 in 1997, 1998, and 1999,
    respectively............................................      173       1,368         4,032
  Stock subscription receivable.............................       75          --            --
  Inventories...............................................       --         322           518
  Other current assets......................................        1         308         3,747
                                                              -------    --------      --------
    Total current assets....................................      255      58,573       207,222
Fixed assets, net...........................................      414       2,071         7,643
Goodwill, net...............................................       --       3,751        70,167
Purchased technology, net...................................       --       1,766        24,845
Acquired workforce, net.....................................       --          --           525
Investments.................................................       --          --        69,780
Prepaid royalties and licenses..............................       53         216            --
Other assets................................................       60         497         8,890
                                                              -------    --------      --------
      Total assets..........................................  $   782    $ 66,874      $389,072
                                                              =======    ========      ========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $   462    $  1,229      $  5,115
  Accrued compensation and related expenses.................       38         497         1,355
  Other accrued liabilities.................................        5       1,531         2,831
  Deferred revenue..........................................       --         443         2,409
  Note payable to stockholder...............................      150          --            --
  Notes payable.............................................       --       1,276           157
  Capital lease obligations.................................       --          37            84
  Contingency accrual.......................................    1,000       1,000         1,000
                                                              -------    --------      --------
    Total current liabilities...............................    1,655       6,013        12,951
  Deferred revenue, less current portion....................       --          --         2,380
  Notes payable, less current portion.......................       --         411           292
  Capital lease obligations, less current portion...........       --         117           164

Stockholders' equity (deficit):
  Preferred stock, $0.0001 par value:
    Authorized shares--5,000,000
    Issued and outstanding shares--none in 1997, 1998, and
      1999..................................................       --          --            --
  Common stock, $0.0001 par value:
    Authorized shares--80,000,000
    Issued and outstanding shares--5,541,367, 13,699,555,
      and 20,461,673 in 1997, 1998 and 1999, respectively...    3,001      75,606       407,669
Notes receivable from stockholders..........................       --          --          (995)
Deferred compensation.......................................     (303)       (904)         (409)
Accumulated deficit.........................................   (3,571)    (14,369)      (32,980)
                                                              -------    --------      --------
    Total stockholders' equity (deficit)....................     (873)     60,333       373,285
                                                              -------    --------      --------
      Total liabilities and stockholders' equity
        (deficit)...........................................  $   782    $ 66,874      $389,072
                                                              =======    ========      ========

                            See accompanying notes.

                                 XOOM.COM, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                           PERIOD FROM
                                            APRIL 16,
                                              1996
                                           (INCEPTION)        YEARS ENDED           NINE MONTHS ENDED
                                             THROUGH         DECEMBER 31,             SEPTEMBER 30,
                                          DECEMBER 31,    -------------------   -------------------------
                                              1996          1997       1998        1998          1999
                                          -------------   --------   --------   -----------   -----------
                                                                                (UNAUDITED)   (UNAUDITED)
Net revenue:
  E-commerce............................      $   --      $   327    $  5,582     $ 3,366       $ 10,257
  Advertising...........................          --           60       2,144         953          9,527
  License fees..........................          --          454         592         546            119
                                              ------      -------    --------     -------       --------
    Total net revenue...................          --          841       8,318       4,865         19,903
Cost of net revenue:
  Cost of e-commerce....................          --          171       3,542       1,965          7,458
  Cost of advertising...................          --           --          --          --            183
  Cost of license fees..................          --          148          42          35              4
                                              ------      -------    --------     -------       --------
    Total cost of net revenue...........          --          319       3,584       2,000          7,645
                                              ------      -------    --------     -------       --------
Gross profit............................          --          522       4,734       2,865         12,258
Operating expenses:
  Operating and development.............         266        1,150       3,841       2,558          5,708
  Sales and marketing...................          23          292       2,834       1,570         13,507
  General and administrative............         150          721       3,366       2,158          6,846
  Purchased in-process research and
    development.........................          --           --         790         790          2,603
  Amortization of deferred
    compensation........................          --          248       1,416       1,111            495
  Amortization of intangible assets.....          --           --       1,843       1,087          7,836
  Non-recurring charges.................          --        1,243          --          --             --
                                              ------      -------    --------     -------       --------
    Total operating expenses............         439        3,654      14,090       9,274         36,995
                                              ------      -------    --------     -------       --------
Loss from operations....................        (439)      (3,132)     (9,356)     (6,409)       (24,737)
Other income (expense):
  Interest income.......................          --           --         187          37          6,213
  Interest expense......................          --           --        (135)        (20)           (90)
  Interest expense related to warrant...          --           --      (1,494)         --             --
                                              ------      -------    --------     -------       --------
Net loss................................      $ (439)     $(3,132)   $(10,798)    $(6,392)      $(18,614)
                                              ======      =======    ========     =======       ========
Net loss per share--basic and diluted...      $(0.89)     $ (0.64)   $  (1.37)    $ (0.89)      $  (1.11)
                                              ======      =======    ========     =======       ========
Number of shares used in per share
  calculation--basic and diluted........         496        4,874       7,879       7,172         16,780
                                              ======      =======    ========     =======       ========

                            See accompanying notes.

                                 XOOM.COM, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                         NOTES                                          TOTAL
                                                  COMMON STOCK         RECEIVABLE                                   STOCKHOLDERS'
                                              ---------------------       FROM         DEFERRED      ACCUMULATED       EQUITY
                                                SHARES      AMOUNT    STOCKHOLDERS   COMPENSATION      DEFICIT        (DEFICIT)
                                              ----------   --------   ------------   -------------   ------------   -------------
  Issuance of common stock to founders at
    inception...............................     666,668   $     --      $  --          $   --         $     --       $     --
  Issuance of common stock in exchange for
    cancellation of notes payable to
    stockholders............................   2,666,667      1,000         --              --               --          1,000
  Net loss..................................          --         --         --              --             (439)          (439)
                                              ----------   --------      -----          ------         --------       --------
Balances at December 31, 1996...............   3,333,335      1,000         --              --             (439)           561
  Issuance of common stock for cash.........   1,914,452      1,223         --              --               --          1,223
  Issuance of common stock in exchange for
    cancellation of notes payable to
    stockholders............................      38,889         35         --              --               --             35
  Issuance of common stock in exchange for
    stock subscription receivable...........     254,691        175         --              --               --            175
  Issuance of stock options to
    consultants.............................          --         17         --              --               --             17
  Deferred compensation related to grant of
    stock options...........................          --        551         --            (551)              --             --
  Amortization of deferred compensation.....          --         --         --             248               --            248
  Net loss..................................          --         --         --              --           (3,132)        (3,132)
                                              ----------   --------      -----          ------         --------       --------
Balances at December 31, 1997...............   5,541,367      3,001         --            (303)          (3,571)          (873)
  Issuance of common stock for cash, net of
    issuance costs of $139..................   1,815,432      5,532         --              --               --          5,532
  Issuance of common stock in exchange for
    Classic Media Holdings license rights...      43,292        100         --              --               --            100
  Issuance of common stock in connection
    with acquisitions.......................   1,221,992      4,219         --              --               --          4,219
  Issuance of common stock in exchange for
    cancellation of notes payable to
    stockholders............................      64,937        150         --              --               --            150
  Issuance of common stock in exchange for
    stock subscription receivable...........      78,224        261         --              --               --            261
  Issuance of common stock to directors and
    consultants in exchange for services....      19,564        205         --              --               --            205
  Issuance of stock options to
    consultants.............................          --        238         --              --               --            238
  Issuance of common stock in initial public
    offering, net of offering costs of
    $7,059..................................   4,600,000     57,341         --              --               --         57,341
  Issuance of common stock upon exercise of
    warrants, net of issuance costs of
    $28.....................................     314,747      1,048         --              --               --          1,048
  Issuance of warrant in connection with
    loan agreement..........................          --      1,494         --              --               --          1,494
  Deferred compensation related to grant of
    stock options...........................          --      2,017         --          (2,017)              --             --
  Amortization of deferred compensation.....          --         --         --           1,416               --          1,416
  Net loss..................................          --         --         --              --          (10,798)       (10,798)
                                              ----------   --------      -----          ------         --------       --------
Balances at December 31, 1998...............  13,699,555     75,606         --            (904)         (14,369)        60,333
  Issuance of common stock in connection
    with acquisitions (unaudited)...........   2,017,338    101,055         --              --               --        101,055
  Issuance of common stock to directors and
    consultants in exchange for services
    (unaudited).............................      12,822        638         --              --               --            638
  Issuance of common stock in secondary
    public offering, net of offering costs
    of $8,950 (unaudited)...................   2,659,800    166,597         --              --               --        166,597
  Issuance of common stock upon exercise of
    warrants (unaudited)....................     116,231         --         --              --               --             --
  Issuance of common stock for cash
    (unaudited).............................     960,028     55,000         --              --               --         55,000
  Value of warrants issued in connection
    with ValueVision strategic alliance.....          --      6,937         --              --               --          6,937
  Issuance of common stock upon exercise of
    options (unaudited).....................     995,899      1,836         --              --               --          1,836
  Notes receivable from stockholders
    (unaudited).............................          --         --       (995)             --               --           (995)
  Amortization of deferred compensation
    (unaudited).............................          --         --         --             495               --            495
  Unrealized gain on investments
    (unaudited).............................          --         --         --              --                3              3
  Net loss (unaudited)......................          --         --         --              --          (18,614)       (18,614)
                                              ----------   --------      -----          ------         --------       --------
Balances at September 30, 1999
  (unaudited)...............................  20,461,673   $407,669      $(995)         $ (409)        $(32,980)      $373,285
                                              ==========   ========      =====          ======         ========       ========

                            See accompanying notes.

                                 XOOM.COM, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                            PERIOD FROM
                                             APRIL 16,
                                               1996
                                            (INCEPTION)        YEARS ENDED           NINE MONTHS ENDED
                                              THROUGH         DECEMBER 31,             SEPTEMBER 30,
                                           DECEMBER 31,    -------------------   -------------------------
                                               1996          1997       1998        1998          1999
                                           -------------   --------   --------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
CASH AND CASH EQUIVALENTS USED IN
  OPERATING ACTIVITIES:
Net loss.................................     $  (439)     $(3,132)   $(10,798)    $ (6,392)     $(18,614)
  Adjustments to reconcile net loss to
    net cash and cash equivalents used in
    operating activities:
    Interest expense related to
      warrant............................          --           --       1,494           --            --
    Purchased in-process research and
      development........................          --           --         790          790         2,603
    Depreciation and amortization........           2          254         796          481         1,280
    Amortization of intangible assets....          --           --       1,843        1,087         7,836
    Amortization of deferred
      compensation.......................          --          248       1,416        1,111           495
    Write-off of prepaid royalties.......          --          243          --           --            --
    Issuance of common stock in exchange
      for Classic Media Holdings license
      rights.............................          --           --         100          100            --
    Issuance of stock options to
      consultants........................          --           17         238          189            --
    Issuance of common stock to directors
      and consultants....................          --           --         205           87           638
  Changes in operating assets and
    liabilities:
      Accounts receivable................          --         (173)     (1,167)        (634)       (2,517)
      Inventories........................          --           --        (322)        (379)         (196)
      Other current assets...............          --           (1)       (303)        (116)       (3,433)
      Intangible assets..................          --           --          --          (24)           --
      Prepaid royalties and licenses.....        (324)        (186)       (426)        (282)           --
      Other assets.......................         (19)         (41)       (445)      (1,144)       (7,577)
      Accounts payable...................         136          326         762        1,047         3,886
      Accrued compensation and related
        expenses.........................           9           29         418          289           530
      Other accrued liabilities..........          --            5       1,403          645          (729)
      Deferred revenue...................          --           --         443           --           858
      Contingency accrual................          --        1,000          --           --            --
                                              -------      -------    --------     --------      --------
NET CASH AND CASH EQUIVALENTS USED IN
  OPERATING ACTIVITIES...................        (635)      (1,411)     (3,553)      (3,145)      (14,940)

CASH AND CASH EQUIVALENTS USED IN
  INVESTING ACTIVITIES:
  Purchases of fixed assets..............         (64)        (392)     (1,954)      (1,099)       (6,169)
  Purchase of investments................          --           --      (2,000)          --      (198,450)
  Maturities of investments..............          --           --          --           --        18,500
  Business combinations, net of cash
    acquired.............................          --           --        (458)        (329)         (901)
  Cash paid in connection with the
    purchase of certain assets from
    Revolutionary Software, Inc..........          --           --        (273)         (20)           --
                                              -------      -------    --------     --------      --------
  NET CASH AND CASH EQUIVALENTS USED IN
    INVESTING ACTIVITIES.................         (64)        (392)     (4,685)      (1,448)     (187,020)

                            See accompanying notes.

                                 XOOM.COM, INC.

                                 (IN THOUSANDS)

                                            PERIOD FROM
                                             APRIL 16,
                                               1996
                                            (INCEPTION)        YEARS ENDED           NINE MONTHS ENDED
                                              THROUGH         DECEMBER 31,             SEPTEMBER 30,
                                           DECEMBER 31,    -------------------   -------------------------
                                               1996          1997       1998        1998          1999
                                           -------------   --------   --------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
CASH AND CASH EQUIVALENTS PROVIDED BY
  FINANCING ACTIVITIES:
  Proceeds from issuance of common stock
    in initial public offering...........     $    --      $    --    $ 57,341     $     --      $     --
  Proceeds from issuance of common stock
    in secondary public offering.........          --           --          --           --       166,597
  Proceeds from issuance of common
    stock................................          --        1,223       5,532        5,532        55,000
  Proceeds from exercise of warrants.....          --           --       1,048           --            --
  Proceeds from exercise of options......          --           --          --           --         1,836
  Proceeds from issuance of notes payable
    to stockholders......................         700          185          --          335            --
  Proceeds from repayment of stock
    subscriptions receivable.............          --          400         335           --            --
  Proceeds from notes payable............          --           --       1,762           --            --
  Principal payments on capital lease
    obligations..........................          --           --         (10)          (2)          (31)
  Principal payments on notes payable....          --           --      (3,201)        (311)         (608)
                                              -------      -------    --------     --------      --------
  NET CASH AND CASH EQUIVALENTS PROVIDED
    BY FINANCING ACTIVITIES..............         700        1,808      62,807        5,554       222,794
                                              -------      -------    --------     --------      --------
  NET INCREASE IN CASH AND CASH
    EQUIVALENTS                                     1            5      54,569          961        20,834

  CASH AND CASH EQUIVALENTS AT BEGINNING
    OF PERIOD............................          --            1           6            6        54,575
                                              -------      -------    --------     --------      --------
  CASH AND CASH EQUIVALENTS AT END OF
    PERIOD...............................     $     1      $     6    $ 54,575     $    967      $ 75,409
                                              =======      =======    ========     ========      ========

                            See accompanying notes.

                                 XOOM.COM, INC.

                                 (IN THOUSANDS)

                                            PERIOD FROM
                                             APRIL 16,
                                               1996
                                            (INCEPTION)        YEARS ENDED           NINE MONTHS ENDED
                                              THROUGH         DECEMBER 31,             SEPTEMBER 30,
                                           DECEMBER 31,    -------------------   -------------------------
                                               1996          1997       1998        1998          1999
                                           -------------   --------   --------   -----------   -----------
                                                                                 (UNAUDITED)   (UNAUDITED)
SUPPLEMENTAL DISCLOSURES:
NON-CASH TRANSACTIONS:
  Issuance of common stock in exchange
    for stock subscriptions receivable...     $    --      $   175    $    261     $    261      $    995
                                              =======      =======    ========     ========      ========
  Issuance of notes payable to
    stockholders for stock subscriptions
    receivable...........................     $   300      $    --    $     --     $     --      $     --
                                              =======      =======    ========     ========      ========
  Issuance of common stock in exchange
    for cancellation of notes payable to
    stockholder..........................     $ 1,000      $    35    $    150     $    150      $     --
                                              =======      =======    ========     ========      ========
  Deferred compensation resulting from
    grant of stock options...............     $    --      $   551    $  2,017        2,002      $     --
                                              =======      =======    ========     ========      ========
  Fixed assets acquired under capital
    lease obligations....................     $    --      $    --    $    165     $    162      $    125
                                              =======      =======    ========     ========      ========
  Common stock issued to satisfy
    Paralogic Corporation legal
    obligation...........................     $    --      $    --    $    165     $    165      $     --
                                              =======      =======    ========     ========      ========
  Investment in a company in connection
    with a media contract................     $    --      $    --    $     --     $     --      $  5,000
                                              =======      =======    ========     ========      ========
Issuance of common stock in conjunction
  with business and technology
  acquisitions...........................     $    --      $    --    $  4,218     $  3,618      $101,055
                                              =======      =======    ========     ========      ========
Issuance of notes payable in conjunction
  with business and technology
  acquisitions...........................     $    --      $    --    $  3,105     $  3,025      $     --
                                              =======      =======    ========     ========      ========
Value of equity securities received in
  exchange for entering into strategic
  alliances..............................     $    --      $    --    $     --     $     --      $    429
                                              =======      =======    ========     ========      ========
Value of warrant received in connection
  with ValueVision Inc. strategic
  alliance...............................     $    --      $    --    $     --     $     --      $  6,343
                                              =======      =======    ========     ========      ========
Value of warrant issued in connection
  with ValueVision Inc. strategic
  alliance                                    $    --      $    --    $     --     $     --      $  6,937
                                              =======      =======    ========     ========      ========
CASH FLOW INFORMATION:
  Cash paid for interest.................     $    --      $    --    $     57     $     20      $     59
                                              =======      =======    ========     ========      ========

                            See accompanying notes.

                                 XOOM.COM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Xoom.com, Inc. (the "Company"), was formerly known as XOOM, Inc., Xoom Software, Inc. and originally incorporated as Atomsoft, Inc. in the State of Delaware on April 16, 1996.

    The Company provides free community services such as Web site hosting, e-mail, on-line chat networks and free proprietary content such as clip art and greeting cards. The Company uses these free services and content to build a membership base to direct market goods and services targeted to the interests of its members. The Company derives a substantial portion of its revenue from e-commerce, and to a lesser extent from advertising and licensing.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

DEPENDENCE ON CERTAIN VENDORS

    The Company currently depends on one vendor to provide warehousing and order fulfillment. Although the Company believes that there are alternative vendors for warehousing and order fulfillment, there can be no assurance that the Company will maintain its relationship with this vendor as the agreement is cancelable at any time. The loss of this relationship could have a material adverse effect on the Company's financial condition and results of operations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL INFORMATION

    The interim financial information as of September 30, 1998 and 1999, and for the nine months ended September 30, 1998 and 1999, is unaudited but has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the nine months ended September 30, 1998 and 1999 are not necessarily indicative of results that may be expected for any future periods.

CASH AND CASH EQUIVALENTS

    The Company considers investments in highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are recorded at cost, which approximates

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

fair value. The Company maintains its cash in depository accounts with three high credit quality financial institutions.

CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company conducts business with companies in various industries throughout the world and with individuals over the Internet. The Company performs ongoing credit evaluations of its corporate customers and generally does not require collateral. Sales to individuals are principally paid for via credit cards. Reserves are maintained for potential credit losses, and such losses to date have been within management's expectations. The Company provided $49,000 and $269,000 for allowance for doubtful accounts in 1997 and 1998, respectively.

    For the year ended December 31, 1997, one customer accounted for $100,000 or 12% of total net revenue. No balances were receivable from that customer at December 31, 1997. For the year ended December 31, 1998, no single customer accounted for greater than 10% of total net revenue.

INVENTORIES

    Inventories are carried at the lower of cost (determined on the average cost basis) or market. Inventories consist of products available for sale.

FIXED ASSETS

    Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of three years. Fixed assets under capital leases are amortized over the shorter of the estimated useful life or the life of the lease. The Company identifies and records impairment losses on fixed assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

GOODWILL AND PURCHASED TECHNOLOGY, NET

    Goodwill and purchased technology consist of purchased technology and goodwill related to acquisitions accounted for by the purchase method. See
Note 2. Amortization of these purchased intangibles is provided on the straight-line basis over the respective useful lives of the assets, which ranges from two to four years. Purchased in-process research and development without alternative future use is expensed when acquired.

    The Company identifies and records impairment losses on intangible assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

PREPAID ROYALTIES AND LICENSES

    Prepaid royalties represent prepayments of royalties due upon the sale or sublicense of software technologies. Prepaid royalties are amortized as units are sold or over estimated useful lives of approximately one year, whichever is shorter. Licenses represent amounts paid to developers for fully

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

paid licenses to resell certain software. These licenses are amortized over the estimated useful lives which are approximately one year. Amortization of prepaid royalties and licenses, which is included in cost of e-commerce and cost of license fee revenue, totaled $0, $213,000 and $263,000, for the period from April 16, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively.

    During the second quarter of 1997, the Company discontinued the sale of certain products where royalty prepayments had been made and accordingly, recorded a write-off of prepaid royalties included in non-recurring charges totaling $243,000.

OTHER ASSETS

    Other assets consist of non-current deposits relating to various ongoing agreements entered into by the Company.

DEFERRED REVENUE

    Deferred revenue consists of advertising and e-commerce fees to be earned in the future under agreements existing at the balance sheet date.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards
No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

REVENUE RECOGNITION

E-COMMERCE

    The Company recognizes revenue from e-commerce sales when the products are shipped to customers. The Company provides for potential product returns and estimated warranty costs in the period of the sale. Such costs have been minimal to date.

ADVERTISING

    Advertising revenues are derived from the sale of banner advertisements and sponsorships under short-term contracts. Through December 31, 1998, the duration of the Company's advertising commitments has been principally from one to two months to a year. Advertising revenues on banner

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

contracts are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

LICENSE FEES

    The Company licenses software under non-cancelable license agreements to end-users and non-cancelable sub-license agreements to resellers. License fee revenues are recognized when a non-cancelable license agreement has been signed, the product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, collection is considered probable and all significant contractual obligations have been satisfied.

EXPORT SALES

    Export sales were 30% and 25% of net revenues for the years ended December 31, 1997 and 1998, respectively. The Company's export sales are as follows (in thousands):

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
North America...............................................   $   39     $  288
Europe......................................................      157      1,008
Asia/Pacific................................................       44        392
Rest of the World...........................................       12        365
                                                               ------     ------
      Total.................................................   $  252     $2,053
                                                               ======     ======

ADVERTISING EXPENSE

    All advertising costs are expensed when incurred. Advertising costs, which are included in sales and marketing expense, were $0, $50,000 and $51,000, for the period from April 16, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively.

DEVELOPMENT COSTS

    Development costs are expensed as incurred and are included in operating and development expenses.

COMPUTATION OF NET LOSS PER SHARE

    The Company computes net loss per share based on Financial Accounting Standards Board Statement No. 128, "Earnings Per Share," ("SFAS 128"). In accordance with SFAS 128, basic net income (loss) per share excludes dilutive common stock equivalents and is calculated as net income

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(loss) divided by the weighted average number of common shares outstanding. Diluted net income (loss) per share is computed using the weighted average number of common shares outstanding and dilutive common stock equivalents outstanding during the period. Common equivalent shares from stock options and warrants (using the treasury stock method) are excluded from the calculation of net loss per share as their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998 the Company adopted Financial Accounting Standards Board Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company had no material components of comprehensive income for the year ended
December 31, 1998. Accordingly, the Company's comprehensive loss for the year ended December 31, 1998 is equal to its reported loss. The Company's comprehensive loss for the nine months ended September 30, 1999 was approximately $18.6 million.

    Additionally, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 131 ("SFAS 131") "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way public business enterprises report information in annual statements and interim financial reports regarding operating segments, products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The Company adopted SFAS 131 in 1998. The Company operates in one business segment, Internet service to customers.

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company is required to adopt SOP 98-1 effective
January 1, 1999. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial statements.

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS

    During the year ended December 31, 1998 and the nine months ended
September 30, 1999, the Company made the business and technology acquisitions described in the paragraphs that follow, each of which has been accounted for as a purchase. The consolidated financial statements include the operating results of each business from the date of acquisition.

    PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT. The amounts allocated to purchased research and development were determined through established valuation techniques in the high-technology Internet industry and were expensed upon acquisition, because technological feasibility had not been established and no future alternative uses existed. The values assigned to purchased in-process technology were determined by identifying the on-going research projects for which technological feasibility had not been achieved and assessing the state of completion of the research and development effort. The state of completion was determined by estimating the costs and time incurred to date relative to those costs and time to be incurred to develop the purchased in-process technology into commercially viable

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

products, estimating the resulting net cash flows only from the percentage of research and development efforts complete at the date of acquisition, and discounting the net cash flows back to their present value. The discount rate included a factor that took into account the uncertainty surrounding the successful development of the purchased in-process technology projects.

    PURCHASED TECHNOLOGY. To determine the values of purchased technology, the expected future cash flows of the existing developed technologies were discounted taking into account the characteristics and applications of the product, the size of existing markets, growth rates of existing and future markets as well as an evaluation of past and anticipated product lifecycles.

    ACQUIRED WORKFORCE. To determine the values of the acquired workforce, employees were identified who would require significant cost to replace and train. Then each employee's fully-burdened cost (salary, benefits, overhead), the cost to train the employee, and the recruiting costs (locating, interviewing, hiring) were estimated. These costs were then summed up and tax effected to estimate the value of the assembled workforce.

    Amounts allocated to purchased technology, goodwill and other intangible assets for the business acquisitions that follow are being amortized on a straight-line basis over periods of two to four years.

PARALOGIC CORPORATION

    On March 10, 1998, the Company acquired 100% of the outstanding shares of Paralogic Corporation. Paralogic Corporation provides free communication between members via a chat Web site network (i.e., chat rooms). The purchase consideration was $3,038,000 consisting of 682,410 shares of common stock with an estimated fair value of $2.31 per share, $1,400,000 of debt, and $62,000 of acquisition costs. Contingent consideration, which the Company does consider probable of paying, consists of an additional $860,000, included in debt above, which will be paid if certain performance criteria are met.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $       33
Accounts receivables and other current assets...............           9
Fixed assets, net...........................................          50
Purchased in-process research and development charged to
  operations in the quarter ended March 31, 1998............         330
Purchased technology........................................         160
Goodwill....................................................       2,539
Liabilities assumed.........................................         (83)
                                                              ----------
      Total purchase consideration..........................  $    3,038
                                                              ==========

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

GLOBAL BRIDGES TECHNOLOGIES, INC.

    On June 11, 1998, the Company acquired 100% of the outstanding shares of Global Bridges Technologies, Inc. ("GBT"). GBT owns the exclusive selling rights to Sitemail, an HTML-based e-mail product, which expands the Company's suite of member services. The purchase consideration was $709,000 consisting of 183,427 shares of common stock with an estimated fair value of $3.33 per share, $13,000 cash, a note payable of $63,000 with fixed payment terms and $22,000 of acquisition costs.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Other current assets........................................  $      4
Goodwill....................................................       767
Liabilities assumed.........................................       (62)
                                                              --------
Total purchase consideration................................  $    709
                                                              ========

    In July 1998, the Company amended the purchase agreement with GBT to provide for the issuance of an additional 17,304 shares of common stock with an estimated fair value of $10.80 per share. Upon completion of the Company's initial public offering, GBT received $200,000 of the Company's common stock at $14 per share and additional cash consideration of $130,000. This additional consideration was recorded as goodwill, raising the total consideration to $1,226,000.

REVOLUTIONARY SOFTWARE, INC.

    On June 11, 1998, the Company purchased certain technology of Revolutionary Software, Inc. ("RSI"). RSI is the developer of the Sitemail technology and had licensed Sitemail to GBT. The purchase consideration was $701,000, consisting of 128,052 shares of common stock with an estimated fair value of $3.33 per share, $12,000 cash and a note payable of $263,000 with fixed payment terms. Initially, RSI may earn up to an additional 34,608 shares of common stock if certain performance targets are met. In each of the twenty-four months following
June 1998, the stockholders of RSI will receive 5% of net revenues less certain costs from e-commerce and banner advertising from e-mail subscribers of certain Internet service providers.

    The purchase consideration of the acquired assets was allocated based on fair values as follows (in thousands):

Purchased in-process research and development charged to
  operations in the quarter ended June 30, 1998.............  $    330
Purchased technology........................................       371
                                                              --------
Total purchase consideration................................  $    701
                                                              ========

    In July 1998, the Company amended the agreement with RSI to provide for the issuance of an additional 34,608 shares of common stock with an estimated fair value of $10.80 per share. Upon completion of the Company's initial public offering, RSI received $400,000 of the Company's common

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

stock at $14 per share and additional cash consideration of $260,000. This additional consideration was recorded as purchased technology, raising the total consideration to $1,735,000.

    The purchase consideration above the purchased in-process research and development and purchased technology amounts were also included in purchased technology.

ARCAMAX, INC.

    In June 1998, the Company purchased certain intellectual property and licensed certain technology from ArcaMax, Inc. for $644,000, consisting of 133,334 shares of common stock with an estimated fair value of $3.33 per share, $20,000 cash and a note payable of $180,000 with fixed payment terms. This technology acquisition gave the Company the ability to offer a free online greeting card service to members. The Company recorded this amount as purchased technology and is amortizing it over its estimated useful life of two years.

PAGECOUNT, INC.

    On July 24, 1998, the Company acquired substantially all of the assets of Pagecount, Inc. The consideration was $1,460,000 and consisted of $200,000 cash, a note payable of $1,200,000 with fixed payment terms, and acquisition costs of approximately $60,000.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $       32
Accounts receivable and other current assets................          19
Fixed assets, net...........................................          21
Purchased in-process research and development charged to
  operations in the quarter ended September 30, 1998........         130
Purchased technology........................................         140
Goodwill....................................................       1,164
Liabilities assumed.........................................         (46)
                                                              ----------
Total purchase consideration................................  $    1,460
                                                              ==========

FOCUSED PRESENCE, INC.

    On April 1, 1999, the Company acquired 100% of the outstanding shares of Focused Presence, Inc., a company that operates a global directory of small businesses. The purchase consideration consisted of 21,894 shares of the Company's common stock with an estimated fair value of $77.23 per share, and acquisition costs of approximately $4,000.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $    1
Other current assets........................................      61
Fixed assets, net...........................................       3
Goodwill....................................................   1,760
Liabilities assumed.........................................    (130)
                                                              ------
Total purchase consideration................................  $1,695
                                                              ======

MIGHTYMAIL NETWORKS, INC.

    On May 3, 1999, the Company acquired 100% of the outstanding shares of MightyMail Networks, Inc., a developer of an enhanced e-mail product that enables customization of e-mail according to user preferences. The purchase consideration consisted of 268,761 shares of the Company's common stock with an estimated fair value of $71.10 per share, the assumption of 9,061 and 12,121 employee stock options at a price per share of $70.47 and $55.91, respectively, and acquisition costs of approximately $300,000. In addition, 67,186 shares of the Company's common stock were placed into an escrow account. Of the shares held in escrow, 25% will be released in November 1999 and in May 2000, if certain performance objectives are met, and the remaining 50% will be released in May 2000, upon the expiration of certain indemnification obligations.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Accounts receivable.........................................  $    19
Net fixed assets............................................      132
Other long-term assets......................................       50
Notes receivable from stockholders..........................      995
Purchased in-process research and development charged to
  operations in the quarter ended June 30, 1999.............    1,082
Purchased technology........................................    3,321
Acquired workforce..........................................      176
Goodwill....................................................   17,735
Liabilities assumed.........................................     (396)
                                                              -------
Total purchase consideration................................  $23,114
                                                              =======

NET FLOPPY, INC.

    On May 5, 1999, the Company acquired 100% of the outstanding shares of Net Floppy, Inc., a provider of online file storage for web users. The purchase consideration consisted of 7,528 shares of the Company's common stock with an estimated fair value of $71.10 per share, approximately $560,000 in cash, and approximately $57,000 of acquisition costs. In addition, 7,526 shares of the Company's common stock were placed into an escrow account. Of the shares held in escrow, 50% will be released

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

if certain performance objectives are met in November 1999 and 50% will be released in May 2000, upon the expiration of certain indemnification obligations.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Accounts receivable and other current assets................  $    2
Goodwill....................................................   1,443
Liabilities assumed.........................................      (5)
                                                              ------
Total purchase consideration................................  $1,440
                                                              ======

PARALOGIC SOFTWARE CORPORATION

    On June 16, 1999, the Company acquired 100% of the outstanding shares of Paralogic Software Corporation, a provider of Java based community products and services, such as customizable chat rooms, discussion boards, guestbooks and event calendars. The purchase consideration consisted of 654,018 shares of common stock at an estimated fair value of $47.13 per share, the assumption of 82,733 and 12,001 employee stock options at a price per share of $46.67 and $33.05, respectively, and acquisition costs of approximately $315,000.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $   134
Accounts receivable and other current assets................       21
Net fixed assets............................................       43
Purchased in-process research and development charged to
  operations in the quarter ended June 30, 1999.............    1,521
Purchased technology........................................    4,986
Acquired workforce..........................................       81
Goodwill....................................................   28,639
Liabilities assumed.........................................      (29)
                                                              -------
Total purchase consideration................................  $35,396
                                                              =======

LIQUIDMARKET, INC.

    On August 3, 1999, the Company acquired 100% of the outstanding shares of LiquidMarket, Inc., the developer of a next-generation on-line comparison shopping guide and purchasing service. The purchase consideration consisted of 718,224 shares of common stock at an estimated fair value of $40.70 per share, the assumption of 54,490, 52,948, and 23,132 employee stock options at a price per share of $40.29, $40.06, and $26.90, respectively, and acquisition costs of approximately $300,000. In addition, 212,202 shares of the Company's common stock were placed into an escrow account. Of the shares held in escrow, 50% will be released on various milestone dates prior to June 2000, upon the

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

completion of certain performance objectives, and 50% will be released in August 2000, upon the expiration of certain indemnification obligations.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $   378
Accounts receivable and other current assets................        5
Net fixed assets............................................      362
Purchased technology........................................   16,700
Acquired workforce..........................................      321
Goodwill....................................................   21,116
Liabilities assumed.........................................     (135)
                                                              -------
Total purchase consideration................................  $38,747
                                                              =======

PRIVATE ONE, INC.

    On August 3, 1999, the Company acquired 100% of the outstanding shares of Private One, Inc., a designer and developer of a secure e-mail software service. The purchase consideration consisted of 47,999 shares of common stock at an estimated fair value of $40.70 per share and acquisition costs of approximately $3,000. In addition, 12,000 shares of the Company's common stock will be placed into an escrow account. Of the shares held in escrow, 25% will be released in February 2000, and 25% in August 2000, or upon the completion of certain milestones, whichever is earlier. The remaining 50% of the shares held in escrow will be released in August 2000, upon the expiration of certain indemnification obligations.

    The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows (in thousands):

Cash........................................................  $    1
Net fixed assets............................................      16
Goodwill....................................................   2,209
Liabilities assumed.........................................     (25)
                                                              ------
Total purchase consideration................................  $2,201
                                                              ======

    SUMMARY OF PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT AND PURCHASED TECHNOLOGY. Values assigned to purchased in-process research and development and purchased technology were generally determined using an income approach. To determine the value of in-process research and development, the Company considered, among other factors, the state of completion of each project, the time and cost needed to complete each project, expected income, and associated risks which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. This analysis results in amounts assigned to in-process research and development projects that had not yet reached technological feasibility (as defined and utilized by the Company in assessing software

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

capitalization) and does not have alternative future uses. To determine the value of the purchased technology, the expected future cash flows of each existing technology product were discounted taking into account risks related to the characteristics and applications of each product, existing and future markets and assessments of the life cycle stage of the product. Based on the analysis, the existing technology that had reached technological feasibility was capitalized. The intangible assets as of September 30, 1999 are summarized as follows (in thousands):

Acquired workforce..........................................  $   578
Purchased technology........................................   27,362
Goodwill....................................................   77,275
                                                              -------
Intangible assets...........................................  105,215
Accumulated amortization....................................   (9,678)
                                                              -------
Intangible assets, net......................................  $95,537
                                                              =======

    The total purchased in-process research and development that had no alternative future use, and as such was charged to operations in the year ended December 31, 1998 and the nine months ended September 30, 1999, is summarized below (in thousands):

                                                                    NINE MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,    SEPTEMBER 30,
                                                       1998             1999
                                                   -------------   --------------
Paralogic Corporation............................      $330            $   --
Revolutionary Software, Inc......................       330                --
Pagecount, Inc...................................       130                --
MightyMail Networks, Inc.........................        --             1,082
Paralogic Software Corporation...................        --             1,521
                                                       ----            ------
Total purchased in-process research and
  development....................................      $790            $2,603
                                                       ====            ======

    The following unaudited pro forma summary represents the consolidated results of operations as if all the acquisitions to date had occurred at the beginning of the periods presented (in thousands, except for per share data):

                                            YEARS ENDED        NINE MONTHS ENDED
                                           DECEMBER 31,          SEPTEMBER 30,
                                        -------------------   -------------------
                                          1997       1998       1998       1999
                                        --------   --------   --------   --------
                                            (UNAUDITED)           (UNAUDITED)
Pro forma net revenue.................  $ 1,371    $  8,607   $  5,364   $ 20,318
Pro forma loss from operations........  $(5,835)   $(10,005)  $(27,780)  $(47,368)
Pro forma net loss....................  $(5,883)   $(11,495)  $(27,763)  $(41,234)
Pro forma net loss per share--basic
  and diluted.........................  $ (1.02)   $  (1.41)  $  (2.59)  $  (2.10)
Number of shares used in pro forma per
  share calculation--basic and
  diluted.............................    5,740       8,142     10,727     19,655

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

2. BUSINESS COMBINATIONS AND TECHNOLOGY ACQUISITIONS (CONTINUED)

    The pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire period presented and are not intended to be a projection of future results. In-process research and development charges of $0 and $460,000 were excluded from the pro forma net loss and pro forma net loss per share figures for the years ended December 31, 1997 and 1998, respectively. In-process research and development charges of $460,000 and $2,603,000 were excluded from the pro forma net loss and pro forma net loss per share figures for the periods ended September 30, 1998 and 1999, respectively.

NBC INTERNET, INC.

    On May 9, 1999, the Company, certain subsidiaries of the Company, Snap! LLC, National Broadcasting Company, Inc., and certain of its affiliates and CNET, Inc. entered into a series of definitive agreements relating to the formation of a new company to be named NBC Internet, Inc. On each of June 11, 1999, and July 8, 1999, an amendment to one of each of the definitive agreements was signed. The terms of the original agreement and each amendment are filed with the Securities and Exchange Commission. On November 24, 1999 the Company convened a meeting of the stockholders and ratified and approved the NBC Internet Inc. related agreements.

3. RELATED PARTY TRANSACTIONS

    During the period from April 16, 1996 (inception) through December 31, 1996, and during the years ended December 31, 1997 and 1998, the Company issued stock subscriptions receivable to related parties and to investors in exchange for shares of common stock and, in some cases, notes payable. These subscriptions receivable were due upon demand and bore no interest. As of December 31, 1998 there were no outstanding amounts due under subscriptions receivable.

    During the period from April 16, 1996 (inception) through December 31, 1996, and during the years ended December 31, 1997 and 1998, the Company issued notes payable to related parties in exchange for cash advances and stock subscriptions receivable. All notes payable issued through December 31, 1998 have been converted into shares of common stock.

    The Company entered into a Consulting Agreement (the "Agreement"), dated
May 15, 1998, with an outside director of the Company. The Agreement provides for the director to receive monthly compensation of $10,000, paid in the form of common stock. The director also received options to buy 16,667 shares of the Company's common stock. The options vest at the rate of 12.5% per quarter over two years. The director was granted stock options to buy an additional 16,667 shares of common stock which fully vested upon completion of the Company's initial public offering.

    The Company has entered into a Content License Agreement dated February 22, 1998, with Classic Media Holdings, whereby the Company was granted certain non-exclusive perpetual, world-wide licensing rights in connection with Classic Media Holdings' library of public domain movies. As consideration for the license, the Company issued 43,290 shares of the Company's common stock to the principals of Classic Media Holdings. The fair value of the stock yielded a $100,000 charge to operating and development expense in the year ended
December 31, 1998. A director of the Company is a principal of Classic Media Holdings.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

4. CASH AND CASH EQUIVALENTS AND MARKETABLE SECURITIES

    The Company has classified all short-term investments as available-for-sale. Available-for-sale securities are carried at amounts that approximate fair market value based on quoted market prices. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income. Interest earned on securities classified as available-for-sale is also included in interest income.

    The following is a summary of available-for-sale securities (in thousands):

                                                 DECEMBER 31,        (UNAUDITED)
                                             --------------------   SEPTEMBER 30,
                                               1997        1998          1999
                                             ---------   --------   --------------
Demand and money market instrument
  accounts.................................  $       6   $  8,731      $ 75,825
Corporate bonds and notes..................         --     36,444        98,614
Market auction preferred stock.............         --     11,400        24,300
Equity investments.........................         --         --           183
Unrealized gain on investments.............         --         --             3
                                             ---------   --------      --------
                                                     6     56,575       198,925
Less amounts included in cash and cash
  equivalents..............................         (6)   (54,575)      (75,409)
                                             ---------   --------      --------
Short-term investments.....................  $      --   $  2,000      $123,516
                                             =========   ========      ========

    Unrealized gains and losses at December 31, 1997 and 1998 and realized gains and losses for the years then ended, were not material. The Company has made a provision for such amounts in its September 30, 1999 consolidated balance sheet and recorded an unrealized gain of $3,000 in 1999. The cost of securities sold is based on the specific identification method. All available-for-sale securities at December 31, 1998 and September 30, 1999 have maturity dates in 1999 or 2000. In addition the Company has long-term marketable securities of $58.6 million as of September 30, 1999.

5. FIXED ASSETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
Fixed assets consist of the following (in thousands):         --------   --------

Computers and equipment, including assets under capital
  leases of $0 and $53 for 1997 and 1998, respectively......    $457      $2,528
Furniture and fixtures under capital leases.................      --         112
                                                                ----      ------
Fixed assets................................................     457       2,640
Less accumulated depreciation and amortization, including
  amounts related to assets under capital leases of $0 and
  $18 for 1997 and 1998, respectively.......................     (43)       (569)
                                                                ----      ------
                                                                $414      $2,071
                                                                ====      ======

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

6. NOTES PAYABLE

    Notes payable consist of the following:

                                                              DECEMBER 31, 1998
                                                              -----------------
                                                               (IN THOUSANDS)
Note payable and other amounts due to the former
  stockholders of Paralogic Corporation. The note is
  non-interest bearing and payable in minimum monthly
  installments of $30,000 through September 1999. Additional payments are required for the $860,000 of contingent
  consideration payable as the amounts are earned. As of
  December 31, 1998, $2,248 of the contingent consideration
  had been earned and paid..................................       $ 1,128
Note payable issued in connection with a secured financing
  agreement (the "Agreement") with a leasing company. The
  Agreement provides for borrowings of up to a cumulative
  amount of $1,000,000 through July 31, 1999. All borrowings under the Agreement are collateralized by computer and
  office equipment and bear interest at the rate of 14.58%
  annually. Payments are made monthly over 42 months from
  the date of each borrowing in the amount of 2.87% of the
  amount borrowed, plus a final payment equal to 10% of the
  amount borrowed...........................................           512
Note payable to the former stockholder of Global Bridges
  Technologies, Inc. bearing interest of 5% annually. The
  note is due in monthly installments of $2,500 through July
  2000......................................................            47
                                                                   -------
                                                                     1,687
Less amounts due within one year from December 31, 1998.....        (1,276)
                                                                   -------
Long-term notes payable.....................................       $   411
                                                                   =======

    Scheduled maturities of notes payable and other amounts due are as follows (in thousands):

Year ending December 31,
    1999....................................................  $1,276
    2000....................................................     155
    2001....................................................     159
    2002....................................................      97
                                                              ------
        Total...............................................  $1,687
                                                              ======

On November 3, 1998, the Company entered into a loan agreement with a financing company which provided for borrowings up to $2,750,000. The loan bore interest of 12% annually. All amounts borrowed under this loan agreement were secured by certain fixed assets. Pursuant to the terms of the loan agreement, the Company issued the lender a warrant to purchase 183,333 shares of the Company's common stock at an exercise price equal to the initial public offering price per share. The Company determined that the fair value of the warrant to be $1,494,000 at the date of the initial public offering, and in connection with this issuance recorded the fair value as interest expense. The effective interest rate on this secured loan agreement for the year ended December 31, 1998 was approximately 1,450%. As of December 31, 1998, all outstanding principal and interest amounts had been fully paid and the loan agreement had been canceled.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

7. INCOME TAXES

    There has been no provision for U.S. federal or state income taxes for any period as the Company has incurred operating losses.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes are as follows (in thousands):

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
Deferred tax assets:
  Net operating loss carryforwards........................  $   537    $ 1,944
  Purchased in-process technology.........................       --        311
  Capitalized start up costs..............................      112         85
  Prepaid royalties and licenses..........................      257        496
  Accrued liabilities.....................................      398        887
  Other...................................................       17         50
                                                            -------    -------
Total deferred tax assets.................................    1,321      3,773
Valuation allowance.......................................   (1,321)    (3,773)
                                                            -------    -------
Net deferred tax assets...................................  $    --    $    --
                                                            =======    =======

    Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance as it is more likely than not that the deferred tax assets will not be realized.

    During the period from April 16, 1996 (inception) through December 31, 1996, and during the years ended December 31, 1997 and 1998, the valuation allowance for the deferred tax assets increased by $175,000, $1,146,000 and $2,452,000, respectively.

    As of December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,878,000. There can be no assurance that the Company will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforwards will expire at various dates beginning in the fiscal year 2011 through 2018 if not utilized.

    Due to the "change of ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss and credit carryforwards will be subject to an annual limitation against taxable income in future periods if a change in ownership of more than 50% of the value of the Company's stock should occur over a three year period, which could substantially limit the eventual utilization of these carryforwards.

8. COMMITMENTS

    The Company leases its facilities, furniture and fixtures and certain computers and equipment under noncancelable leases for varying periods through 2007. The cost of assets acquired under capital leases during the year ended December 31, 1998 was $165,000. Amortization expense related to these

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

8. COMMITMENTS (CONTINUED)

assets of $18,000 is included in accumulated depreciation and amortization at December 31, 1998. The following are the minimum lease obligations under these leases at December 31, 1998 (in thousands):

                                                  CAPITAL LEASES   OPERATING LEASES
                                                  --------------   ----------------
1999............................................       $ 63             $  379
2000............................................         63                385
2001............................................         63                383
2002............................................         17                387
2003............................................         --                411
Thereafter......................................         --              1,637
                                                       ----             ------
Minimum lease payments..........................        206             $3,582
                                                                        ======
Less amount representing interest...............        (52)
                                                       ----
Present value of minimum lease payments.........        154
                                                       ----
Less current portion............................        (37)
                                                       ----
Long-term portion...............................       $117
                                                       ====

    Rent expense under operating lease arrangements for the period from April 16, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, totaled $5,000, $43,000 and $386,000, respectively.

    In August 1999, the Company entered into a 10-year non-cancelable leasing agreement for approximately 187,000 square feet of office space located in San Francisco, California. Minimum lease commitments for the years ended December 31, 1999, 2000, 2001, 2002, 2003, and thereafter are approximately $339,000, $4,707,000, $5,655,000 $5,655,000, $5,655,000, and $37,275,000,
respectively. In August 1999, in connection with the lease agreement, the Company entered into an irrevocable letter of credit with a commercial bank in the amount of $4,500,000 as a security deposit payable to the landlord, the amount of which is included in other assets for the period ended
September 30, 1999.

9. CONTINGENCY ACCRUAL AND OTHER MATTER

    In January 1998, the Company became aware that Imageline, Inc. ("Imageline") claimed to own the copyright in certain images that a third party, Sprint Software Pty Ltd ("Sprint") had licensed to the Company. Some clip art images that Imageline alleged infringed Imageline's copyright were included by the Company in versions of the Company's Web Clip Empire product and licensed by the Company to third parties, including other software clip publishers. The Company's contracts with such publishers require the Company to indemnify the publisher if copyrighted material licensed from the Company infringes a copyright. Imageline claims that the Company's infringement of Imageline's copyrights is ongoing. The Company and Imageline had engaged in discussions, but were unable to reach any agreement regarding a resolution of this matter.

    On August 27, 1998, the Company filed a lawsuit in the United States District Court for the Eastern District of Virginia against Imageline, certain parties affiliated with Imageline, and Sprint regarding the Company's and its licensees' alleged infringement on Imageline's copyright in certain clip

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

9. CONTINGENCY ACCRUAL AND OTHER MATTER (CONTINUED)

art that the Company licensed from Sprint. The lawsuit seeks, among other relief, disclosure of information from Imageline concerning the alleged copyright infringement, a declaratory judgment concerning the validity and enforceability of Imageline's copyrights and copyright registrations, a declaratory judgment regarding damages, if any, owed by the Company to Imageline, and indemnification from Sprint for damages, if any, owed by the Company to Imageline. There is no contractual limitation on Sprint's indemnification. While the Company is seeking indemnification from Sprint for damages, if any, there can be no assurance that Sprint will be able to fulfill the indemnity obligations under its license agreements with the Company. In addition, the Company may be subject to claims by third parties seeking indemnification from the Company in connection with the alleged infringement of the Imageline copyrights.

    On September 17, 1998, Imageline filed a counterclaim, which Imageline amended in January 1999, seeking up to $60 million in damages. In March 1999, the parties completed the discovery process and filed separate motions for summary judgment.

    On April 5, 1999, the Court granted one of the Company's motions for partial summary judgment and stayed the case to allow Imageline to file all necessary copyright registration applications to cover the clip art images.

    Based on the discussions with Imageline, the Company believes the range of liability related to this matter is from $0 up to $10,000,000; however, the Company believes it is unlikely that the liability would exceed $1,000,000. Accordingly, the Company reserved $1,000,000 for this potential liability, the expense of which is included in non-recurring charges for the year ended December 31, 1997. The Company believes that the $1,000,000 accrual represents a reasonable estimate of the loss that could be incurred in the Imageline dispute. Based on information available to date management does not believe that the outcome of this matter will have a material effect on the Company's financial position, results of operations and cash flows over and above the $1,000,000 accrued in the 1998 financial statements. If not successful in defending this claim, the resulting outcome could have a material adverse impact on the Company's business, results of operations, cash flows and financial condition in a particular period.

    Zoom Telephonics, Inc. filed a lawsuit against the Company in September 1998 alleging trademark infringement and related statutory violations. The Company was not served with Zoom Telephonics' complaint until January 1999. Zoom Telephonics has demanded that the Company stop using the XOOM trademark and has asked for an unspecified amount of money damages. The Company responded to the complaint in February 1999. In April 1999, Zoom Telephonics filed a motion for a preliminary injunction to stop the Company from using any mark containing "Xoom.com"

    In June 1999 the Company filed an opposition to Zoom Telephonics' motion for preliminary injunction. A hearing on the motion was held on September 30, 1999. On October 7, 1999 the court denied Zoom Telephonics' motion for a preliminary injunction but allowed Zoom Telephonics to request the court to reconsider the motion if the Xoom.com merger does not close by October 31, 1999. On November 3, 1999, Zoom Telephonics filed a motion to renew their previous motion for preliminary injunction. On November 17, 1999, the Company filed an opposition to Zoom Telephonics' motion to renew its previous motion for a preliminary injunction. Although the Company believes that Zoom's claims are without merit, such litigation could have a material adverse effect on the Company's

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

9. CONTINGENCY ACCRUAL AND OTHER MATTER (CONTINUED)

business, results of operations and financial condition, particularly if such litigation forces the Company to make substantial changes to its name and trademark usage.

    On October 4, 1999, John G. Balletto ("Balletto") filed a lawsuit against Xoom.com in September 1999 in the San Francisco Superior Court alleging breach of contract and specific performance. Balletto has alleged that in connection with a loan which Xoom.com obtained from Sand Hill Capital LLC in 1998 and pursuant to an oral contract with Xoom.com, Balletto is entitled to a finder's fee. Balletto has sought specific performance of the alleged oral agreement by having the court direct Xoom.com to issue 33,784 shares of Common Stock to Balletto and such other relief that the Court may deem just and proper. Xoom.com believes that this lawsuit is without merit and intends to defend the suit vigorously. Xoom.com does not believe that the outcome of this matter will materially adversely impact its results of operations, cash flows, or financial position. However, depending on the amount and timing, an unfavorable resolution could have a material adverse effect on Xoom.com's results of operations, financial position or cash flows in a particular period.

10. STOCKHOLDERS' EQUITY

    In October 1998, the Company's Board of Directors authorized an increase in the number of authorized shares of common stock and preferred stock from 20,000,000 to 40,000,000 and 1,000,000 to 5,000,000, respectively, each with a par value of $.0001 per share.

    On December 9, 1998, the Company completed its Initial Public Offering and issued 4,600,000 shares (including 600,000 shares issued in connection with the exercise of the underwriter over-allotment option) of its common stock to the public at a price of $14.00 per share. The Company received net proceeds of $57,341,000.

    On April 9, 1999, the Company completed a secondary public offering of its common stock and issued 4,600,000 shares (including 600,000 shares issued in connection with the exercise of the underwriter over-allotment option) at a price of $66.00 per share. Of the 4,600,000 shares of common stock sold in the offering, 2,659,800 were sold by the Company and 1,940,200 shares were sold by existing stockholders. The Company received net proceeds from the offering of approximately $167 million.

COMMON STOCK

    In May 1999, the Board of Directors voted to increase the number of authorized shares to 80,000,000.

FOUNDERS STOCK

    Pursuant to a Common Stock Purchase Agreement dated August 26, 1996 and following the incorporation of the Company, two of the Company's founders each purchased 333,334 shares (666,668 shares in total) of the Company's common stock for an aggregate of $200 in cash. Pursuant to a Common Stock Purchase Agreement dated December 31, 1996, the founders purchased an additional 2,333,334 and 1,000,000 shares, respectively, of the Company's common stock in exchange for the cancellation of promissory notes that the Company owed to the stockholders/founders in the amount of $700,000 and $300,000, respectively. In the same agreement, one of the founders contributed 666,667

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

10. STOCKHOLDERS' EQUITY (CONTINUED)

shares of his common stock back to the Company without compensation pursuant to an agreement between the founders.

STOCK SPLITS

    In February 1998, the Company completed a one-for-two reverse stock split of the outstanding shares of common stock. In addition, in November 1998, the Company completed a two-for-three reverse stock split of the outstanding shares of common stock. All share information and per share amounts in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effect of these stock splits.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of preferred stock, none of which is issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions with respect to any series of preferred stock and to specify the number of shares of any series of preferred stock without any further vote or action by the stockholders.

INVESTMENT FROM NATIONAL BROADCASTING COMPANY, INC.

    On July 29, 1999, the Company issued 960,028 shares to National Broadcasting Company, Inc. for $57.29 per share in connection with a Stock Purchase Agreement dated June 11, 1999. The Company received proceeds of $55.0 million. The Stock Purchase Agreement is filed on Form 8-K with the Securities and Exchange Commission.

WARRANTS

    In connection with the issuance of common stock during the year ended December 31, 1998, the Company issued warrants to purchase a total of 314,747 shares of common stock at an exercise price of $3.33 per share. These warrants were exercised prior to the Company's initial public offering on December 9, 1998. In November 1998, in connection with the loan agreement mentioned in
Note 6, the Company issued a warrant to the lender to purchase 183,333 shares of the Company's common stock at an exercise price equal to the initial public offering price per share ($14.00). On January 11, 1999, the lender exercised the warrant in a net exercise transaction and received 116,231 shares of the Company's common stock.

    On September 13, 1999, Xoom.com entered into a strategic alliance with Snap! LLC and ValueVision International, Inc. whereby the parties entered into re-branding and electronic commerce agreements, including television home shopping, Internet shopping and direct e-commerce initiatives. Under the terms of the agreements, Snap granted ValueVision a ten-year, exclusive license to Snap's "SnapTV" trademark for the purpose of operating a television home shopping service and a Web site at www.snaptv.com. ValueVision International Inc.'s television home shopping network, currently called ValueVision, will be re-branded as SnapTV. Xoom.com will become the direct electronic commerce partner for SnapTV, managing the customer database, e-mail marketing and other sales efforts. Direct online shopping offers will include Xoom.com products and services, as well as SnapTV merchandise.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

10. STOCKHOLDERS' EQUITY (CONTINUED)

ValueVision and Xoom.com will share revenues from all such initiatives. As part of the agreements, ValueVision and Xoom.com entered into a warrant purchase agreement whereby Xoom.com agreed to purchase a warrant for 404,760 shares of ValueVision common stock at an exercise price of $24.71 per share, and ValueVision agreed to purchase a warrant for 244,004 shares of Xoom.com common stock at an exercise price of $40.89 per share. The fair value of the warrant the Company received from ValueVision was deemed to be $6.3 million, and the fair value of the warrant the Company granted to ValueVision was deemed to be $6.9 million. The value of the warrant received by Xoom.com was recorded as a long-term investment. The value of the warrant granted by the Company was recorded as an addition to stockholders' equity. The difference in value was recorded as a deferred charge, which will be charged to sales and marketing expense over the warrant's estimated life. The warrants may be exercised after the closing of the proposed NBCi merger agreement until September 12, 2004. These rights and obligations of Xoom.com and Snap will be assigned to and assumed by NBC Internet, Inc. following consummation of the transactions contemplated in the merger agreement.

NOTES RECEIVABLE FROM STOCKHOLDERS

    On June 16, 1999, in connection with its acquisition of MightyMail Networks, Inc., the Company assumed stock subscriptions receivable from related parties in exchange for shares of common stock. As of September 30, 1999, outstanding subscriptions receivable amounted to approximately $995,000. All amounts mature by April 2002.

STOCK OPTION PLAN

    On November 16, 1998, the Company's Board of Directors and stockholders approved an increase in the number of shares authorized under its 1998 stock incentive plan (the "Plan") from 1,166,667 to 2,000,000. The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees, at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors. The Plan also provides for nonqualified stock options to be issued to non-employee officers, directors and consultants at an exercise price of not less than 85% of the fair value at the grant date. Option vesting schedules are determined by the Board of Directors at the time of issuance. Stock options generally vest over different periods ranging from immediately to 25% at the end of the first year and monthly thereafter up to a maximum of four years. Upon a change of control of the Company, as defined in the Plan, 75% of unvested options become immediately exercisable. Certain options' vesting can also accelerate based on the achievement of specified performance criteria.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

10. STOCKHOLDERS' EQUITY (CONTINUED)

    A summary of the option activity follows (amounts include 1,235,224 options granted outside of the Plan, all of which were outstanding as of December 31,
1998):

                                                     NUMBER OF   WEIGHTED-AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                     ---------   ----------------
Balance at April 16, 1996..........................         --        $  --
  Granted..........................................    440,000         0.03
  Exercised........................................         --           --
  Canceled.........................................         --           --
                                                     ---------        -----
Balance at December 31, 1996.......................    440,000         0.03
  Granted..........................................    632,982         0.05
  Exercised........................................         --           --
  Canceled.........................................    (95,000)        0.03
                                                     ---------        -----
Balance at December 31, 1997.......................    977,982         0.05
  Granted..........................................  1,957,225         9.35
  Exercised........................................         --           --
  Canceled.........................................   (136,832)        4.05
                                                     ---------        -----
Balance at December 31, 1998.......................  2,798,375        $6.20
                                                     =========        =====

    As of December 31, 1998, there were 436,849 options available for future grant under the Plan.

    The following table summarizes information about options outstanding and exercisable at December 31, 1998:

                                       OPTIONS OUTSTANDING
                                       -------------------                             OPTIONS
                                            WEIGHTED                                 EXERCISABLE
                                             AVERAGE                                 -----------
                                            REMAINING        WEIGHTED-                WEIGHTED-
                                           CONTRACTUAL        AVERAGE                  AVERAGE
                           NUMBER OF          LIFE           EXERCISE     NUMBER      EXERCISE
EXERCISE PRICE              SHARES         (IN YEARS)          PRICE     OF SHARES      PRICE
--------------             ---------   -------------------   ---------   ---------   -----------
$ 0.03--$0.03............  1,013,890           8.3            $ 0.03      721,547      $ 0.03
$ 0.90--$3.33............    518,548           9.3              2.88      134,118        2.99
$ 6.30--$10.80...........    315,986           9.6              8.29       62,069        8.58
$12.00--$14.00...........    949,951           9.9             13.91       15,962       12.86
                           ---------                                      -------
                           2,798,375           9.2                        933,696
                           =========                                      =======

DEFERRED COMPENSATION

    The Company has recorded deferred compensation charges of $0, $551,000 and $2,017,000, for the period April 16, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively, for the difference between the exercise price and the deemed fair value of certain stock options granted by the Company. These amounts are being amortized by charges to operations, using the accelerated method, over the vesting periods of the individual stock options, which range from three months to four years.

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

10. STOCKHOLDERS' EQUITY (CONTINUED)

    From December 1996 through June 1998, certain options were granted to various employees which provided vesting only upon certain events, such as the Company's successful completion of an initial public offering or individual and Company performance goals. In June 1998 these options were modified to vest upon the earlier of an event or two years from the date of grant. As a result, the related compensation charge was determined in June 1998.

OPTIONS ISSUED TO CONSULTANTS

    The Company granted options to purchase 94,883 shares of common stock to consultants at exercise prices ranging from $0.03 to $14.00 per share during the period from January 1, 1997 through December 31, 1998. These options were granted in exchange for consulting services performed. The Company valued these options using the estimated fair value of the services performed which amounted to $0, $20,000 and $246,000, for the period from April 16, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively. These amounts are being amortized by charges to operations over the respective consulting periods. The amounts charged to operations were $0, $17,000 and $238,000, for the period from April 16, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively.

1998 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 1998 Employee Stock Purchase Plan was adopted by the Board of Directors in October 1998. The Company has reserved a total of 300,000 shares of common stock for issuance under the plan. Eligible employees may designate up to 100% of their compensation subject to certain limitations as described in the Plan, to be deducted each pay period for the purchase of common stock at 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable purchasing period or the last day of the applicable accrual period. As of December 31, 1998, no shares were issued or committed to under this plan.

    The Company's Plan was terminated by the Board of Directors in May 1999.

SHARES RESERVED FOR FUTURE ISSUANCE

    As of December 31, 1998, shares of common stock reserved for future issuance were as follows:

1998 stock incentive plan and options issued outside the
Plan........................................................  3,235,224
1998 Employee Stock Purchase Plan...........................    300,000
Warrants....................................................    183,333
                                                              ---------
      Total shares authorized for issuance..................  3,718,557
                                                              =========

PRO FORMA DISCLOSURE OF THE EFFECT OF STOCK-BASED COMPENSATION

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Pro forma information regarding net income (loss) and net income
(loss) per share is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. Under this method,

                                 XOOM.COM, INC.

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

10. STOCKHOLDERS' EQUITY (CONTINUED)

the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                               FOR THE PERIOD          YEARS ENDED
                                               APRIL 16, 1996         DECEMBER 31,
                                             (INCEPTION) THROUGH   -------------------
                                              DECEMBER 31, 1996      1997       1998
                                             -------------------   --------   --------
Risk-free interest rate....................            6.5%            6.5%      4.52%
Expected life of the option in years.......              5               5          5
Expected volatility........................              0               0        0.7
Expected dividend yield....................              0%              0%         0%

    Because FAS 123 is applicable only to options granted since inception, its adjusted effect will not be fully reflected until the year 2000.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The weighted-average fair value of options granted to employees during the period from April 16, 1996 (inception) through December 31, 1996, and during the years ended December 31, 1997 and 1998, were $.02, $0.36 and $8.01, respectively.

    The effect of applying the FAS 123 fair value method to the Company's stock-based awards results in net loss and net loss per share as follows:

                                             FOR THE PERIOD          YEARS ENDED
                                             APRIL 16, 1996         DECEMBER 31,
                                           (INCEPTION) THROUGH   -------------------
IN THOUSANDS, EXCEPT PER SHARE DATA         DECEMBER 31, 1996      1997       1998
-----------------------------------        -------------------   --------   --------
Net loss, as reported....................        $ (439)         $(3,132)   $(10,798)
Net loss, pro forma......................        $ (442)         $(3,231)   $(11,367)
Net loss per share--basic and diluted, as
  reported...............................        $(0.89)         $ (0.64)   $  (1.37)
Net loss per share--basic and diluted,
  pro forma..............................        $(0.91)         $ (0.66)   $  (1.44)

11. RETIREMENT PLAN

    On March 26, 1998, the Company established a 401(k) Profit Sharing Plan (the "Plan") available to all employees who meet the Plan's eligibility requirements. Employees may elect to contribute from 1% to 25% of their eligible earnings to the Plan subject to certain limitations. This defined contribution plan provides that the Company may, at its discretion, make contributions to the Plan on a periodic basis. The Company has not made contributions to the Plan.

                          INDEPENDENT AUDITORS' REPORT

The Board of Managers
Snap! LLC:

    We have audited the accompanying balance sheets of Snap! LLC as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of Snap! LLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snap! LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

San Francisco, California

June 18, 1999

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                 BALANCE SHEET

                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998          1999
                                                              --------   --------   --------------
                                                                                     (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $     --        865           542
  Accounts receivable, net of allowance for doubtful
    accounts of $0 at December 31 1997, $469 at December 31,
    1998, and $993 at September 30, 1999....................       367      3,015         3,926
  Due from CNET.............................................        --        655            --
  Prepaid expenses and other current assets.................        --      1,778         4,838
                                                              --------   --------      --------
    Total current assets....................................       367      6,313         9,306
Property and equipment, net.................................     1,127      4,674        10,225
Investments.................................................        --        605        32,607
Deposits and other assets...................................        36         42         2,502
                                                              --------   --------      --------
    Total assets............................................  $  1,530     11,634        54,640
                                                              ========   ========      ========
         LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $    312      2,721         5,450
  Accrued and other liabilities.............................       216      2,846         5,249
  Deferred revenue..........................................       400        553         4,569
  Due to CNET...............................................        --         --         1,788
  Due to NBC................................................        --         --           101
                                                              --------   --------      --------
    Total current liabilities...............................       928      6,120        17,157
Line of credit..............................................        --     13,500        43,300
                                                              --------   --------      --------
    Total liabilities.......................................       928     19,620        60,457
                                                              --------   --------      --------
Commitments
Members' equity:
  Members' equity...........................................    16,170     48,972        94,358
  Deferred compensation.....................................        --     (2,102)       (7,705)
  Other accumulated comprehensive income....................        --         --        22,731
  Accumulated deficit.......................................   (15,568)   (54,856)     (115,201)
                                                              --------   --------      --------
    Total members' equity (deficit).........................       602     (7,986)       (5,817)
                                                              --------   --------      --------
    Total liabilities and members' equity (deficit).........  $  1,530     11,634        54,640
                                                              ========   ========      ========

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                          YEARS ENDED         NINE MONTHS ENDED
                                                         DECEMBER 31,           SEPTEMBER 30,
                                                      -------------------   ---------------------
                                                        1997       1998       1998        1999
                                                      --------   --------   ---------   ---------
                                                                            (UNAUDITED) (UNAUDITED)
Net revenues........................................  $    817     7,317       3,310      23,000
Cost of net revenues................................     1,520     7,626       5,613       6,878
                                                      --------   -------     -------     -------
    Gross profit (deficit)..........................      (703)     (309)     (2,303)     16,122
Operating expenses:
  Product development...............................     9,403     6,263       4,231       8,410
  Sales and marketing...............................     4,090    12,482       6,110      20,976
  General and administrative........................     1,372     5,939       3,108       9,799
  Amortization of deferred compensation.............        --       160          --       3,207
  Promotion and advertising provided by NBC.........        --    14,060       3,484      32,950
                                                      --------   -------     -------     -------
    Total operating expenses........................    14,865    38,904      16,933      75,342
                                                      --------   -------     -------     -------
    Operating loss..................................   (15,568)  (39,213)    (19,236)    (59,220)
Other (expense) income, net.........................        --       (75)         36      (1,125)
                                                      --------   -------     -------     -------
    Net loss........................................  $(15,568)  (39,288)    (19,200)    (60,345)
                                                      ========   =======     =======     =======
Other comprehensive income:
    Unrealized gains on available-for-sale
      securities....................................  $     --        --          --      22,731
                                                      --------   -------     -------     -------
Comprehensive net loss..............................  $(15,568)  (39,288)    (19,200)    (37,614)
                                                      ========   =======     =======     =======
Basic and diluted net loss per unit.................  $  (1.33)    (2.95)      (1.49)      (2.60)
                                                      ========   =======     =======     =======
Units used in per unit calculation..................    11,700    13,301      12,920      14,494
                                                      ========   =======     =======     =======

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                                               OTHER
                                         MEMBER UNITS         DEFERRED      ACCUMULATED                       TOTAL
                                      -------------------   COMPENSATION   COMPREHENSIVE   ACCUMULATED       MEMBERS'
                                       UNITS      AMOUNT      EXPENSE         INCOME         DEFICIT     EQUITY (DEFICIT)
                                      --------   --------   ------------   -------------   -----------   ----------------
Contributed capital from CNET,
  Inc...............................   11,700     16,170           --              --             --          16,170
Net loss............................       --         --           --              --        (15,568)        (15,568)
                                       ------    -------       ------          ------       --------         -------
Balances as of December 31, 1997....   11,700     16,170           --              --        (15,568)            602
Contributed capital from CNET,
  Inc...............................       --     10,616           --              --             --          10,616
Cash contribution from NBC..........    2,744      5,864           --              --             --           5,864
Promotion and advertising provided
  by NBC............................       --     14,060           --              --             --          14,060
Grant of compensatory stock
  options...........................       --      2,262       (2,262)             --             --              --
Amortization of deferred
  compensation......................       --         --          160              --             --             160
Net loss............................       --         --           --              --        (39,288)        (39,288)
                                       ------    -------       ------          ------       --------         -------
Balances as of December 31, 1998....   14,444    $48,972       (2,102)             --        (54,856)         (7,986)
Promotion and advertising provided
  by NBC (unaudited)................       --     32,950           --              --             --          32,950
Grant of compensatory stock options
  (unaudited).......................       --      8,810       (8,810)             --             --              --
Issuance of units in connection with
  GlobalBrain transaction
  (unaudited).......................       75      2,989           --              --             --           2,989
Unrealized gain on
  available-for-sale securities
  (unaudited).......................       --         --           --          22,731             --          22,731
Amortization of deferred
  compensation (unaudited)..........       --         --        3,207              --             --           3,207
Contributed capital from NBC and
  CNET, Inc (unaudited).............       --        637           --              --             --             637
Net loss (unaudited)................       --         --           --              --        (60,345)        (60,345)
                                       ------    -------       ------          ------       --------         -------
Balances as of September 30, 1999
  (unaudited).......................   14,519    $94,358       (7,705)         22,731       (115,201)         (5,817)
                                       ======    =======       ======          ======       ========         =======

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 YEARS ENDED          NINE MONTHS ENDED
                                                                DECEMBER 31,            SEPTEMBER 30,
                                                             -------------------   -----------------------
                                                               1997       1998        1998         1999
                                                             --------   --------   ----------   ----------
                                                                                   (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net loss.................................................  $(15,568)  (39,288)    (19,200)     (60,345)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Receipt of stock in exchange for services provided.....        --      (605)         --       (7,268)
    Depreciation and amortization..........................       329       929         469        2,456
    Amortization of deferred compensation expense..........        --       160          --        3,207
    Promotion and advertising provided by NBC..............        --    14,060       3,484       32,950
    Legal indemnification by members.......................        --        --          --          637
    Changes in operating assets and liabilities:
      Accounts receivable..................................      (367)   (2,648)     (1,454)        (911)
      Prepaid expenses, deposits and other assets..........       (36)   (1,784)     (1,768)      (2,239)
      Accounts payable.....................................       312     2,409       1,465        2,729
      Accrued and other liabilities........................       216     2,630       1,227        2,403
      Deferred revenue.....................................       400       153         231        4,016
      Due to/(from) CNET...................................        --      (655)        756        2,443
      Due to NBC...........................................        --        --          --          101
                                                             --------   -------     -------      -------
        Net cash used in operating activities..............   (14,714)  (24,639)    (14,790)     (19,821)
                                                             --------   -------     -------      -------
Cash flows used in investing activities:
  Cash paid in connection with Global Brain transaction....        --        --                   (1,300)
  Investment in Net2Phone..................................        --        --        (228)      (1,000)
  Purchases of fixed assets................................    (1,456)   (4,476)     (2,983)      (8,002)
                                                             --------   -------     -------      -------
        Net cash used in investing activities..............    (1,456)   (4,476)     (3,211)     (10,302)
                                                             --------   -------     -------      -------
Cash flows from financing activities:
  Proceeds from line of credit.............................        --    13,500       2,300       29,800
  Capital contribution.....................................    16,170    10,616      10,527           --
  Cash contribution from NBC...............................        --     5,864       5,864           --
                                                             --------   -------     -------      -------
        Net cash provided by financing activities..........    16,170    29,980      18,691       29,800
                                                             --------   -------     -------      -------
Net increase (decrease) in cash and cash equivalents.......        --       865         690         (323)
Cash and cash equivalents at beginning of the period.......        --        --          --          865
                                                             --------   -------     -------      -------
Cash and cash equivalents at end of the period.............  $     --       865         690          542
                                                             ========   =======     =======      =======
Supplemental non-cash transactions:
  Cash paid for interest...................................  $     --        13          --          645
                                                             ========   =======     =======      =======
Supplemental non-cash investing and financing activities:
  Promotion and advertising provided by NBC................  $     --    14,060       3,484       32,950
                                                             ========   =======     =======      =======
  Issuance of member units in connection with Global Brain
    transaction............................................  $     --        --          --        2,989
                                                             ========   =======     =======      =======
  Grant of compensatory stock options......................  $     --     2,262          --        8,810
                                                             ========   =======     =======      =======
  Unrealized gain on available-for-sale securities.........  $     --        --          --       22,731
                                                             ========   =======     =======      =======
  Services rendered in exchange for equity investments.....  $     --       605          --        7,268
                                                             ========   =======     =======      =======
  Legal indemnification by members.........................  $     --        --          --          637
                                                             ========   =======     =======      =======

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION

    (A) THE COMPANY

    Snap! LLC (Snap or the Company) commenced operations in December 1996 (the Company had no significant operating results during 1996) and was introduced as a service in September 1997. Snap is an Internet portal service company that offers a branded network of comprehensive information, media, ecommerce, communication, and navigation services to millions of users daily.

    The Company was incorporated on June 25, 1998 as a Delaware limited liability company (LLC). Prior to that date, the Company was operated as a wholly-owned and consolidated operation of CNET, Inc. (CNET). The accompanying financial statements retroactively reflect the incorporation of the Company as an LLC to the date of the inception of the Company's operations. On or about June 30, 1998, as part of a contribution agreement entered into between CNET and NBC, Inc. (NBC) (collectively, the Members), CNET contributed its assets and liabilities used exclusively in the operation of the Snap service to the LLC for an approximately 81% ownership interest, while NBC contributed approximately $5.9 million in cash to the LLC for an approximately 19% ownership interest (see
Note 7). CNET's and NBC's contributions were recorded at their respective historical carrying amounts.

    The accompanying financial statements and related notes also reflect the historical results of operations and cash flows of Snap while it was operated by CNET. The statement of operations includes all revenues and costs directly attributable to Snap, including costs for facilities, functions and services used by the business and allocations of costs for certain administrative functions and services performed by centralized departments of CNET. Costs have been allocated to the Snap operation based on CNET management's estimate of costs attributable to the Snap operation. Such costs are not necessarily indicative of the costs that would have been incurred if Snap had been a separate entity.

    (B) LIQUIDITY

    The Company has sustained losses and negative cash flows from operations since inception and expects these conditions to continue into the foreseeable future. As of September 30, 1999, the Company had accumulated losses from inception of approximately $115 million. The implementation of the Company's business plan is dependent upon obtaining additional equity or debt financing through public or private financing, strategic partnerships or other arrangements. There can be no assurance that such additional financing will be available on terms attractive to the Company, or at all. Should additional external financing not be available, management would curtail the Company's current growth plans to enable the Company to continue operations through 1999.

    (C) XOOM.COM/NBC/SNAP MERGER

    On May 9, 1999, the Company, Xoom.com, Inc., NBC, Inc. and certain of its affiliates (collectively, NBC), and CNET, Inc. entered into a series of definitive agreements, (the Agreements) relating to the formation of a new company to be named NBC Internet, Inc. (NBCi) upon consummation of all the transactions contemplated by the Agreements. NBCi is expected to include the businesses of the

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Company, Xoom.com, Inc., and certain of NBC's Internet assets (including NBC.com, Videoseeker.com and NBC Interactive Neighborhood) and a 10% interest in CNBC.com.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) REVENUE RECOGNITION

    The Company's revenues are derived principally from the sale of banner advertisements and sponsorships. Advertising revenues are recognized in the period which the advertisement is displayed, provided that no significant obligations remain at the end of the period. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by users of the Company's online properties. To the extent the minimum guaranteed impressions are not delivered, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    The Company also earns revenue on sponsorship contracts from fees relating to the design, coordination, and integration of customers' content and links into Snap's online media properties. Such developmental fees are recognized as revenue once the related activities have been performed and the customers' Web links are available on Snap's online properties. Snap also derives revenues from development fees and electronic commerce which to date have each comprised less than 10% of revenues.

    Deferred revenue is primarily comprised of billings in excess of recognized revenue relating to advertising contracts and payments received pursuant to sponsorship agreements in advance of revenue recognition.

    (B) PRODUCT DEVELOPMENT

    Development expenses include expenses which were incurred in the development of new or improved technologies that enhance the performance of the Company's Internet service. Costs for development are expensed as incurred. Costs related to specific products or services are no longer recognized as development expenses when the specific product or service is launched and incorporated into the Company's internet service.

    (C) ADVERTISING COSTS

    All advertising costs are expensed when incurred. Advertising expense, including the value of advertising provided through barter transactions, totaled approximately $1,007,000, $18,559,000, $5,408,000 and $36,066,000 for the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively. These costs include the value of promotion and advertising provided by NBC (see Note 7).

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (D) CONCENTRATIONS OF CUSTOMERS AND CREDIT RISK

    One customer comprised 8% and 26% of net revenues for the year ended December 31, 1998 and the nine-months ended September 30, 1999, respectively, in conjunction with non-monetary transactions in which the Company received equity as consideration for services sold by the Company. One separate customer accounted for 18% of net revenues for the year ended December 31, 1997. During the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999 no other customer accounted for greater than 10% of revenues.

    During the quarter ended June 30, 1999, the Company received stock in a private company currently valued at approximately $10 million in exchange for future services of equivalent value to be rendered by the Company. Subsequent to the fiscal quarter end, the Company and the private company issuer of the stock completed an escrow arrangement under which the Company would earn the release of the shares from escrow. The release of the shares from escrow would be based on the Company's actual monthly performance during a two-year term. As of September 30, 1999, the Company had earned the release of shares valued at approximately $1,350,000, which has been recorded as revenue in the nine months then ended.

    No other significant revenues were recorded on non-monetary transactions in which the Company received equity investments as consideration for services.

    Financial instruments which potentially expose the Company to a concentration of credit risk consists primarily of trade accounts receivable. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily in the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. At December 31, 1998 and September 30, 1999, no one customer accounted for more than 10% of the accounts receivable balance.

    (E) CASH, CASH EQUIVALENTS, AND INVESTMENTS

    The Company considers investments in highly liquid instruments purchased with remaining maturities of 90 days or less to be cash equivalents. Cash equivalents are recorded at cost which approximates fair value. The Company maintains its cash in two depository accounts with high credit quality financial institutions.

    Equity investments in private companies are recorded initially at fair value when the Company's rights of ownership vest, and subsequently are carried at the lower of cost or net realizable value. Equity investments in publicly traded companies are initially recorded at market value when the Company's rights of ownership vest and are assumed to be available-for-sale securities which are carried at market value, with changes in market value recorded as unrealized gains and losses in total member's equity.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (F) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Property and equipment recorded under leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or their estimated useful lives.

    (G) INCOME TAXES

    Prior to June 25, 1998 the Company's taxable losses were included in the consolidated tax returns of CNET, Inc. The Company did not receive any benefit from CNET Inc.'s receipt of such operating losses or research and development credits.

    Upon the incorporation as a Delaware limited liability company on June 26, 1998, the Company's net operating losses inured to the benefit of the Members. Accordingly, no provision for income taxes is recognized in the accompanying financial statements as the net loss generated from the Company's operations was "passed through" to the Members.

    (H) SOFTWARE DEVELOPMENT COSTS

    Statement of Financial Accounting Standard (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, governs accounting for software development costs. This statement provides for capitalization of certain software development costs once technological feasibility has been established. The costs capitalized are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenues, whichever is greater. No such costs have been capitalized to date.

    (I) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plans using the intrinsic value method. As such, compensation expense is recorded on the date of grant if the current market price of the underlying membership unit exceeded the exercise price.

    (J) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Actual results could differ from those estimates.

    (K) COMPREHENSIVE LOSS

    The Company has adopted the provisions of SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for reporting and disclosures of comprehensive results and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the first nine months of 1999 the Company reported unrealized holding gains arising from investments classified as available-for-sale. The Company has an investment in Mail.com, Inc., which completed an initial public offering during the second quarter of 1999 and an investment in Net2Phone, Inc. which completed an initial public offering during the third quarter of 1999. The Company's investments were recorded at market value based on the closing price of the stock on September 30, 1999, and the increase in value of the stock was recorded as an unrealized holding gain in comprehensive loss.

    (L) BARTER TRANSACTIONS

    The Company trades advertisements on its online properties in exchange for advertisements on the online properties of other companies. These revenues and marketing expenses are recorded at the fair value of services provided or the fair value of the services received, whichever is more reliably determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements are delivered on the Company's online properties. Expense from barter transactions is recognized when advertisements are provided to the Company. Barter revenues and expenses were approximately $342,000, $636,000, $541,000 and $1,591,000 for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

    (M) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's cash and cash equivalents, accounts receivable, equity investments, accounts payable and long-term debt approximate their respective fair values.

    (N) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company reviews its long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (O) RECENT ACCOUNTING PRONOUNCEMENTS

    The FASB recently issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 by January 1, 2001. Management does not believe the adoption of SFAS No. 133 will have a material effect on the financial position or operations of the Company.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (P) NET LOSS PER UNIT

    Basic and diluted loss per unit is computed using the weighted average number of outstanding units at the end of each period. The following potentially dilutive units have been excluded from the determination of net loss per unit for all periods because the effect of such units would have been anti-dilutive:

                                                      DECEMBER 31,   SEPTEMBER 30,
                                                          1998           1999
                                                      ------------   -------------
Units issuable under unit option plan...............      986,662      2,904,832
Units issuable under option to NBC (see Note 7).....   14,805,556     14,805,556
                                                       ----------     ----------
                                                       15,792,218     17,710,388
                                                       ==========     ==========

    As of December 31, 1998 and September 30, 1999, the weighted average exercise price of unit options was $2.47 and $23.19, respectively.

    (Q) INTERIM FINANCIAL DATA

    The accompanying financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, are unaudited. In the opinion of management, these interim statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data disclosed in these notes to the financial statements for these periods are also unaudited. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future periods.

(3) GLOBALBRAIN INVESTMENT

    In April 1999, the Company entered into a series of agreements with GlobalBrain.net, Inc. (GlobalBrain). In aggregate, the Company committed to provide GlobalBrain with $2 million in cash and 75,000 membership units (valued at $3 million) in exchange for (i) a seven-year (with an option to extend an additional five years) exclusive right to utilize certain GlobalBrain technology (the Technology) within a portal service, (ii) non-exclusive rights to utilize the Technology in other Snap products and to sublicense the Technology, (iii) a commitment from GlobalBrain to provide a minimum of five dedicated GlobalBrain engineers working full time under the discretion of Snap on custom research and development work for three years, (iv) a 10% ownership interest in GlobalBrain, and (v) warrants to purchase an additional 41% of GlobalBrain in three separate tranches over a five year period. The Company accounted for this transaction as the acquisition of certain tangible and intangible assets, and allocations of the consideration surrendered by the Company were made to the following: purchased technology of approximately $2 million, prepaid development fees of approximately $2 million, and an equity investment in a private company of approximately $1 million.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(4) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (in thousands):

                                                      DECEMBER 31,
                                                   -------------------   SEPTEMBER 30,
                                                     1997       1998         1999
                                                   --------   --------   -------------
Furniture, fixtures, leasehold improvements and
  equipment......................................   $  102     1,763         2,024
Purchased software...............................      159       242         1,277
Computer equipment...............................    1,195     3,927        10,633
                                                    ------     -----        ------
                                                     1,456     5,932        13,934
Less accumulated depreciation and amortization...      329     1,258         3,709
                                                    ------     -----        ------
                                                    $1,127     4,674        10,255
                                                    ======     =====        ======

(5) CREDIT FACILITIES AND COMMITMENTS

    (A) LINE OF CREDIT

    As of December 31, 1998, the Company has a revolving line of credit for $27,000,000 which is secured by substantially all of the Company's assets, guaranteed by General Electric, parent company of the Company's principal shareholders, and bears interest at various rates which ranged from 5.40% to 6.86% during the year ended December 31, 1998. Extensions of credit are available until June 15, 2001. Advances made under the facility shall mature no later than July 15, 2001. At December 31, 1998, $13,500,000 was outstanding and $10,170,000 was available under the line of credit. The outstanding balance is comprised of multiple individual borrowings, which are due between April 6, 1999 and June 28, 1999. The borrowings are classified as long-term on the face of the balance sheet because the Company has the ability and intent to extend the due dates beyond December 31, 1999. The due dates on these borrowings have been extended to between October 1, 1999 and December 7, 1999, respectively.

    On September 14, 1999, the Company's revolving line of credit, guaranteed by General Electric, was increased to $55,000,000. At September 30, 1999, $43,300,000 was outstanding and $7,820,000 was available under the line of credit. The outstanding balance is comprised of multiple individual borrowings, due between October 1, 1999, and December 7, 1999, and bear interest at various rates ranging from 5.22% to 8.25%. These borrowings are classified as long-term on the face of the balance sheet because the Company has the ability and intent to extend the due dates beyond twelve months.

    In both periods, a total of $3,330,000 of the line of credit was reserved in accordance with the requirements of the Company's facilities lease.

    (B) COMMITMENTS

    The Company is obligated under a noncancelable operating lease for office space, expiring in 2008. Rent expense was $200,000, $1,923,000, $1,235,000, and
$2,205,000 for the years ended December 31,

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

    (B) COMMITMENTS (CONTINUED)
1997 and 1998, and for the nine months ended September 30, 1998 and 1999, respectively. The Company subleases portions of its facilities under noncancelable operating sublease agreements which expire over the next three years. Rental income from these subleases was $0, $360,000, $250,000, and $618,000 for the years ended December 31, 1997 and 1998, and for the nine months ended September 30, 1998 and 1999, respectively. The Company has no capital lease obligations.

    As of December 31, 1998, future minimum lease payments for the Company's operating leases are as follows (in thousands):

YEAR ENDING DECEMBER 31:
------------------------
  1999......................................................  $ 2,540
  2000......................................................    2,540
  2001......................................................    2,540
  2002......................................................    2,540
  2003......................................................    2,926
  Thereafter................................................   11,503
                                                              -------
                                                              $24,589
                                                              =======

    The minimum operating lease payments have not been reduced by any future minimum sublease rentals totalling $1,614,000 due under noncancelable subleases over the next three years.

(6) OPTION PLAN

    A summary of the Company's option activity and related information through September 30, 1999 follows:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                      NUMBER OF    EXERCISE
                                                        UNITS       PRICES
                                                      ---------   -----------
Options outstanding, December 31, 1997..............         --      $  --
Granted.............................................  1,012,572       7.79
Canceled............................................    (25,910)      7.79
                                                      ---------      -----
Options outstanding, December 31, 1998..............    986,662       7.79
Granted (unaudited).................................  1,976,432      30.94
Canceled (unaudited)................................    (58,262)     25.23
                                                      ---------      -----
Options outstanding, September 30, 1999
  (unaudited).......................................  2,904,832      23.19
                                                      =========      =====
Options exercisable, December 31, 1998..............     31,107       7.79
Options exercisable, September 30, 1999
  (unaudited).......................................    217,891      11.02
                                                      =========      =====

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(6) OPTION PLAN (CONTINUED)

    The following summarizes information about options outstanding as of September 30, 1999:

                                         WEIGHTED AVERAGE
        RANGE OF          NUMBER OF          REMAINING          WEIGHTED AVERAGE
     EXERCISE PRICES        UNITS     CONTRACTUAL LIFE (YRS.)    EXERCISE PRICE
  ---------------------   ---------   -----------------------   ----------------
     $ 7.79 - $ 7.79      1,103,695            8.80                  $ 7.79
  30.$19 - $41.00....     1,626,210            9.79                  $30.84
  42.$00 - $59.81....       174,927            9.80                  $49.17
                          ---------            ----                  ------
  7.7$9 - $59.81.....     2,904,832            9.41                  $23.19
                          =========            ====                  ======

    As of December 31, 1998 and September 30, 1999, options available for grant under the Company's option plan totaled 618,276 and 345,168, respectively.

    For the year ended December 31, 1998 and the nine months ended September 30, 1999, the Company recorded $2,262,000 and $8,810,000 respectively, of deferred compensation charges representing the difference between the deemed fair value of the membership unit on the date of grant and the option exercise price on the date of grant. Deferred compensation will be amortized over the four-year vesting period of the options using an accelerated method. During the year ended December 31, 1998 and the nine months ended September 30, 1999, $160,000 and $3,207,000 of amortization of deferred compensation was recognized as expense.

    If compensation cost for the Company's option plan had been determined based on the fair value at the grant date for awards issued in the year ending December 31, 1998, consistent with the provisions of SFAS No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION, then the Company's net loss would have been increased to the pro forma amounts indicated below (in thousands):

Net loss--as reported.......................................  $ 39,288
Net loss--pro forma.........................................  $ 39,646

    The weighted average fair value at date of grant for options granted for the year ending December 31, 1998 was $3.88. The fair value of each option grant was estimated on the date of grant using the minimum value option pricing model with the following assumptions:

Risk free interest rate.....................................  6%
Weighted-average expected life of the options...............  4 years
Dividend rate...............................................  --

(7) RELATED PARTY TRANSACTIONS

    Prior to June 30, 1998, all of the expenditures of the Company were incurred by CNET and charged to the Company. These expenditures included allocations for accounting, legal, network operations, facilities, certain product development efforts, and other general expenses. Such allocations

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS (CONTINUED)

were generally allocated to the Company based on headcount, estimates on the percentage usage by the Company, or estimates of the time spent by CNET employees on the business of the company. The following table summarizes direct and indirect expenses of the Company prior to June 30, 1998 (in thousands):

                                                                     PERIOD FROM
                                                                   JANUARY 1, 1998
                                                          1997     TO JUNE 30, 1998
                                                        --------   ----------------
COST OF NET REVENUES
Direct expenses paid by CNET on behalf of the
  Company.............................................   $1,055         3,066
Expenses allocated by CNET to the Company.............      465           868
                                                         ------         -----
                                                          1,520         3,934
                                                         ======         =====
PRODUCT DEVELOPMENT
Direct expenses paid by CNET on behalf of the
  Company.............................................   $8,471           884
Expenses allocated by CNET to the Company.............      932         1,418
                                                         ------         -----
                                                          9,403         2,302
                                                         ======         =====
SALES AND MARKETING
Direct expenses paid by CNET on behalf of the
  Company.............................................   $1,806         1,862
Expenses allocated by CNET to the Company.............    2,284         1,507
                                                         ------         -----
                                                          4,090         3,369
                                                         ======         =====
GENERAL AND ADMINISTRATIVE
Direct expenses paid by CNET on behalf of the
  Company.............................................   $   73           133
Expenses allocated by CNET to the Company.............    1,299         1,274
                                                         ------         -----
                                                          1,372         1,407
                                                         ======         =====

    Such allocations are not necessarily indicative of the costs that would have been incurred if the Company had been a separate entity. However, management believes the differences between the allocated costs and the cost to obtain such services from an outside third party would not be significant.

    Following June 30, 1998, the Company began direct procurement and payment of all of its expenses, with the exception of certain services it contracted with CNET to provide or maintain. Such services include creative services, human resources, accounting, facilities, technology support, bandwidth and hosting support, and sales and marketing, and the Company recorded expenses totaling $3.7 million and $3.2 million for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, for amounts due to CNET for such services.

    NBC has provided certain promotional and other services to the Company since its investment date. NBC has provided advertising and promotion services to the Company which have been recorded as capital contributions at the time the services were provided based on the average CPM value for commercial air time during the period the services were provided. The Company has recorded

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS (CONTINUED)

advertising and promotion expenses of approximately $14.1 million and $33.0 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, at the average CPM value for commercial air time during the period the services were provided. NBC is not committed to provide such services to the Company. NBC has provided other services to the Company related to advertising production and legal support and the Company has recorded expenses totaling $0.2 million and $1.6 million for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, for amounts due to NBC for such services.

    During the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, the Company has recorded no significant revenues from CNET, General Electric, NBC or any of their affiliates.

    The Company's credit facility is guaranteed by General Electric, parent company of NBC (see Note 5).

    As defined in the contribution agreement, NBC has an option to purchase 14,805,556 membership units for an aggregate price of $31,365,802. The option expires in June, 2001.

(8) DEFINED CONTRIBUTION PLAN

    The Company has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code covering all eligible employees. Under the plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. For the year ended December 31, 1998, the Company did not contribute to the plan.

(9) SEGMENT INFORMATION

    The Company has adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

    The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer ("CEO"). The information reviewed by the CEO for purposes of making operating decisions and assessing financial performance is identical to the information presented in the accompanying financial statement of operations. The Company operates in one segment, Internet operations. The Company has had no international revenues to date.

(10) LEGAL PROCEEDINGS

    The Company was involved in a dispute with Snap Technologies, Inc. (Snap
Tech) which claimed to own the Snap trademark. Snap Tech filed a lawsuit against CNET on November 19, 1998, alleging trademark infringement and related statutory violations, to which the Company filed an answer on November 24, 1998. On July 15, 1999, the lawsuit with Snap Tech was settled. Pursuant to the

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(10) LEGAL PROCEEDINGS (CONTINUED)

settlement agreement, the Company shall pay $200,000, grant an advertising credit of $1,000,000, and provide certain other promotions to Snap Tech in exchange for all worldwide rights to all names, trademarks, and service marks previously used by Snap Tech. NBC and CNET will indemnify the Company for this legal settlement. Accordingly, the amounts paid by NBC and CNET have been included in the accompanying financial statements as contributed capital.

    In March 1999 the Company filed a complaint against CityAuction, Inc. in connection with an agreement entered into between the Company and CityAuction to promote CityAuction's online auction site in exchange for monetary compensation and warrants to purchase shares of CityAuction. The Company is claiming that CityAuction breached the agreement by refusing to honor the Company's exercise in February 1999 of its CityAuction warrants, failing to make a $125,000 payment due to the Company and failing to provide the Company with notice of CityAuction's pending acquisition by Ticketmaster Online-CitySearch, Inc. The Company is also claiming that Ticketmaster induced CityAuction to breach it contractual obligations to the Company. This matter is in the discovery stage. An unfavorable outcome in this litigation would deny the Company the economic benefit of the claimed payments and stock ownership of CityAuction. No amounts contingent upon a favorable outcome in this litigation have been recorded in the Company's financial statements.

                            NBC MULTIMEDIA DIVISION
                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
National Broadcasting Company, Inc.

    We have audited the accompanying combined balance sheets of NBC Multimedia Division as of December 31, 1997 and 1998, and the related combined statements of operations and changes in parent company's investment and net advances and cash flows for the years then ended. These combined financial statements are the responsibility of NBC Multimedia Division's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of NBC Multimedia Division as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

New York, New York
June 24, 1999

                            NBC MULTIMEDIA DIVISION
                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,         SEPTEMBER 30,
                                                          ------------------------   -------------
                                                             1997         1998           1999
                                                          ----------   -----------   -------------
                                                                                      (UNAUDITED)
                         ASSETS
Current assets:
  Trade accounts receivable, less allowance for doubtful
    accounts of $59,000 in 1997, $125,440 in 1998 and
    $161,000 in 1999....................................  $1,348,082     2,274,240        536,357
  Other receivables.....................................      56,848        11,852         34,944
                                                          ----------   -----------    -----------
    Total current assets................................   1,404,930     2,286,092        571,301
Property and equipment, net of accumulated depreciation
  of $243,501 in 1997, $339,570 in 1998, and $408,984 in
  1999..................................................     916,513       622,561        447,389
                                                          ----------   -----------    -----------
    Total assets........................................  $2,321,443     2,908,653      1,018,690
                                                          ==========   ===========    ===========
      LIABILITIES AND PARENT COMPANY'S INVESTMENT
                    AND NET ADVANCES
Current liabilities:
  Accounts payable......................................  $  637,044     1,464,743      1,750,601
  Accrued expenses and liabilities (note 2).............     418,227       414,402        239,501
                                                          ----------   -----------    -----------
    Total current liabilities...........................   1,055,271     1,879,145      1,990,102

Deferred revenue (note 1(d))............................   1,695,637    14,639,258     17,878,162

Parent Company's investment and net advances............    (429,465)  (13,609,750)   (18,849,574)

Commitments and contingencies (note 5)
                                                          ----------   -----------    -----------
    Total liabilities and Parent Company's investment
      and net advances..................................  $2,321,443     2,908,653      1,018,690
                                                          ==========   ===========    ===========

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION
                COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN
                  PARENT COMPANY'S INVESTMENT AND NET ADVANCES

                                                                             NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                             -------------------------   -------------------------
                                                1997          1998          1998          1999
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
Revenue (note 1(d)):
  Advertising, sponsorship, and license
    fees...................................  $ 3,232,384     6,921,250     3,563,449     5,891,755
  Other revenue............................           --     4,693,300     3,365,197     6,598,175
                                             -----------   -----------   -----------   -----------
    Total revenue..........................    3,232,384    11,614,550     6,928,646    12,489,930
Cost of revenue............................    4,398,846     5,248,928     3,512,590     4,573,624
                                             -----------   -----------   -----------   -----------
    Gross (loss) profit....................   (1,166,462)    6,365,622     3,416,056     7,916,306
Operating expenses:
    Operating and development..............      677,055       938,295       775,117       390,691
    Sales and marketing....................    2,355,519     3,988,810     2,862,153     1,042,224
    General and administrative.............    3,540,408     4,488,756     3,723,533     2,098,784
                                             -----------   -----------   -----------   -----------
    Total operating expenses...............    6,572,982     9,415,861     7,360,803     3,531,699
                                             -----------   -----------   -----------   -----------
    (Loss) income from operations..........   (7,739,444)   (3,050,239)   (3,944,747)    4,384,607
                                             -----------   -----------   -----------   -----------
    Net (loss) income......................   (7,739,444)   (3,050,239)   (3,944,747)    4,384,607
Parent Company's investment and net
  advances, beginning of period............      428,008      (429,465)     (429,465)  (13,609,750)
Advances from (distributions to) Parent
  Company, net.............................    6,881,971   (10,130,046)  (11,477,710)   (9,624,431)
                                             -----------   -----------   -----------   -----------
Parent Company's investment and net
  advances, end of period..................  $  (429,465)  (13,609,750)  (15,851,922)  (18,849,574)
                                             ===========   ===========   ===========   ===========

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                             -------------------------   -------------------------
                                                1997          1998          1998          1999
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income........................  $(7,739,444)   (3,050,239)   (3,944,747)    4,384,607
  Adjustments to reconcile net (loss)
    income to net cash used in operating
    activities:
    Provision for doubtful accounts........       59,000        66,440        52,980        35,560
    Depreciation and amortization..........      156,995       176,287       129,489       105,694
    Loss on disposal of property and
      equipment............................      109,840       220,576       220,576           109
    Noncash revenue related to partner
      agreements (note 1(d))...............      (33,305)   (5,101,895)   (3,324,470)   (8,644,073)
    Advertising provided by NBC                       --     2,015,400     1,395,500            --
Changes in operating assets and
  liabilities:
  Accounts receivable......................   (1,335,482)     (992,598)     (577,465)    1,702,323
  Other receivables........................      541,604        44,996        34,003       (23,092)
  Accounts payable.........................     (465,351)      827,699     1,060,493       285,858
  Accrued expenses and liabilities.........      247,054        (3,825)      (65,266)     (174,901)
  Deferred revenue.........................    1,462,499       (67,085)       75,142      (537,082)
                                             -----------   -----------   -----------   -----------
      Net cash used in operating
        activities.........................   (6,996,590)   (5,864,244)   (4,943,765)   (2,864,997)
                                             -----------   -----------   -----------   -----------

Cash flows from investing activities:
  Acquisition of property and equipment....     (151,823)     (102,911)      (98,621)           --
                                             -----------   -----------   -----------   -----------

Cash flows from financing activities:
  Advances received from parent, net.......    7,148,413     5,967,155     5,042,386     2,864,997
                                             -----------   -----------   -----------   -----------

      Net change in cash and cash
        equivalents........................           --            --            --            --
Cash and cash equivalents at beginning of
  period...................................           --            --            --            --
                                             -----------   -----------   -----------   -----------
Cash and cash equivalents at end of
  period...................................           --            --            --            --
                                             ===========   ===========   ===========   ===========
Summary of noncash transactions:
  Equity instruments received and
    transferred to parent (note 4).........      266,442    18,112,601    17,915,595    12,420,060

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    (A) SUMMARY OF OPERATIONS

    The accompanying combined financial statements include the assets and operations of NBC.com, NBC Interactive Neighborhood (NBC-IN) and VideoSeeker (collectively, the Division), all of which are operating divisions of NBC Multimedia, Inc., a wholly owned subsidiary of National Broadcasting Company, Inc. (NBC), which is a wholly owned subsidiary of General Electric Company (GE). NBC has agreed to merge the operations and certain defined net assets of the NBC.com and NBC-IN divisions with Xoom.com, Inc. (Xoom.com), under an agreement dated May 9, 1999 and amended on June 11, 1999, which also provides that NBC will contribute its ownership interests in Snap! LLC to the merged entity, NBC Internet, Inc. (NBCi). Upon completion of these transactions, NBC will own approximately 48.5% of the common stock of NBCi. In addition, NBC will purchase from NBCi zero coupon convertible subordinated debentures due 2006 with an aggregate principal amount at maturity of approximately $487 million in exchange for the net assets of VideoSeeker and a note payable in the amount of $340 million. The aforementioned transactions were consummated on November 30, 1999.

    The principal activities of the Division are as follows:

    NBC.com, launched in August 1995, is the Internet venue for the NBC television network offering content about NBC on-air programming, providing show descriptions, episode updates, actor biographies, schedule information and program trivia for NBC entertainment programming. NBC.com also maintains direct links to NBC's news, finance and sports sources, MSNBC News, CNBC, and MSNBC Sports, as well as links to local news and weather through NBC's local station affiliates via NBC-IN.

    NBC-IN, launched in October 1997, is a Web-based network of local news and information sites developed with certain participating NBC owned and affiliated television stations throughout the United States. Through NBC-IN.com, Internet users can access local news, sports and weather as well as services such as job search, local advertising for real estate and automobiles, restaurant reviews and telephone directories.

    VideoSeeker, launched in May 1998, is a full-service video aggregator, licensing content from NBC's media properties as well as from third parties to offer users free online access to topical and archival news video from MSNBC, clips from NBC television programming, movie trailers, music video and interviews.

    The Division generates revenues primarily through advertising, sponsorship and licensing agreements.

    (B) BASIS OF PRESENTATION

    The accompanying combined financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by NBC for all periods presented that have been allocated to the Division. Such allocations are included in general and administrative expenses in the Division's combined statements of operations and changes in parent company's investment and net

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

advances. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct operating costs incurred by the Division to total NBC direct operating costs. However, the expenses allocated to the Division, although made on a basis management believes to be reasonable, may not necessarily be representative of what the Division would have incurred on a stand-alone basis.

    Allocated costs are as follows:

                                                                                NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                                                   ------------------------   ---------------------
                                                      1997          1998        1998        1999
                                                   -----------   ----------   ---------   ---------
NBC Corporate....................................  $  913,000    1,059,000      794,250     700,056
Rent.............................................     684,209      851,833      652,374     757,798
                                                   ----------    ---------    ---------   ---------
                                                   $1,597,209    1,910,833    1,446,624   1,457,854
                                                   ==========    =========    =========   =========

    NBC corporate overhead expenses consist primarily of senior management salaries and benefits, financial, legal, information technology, and other administrative costs.

    (C) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (D) REVENUE RECOGNITION

    The Division derives revenue from the sale of banner advertisements under short-term contracts. To date, the duration of the Division's advertising commitments has generally averaged from one to six months. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Division obligations remain and collection of the resulting receivable is probable. Division obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Division's Web sites. To the extent minimum guaranteed impressions are not met, the Division defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    The Division (primarily through NBC-IN) also derives revenues from license fees from various service providers who pay a fee to furnish content, e-commerce or services in a particular category of the Division's Web sites. These fees are deferred and recognized ratably over the term of the related agreement, which is generally two to three years.

    The Division also earns revenue on sponsorship contracts for fees relating to the design, coordination and integration of the customer's contents and links to the Division's Web sites. These

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

development fees are recognized as revenue once the related activities have been performed. Revenues from electronic commerce revenue sharing arrangements within the Division's Web sites are recognized upon notification from its partners of sales attributable to the Division's site, and were insignificant in all periods presented.

    The Division receives equity instruments (common or preferred stock, options and warrants) under certain agreements with service providers and under certain outsourcing agreements. When the measurement date for such equity instruments is fixed and there is a sufficient disincentive to breach the contract in accordance with Emerging Issues Task Force Abstract No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," the Division records the receipt of the equity instruments and corresponding deferred revenue. When equity instruments are contingent upon the achievement of certain targets, the Company records the benefit of the equity instruments at the time the targets are achieved at the then fair market value of the equity instrument. Such amounts are amortized ratably to revenue over the length of the contract commencing on the measurement date.

    Such equity instruments are transferred to NBC and upon measurement are charged to Parent company's investment and net advances. Changes in value subsequent to the measurement date are not reflected in the Division's combined financial statements.

    Revenues recognized under agreements whereby the Division receives equity instruments in the service provider's stock as described above, in consideration for the advertising and customer acquisition opportunities, are recorded as Advertising, sponsorship, and license fee revenue and aggregated $33,305, $1,408,595, $709,273, and $2,795,898 in the years ended December 31, 1997, and
1998, and the nine months ended September 30, 1998 and 1999, respectively.

    Revenue from the receipt of equity instruments in connection with outsourcing agreements, recorded as Other revenue, aggregated $--0-, $3,693,300, $2,615,197, and $5,848,175 in the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

    (E) BARTER TRANSACTIONS

    The Division trades advertisements on its Web properties in exchange for the loan of computer equipment. Barter revenues and expenses are recorded at the fair market value of services provided or received, whichever is more determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements are delivered on the Division's Web sites. Barter expense is recognized over the period the equipment is in use, which is typically in the same period when the barter revenue is recognized. Advertising barter revenues and expenses were approximately $393,000, $77,000, $74,500 and $--0- for the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

    (F) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally five to seven years. Leasehold

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the leases, whichever is shorter.

    (G) INCOME TAXES

    For all periods, the Division has been included in the consolidated federal, state and local income tax returns of NBC. Income taxes are calculated and provided for on a consolidated basis, and the Division has not been allocated any income tax expense (benefit) by NBC. For purposes of these financial statements, federal, state and local income taxes are provided as if the Division had filed a separate return on a stand-alone basis for all periods presented.

    The Division accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized, to the extent realizable, for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax change occurs. Such tax assets and liabilities are not a part of the merger transaction. Accordingly, all current and deferred tax assets and liabilities are included as part of Parent Company's investment and net advances, and are not reflected in the combined balance sheets of the Division.

    (H) IMPAIRMENT OF LONG-LIVED ASSETS

    The Division reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (I) ADVERTISING EXPENSES

    The Division expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing on the combined statements of operations and totaled $425,166, $2,569,844, $1,869,398 and $288,172 for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. These costs include the value of advertising provided by NBC of $0, $2,015,400, $1,395,500, and $0 for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively, which have been recorded based on average values for commercial air time sold by NBC during the period the services were provided.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (J) PRODUCT DEVELOPMENT COSTS

    Product development costs consist principally of salaries and related costs, and are charged to expense as incurred.

    (K) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Division to significant concentrations of credit risk consist of accounts receivable and accounts payable. At December 31, 1997 and 1998, the fair value of these instruments approximated their financial statement carrying amount because of the short-term maturity of these instruments. The Division has not experienced any significant credit loss to date. Revenue from the Division's five largest customers accounted for approximately 53% and 27% of the Division's advertising, sponsorship and license fee revenue for the years ended December 31, 1997 and 1998, respectively.

    No single customer exceeded 10% of the Division's advertising, sponsorship and license fee revenue for the year ended December 31, 1998. Two customers accounted for 42% of the Division's accounts receivable at December 31, 1998.

    Three customers exceeded 10% of revenue for the year ended December 31, 1997. Three customers accounted for approximately 74% of accounts receivable at December 31, 1997.

    (L) COMPREHENSIVE INCOME (LOSS)

    There were no differences between the Division's comprehensive loss and its net loss as reported.

    (M) SEGMENT INFORMATION

    The Division operates in a single segment in the United States.

    (N) RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Division has not yet determined the impact of adopting SFAS No. 133.

    (O) INTERIM RESULTS

    The accompanying interim combined financial statements as of September 30, 1999 and for the nine months ended September, 1998 and 1999 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1999 and the results of the Division's operations and its cash flows for the nine months ended September 30, 1998 and 1999. The financial data and other information disclosed in these notes to combined financial statements related to these

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1)  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

periods are unaudited. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

(2) BALANCE SHEET COMPONENTS

                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                             --------------------       1999
                                                               1997        1998      (UNAUDITED)
                                                             ---------   --------   -------------
PROPERTY AND EQUIPMENT, NET
  Machinery and equipment..................................  $ 955,184    762,458      656,700
  Leasehold improvements...................................    204,830    199,673      199,673
                                                             ---------   --------     --------
                                                             1,160,014    962,131      856,373
                                                             ---------   --------     --------
Less accumulated depreciation and amortization                (243,501)  (339,570)    (408,984)
                                                             ---------   --------     --------
                                                             $ 916,513    622,561      447,389
                                                             =========   ========     ========
Accrued Expenses and Liabilities
  Accrued salaries, incentive compensation and related
    benefits...............................................  $ 381,802    414,402      239,501
  Other....................................................     36,425      --          --
                                                             ---------   --------     --------
                                                             $ 418,227    414,402      239,501
                                                             =========   ========     ========

(3) INCOME TAXES

    The Division has generated net losses for all periods through December 31, 1998, and has no net income tax expense in any period on a stand-alone basis. Although no net deferred tax assets with respect to net operating loss benefits would have been established due to uncertainty of utilization, net operating loss benefits would have been available to offset net income in the six months ended June 30, 1999 on a stand-alone basis. Other deferred tax assets aggregating approximately $3.2 million and $5.2 million at December 31, 1997 and 1998, respectively, arising principally from temporary differences in the recognition of revenue related to equity instruments also would have been offset by a valuation allowance on a stand-alone basis.

(4) PARENT COMPANY'S INVESTMENT AND NET ADVANCES

    Operations are funded through advances from NBC. Such advances have no defined repayment terms.

    During the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively, net advances were reduced by $266,442, $18,112,601, $17,915,595, and $12,420,060, representing the value of equity instruments received under partner agreements by the Division and transferred to NBC.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED

                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(5) OUTSOURCING AGREEMENTS

    In May 1998, the Division entered into a four year strategic alliance with USWeb whereby USWeb would perform production and hosting services for the Division's Web sites. The Division is committed to pay approximately $2.6 million per year for these services under the agreement. NBC has the right to extend the agreement unilaterally for an additional four-year term at a fixed increase in the annual fee. NBC may terminate the agreement with three months prior written notice to USWeb. Beginning in November 1999, USWeb may terminate the agreement with six months prior written notice to NBC. In connection with the strategic alliance, USWeb issued warrants to the Division to purchase 1,600,000 and 500,000 shares of USWeb Common Stock at $22.14 and $25.03 per share, respectively. If the agreement had been cancelled by the Division before May 1999, USWeb could have cancelled the warrants to purchase 1,050,000 shares or, if the warrants had been previously exercised, could have repurchased them.

    In October 1997, NBC signed a two year strategic alliance agreement with InterVU, Inc. ("InterVU") whereby InterVU is the exclusive provider, subject to certain limitations, of technology and services for VideoSeeker. In exchange for entering into the agreement, InterVU issued 1,280,000 shares of series G preferred stock to the Division. In addition, InterVU agreed to pay the Division $2 million in a series of non-refundable payments for promotional value and the cost of producing and operating VideoSeeker, which is recognized as Other revenue ratably over the two-year period.

    In March 1999, NBC-IN entered into an exclusive three-year agreement under which 24/7 Media, Inc. will sell advertising on participating NBC television stations and their associated Web sites. As part of the agreement, 24/7 Media, Inc. issued to the Division warrants to purchase up to 150,000 shares of 24/7 Media, Inc.'s common stock for $26.05 per share. These warrants vest and expire on specified dates and in specified amounts between March 11, 1999 and March 11, 2002. The value of the warrants received is recorded on each vesting date at the then fair market value and recognized as Other revenue ratably over the term of the agreement.

    These agreements are accounted for as described in note 1(d).

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders

Paralogic Corporation

    We have audited the accompanying balance sheets of Paralogic Corporation as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paralogic Corporation at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Palo Alto, California

July 20, 1998

                             PARALOGIC CORPORATION

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
ASSETS
Current assets:
  Cash......................................................  $ 29,680   $ 26,910
  Accounts receivable, net of allowance for doubtful
    accounts of $375 in 1996 and $11,314 in 1997............    10,946     24,362
  Income taxes receivable...................................        --        836
                                                              --------   --------
Total current assets........................................    40,626     52,108
Fixed assets, net...........................................    40,429     40,086
                                                              --------   --------
Total assets................................................  $ 81,055   $ 92,194
                                                              ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $ 15,202   $ 27,719
  Accrued compensation and related expenses.................    27,155     12,641
  Income taxes payable......................................     2,261         --
  Deferred revenue..........................................        --     64,210
  Contingency accrual.......................................        --    164,802
  Deferred income taxes.....................................     2,026         --
                                                              --------   --------

Total current liabilities...................................    46,644    269,372
                                                              --------   --------
Commitments and contingencies

Shareholders' equity (deficit):
  Common stock, $1.00 par value:
    Authorized shares--1,000,000;
    Issued and outstanding shares--5,000 in 1996 and 5,250
      in 1997...............................................     5,000     11,000
  Retained earnings (accumulated deficit)...................    29,411   (188,178)
                                                              --------   --------
Total shareholders' equity (deficit)........................    34,411   (177,178)
                                                              --------   --------

Total liabilities and shareholders' equity (deficit)........  $ 81,055   $ 92,194
                                                              ========   ========

                            See accompanying notes.

                             PARALOGIC CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996       1997
                                                              --------   ---------
Net revenue:
  Services..................................................  $132,569   $ 215,917
  License fees..............................................    39,074          --
  Advertising...............................................     1,379      34,028
                                                              --------   ---------

Total net revenue...........................................   173,022     249,945
Cost of net revenue:
  Cost of services..........................................    80,019     117,963
                                                              --------   ---------
Gross profit................................................    93,003     131,982
                                                              --------   ---------

Costs and expenses:
  Operating and development.................................    38,529      45,875
  Sales and marketing.......................................    26,129      86,097
  General and administrative................................    11,591      45,757
  Contingency accrual.......................................        --     164,802
                                                              --------   ---------
Total costs and expenses....................................    76,249     342,531
                                                              --------   ---------
Income (loss) before provision for income taxes.............    16,754    (210,549)
Provision for income taxes..................................     3,666       7,040
                                                              --------   ---------

Net income (loss)...........................................  $ 13,088   $(217,589)
                                                              ========   =========

                            See accompanying notes.

                             PARALOGIC CORPORATION

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                               RETAINED
                                                          COMMON STOCK         EARNINGS
                                                       -------------------   (ACCUMULATED
                                                        SHARES     AMOUNT      DEFICIT)       TOTAL
                                                       --------   --------   ------------   ---------
Balances at December 31, 1995........................   5,000     $ 5,000      $  16,323    $  21,323
  Net income.........................................      --          --         13,088       13,088
                                                        -----     -------      ---------    ---------
Balances at December 31, 1996........................   5,000       5,000         29,411       34,411
  Issuance of common stock in exchange for consulting
    services.........................................     250       6,000             --        6,000
  Net loss...........................................      --          --       (217,589)    (217,589)
                                                        -----     -------      ---------    ---------
Balances at December 31, 1997........................   5,250     $11,000      $(188,178)   $(177,178)
                                                        =====     =======      =========    =========

                            See accompanying notes.

                             PARALOGIC CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                1996            1997
                                                              --------       ----------
OPERATING ACTIVITIES:
Net income (loss)...........................................  $ 13,088       $ (217,589)
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................    11,794           29,321
  Common stock issued in exchange for consulting services...        --            6,000
  Changes in operating assets and liabilities:
    Accounts receivable.....................................     7,379          (13,416)
    Accounts payable........................................     4,366           12,517
    Accrued compensation and related expenses...............    10,265          (14,514)
    Income tax payable/receivable...........................      (238)          (3,097)
    Deferred revenue........................................        --           64,210
    Contingency accrual.....................................        --          164,802
    Deferred income taxes...................................    (1,115)          (2,026)
                                                              --------       ----------
Net cash provided by operating activities...................    45,539           26,208

INVESTING ACTIVITIES:
Purchases of fixed assets...................................   (42,066)         (28,978)
                                                              --------       ----------
Net cash used in investing activities.......................   (42,066)         (28,978)
                                                              --------       ----------
Net change in cash..........................................     3,473           (2,770)
Cash at beginning of year...................................    26,207           29,680
                                                              --------       ----------
Cash at end of year.........................................  $ 29,680       $   26,910
                                                              ========       ==========

SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes..................................  $  5,019       $   10,812
                                                              ========       ==========

                            See accompanying notes.

                             PARALOGIC CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Paralogic Corporation (the "Company"), was incorporated in the State of California on January 12, 1995.

    The Company is a provider of chat room software and various online services.

    BASIS OF PRESENTATION

    The Company has negative working capital and an accumulated deficit at December 31, 1997. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. On March 11, 1998, the Company agreed to be acquired by Xoom.com, Inc.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

    CASH

    The Company maintains cash in depository accounts with two financial institutions.

    CONCENTRATIONS OF CREDIT RISK

    The Company conducts business primarily with companies throughout the United States. Management believes that any risk of accounting loss is mitigated by the Company's ongoing credit evaluations of its customers. The Company generally does not require collateral. The Company analyzes the need for reserves for potential credit losses and records reserves when necessary.

    For the year ended December 31, 1996, four customers accounted for $41,000, $35,320, $29,625 and $28,000 or 24%, 20%, 17% and 16% of net revenue; of these, one customer owed the Company $8,020 at December 31, 1996. There was no single customer that accounted for more than 10% of net revenue for the year ended December 31, 1997.

    FIXED ASSETS

    Fixed assets are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three years.

    REVENUE RECOGNITION

       SERVICE

        The majority of the Company's service revenue is from fees related to fees charged for chat network hosting and are recognized when the services are performed.

                             PARALOGIC CORPORATION

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       LICENSE FEES

        The Company licenses software under non-cancelable license agreements to end-users. License fee revenue is recognized when a non-cancelable license agreement has been signed, the product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, collection is considered probable and all significant contractual obligations have been satisfied.

       ADVERTISING

        Advertising revenues are derived from the sale of banner advertisements under short-term contracts. Advertising revenue on banner contracts are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    ADVERTISING EXPENSE

    All advertising costs are expensed when incurred. Advertising costs which are included in sales and marketing expense for the years ended December 31, 1996 and 1997 were $0 and $9,377, respectively.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement
No. 130, "Reporting Comprehensive Income" ("FAS 130"), and Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information"
("FAS 131"). The Company is required to adopt these statements in fiscal year 1998. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these statements is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

                             PARALOGIC CORPORATION

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1996       1997
                                                          --------   --------
Computer equipment......................................  $ 49,122   $ 78,100
Office equipment........................................     5,413      5,413
                                                          --------   --------
                                                            54,535     83,513
Accumulated depreciation................................   (14,106)   (43,427)
                                                          --------   --------
                                                          $ 40,429   $ 40,086
                                                          ========   ========

3. INCOME TAXES

    Significant components of the provision (benefit) for income taxes attributable to operations are as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                             1996       1997
                                                            -------    -------
Current:
  Federal.................................................  $ 2,770    $ 2,242
  State...................................................    2,011      1,824
  Foreign.................................................       --      5,000
                                                            -------    -------
                                                              4,781      9,066

Deferred:
  Federal.................................................     (368)    (2,266)
  State...................................................     (747)       240
                                                            -------    -------
                                                             (1,115)    (2,026)
                                                            -------    -------
Total provision...........................................  $ 3,666    $ 7,040
                                                            =======    =======

                             PARALOGIC CORPORATION

3. INCOME TAXES (CONTINUED)

    A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of operations is as follows:

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                            1996        1997
                                                           -------    --------
U.S. federal taxes at statutory rate.....................  $ 4,774    $(72,658)
Impact of graduated U.S. statutory rate..................   (3,055)     (2,098)
State taxes, net of federal benefit......................    1,264     (12,261)
Foreign withholding taxes................................       --       5,000
Foreign tax deduction....................................       --      (1,700)
Valuation allowance......................................       --      89,586
Other....................................................      683       1,171
                                                           -------    --------
Total tax provision......................................  $ 3,666    $  7,040
                                                           =======    ========

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                              DECEMBER 31,
                                                           -------------------
                                                            1996        1997
                                                           -------    --------
Deferred tax assets:
  Cash to accrual adjustment.............................  $ 1,431    $ 97,518
  Depreciation...........................................   (3,457)     (7,932)
                                                           -------    --------
Net deferred tax assets (liabilities)....................   (2,026)     89,586
Valuation allowance......................................       --     (89,586)
                                                           -------    --------
Total net deferred tax liabilities.......................  $(2,026)   $     --
                                                           =======    ========

    The valuation allowance increased by $89,586 in 1997.

4. SHAREHOLDERS' EQUITY (DEFICIT)

    The Company is authorized to issue 1,000,000 shares of common stock, with a par value of $1.00 per share.

    During 1997, the Company issued shares of common stock to consultants in exchange for consulting services. The Company valued the common stock using the estimated fair value of the services performed which amounted to $6,000. This amount was amortized by charges to operations over the consulting period.

5. COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS

    The Company has entered into certain operating leases for office space. At December 31, 1997, the Company had no future commitments for noncancelable operating leases.

                             PARALOGIC CORPORATION

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company's rental expense under operating leases for the years ended December 31, 1996 and 1997 totaled $300 and $3,900, respectively.

    CONTINGENCY ACCRUAL

    Due to the nature of its business, Paralogic Corporation is subject to various threatened or filed legal actions. At December 31, 1997, there were certain legal proceedings pending against the Company. These legal disputes were settled in 1998 in connection with the business combination which is described in Note 6. The settlement consisted of an issuance to the plaintiff of 71,343 shares of the acquiror's common stock, valued at approximately $164,802. This settlement amount associated with this dispute was accrued for at December 31, 1997.

6. SUBSEQUENT EVENTS

    In March 1998, the Company spun off certain components of the business into a new company named Paralogic Software, Inc. ("PSI"). The shareholders of the Company retained the same ownership privileges and rights in PSI as were in effect for the Company at the time of the spin off. PSI retained the Company's advertising and services businesses as well as the ownership of the Paralogic chat technology. The Company retained a perpetual right to use and license the Paralogic chat technology and all of the tangible assets and liabilities.

    Effective March 11, 1998, the Company entered into a merger agreement with Xoom.com, Inc. under which the outstanding shares of common stock of the Company were exchanged for common shares of Xoom.com, Inc. and the right to receive certain cash distributions from Xoom.com, Inc. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

7. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company believes that it will not be required to modify or replace any portion of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Global Bridges Technologies, Inc.

    We have audited the accompanying balance sheets of Global Bridges Technologies, Inc. as of December 31, 1996 and 1997, and the related statements of operations, shareholders' deficit and cash flows for the period from July 23, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Bridges Technologies, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from July 23, 1996 (inception) through December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Palo Alto, California
July 10, 1998

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                           ASSETS
Current assets:
  Cash......................................................  $     --   $  1,036     $    230
  Note receivable from shareholder..........................     3,404         --           --
                                                              --------   --------     --------
Total current assets........................................     3,404      1,036          230
Deposits....................................................       712        712          712
                                                              --------   --------     --------
Total assets................................................  $  4,116   $  1,748     $    942
                                                              ========   ========     ========
           LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 19,466   $ 47,557     $ 46,131
  Note payable to shareholder...............................        --      2,446       13,746
                                                              --------   --------     --------
Total current liabilities...................................    19,466     50,003       59,877

Commitments

Shareholders' deficit:
  Preferred stock, no par value:
    Authorized shares--10,000,000
      Issued and outstanding shares--none in 1996, 1997 or
      1998..................................................        --         --           --
  Common stock, no par value:
    Authorized shares--10,000,000
      Issued and outstanding shares--630,000, 500,000 and
      500,000
        in 1996, 1997 and 1998, respectively................     5,000      5,000        5,000
  Accumulated deficit.......................................   (20,350)   (53,255)     (63,935)
                                                              --------   --------     --------
Total shareholders' deficit.................................   (15,350)   (48,255)     (58,935)
                                                              --------   --------     --------
Total liabilities and shareholders' deficit.................  $  4,116   $  1,748     $    942
                                                              ========   ========     ========

                            See accompanying notes.

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                                 PERIOD FROM
                                                JULY 23, 1996
                                                 (INCEPTION)                      THREE MONTHS ENDED
                                                   THROUGH       YEAR ENDED            MARCH 31,
                                                DECEMBER 31,    DECEMBER 31,   -------------------------
                                                    1996            1997          1997          1998
                                                -------------   ------------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
Net revenue...................................     $ 49,153       $ 27,937       $  8,500      $     --
Cost of net revenue...........................       38,885         23,718          7,302            --
                                                   --------       --------       --------      --------
Gross profit..................................       10,268          4,219          1,198            --

Costs and expenses:
  Operating and development...................        3,457         19,300          4,634         6,595
  Sales and marketing.........................        5,991          3,841          2,836            --
  General and administrative..................       18,716         13,983          5,826         4,085
                                                   --------       --------       --------      --------
Total costs and expenses......................       28,164         37,124         13,296        10,680
                                                   --------       --------       --------      --------
Loss before provision for income taxes........      (17,896)       (32,905)       (12,098)      (10,680)
Provision for income taxes....................        2,454             --             --            --
                                                   --------       --------       --------      --------
Net loss......................................     $(20,350)      $(32,905)      $(12,098)     $(10,680)
                                                   ========       ========       ========      ========

                            See accompanying notes.

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997

                                                          COMMON STOCK
                                                       -------------------   ACCUMULATED
                                                        SHARES     AMOUNT      DEFICIT      TOTAL
                                                       --------   --------   -----------   --------
  Issuance of common stock at inception to
    founders.........................................   630,000    $5,000      $     --    $  5,000
  Net loss...........................................        --        --       (20,350)    (20,350)
                                                       --------    ------      --------    --------
Balances at December 31, 1996........................   630,000     5,000       (20,350)    (15,350)
  Repurchase of common stock in September 1997 in
    exchange for future royalties....................  (130,000)       --            --          --
  Net loss...........................................        --        --       (32,905)    (32,905)
                                                       --------    ------      --------    --------
Balances at December 31, 1997........................   500,000     5,000       (53,255)    (48,255)
  Net loss (unaudited)...............................        --        --       (10,680)    (10,680)
                                                       --------    ------      --------    --------
Balances at March 31, 1998 (unaudited)...............   500,000    $5,000      $(63,935)   $(58,935)
                                                       ========    ======      ========    ========

                            See accompanying notes.

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                 PERIOD FROM
                                                JULY 23, 1996
                                                 (INCEPTION)                      THREE MONTHS ENDED
                                                   THROUGH       YEAR ENDED            MARCH 31,
                                                DECEMBER 31,    DECEMBER 31,   -------------------------
                                                    1996            1997          1997          1998
                                                -------------   ------------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
Net loss......................................     $(20,350)      $(32,905)      $(12,098)     $(10,680)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Deposits....................................         (712)            --             --            --
  Accounts payable and accrued expenses.......       19,466         28,091         17,512        (1,426)
                                                   --------       --------       --------      --------
Net cash provided by (used in) operating
  activities..................................       (1,596)        (4,814)         5,414       (12,106)

INVESTING ACTIVITIES:
Cash advanced to shareholder in exchange for
  note receivable.............................       (3,404)            --             --            --
Payment received from shareholder.............           --          3,404             --            --
                                                   --------       --------       --------      --------
Net cash provided by (used in) investing
  activities..................................       (3,404)         3,404             --            --

FINANCING ACTIVITIES:
Capital contributed by founders...............        5,000             --             --            --
Proceeds from note payable to shareholder.....           --          2,446             --        11,300
                                                   --------       --------       --------      --------
Net cash provided by financing activities.....        5,000          2,446             --        11,300
                                                   --------       --------       --------      --------
Net change in cash............................           --          1,036          5,414          (806)
Cash at beginning of period...................           --             --             --         1,036
                                                   --------       --------       --------      --------
Cash at end of period.........................     $     --       $  1,036       $  5,414      $    230
                                                   ========       ========       ========      ========
SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes....................     $     --       $     --       $  2,454      $     --
                                                   ========       ========       ========      ========

                            See accompanying notes.

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Global Bridges Technologies, Inc. (the "Company"), formerly known as Dream Fabrications and Design, Inc., was incorporated in California on July 23, 1996.

    The Company designs, develops and markets games, educational, and on-line titles on behalf of publishers and developers. It also hosts and operates its subscribers' branded web-based e-mail service using Sitemail, a web-based e-mail solution which enables the integration of computer software for use in the field of Internet based e-mail, advertising and commerce, and intranet based content distribution.

    BASIS OF PRESENTATION

    The Company began operations on July 23, 1996 and has incurred operating losses through December 31, 1997. On June 11, 1998, the Company sold all of its stock to Xoom.com, Inc.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The interim financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 is unaudited but has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the three months ended March 31, 1998 are not necessarily indicative of results that may be expected for any future periods.

    CASH

    The Company maintains its cash in depository accounts with one financial institution.

    CONCENTRATIONS OF CREDIT RISK

    The Company conducts business primarily with companies in various industries throughout the United States. The Company generally does not require collateral.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liabilities are measured using enacted rates and laws that will be in effect when the differences are expected to reverse.

    REVENUE RECOGNITION

    The Company generally recognizes revenue from consulting services as such services are performed and when collection is determined to be probable.

    ADVERTISING EXPENSE

    All advertising costs are expensed when incurred. Advertising costs, which are included in sales and marketing expense, for the period from July 23, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997 were $205 and $397, respectively.

    RECENT ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998 the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard had no impact on the Company's financial position, shareholders' deficit, results of operations or cash flows.

2. NOTE RECEIVABLE FROM AND PAYABLE TO SHAREHOLDER

    At December 31, 1996 the note receivable from shareholder represents cash advances to the shareholder by the Company. The note receivable is repayable on demand and bears no interest.

    The note payable to shareholder as of December 31, 1997 represented amounts funded to the Company by the shareholder for working capital purpose and is repayable on demand. The note payable bears no interest.

3. INCOME TAXES

    Significant components of the provision for income taxes attributable to operations are as follows:

                                                       PERIOD FROM
                                                      JULY 23, 1996
                                                       (INCEPTION)
                                                         THROUGH       YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,
                                                          1996            1997
                                                      -------------   ------------
Current:
  Federal...........................................      $1,656          $  --
  State.............................................         798             --
                                                          ------          -----
                                                          $2,454          $  --
                                                          ======          =====

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. INCOME TAXES (CONTINUED)

    A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of operations is as follows:

                                                       PERIOD FROM
                                                      JULY 23, 1996
                                                       (INCEPTION)
                                                         THROUGH       YEAR ENDED
                                                      DECEMBER 31,    DECEMBER 31,
                                                          1996            1997
                                                      -------------   ------------
U.S. federal taxes at statutory rate................     $(6,085)       $ (11,188)
Impact of graduated U.S. statutory rate.............      (1,919)             192
State taxes, net of federal benefit.................        (397)          (1,862)
Pre incorporation operations........................       4,545               --
Valuation allowance.................................       6,331           12,064
Other...............................................         (21)             794
                                                         -------        ---------
                                                         $ 2,454        $      --
                                                         =======        =========

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                               DECEMBER 31,
                                                           --------------------
                                                             1996       1997
                                                           --------   ---------
Deferred tax assets:
  Cash to accrual adjustment.............................  $ 5,667    $  17,053
  Depreciation...........................................      664        1,283
  Net operating loss and tax credit carryovers...........       --           59
                                                           -------    ---------
Total deferred tax assets................................    6,331       18,395
Valuation allowance......................................   (6,331)     (18,395)
                                                           -------    ---------
Total net deferred tax assets............................  $    --    $      --
                                                           =======    =========

    The valuation allowance increased by $6,331 and $12,064 in 1996 and 1997 respectively.

    As of December 31, 1997, the Company has state net operating loss carryforwards of approximately $1,000 that will expire in 2004. Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company's net operating loss carryforwards will be subject to an annual limitation due to its acquisition by Xoom.com. This limitation could cause these losses to expire prior to utilization by the Company.

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

4. STOCKHOLDERS' EQUITY

    PREFERRED STOCK

    The Company is authorized to issue 10,000,000 shares of preferred stock, no par value, none of which is issued or outstanding. The Board of Directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions with respect to any series of preferred stock and to specify the number of shares of any series of preferred stock without any further vote or action by the shareholder.

    COMMON STOCK

    The Company is authorized to issue 10,000,000 shares of common stock, no par value.

    In July 1996, the Company issued 630,000 shares of its common stock in exchange for cash of $5,000. During September 1997, the Company repurchased 130,000 shares of its common stock from a shareholder in exchange for royalties to be paid on the future sales of certain products. No payments under this royalty agreement have been made through December 31, 1997 and March 31, 1998 as no sales of the products bearing royalties were made in those periods.

5. LEASE COMMITMENTS

    The Company leases its operating facilities under a noncancelable operating lease agreement that expires in 1998.

    Total rent expense for the period from July 23, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997 totaled $4,605 and $4,642, respectively.

6. RELATED PARTY TRANSACTIONS

    During the period from July 23, 1996 (inception) through December 31, 1996 the Company paid certain expenses, totaling $3,918, on behalf of another company which shares common ownership with the Company. All owed amounts were reimbursed to the Company as of December 31, 1996.

7. SUBSEQUENT EVENTS

    In April 1998, the Company issued 500,000 shares of its common stock to a shareholder in exchange for cancellation of a note payable due to him of $3,929 and the assignment of a software license to the Company.

    In May 1998, the operating lease agreement for the lease of the Company's facilities was assigned by the Company to the stockholder. As a result, all rental payments are made to the stockholder. The minimum monthly rental payments did not change from the original lease agreement with the lessor.

    Effective June 11, 1998, the Company entered into a merger agreement with Xoom.com, Inc. under which the outstanding shares of common stock of the Company were exchanged for common shares of Xoom.com, Inc. and the right to receive certain cash distributions from Xoom.com, Inc. The

                       GLOBAL BRIDGES TECHNOLOGIES, INC.

    FOR THE PERIOD FROM JULY 23, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1997
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

7. SUBSEQUENT EVENTS (CONTINUED)

financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

8. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This situation could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Pagecount, Inc.

    We have audited the accompanying balance sheet of Pagecount, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the period from January 23, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pagecount, Inc. at December 31, 1997, and the results of its operations and its cash flows for the period from January 23, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Palo Alto, California
July 7, 1998,
except for Note 6, as to which the date is, July 24, 1998

                                PAGECOUNT, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                           ASSETS
Current assets:
  Cash......................................................     $14,627       $50,145
  Accounts receivable.......................................      16,827        15,573
  Unbilled receivables......................................       4,931         2,133
  Other current assets......................................         725           725
                                                                 -------       -------
Total current assets........................................      37,110        68,576

Fixed assets, net...........................................      16,661        20,597
                                                                 -------       -------
Total assets................................................     $53,771       $89,173
                                                                 =======       =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $ 7,237       $29,475
  Accrued compensation and related expenses.................       9,037        11,709
  Other accrued liabilities.................................      10,051            --
  Deferred revenue..........................................          --        12,500
  Income taxes payable......................................       2,443         3,991
  Deferred income taxes.....................................       3,042         3,042
                                                                 -------       -------
Total current liabilities...................................      31,810        60,717
                                                                 -------       -------

Commitment

Stockholders' equity:
  Common stock, $1.00 par value:
    Authorized shares--5,000
    Issued and outstanding shares--115......................         650           650
  Retained earnings.........................................      21,311        27,806
                                                                 -------       -------
Total stockholders' equity..................................      21,961        28,456
                                                                 -------       -------
Total liabilities and stockholders' equity..................     $53,771       $89,173
                                                                 =======       =======

                            See accompanying notes.

                                PAGECOUNT, INC.

                              STATEMENTS OF INCOME

                                                            PERIOD FROM    PERIOD FROM
                                                            JANUARY 23,    JANUARY 23,
                                                                1997          1997
                                                            (INCEPTION)    (INCEPTION)   SIX MONTHS
                                                              THROUGH        THROUGH        ENDED
                                                            DECEMBER 31,    JUNE 30,      JUNE 30,
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
Net revenue...............................................    $252,332       $111,200     $208,689

Cost of net revenue.......................................      45,634         36,075       14,314
                                                              --------       --------     --------
Gross profit..............................................     206,698         75,125      194,375

Costs and expenses:
  Sales and marketing.....................................       1,519             --        2,371
  General and administrative..............................     178,513         58,907      184,023
                                                              --------       --------     --------
Total costs and expenses..................................     180,032         58,907      186,394
                                                              --------       --------     --------
Income from operations....................................      26,666         16,218        7,981
Other income..............................................         130             --           62
                                                              --------       --------     --------
Income before provision for income taxes..................      26,796         16,218        8,043
Provision for income taxes................................       5,485          3,122        1,548
                                                              --------       --------     --------
Net income................................................    $ 21,311       $ 13,096     $  6,495
                                                              ========       ========     ========

                            See accompanying notes.

                                PAGECOUNT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                            -----------------   RETAINED
                                                            SHARES    AMOUNT    EARNINGS    TOTAL
                                                            ------   --------   --------   --------
  Issuance of common stock to founders in January 1997....   115       $650     $    --    $   650
  Net income..............................................    --         --      21,311     21,311
                                                             ---       ----     -------    -------
Balances at December 31, 1997.............................   115        650      21,311     21,961
  Net income (unaudited)..................................    --         --       6,495      6,495
                                                             ---       ----     -------    -------
Balances at June 30, 1998 (unaudited).....................   115       $650     $27,806    $28,456
                                                             ===       ====     =======    =======

                            See accompanying notes.

                                PAGECOUNT, INC.

                            STATEMENTS OF CASH FLOWS

                                                            PERIOD FROM    PERIOD FROM
                                                            JANUARY 23,    JANUARY 23,
                                                                1997          1997
                                                            (INCEPTION)    (INCEPTION)   SIX MONTHS
                                                              THROUGH        THROUGH        ENDED
                                                            DECEMBER 31,    JUNE 30,      JUNE 30,
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
CASH PROVIDED BY OPERATING ACTIVITIES
Net income................................................    $ 21,311       $ 13,096     $  6,495
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation............................................       2,689            878        3,876
  Changes in operating assets and liabilities:
    Accounts receivable...................................     (16,827)       (23,909)       1,254
    Unbilled receivables..................................      (4,931)        (2,112)       2,798
    Other current assets..................................        (725)          (725)          --
    Accounts payable......................................       7,237          4,119       22,238
    Accrued compensation and related expenses.............       9,037          8,951        2,672
    Other accrued liabilities.............................      10,051         22,595      (10,051)
    Deferred revenue......................................          --             --       12,500
    Income taxes payable..................................       2,443          3,122        1,548
    Deferred income taxes.................................       3,042             --           --
                                                              --------       --------     --------
Net cash provided by operating activities.................      33,327         26,015       43,330

CASH USED IN INVESTING ACTIVITIES
Purchases of computer equipment...........................     (19,350)        (6,535)      (7,812)

CASH PROVIDED BY FINANCING ACTIVITIES
Issuance of common stock for cash.........................         650            650           --
                                                              --------       --------     --------
Net increase in cash......................................      14,627         20,130       35,518
Cash at beginning of period...............................          --             --       14,627
                                                              --------       --------     --------
Cash at end of period.....................................    $ 14,627       $ 20,130     $ 50,145
                                                              ========       ========     ========

                            See accompanying notes.

                                PAGECOUNT, INC.

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION FOR THE PERIOD FROM JANUARY 23, 1997 (INCEPTION) THROUGH JUNE 30,
                                      1997
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Pagecount, Inc. (the "Company") was incorporated in the State of Maryland on January 23, 1997.

    The Company provides statistical counters which generate the number of times a user views a customer's web site.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The interim financial information as of June 30, 1998 and for the period from January 23, 1997 (inception) through June 30, 1997 and the six months ended June 30, 1998 is unaudited but has been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the six months ended June 30, 1998 are not necessarily indicative of results that may be expected for any future periods.

    CASH

    The Company maintains its cash in depository accounts with one financial institution.

    UNBILLED RECEIVABLES

    Unbilled receivables represent amounts earned as revenue but not yet billed to customers.

    CONCENTRATIONS OF CREDIT RISK

    The Company conducts business primarily with companies in various industries throughout the United States. The Company generally does not require collateral.

    For the period from January 23, 1997 (inception) to December 31, 1997, three customers accounted for 35%, 15%, and 11% of total revenue, and three customers accounted for 27%, 20%, and 12% of accounts receivable at December 31, 1997.

    For the six months ended June 30, 1998, two customers accounted for 42% and 12% of total revenue, and three customers accounted for 51%, 14%, and 10% of accounts receivable at June 30, 1998.

                                PAGECOUNT, INC.

 (INFORMATION FOR THE PERIOD FROM JANUARY 23, 1997 (INCEPTION) THROUGH JUNE 30,
                                      1997
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FIXED ASSETS

    Fixed assets are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is estimated to be three years.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted rates and laws that will be in effect when the differences are expected to reverse.

    REVENUE RECOGNITION

    Advertising revenue is derived from the sale of banner advertisements under short-term contracts. To date, the duration of the Company's advertising commitments has been from one to seven months. Advertising revenue on banner contracts is recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    ADVERTISING EXPENSE

    All advertising costs are expensed when incurred. Advertising costs, which are included in sales and marketing expense, for the period from January 23, 1997 (inception) through December 31, 1997 were $1,124.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130"), and Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131"). The Company is required to adopt these statements in fiscal year 1998. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these statements is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

                                PAGECOUNT, INC.

 (INFORMATION FOR THE PERIOD FROM JANUARY 23, 1997 (INCEPTION) THROUGH JUNE 30,
                                      1997
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                       DECEMBER 31,    JUNE 30,
                                                           1997          1998
                                                       ------------   -----------
                                                                      (UNAUDITED)
Computer equipment...................................     $19,350       $27,162
Accumulated depreciation.............................      (2,689)       (6,565)
                                                          -------       -------
                                                          $16,661       $20,597
                                                          =======       =======

3. COMMITMENTS

    The Company has entered into certain operating leases for office space. The future minimum lease payments under the Company's noncancelable operating leases at December 31, 1997 are as follows:

1998........................................................  $4,100

    The Company's rental expense under operating leases for the period from January 23, 1997 (inception) through December 31, 1997 totaled $8,725.

4. COMMON STOCK

    Common stock consists of the following at December 31, 1997:

                                                       SHARES      SHARES ISSUED
CLASS                                                AUTHORIZED   AND OUTSTANDING
-----                                                ----------   ---------------
A..................................................       500           100
B..................................................     4,500            15
                                                        -----           ---
                                                        5,000           115
                                                        =====           ===

                                PAGECOUNT, INC.

 (INFORMATION FOR THE PERIOD FROM JANUARY 23, 1997 (INCEPTION) THROUGH JUNE 30,
                                      1997
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

5. INCOME TAXES

    Significant components of the provision for income taxes attributable to operations are as follows:

                                                            PERIOD FROM    PERIOD FROM
                                                            JANUARY 23,    JANUARY 23,
                                                                1997          1997
                                                            (INCEPTION)    (INCEPTION)   SIX MONTHS
                                                              THROUGH        THROUGH        ENDED
                                                            DECEMBER 31,    JUNE 30,      JUNE 30,
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
Current:
  Federal.................................................     $1,808         $2,311       $1,146
  State...................................................        635            811          402
                                                               ------         ------       ------
                                                                2,443          3,122        1,548
                                                               ------         ------       ------
Deferred:
  Federal.................................................      2,281             --           --
  State...................................................        761             --           --
                                                               ------         ------       ------
                                                                3,042             --           --
                                                               ------         ------       ------
Total provision...........................................     $5,485         $3,122       $1,548
                                                               ======         ======       ======

    A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of income is as follows:

                                                            PERIOD FROM    PERIOD FROM
                                                            JANUARY 23,    JANUARY 23,
                                                                1997          1997
                                                            (INCEPTION)    (INCEPTION)   SIX MONTHS
                                                              THROUGH        THROUGH        ENDED
                                                            DECEMBER 31,    JUNE 30,      JUNE 30,
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
U.S. federal taxes at statutory rate......................    $ 9,111        $ 5,514       $ 2,735
Impact of graduated U.S. tax at 15% statutory rate........     (5,092)        (3,081)       (1,589)
State income taxes, net of federal benefit................      1,139            689           402
Other.....................................................        327             --            --
                                                              -------        -------       -------
                                                              $ 5,485        $ 3,122       $ 1,548
                                                              =======        =======       =======

    The principal source of the Company's deferred tax liabilities is the use of accelerated depreciation methods for tax purposes.

6. SUBSEQUENT EVENT

    Effective July 24, 1998, the Company entered into an asset sale agreement under which it sold substantially all of its net assets to Xoom.com, Inc. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

                                PAGECOUNT, INC.

 (INFORMATION FOR THE PERIOD FROM JANUARY 23, 1997 (INCEPTION) THROUGH JUNE 30,
                                      1997
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

7. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    Based on a recent assessment, the Company has determined they will not be required to modify or replace any portion of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Paralogic Software Corporation

    We have audited the accompanying balance sheet of Paralogic Software Corporation as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from February 11, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paralogic Software Corporation at December 31, 1998, and the results of its operations and its cash flows for the period from February 11, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
June 22, 1999

                         PARALOGIC SOFTWARE CORPORATION
                                 BALANCE SHEETS

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998          1999
                                                              ------------   ----------
                                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash......................................................    $125,192     $  198,533
  Accounts receivable.......................................      24,745        108,762
  Other current assets......................................       4,300          4,975
                                                                --------     ----------
Total current assets........................................     154,237        312,270
Fixed assets, net...........................................      16,077         21,431
                                                                --------     ----------
Total assets................................................    $170,314     $  333,701
                                                                ========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..................    $  5,866     $   26,841
  Deferred revenue..........................................      26,506        266,460
  Notes payable to shareholder..............................         500            500
                                                                --------     ----------
Total current liabilities...................................      32,872        293,801

Shareholders' equity:
  Convertible preferred stock, $0.66 par value: authorized
    shares--400,000; issued and outstanding: 252,121 at
    December 31, 1998 and March 31, 1999--less issuance
    costs of $1,886; aggregate liquidation preference of
    $166,400 at December 31, 1998 and March 31, 1999........     164,514        164,514
  Common stock, $0.01 par value: authorized
    shares--7,000,000, issued and outstanding--4,972,726 at
    December 31, 1998 and March 31, 1999....................     436,250      3,861,292
Note receivable from shareholders...........................      (2,527)        (2,527)
Deferred compensation.......................................    (251,669)    (3,229,812)
Accumulated deficit.........................................    (209,126)      (753,567)
                                                                --------     ----------
Total shareholders' equity..................................     137,442         39,900
                                                                --------     ----------
Total liabilities and shareholders' equity..................    $170,314     $  333,701
                                                                ========     ==========

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION
                            STATEMENTS OF OPERATIONS

                                                        PERIOD FROM        PERIOD FROM
                                                        FEBRUARY 11,       FEBRUARY 11,
                                                      1998 (INCEPTION)   1998 (INCEPTION)   THREE MONTHS
                                                          THROUGH            THROUGH           ENDED
                                                        DECEMBER 31,        MARCH 31,        MARCH 31,
                                                            1998               1998             1999
                                                      ----------------   ----------------   ------------
                                                                         (UNAUDITED)        (UNAUDITED)
Net revenue.........................................      $ 239,481           $27,166         $  72,877
Cost of net revenue.................................         12,918               224             7,387
                                                          ---------           -------         ---------
Gross profit........................................        226,563            26,942            65,490
Operating expenses:
  Research and development..........................        144,791             7,143            93,606
  Sales and marketing...............................         72,395             3,572            46,803
  General and administrative........................         35,089             1,786            23,402
  Amortization of deferred compensation.............        182,054                --           446,899
                                                          ---------           -------         ---------
Total operating expenses............................        434,329            12,501           610,710
                                                          ---------           -------         ---------
Operating (loss) income.............................       (207,766)           14,441          (545,220)
Other income (expense), net.........................         (1,360)               --               779
                                                          ---------           -------         ---------
Net (loss) income...................................      $(209,126)          $14,441         $(544,441)
                                                          =========           =======         =========

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY

  FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH DECEMBER 31, 1998

                                              CONVERTIBLE                                    NOTE
                                            PREFERRED STOCK          COMMON STOCK         RECEIVABLE
                                          -------------------   ----------------------       FROM         DEFERRED
                                           SHARES     AMOUNT     SHARES       AMOUNT     SHAREHOLDERS   COMPENSATION
                                          --------   --------   ---------   ----------   ------------   -------------
  Issuance of common stock to
    founders............................       --    $     --   4,000,000   $       --     $    --       $        --
  Issuance of common stock in exchange
    for note receivable.................       --          --     972,726        2,527      (2,527)               --
  Issuance of Series A convertible
    preferred stock net of issuance
    costs of $1,886.....................  252,121     164,514          --           --          --                --
  Deferred compensation related to grant
    of stock options....................       --          --          --      433,723          --          (433,723)
  Amortization of deferred
    compensation........................       --          --          --           --          --           182,054
  Net loss..............................       --          --          --           --          --                --
                                          -------    --------   ---------   ----------     -------       -----------
Balances at December 31, 1998...........  252,121     164,514   4,972,726      436,250      (2,527)         (251,669)
  Deferred compensation related to grant
    of stock options (unaudited)........       --          --          --    3,425,042          --        (3,425,042)
  Amortization of deferred compensation
    (unaudited).........................       --          --          --           --          --           446,899
  Net loss (unaudited)..................       --          --          --           --          --                --
                                          -------    --------   ---------   ----------     -------       -----------
Balances at March 31, 1999
  (unaudited)...........................  252,121    $164,514   4,972,726   $3,861,292     $(2,527)      $(3,229,812)
                                          =======    ========   =========   ==========     =======       ===========


                                                             TOTAL
                                          ACCUMULATED    SHAREHOLDERS'
                                            DEFICIT         EQUITY
                                          ------------   -------------
  Issuance of common stock to
    founders............................   $      --       $     --
  Issuance of common stock in exchange
    for note receivable.................          --             --
  Issuance of Series A convertible
    preferred stock net of issuance
    costs of $1,886.....................          --        164,514
  Deferred compensation related to grant
    of stock options....................          --             --
  Amortization of deferred
    compensation........................          --        182,054
  Net loss..............................    (209,126)      (209,126)
                                           ---------       --------
Balances at December 31, 1998...........    (209,126)       137,442
  Deferred compensation related to grant
    of stock options (unaudited)........          --             --
  Amortization of deferred compensation
    (unaudited).........................          --        446,899
  Net loss (unaudited)..................    (544,441)      (544,441)
                                           ---------       --------
Balances at March 31, 1999
  (unaudited)...........................   $(753,567)      $ 39,900
                                           =========       ========

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                               PERIOD FROM
                                                                               FEBRUARY 11,
                                                                             1998 (INCEPTION)   THREE MONTHS
                                                               YEAR ENDED        THROUGH           ENDED
                                                              DECEMBER 31,      MARCH 31,        MARCH 31,
                                                                  1998             1998             1999
                                                              ------------   ----------------   ------------
                                                                             (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income...........................................    $(209,126)        $14,441        $ (544,441)
Adjustments to reconcile net (loss) income to net cash (used
  in) provided by operations:
      Depreciation and amortization.........................        3,540              --             1,301
      Amortization of deferred compensation.................      182,054              --           446,899
      Changes in operating assets and liabilities:
        Accounts receivable.................................      (24,745)         (2,098)          (84,017)
        Other current assets................................       (4,300)         (1,108)             (675)
        Accounts payable and accrued liabilities............        5,866           1,877            20,975
        Deferred revenue....................................       26,506              --           239,954
                                                                ---------         -------        ----------
Net cash (used in) provided by operating activities.........      (20,205)         13,112            79,996
CASH FLOWS FROM INVESTING ACTIVITIES
Net purchases of property and equipment.....................      (19,617)            (62)           (6,655)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to shareholder......          500             500                --
Proceeds from issuance of preferred stock...................      164,514              --                --
                                                                ---------         -------        ----------
Net cash provided by financing activities...................      165,014             500                --
                                                                ---------         -------        ----------
Net increase in cash........................................      125,192          13,550            73,341
Cash, beginning of period...................................           --              --           125,192
                                                                ---------         -------        ----------
Cash, end of period.........................................    $ 125,192         $13,550        $  198,533
                                                                =========         =======        ==========
SUPPLEMENTAL DISCLOSURE
Issuance of common stock in exchange for note
  receivable from shareholder...............................    $   2,527         $    --        $       --
                                                                =========         =======        ==========
Deferred compensation resulting from issuance of stock
  options...................................................    $ 433,723         $    --        $3,425,042
                                                                =========         =======        ==========

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Paralogic Software Corporation (the "Company") was incorporated in California on February 11, 1998.

    The Company provides Web site chat room hosting, fee-for-service web site development, and sells internet software. The Company is the result of a spin out of certain technology rights and assets from a predecessor company, Paralogic Corporation ("PC"). In exchange for the technology rights and assets, the Company issued to certain shareholders of PC 4,000,000 shares of Paralogic Software Corporation common stock.

    BASIS OF PRESENTATION

    The Company has incurred losses since inception and has an accumulated deficit at December 31, 1998. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will require additional financing to fund operations in 1999. On June 10, 1999, the Company entered into an agreement under which it will be acquired by Xoom.com, Inc. The majority of the shareholders of the Company are also shareholders and officers of Xoom.com, Inc. Effective June 16, 1999, the Company was acquired by Xoom.com, Inc. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The interim financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited but has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the three months ended March 31, 1999, are not necessarily indicative of results that may be expected for any future periods.

    CASH

    The Company maintains its cash in depository accounts with one financial institution.

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    CONCENTRATIONS OF CREDIT RISK

    The Company conducts business primarily with individuals and companies throughout the United States. The Company generally does not require collateral.

    FIXED ASSETS

    Fixed assets are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three, five, and seven years for computer software, computer hardware and furniture and fixtures, respectively.

    REVENUE RECOGNITION

    SERVICES

    The majority of the Company's service revenue is from fees charged for chat network hosting and web site development which are recognized when the services are performed.

    LICENSE FEES

    The Company licenses software under non-cancelable license agreements to end-users. License fee revenue is recognized when a non-cancelable license agreement has been signed, the product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered probable. Customer support revenues are deferred and recognized on a straight-line basis over the period covered by such agreements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted rates and laws that are expected to be in effect when the differences are expected to reverse. No provision for income taxes was recorded on the income for the period from February 11, 1998 (inception) through March 31, 1998, as the Company incurred a loss for the entire period from February 11, 1998 through December 31, 1998.

    STOCK BASED COMPENSATION

    The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards
No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    RECENT ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard had no impact on the Company's financial position, shareholders' equity, results of operations or cash flows.

    AICPA Accounting Standards Executive Committee Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2") and Statement of Position 98-4 ("SOP 98-4"), "Deferral of the Effective Date of a Provision" of SOP 97-2, Software Revenue Recognition or SOP 98-4, which contain new rules for timing of recognition of software company revenues, particularly as to license fee revenues where there are multiple elements to be delivered under a contract or arrangement with a customer, became effective for transactions beginning in 1998. Management believes the Company's current policy and its practices conform to the rules in these new accounting pronouncements. Under the Company's current policy, license fees on standard software products not requiring substantial modification and customization are recognized as revenue upon shipment to customers.

    In December 1998, the American Institute of Certified Public Accountants or AICPA issued Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect Certain Transactions, or SOP 98-9. SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company has not yet determined the effect of the final adoption of SOP 98-9 on its future revenues and results of operations.

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998         1999
                                                              ------------   ---------
Computer software...........................................     $ 1,028      $ 1,266
Computer hardware...........................................      14,741       21,157
Furniture and fixtures......................................       3,848        3,849
                                                                 -------      -------
                                                                  19,617       26,272
Accumulated depreciation....................................      (3,540)      (4,841)
                                                                 -------      -------
                                                                 $16,077      $21,431
                                                                 =======      =======

3. NOTE PAYABLE TO SHAREHOLDER

    The note payable to shareholder as of December 31, 1998 represented amounts funded to the Company by the shareholder for working capital purpose and is repayable on demand. The note payable bears no interest.

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

4. INCOME TAXES

    There has been no provisions for federal or state income taxes for any period as the Company has incurred operating losses in all periods.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1998 are as follows:

Deferred tax assets:
  Net operating loss carryforward...........................  $ 8,914
  Other.....................................................    3,051
                                                              -------
  Net deferred tax assets...................................   11,965
  Valuation allowance.......................................  (11,965)
                                                              -------
Total.......................................................  $    --
                                                              =======

    Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance as it is more likely than not that the deferred tax assets will not be realized. The net valuation allowance increased by $11,965 during the period from February 11, 1998 (inception) through December 31, 1998.

    As of December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $22,000 which expire in the year 2018.

    Due to the "change in ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss credit carryforwards will be subject to an annual limitation against taxable income in future periods if a change in ownership of more than 50% of the value of the Company's stock should occur over a three-year period which could substantially limit the eventual utilization of these carryforwards.

5. SHAREHOLDERS' EQUITY

    CONVERTIBLE PREFERRED STOCK

    The Company is authorized to issue 400,000 shares of preferred stock all of which is designated "Series A Preferred." The Company will from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance is not sufficient to permit conversion of the Preferred Stock.

    In November 1998, the Company issued 252,121 shares of Series A Preferred Stock, which was outstanding as of December 31, 1998 and March 31, 1999. The holders of the outstanding Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $0.05 per share per annum, payable in preference and priority to any payment of any dividend on Common Stock of the Company.

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)

    In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.66 per share for each share of Preferred Stock then held by them.

    Each share of the Preferred Stock is convertible, at the option of the holder into such number of fully paid and non assessable shares of Common Stock as is determined by dividing $0.66 by the Conversion Price in effect at the time of conversion.

    COMMON STOCK

    The Company is authorized to issue 7,000,000 shares of common stock at par value. As of December 31, 1998 and March 31, 1999, the Company has 4,972,726 shares of common stock issued and outstanding.

    STOCK OPTIONS

    In November 1998, the Board of Directors of the Company approved the Company's 1998 stock incentive plan (the "1998 Plan") and initially reserved 1,500,000 shares for issuance thereunder. Stock options generally vest over different periods from immediately to 25% at the end of the first year and monthly thereafter up to a maximum of four years.

    A summary of activity under the 1998 Plan is as follows:

                                                              SHARES                       WEIGHTED-
                                                           AVAILABLE FOR     OPTIONS        AVERAGE
                                                               GRANT       OUTSTANDING   EXERCISE PRICE
                                                           -------------   -----------   --------------
Shares authorized........................................    1,500,000            --          $  --
  Options granted........................................     (119,250)      119,250           0.07
  Options exercised......................................           --            --             --
                                                             ---------       -------          -----
Balance at December 31, 1998.............................    1,380,750       119,250           0.07
  Options granted (unaudited)............................     (235,000)      235,000           0.07
  Options exercised (unaudited)..........................           --            --             --
  Options canceled (unaudited)...........................           --            --             --
                                                             ---------       -------          -----
Balance at March 31, 1999................................    1,145,750       354,250          $0.07
                                                             =========       =======          =====

    The options outstanding at March 31, 1999 have been segregated for additional disclosure as follows:

                                                WEIGHTED-        OPTIONS
                                OPTIONS          AVERAGE        CURRENTLY
                              OUTSTANDING       REMAINING      EXERCISABLE      WEIGHTED-
EXERCISE                      AT MARCH 31,     CONTRACTUAL     AT MARCH 31,      AVERAGE
PRICE                             1999       LIFE (IN YEARS)       1999       EXERCISE PRICE
--------                      ------------   ---------------   ------------   --------------
$0.07.......................    354,250            9.7            75,000           $0.07

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)

    DEFERRED COMPENSATION

    The Company has recorded deferred compensation charges of $433,723 and $3,425,042 during the period from February 11, 1998 (inception) through December 31, 1998 and for the three months ended March 31, 1999, respectively, for the difference between the exercise price and the deemed fair value of certain stock options granted by the Company. These amounts are being amortized by charges to operations, using the graded method, over the vesting periods of the individual stock options, which are generally four years.

    PRO FORMA DISCLOSURE OF THE EFFECT OF STOCK-BASED COMPENSATION

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options.

    Pro forma information regarding net income (loss) and net income (loss) per share is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                PERIOD FROM
                                                                FEBRUARY 11
                                                              1998 (INCEPTION)
                                                                  THROUGH
                                                                DECEMBER 31,
                                                                    1998
                                                              ----------------
Risk-free interest rate.....................................          5.5%
Expected life of the option.................................       5 years
Expected Volatility.........................................            0%
Expected dividend yield.....................................            0%

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The effect of applying the Black-Scholes option valuation model did not result in pro forma net loss amounts that are materially different from historical amounts reported. Therefore, such pro forma amounts are not reported herein. Future pro forma amounts may be materially different from actual amounts reported.

                         PARALOGIC SOFTWARE CORPORATION

     (INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH
                                 MARCH 31, 1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)

    The weighted average fair value of options granted to employees during the period from February 11, 1998 (inception) through December 31, 1998 was $0.04 per share.

6. LEASE COMMITMENTS

    The Company leases its operating facilities under a noncancelable operating lease agreement that expires in October 1999. The lease commitment for 1999 is $19,350.

    Total rent expense for the period from February 11, 1998 (inception) through December 31, 1998 was $12,250.

7. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This situation could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company believes that it will not be required to modify or replace any portion of its software so that its computer system will function properly with respect to dates in the year 2000 and thereafter.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
MightyMail Networks, Inc.

    We have audited the accompanying balance sheets of MightyMail
Networks, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MightyMail Networks, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
June 4, 1999

                           MIGHTYMAIL NETWORKS, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash......................................................  $  9,553   $ 21,495   $   38,719
  Accounts receivable.......................................   203,500         --           --
  Stock subscription receivable.............................        --    200,000      150,000
  Prepaid expenses and other current assets.................     6,500      3,015        2,500
                                                              --------   --------   ----------
Total current assets........................................   219,553    224,510      191,219

Fixed assets, net...........................................    65,999     29,562       76,348
                                                              --------   --------   ----------
Total assets................................................  $285,552   $254,072   $  267,567
                                                              ========   ========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $152,123   $147,800   $  206,663
  Accrued compensation and related expenses.................    24,145     31,790       39,081
  Other accrued liabilities.................................    15,065        876          200
  Stock subscription payable................................        --     60,000       60,000
                                                              --------   --------   ----------
Total current liabilities...................................   191,333    240,466      305,944

Stockholders' equity (deficit):
  Convertible preferred stock, $0.001 par value
    Authorized shares--10,000,000
    Issued and outstanding shares--none and 400,000 at
      December 31, 1997 and 1998, respectively, and
      1,020,000 at March 31, 1999; aggregate liquidation
      preference of $200,000 and $510,000 at December 31,
      1998 and March 31, 1999 respectively..................        --    168,421      451,148
  Common stock, $0.001 par value
  Authorized shares--20,000,000
    Issued and outstanding shares--2,480,000 and 2,555,000
      at December 31, 1997 and 1998, respectively, and
      2,767,000 at March 31, 1999...........................    10,000     41,579    2,392,822
Note receivable from stockholder............................        --         --       (6,850)
Deferred compensation.......................................        --         --   (1,468,067)
Retained earnings (accumulated deficit).....................    84,219   (196,394)  (1,407,430)
                                                              --------   --------   ----------
  Total stockholders' equity (deficit)......................    94,219     13,606      (38,377)
                                                              --------   --------   ----------
  Total liabilities & stockholders equity (deficit).........  $285,552   $254,072   $  267,567
                                                              ========   ========   ==========

                            See accompanying notes.

                           MIGHTYMAIL NETWORKS, INC.

                            STATEMENTS OF OPERATIONS

                                                       YEAR ENDED           THREE MONTHS ENDED
                                                      DECEMBER 31,               MARCH 31,
                                                  ---------------------   -----------------------
                                                    1997        1998        1998         1999
                                                  ---------   ---------   ---------   -----------
                                                                          (UNAUDITED) (UNAUDITED)
Net revenue:
  Consulting revenue............................  $ 931,671   $ 351,042   $230,490    $        --
  License fees and other........................    225,000       4,408         --             --
                                                  ---------   ---------   ---------   -----------
Total net revenue...............................  1,156,671     355,450    230,490             --

Cost of revenue.................................    651,533     215,935    167,805             --
                                                  ---------   ---------   ---------   -----------
Gross profit....................................    505,138     139,515     62,685             --

Operating expenses:
  Operating and development.....................    257,613      61,937     50,406        462,228
  Sales and marketing...........................     43,387      57,246     14,093         18,467
  General and administrative....................    298,439     296,311    103,554        205,401
  Amortization of deferred compensation.........         --          --         --        523,603
                                                  ---------   ---------   ---------   -----------
Total operating expenses........................    599,439     415,494    168,053      1,209,699
                                                  ---------   ---------   ---------   -----------
Loss from operations............................    (94,301)   (275,979)  (105,368)    (1,209,699)

Other income (expense):
  Interest income...............................      1,969         878        360          1,122
  Interest expense..............................     (3,071)     (5,512)    (1,390)        (2,459)
                                                  ---------   ---------   ---------   -----------
Net loss........................................  $ (95,403)  $(280,613)  $(106,398)  $(1,211,036)
                                                  =========   =========   =========   ===========

                            See accompanying notes.

                           MIGHTYMAIL NETWORKS, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                    SERIES A                                     NOTE
                                                PREFERRED STOCK           COMMON STOCK        RECEIVABLE
                                              --------------------   ----------------------      FROM         DEFERRED
                                               SHARES      AMOUNT     SHARES       AMOUNT     STOCKHOLDER   COMPENSATION
                                              ---------   --------   ---------   ----------   -----------   ------------
Balances at December 31, 1996...............         --   $     --   2,480,000   $   10,000     $    --     $        --
  Net income for the year...................         --         --          --           --          --              --
                                              ---------   --------   ---------   ----------     -------     -----------
Balances at December 31, 1997...............         --         --   2,480,000       10,000          --              --
  Issuance of Series A preferred stock in
    exchange for stock subscription
    receivable..............................    400,000    168,421          --           --          --              --
  Issuance of common stock in exchange for
    stock subscription receivable...........         --         --      75,000       31,579          --              --
  Net loss for the year.....................         --         --          --           --          --              --
                                              ---------   --------   ---------   ----------     -------     -----------
Balances at December 31, 1998...............    400,000    168,421   2,555,000       41,579          --              --
  Issuance of Series A preferred stock for
    cash (unaudited)........................    320,000    132,727          --           --          --              --
  Issuance of common stock for cash
    (unaudited).............................         --         --      75,000       27,273          --              --
  Issuance of Series A preferred stock in
    exchange for stock subscription
    receivable (unaudited)..................    300,000    150,000          --           --          --              --
  Issuance of stock options to consultants
    (unaudited).............................         --         --          --      325,450          --              --
  Deferred compensation expense related to
    the issuance of stock options to
    employees (unaudited)...................         --         --          --    1,991,670          --      (1,991,670)
  Amortization of deferred compensation
    (unaudited).............................         --         --          --           --          --         523,603
  Exercise of stock options in exchange for
    a note receivable (unaudited)...........         --         --     137,000        6,850      (6,850)             --
  Net loss (unaudited)......................         --         --          --           --          --              --
                                              ---------   --------   ---------   ----------     -------     -----------
Balances at March 31, 1999 (unaudited)......  1,020,000   $451,148   2,767,000   $2,392,822     $(6,850)    $(1,468,067)
                                              =========   ========   =========   ==========     =======     ===========

                                                RETAINED         TOTAL
                                                EARNINGS     STOCKHOLDERS'
                                              (ACCUMULATED      EQUITY
                                                DEFICIT)       (DEFICIT)
                                              ------------   -------------
Balances at December 31, 1996...............  $   179,622     $  189,622
  Net income for the year...................      (95,403)       (95,403)
                                              -----------     ----------
Balances at December 31, 1997...............       84,219         94,219
  Issuance of Series A preferred stock in
    exchange for stock subscription
    receivable..............................           --        168,421
  Issuance of common stock in exchange for
    stock subscription receivable...........           --         31,579
  Net loss for the year.....................     (280,613)      (280,613)
                                              -----------     ----------
Balances at December 31, 1998...............     (196,394)        13,606
  Issuance of Series A preferred stock for
    cash (unaudited)........................           --        132,727
  Issuance of common stock for cash
    (unaudited).............................           --         27,273
  Issuance of Series A preferred stock in
    exchange for stock subscription
    receivable (unaudited)..................           --        150,000
  Issuance of stock options to consultants
    (unaudited).............................           --        325,450
  Deferred compensation expense related to
    the issuance of stock options to
    employees (unaudited)...................           --             --
  Amortization of deferred compensation
    (unaudited).............................           --        523,603
  Exercise of stock options in exchange for
    a note receivable (unaudited)...........           --             --
  Net loss (unaudited)......................   (1,211,036)    (1,211,036)
                                              -----------     ----------
Balances at March 31, 1999 (unaudited)......  $(1,407,430)    $  (38,377)
                                              ===========     ==========

                            See accompanying notes.

                           MIGHTYMAIL NETWORKS, INC.

                            STATEMENTS OF CASH FLOWS

                                                       YEAR ENDED           THREE MONTHS ENDED
                                                      DECEMBER 31,              MARCH 31,
                                                  --------------------   ------------------------
                                                    1997       1998         1998         1999
                                                  --------   ---------   ----------   -----------
                                                                         (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES
Net loss........................................  $(95,403)  $(280,613)  $ (106,398)  $(1,211,036)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation..................................    39,521      41,193       12,471         6,381
  Amortization of deferred compensation.........        --          --           --       523,603
  Issuance of stock options to consultants......        --          --           --       325,450
  Loss (gain) on disposal of fixed assets.......       414        (850)          --            --
  Changes in operating assets and liabilities:
    Accounts receivable.........................  (148,500)    203,500      203,500            --
    Prepaid expenses and other current assets...     6,876       3,485       (8,019)          515
    Accounts payable............................   125,704      (4,323)      19,100        58,863
    Accrued compensation and related expenses...    13,127       7,645        3,149         7,291
    Other accrued liabilities...................     1,003     (14,189)     (14,387)         (676)
                                                  --------   ---------   ----------   -----------
Net cash provided by (used in) operating
  activities....................................   (57,258)    (44,152)     109,416      (289,609)

INVESTING ACTIVITIES
Purchases of fixed assets.......................   (13,904)     (4,756)          --       (53,167)
Proceeds from sale of fixed assets..............     1,750         850           --            --
                                                  --------   ---------   ----------   -----------
Net cash used in investing activities...........   (12,154)     (3,906)          --       (53,167)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock.......        --          --           --       132,727
Proceeds from issuance of common stock..........        --          --           --        27,273
Proceeds from repayment of stock subscription
  receivable....................................        --          --           --       200,000
Proceeds from issuance of stock subscription
  payable.......................................        --      60,000           --            --
                                                  --------   ---------   ----------   -----------
Net cash provided by financing activities.......        --      60,000           --       360,000
                                                  --------   ---------   ----------   -----------
Net increase (decrease) in cash.................   (69,412)     11,942      109,416        17,224
Cash at beginning of period.....................    78,965       9,553        9,553        21,495
                                                  --------   ---------   ----------   -----------
Cash at end of period...........................  $  9,553   $  21,495   $  118,969   $    38,719
                                                  ========   =========   ==========   ===========
SUPPLEMENTAL DISCLOSURES:
Non-cash transactions:
  Issuance of preferred stock in exchange for
    stock subscription receivable...............  $     --   $ 168,421   $       --   $   150,000
                                                  ========   =========   ==========   ===========
  Issuance of common stock in exchange for stock
    subscription receivable.....................  $     --   $  31,579   $       --   $        --
                                                  ========   =========   ==========   ===========
  Deferred compensation resulting from grant of
    stock options...............................  $     --   $      --   $       --   $ 1,991,670
                                                  ========   =========   ==========   ===========
  Exercise of stock option in exchange for notes
    receivable from stockholder.................  $     --   $      --   $       --   $     6,850
                                                  ========   =========   ==========   ===========

                            See accompanying notes.

                           MIGHTYMAIL NETWORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    On October 16, 1998, MightyMail Networks LLC and Oompala, Inc. merged to form MightyMail Networks, Inc. (the "Company"). MightyMail Networks LLC was formed on June 15, 1998, in Delaware. Oompala, Inc. was incorporated on January 10, 1995, in California.

    Oompala, Inc. was previously a fee-for-service company whereby products were developed on a contractual basis. After the merger, the Company began focusing on an enhanced e-mail product which enables customization of e-mail according to user preferences.

BASIS OF PRESENTATION

    The Company experienced recurring losses and has an accumulated deficit at December 31, 1998. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will require additional financing to fund operations in 1999. Effective May 3, 1999, the Company agreed to be acquired by Xoom.com, Inc. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

INTERIM FINANCIAL INFORMATION

    The interim financial information for the three months ended March 31, 1998 and 1999, is unaudited but has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the three months ended March 31, 1999, are not necessarily indicative of results that may be expected for any future periods.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

CASH

    The Company maintains its cash in depository accounts with one financial institution.

CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company conducts business with companies in various industries throughout the world and with individuals over the Internet. The Company performs ongoing credit

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

evaluations of its corporate customers and generally does not require collateral. Sales to individuals are principally paid for in cash. To date, the Company has not experienced any credit losses.

FIXED ASSETS

    Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three years. Useful lives are evaluated regularly by management in order to determine recoverability in light of current technological conditions. The Company identifies and records impairment losses on fixed assets when events and or circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

REVENUE RECOGNITION

    The Company's primary source of revenue during 1997 and 1998 was fee-for-service on a contractual basis. These revenues were recognized as the Company provided the services. There has been no revenue since July 1998 when the Company changed its focus to develop its enhanced e-mail product.

LICENSE FEES

    During 1997, the Company licensed software under non-cancelable license agreements to end-users and non-cancelable sub-license agreements to resellers. License fee revenues were recognized when a non-cancelable license agreement was signed, the product was delivered, there were no uncertainties surrounding product acceptance, the fees were fixed and determinable and collection was probable.

EXPORT SALES

    Export sales were to customers in Japan and totaled $303,900 and $4,408 which represent 26% and 1% of net revenue for the years ended December 31, 1997 and 1998.

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The Company had no material components of comprehensive income. The adoption of this standard has had no impact on the Company's financial position, stockholders' equity, results of operations or cash flows. Accordingly, the Company's comprehensive loss for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999, is equal to its reported loss.

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                  DECEMBER 31,
                                              --------------------   MARCH 31,
                                                1997       1998        1999
                                              --------   ---------   ---------
Computers and equipment.....................  $143,500   $ 145,558   $ 198,725
Furniture and fixtures......................     1,837       1,837       1,837
                                              --------   ---------   ---------
                                               145,337     147,395     200,562
Less accumulated depreciation...............   (79,338)   (117,833)   (124,214)
                                              --------   ---------   ---------
                                              $ 65,999   $  29,562   $  76,348
                                              ========   =========   =========

3. INCOME TAXES

    The Company's shareholders have previously elected to be treated as an S Corporation for federal and state income tax purposes. As an S Corporation, the current federal and state taxable income is allocated to the stockholders who are responsible for the payment of taxes thereon. Accordingly, the accompanying financial statements do not include a provision for federal or state income taxes.

4. STOCKHOLDERS' EQUITY

    The Company's Board of Directors authorized 10,000,000 shares of preferred stock and 20,000,000 shares of common stock both with a par value of $0.001 per share.

STOCK SPLIT

    In October 1998, the Company completed a 2.48-to-1 stock split of the outstanding shares of common stock. All share information and per share amounts in the accompanying financial statements have been retroactively adjusted to reflect the effect of this stock split.

CONVERTIBLE PREFERRED STOCK

    The Company is authorized to issue 1,620,000 shares of Series A preferred stock, of which 1,020,000 shares were issued and outstanding at March 31, 1999 at prices ranging from $0.36 to $0.50

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

4. STOCKHOLDERS' EQUITY (CONTINUED)

per share. The holders of the outstanding Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $0.04 per share per annum, payable in preference and priority to any payment of any dividend on Common Stock of the Company.

    In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.50 per share for each share of Preferred Stock then held by them.

    Each share of Preferred Stock is convertible, at the option of the holder into such number of fully paid and non assessable shares of Common Stock as is determined by dividing $0.50 by the conversion price in effect at the time of conversion.

    An additional 200,000 shares of Series A preferred shares were issued for cash on April 5, 1999.

WARRANTS

    In connection with the issuance of Series A preferred stock in the year ended December 31, 1998 and the three months ended March 31, 1999, the Company issued warrants to purchase a total of 350,000 shares of Series A preferred stock at a price of $0.50 per share. These warrants are immediately exercisable and expire on December 31, 1999.

COMMON SHARES

    The Company issued 150,000 shares of common stock in conjunction with subscriptions of Series A preferred stock in the period December 1998 through January 1999 at prices ranging from $0.36 to $0.42 per share.

STOCK OPTION PLAN

    The Company has reserved 1,017,125 shares of common stock under the Company's 1999 Stock Option Plan (the "Plan"). The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees and certain non-employee consultants, at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors. The Plan also provides for nonqualified stock options to be issued to non-employee officers, directors and consultants at an exercise price of not less than 85% of the fair value at the grant date unless optionee is a 10% shareholder in which case option price will not be less than 110% of such fair value. Option vesting schedules are determined by the Board of Directors at the time of issuance. Stock options generally vest over different periods ranging from immediately to 50% at the end of the first year and monthly thereafter up to a maximum of three years. Upon a change of control, as defined in the Plan, 50% of unvested options become immediately vested.

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

4. STOCKHOLDERS' EQUITY (CONTINUED)

    A summary of the option activity is as follows:

                                                                 WEIGHTED-AVERAGE
                                                     NUMBER OF       EXERCISE
                                                      SHARES          PRICE
                                                     ---------   ----------------
Balance at December 31, 1998.......................        --         $  --
  Options granted (unaudited)......................   392,000          0.05
  Options exercised (unaudited)....................  (137,000)         0.05
  Options cancelled (unaudited)....................        --            --
                                                     --------         -----
Balance at March 31, 1999 (unaudited)..............   255,000         $0.05
                                                     ========         =====

    At March 31, 1999, there are 762,125 shares available for future grant under the Plan.

    The following table summarizes information about options outstanding and exercisable as at March 31, 1999:

                                  OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                           ---------------------------------   -------------------
                                      WEIGHTED-
                                      AVERAGE
                                      REMAINING     WEIGHTED-             WEIGHTED-
                           NUMBER     CONTRACTUAL   AVERAGE    NUMBER     AVERAGE
        EXERCISE             OF       LIFE (IN      EXERCISE     OF       EXERCISE
          PRICE            SHARES     YEARS)        PRICE      SHARES     PRICE
-------------------------  -------       ----        -----     -------     -----
          $0.05            255,000       9.92        $0.05     255,000     $0.05

    The Company granted options for 674,926 shares of common stock under the 1999 Stock Option Plan to employees and certain non-employee consultants on April 30, 1999. These options vest over a period of 3 years and are immediately exercisable at $2.00 per share.

DEFERRED COMPENSATION

    The Company has recorded deferred compensation charges of $0 and $1,468,067 for the year ended December 31, 1998 and for the three months ended March 31, 1999, respectively, for the difference between the exercise price and the deemed fair value of certain stock options granted by the Company. These amounts are being amortized by charges to operations, using the graded method, over the vesting periods of the individual stock options, which range from immediately to three years.

OPTIONS ISSUED TO CONSULTANTS

    The Company granted options to purchase 55,000 shares of common stock to consultants at exercise price of $0.05 per share on March 1, 1999. These options were granted in exchange for consulting services performed. The Company valued these options (using the Black-Scholes valuation method) at $325,450, for the three months ended March 31, 1999. This amount was charged to operations in the three months ended March 31, 1999.

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

4. STOCKHOLDERS' EQUITY (CONTINUED)

PRO FORMA DISCLOSURE OF THE EFFECT OF STOCK-BASED COMPENSATION

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Pro forma information regarding net income (loss) and net income
(loss) per share is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                         THREE MONTHS ENDED
                                                           MARCH 31, 1999
                                                        ---------------------
                                                        NON-QUALIFIED   ISO
                                                         -------     --------
Risk-free interest rate...............................   5.50%        5.73%
Expected life of the option...........................  5 years      10 years
Expected volatility...................................    100%         100%
Expected dividend yield...............................     0%           0%

    Because FAS 123 is applicable only to options granted since inception, its adjusted effect will not be fully reflected until 2000.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The weighted-average fair value of options granted to employees during the three months ended March 31, 1999 was $0.04.

5. COMMITMENTS

    The Company leases its facilities under noncancelable leases for varying periods through May 1999. The following are the minimum lease obligations under these leases at December 31, 1998:

                                                              OPERATING
                                                               LEASES
                                                              ---------
1999........................................................   $12,500
Less current portion........................................   (12,500)
                                                               -------
Long-term portion...........................................   $    --
                                                               =======

                           MIGHTYMAIL NETWORKS, INC.

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999 IS UNAUDITED)

5. COMMITMENTS (CONTINUED)

    Rent expense under operating lease arrangements for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 totaled $82,740, $66,250, $21,306 and $8,583, respectively.

6. RELATED PARTY TRANSACTIONS

    During the period from December 23, 1998 through March 31, 1999, the Company issued stock subscriptions receivable to investors in exchange for shares of preferred and common stock. These subscriptions receivable are due upon demand and bear no interest. As of March 31, 1999, there were no outstanding amounts due under subscriptions receivable.

7. YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two-digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This situation could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company believes that it will not be required to modify or replace any portion of its software so that its computer system will function properly with respect to dates in the year 2000 and thereafter.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Shareholders of
LiquidMarket, Inc.

    In our opinion, the accompanying balance sheet of LiquidMarket, Inc. (A Company In The Developmental Stage) (the "Company") and the related statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period
June 12, 1998 (Date of Inception) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's negative cash flows from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also addressed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ PricewaterhouseCoopers LLP

Woodland Hills, California
April 16, 1999, except for Note 8 as to which the date is July 15, 1999

                               LIQUIDMARKET, INC.
                     (A COMPANY IN THE DEVELOPMENTAL STAGE)
                                 BALANCE SHEET
                                    ASSETS:

                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              -------------   -----------
                                                                              (UNAUDITED)
Current assets:

  Cash and cash equivalents.................................   $1,528,264     $   598,800
  Prepaid and other current assets..........................       10,722           5,562
                                                               ----------     -----------

    Total current assets....................................    1,538,986         604,362

Property and equipment, net.................................      305,424         328,444
                                                               ----------     -----------

    Total assets............................................   $1,844,410     $   932,806
                                                               ==========     ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:

  Accounts payable..........................................   $  179,341     $   113,493
  Accrued liabilities and other.............................       30,407          90,295
                                                               ----------     -----------

    Total liabilities.......................................      209,748         203,788
                                                               ----------     -----------

Commitments and contingencies (Note 5)

Shareholders' equity:

  Series A Convertible Preferred Stock: $0.001 par value
    (liquidation value $800,000); 3,200,000 shares
    authorized, issued and outstanding......................        3,200           3,200
  Series B Convertible Preferred Stock: $0.001 par value
    (liquidation value $1,500,000); 2,000,000 and 2,250,000
    shares authorized, issued and outstanding at
    December 31, 1998 and June 30, 1999 (unaudited).........        2,000           2,250
  Common stock: $0.001 par value; 15,000,000 shares
    authorized; 3,600,000 shares issued and outstanding.....        3,600           3,600
  Additional paid-in capital................................    2,400,800       3,267,350
  Unearned compensation.....................................      (99,350)       (185,294)
  Accumulated deficit.......................................     (675,588)     (2,362,088)
                                                               ----------     -----------

    Total shareholders' equity..............................    1,634,662         729,018
                                                               ----------     -----------

    Total liabilities and shareholders' equity..............   $1,844,410     $   932,806
                                                               ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                            STATEMENT OF OPERATIONS

 FOR THE PERIOD JUNE 12, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                                         JUNE 12, 1998
                                                                                      (DATE OF INCEPTION)
                                                     DECEMBER 31,                           THROUGH
                                                         1998        JUNE 30, 1999       JUNE 30, 1999
                                                     -------------   --------------   -------------------
                                                                      (UNAUDITED)         (UNAUDITED)
Costs and expenses:
  Research and product development.................    $ 267,529      $   419,919         $   687,448
  Sales and marketing..............................      192,380          241,621             434,001
  General and administrative.......................      211,750          441,446             653,196
  Amortization of deferred compensation............        6,650          593,356             600,006
                                                       ---------      -----------         -----------
    Loss from operations...........................     (678,309)      (1,696,342)         (2,374,651)
                                                       ---------      -----------         -----------
Other income (expense):
  Interest income..................................        3,521           10,642              14,163
                                                       ---------      -----------         -----------
    Loss before income tax provision...............     (674,788)      (1,685,700)         (2,360,488)
Income tax provision...............................          800              800               1,600
                                                       ---------      -----------         -----------
    Net loss.......................................    $(675,588)     $(1,686,500)        $(2,362,088)
                                                       =========      ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                               LIQUIDMARKET, INC.
                     (A COMPANY IN THE DEVELOPMENTAL STAGE)
                       STATEMENT OF SHAREHOLDERS' EQUITY
     FOR THE PERIOD JUNE 12, 1998 (DATE OF INCEPTION) THROUGH JUNE 30, 1999

                                           SERIES A               SERIES B
                                         CONVERTIBLE            CONVERTIBLE
                                       PREFERRED STOCK        PREFERRED STOCK          COMMON STOCK       ADDITIONAL
                                     --------------------   --------------------   --------------------    PAID-IN
                                      SHARES      AMOUNT     SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL
                                     ---------   --------   ---------   --------   ---------   --------   ----------
Balance at June 12, 1998
  (Date of Inception)..............         --        --           --        --    3,600,000    $3,600           --
  Sale of preferred stock for
    cash...........................  3,200,000    $3,200           --        --                     --    $ 796,800
  Sale of preferred stock for
    cash...........................         --        --    2,000,000    $2,000           --        --    1,498,000
  Unearned compensation related to
    stock options granted..........         --        --           --        --           --        --      106,000
  Compensation related to stock
    options granted................         --        --           --        --           --        --           --
  Net loss.........................         --        --           --        --           --        --           --
                                     ---------    ------    ---------    ------    ---------    ------    ----------
Balance at December 31, 1998.......  3,200,000    $3,200    2,000,000    $2,000    3,600,000    $3,600    $2,400,800
                                     =========    ======    =========    ======    =========    ======    ==========
  Sale of preferred stock for
    cash...........................         --        --      250,000    $  250           --        --    $ 187,250
  Unearned compensation related to
    stock options granted..........         --        --           --        --           --        --      679,300
  Compensation related to stock
    options granted................         --        --           --        --           --        --           --
  Net loss.........................         --        --           --        --           --        --           --
                                     ---------    ------    ---------    ------    ---------    ------    ----------
Balance at June 30, 1999
  (Unaudited)......................  3,200,000    $3,200    2,250,000    $2,250    3,600,000    $3,600    $3,267,350
                                     =========    ======    =========    ======    =========    ======    ==========


                                                                        TOTAL
                                       UNEARNED      ACCUMULATED    SHAREHOLDERS'
                                     COMPENSATION      DEFICIT         EQUITY
                                     -------------   ------------   -------------
Balance at June 12, 1998
  (Date of Inception)..............           --              --     $     3,600
  Sale of preferred stock for
    cash...........................           --              --         800,000
  Sale of preferred stock for
    cash...........................           --              --       1,500,000
  Unearned compensation related to
    stock options granted..........    $(106,000)             --              --
  Compensation related to stock
    options granted................        6,650              --           6,650
  Net loss.........................           --     $  (675,588)       (675,588)
                                       ---------     -----------     -----------
Balance at December 31, 1998.......    $ (99,350)    $  (675,588)    $ 1,634,662
                                       =========     ===========     ===========
  Sale of preferred stock for
    cash...........................           --              --     $   187,500
  Unearned compensation related to
    stock options granted..........    $(679,300)             --              --
  Compensation related to stock
    options granted................      593,356              --         593,356
  Net loss.........................           --     $(1,686,500)    $(1,686,500)
                                       ---------     -----------     -----------
Balance at June 30, 1999
  (Unaudited)......................    $(185,294)    $(2,362,088)    $   729,018
                                       =========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                            STATEMENT OF CASH FLOWS

 FOR THE PERIOD JUNE 12, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998 AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                                         JUNE 12, 1998
                                                                                      (DATE OF INCEPTION)
                                                     DECEMBER 31,                           THROUGH
                                                         1998        JUNE 30, 1999       JUNE 30, 1999
                                                     -------------   --------------   -------------------
                                                                      (UNAUDITED)         (UNAUDITED)
Cash flows from operating activities:
  Net loss.........................................   $ (675,588)     $(1,686,500)         (2,362,088)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization..................       24,440           69,529              93,969
    Amortization of deferred compensation..........        6,650          593,356             600,006
    Changes in current assets and liabilities:
      Prepaid and other current assets.............      (10,722)           5,160              (5,562)
      Accounts payable.............................      179,341          (65,848)            113,493
      Accrued expenses.............................       30,407           59,888              90,295
                                                      ----------      -----------         -----------
        Net cash used in operating activities......     (445,472)      (1,024,415)         (1,469,887)
                                                      ----------      -----------         -----------
Cash flows from investing activities:
  Capital expenditures.............................     (329,864)         (92,549)           (422,413)
                                                      ----------      -----------         -----------
        Net cash used in investing activities......     (329,864)         (92,549)           (422,413)
                                                      ----------      -----------         -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock...........        3,600               --               3,600
  Proceeds from issuance of Series A convertible
    preferred stock................................      800,000               --             800,000
  Proceeds from issuance of Series B convertible
    preferred stock................................    1,500,000          187,500           1,687,500
                                                      ----------      -----------         -----------
        Net cash provided by financing
          activities...............................    2,303,600          187,500           2,491,100
                                                      ----------      -----------         -----------
        Net increase (decrease) in cash and cash
          equivalents..............................    1,528,264         (929,464)            598,800
Cash and cash equivalents at beginning of period...           --        1,528,264                  --
                                                      ----------      -----------         -----------
Cash and cash equivalents at end of period.........   $1,528,264      $   598,800         $   598,800
                                                      ==========      ===========         ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest.......................................           --               --                  --
    Income taxes...................................   $      800      $       800         $     1,600

   The accompanying notes are an integral part of these financial statements.

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT BUSINESS RISKS:

NATURE OF BUSINESS

    LiquidMarket (the "Company") was incorporated in June 1998 in the State of Delaware and is engaged in software development. As of December 31, 1998, the Company is a development stage enterprise, as defined in Financial Accounting Standards Board Statement No. 7. Since inception, the Company has devoted substantially all of its efforts toward the development of its product and establishing new business. The Company's business is extremely competitive and is characterized by rapid technological change, new product development and a competitive environment for the attraction and retention of knowledge workers. The Company is an early stage enterprise and is subject to all the risks associated with development stage companies.

SIGNIFICANT BUSINESS RISKS

    Since its inception, the Company has incurred significant operating losses. The ability of the Company to successfully carry out its business plan is primarily dependent upon its ability to (1) obtain sufficient additional capital, (2) overcome product development issues, and (3) generate significant revenues and cash flows through the future sales of its primary product.

BASIS OF PRESENTATION

    The Company's financial statements for the period June 12, 1998 (Date of Inception) through December 31, 1998 have been prepared on a going-concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company had negative cash flows from operations of ($445,472), and a net loss and an accumulated deficit of ($675,588), as of December 31, 1998 and for the period June 12, 1998 (Date of Inception) through December 31, 1998. The Company expects to incur additional expenditures to complete and enhance its product. The Company's revenues from product sales, and its working capital, may not be sufficient to fund its working capital needs and meet its expansion objectives over the next twelve months. Management recognizes that the Company may need to obtain additional financing or consider reductions in its operating costs to enable it to continue operations with available resources. Management's plans include raising funds through the sale of additional equity securities, and expect that these efforts will result in the additional capital needed to fund the Company's operations and planned expansion. There can be no assurance that these funds will be sufficient to adequately fund the operations and that the Company will achieve profitability or positive cash flows.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and short-term investments. The Company invests its excess cash in money market funds with major financial institution. At times the Company's cash balances may be in excess of the FDIC Insurance limits.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the life of the lease. Useful lives are evaluated regularly by management in order to determine recoverability in light of current technological conditions. Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statement of Operations.

SOFTWARE DEVELOPMENT COSTS

    Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," the Company is required to capitalize software development costs when "technological feasibility" of the product has been established and anticipated future revenues ensure recovery of the capitalized amounts. As of December 31, 1998, "technological feasibility" had not been reached and, accordingly, no amount of software development costs have been capitalized.

    Costs incurred in the research and development of products are expensed as incurred.

INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

STOCK-BASED EMPLOYEE COMPENSATION

    SFAS No. 123, "Accounting for the Awards of Stock-Based Compensation to Employees," encourages, but does not require, companies to record compensation costs for stock-based

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

compensation plans at fair value. The Company has adopted the disclosure requirements of SFAS No. 123, which involves pro forma disclosure of net income under SFAS No. 123, detailed descriptions of plan terms and assumptions used in valuing stock option grants. The Company has elected to account for stock-based employee compensation awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25").

COMPREHENSIVE INCOME

    Effective June 12, 1998 (Date of Inception the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited financial amounts as of June 30, 1999 and the six months then ended, include all adjustments (consisting of normal recurring entries) which management believes are necessary for a fair presentation of the financial position and results of operations for the interim period presented. Certain information and footnotes disclosures normally included in financial statements prepared in accordance with generally accounting principles have been condensed or omitted in accordance with quarterly reporting guidelines.

3. PROPERTY AND EQUIPMENT, NET:

    Property and equipment at December 31, 1998 and June 30, 1999 consist of the following:

                                                                           DECEMBER 31,    JUNE 30,
                                                             USEFUL LIFE       1998          1999
                                                             -----------   -------------   ---------
                                                                                           (UNAUDITED)
Computer equipment and software............................    3 years       $311,349      $402,090
Furniture and fixtures.....................................    7 years         16,026        17,834
Leasehold improvements.....................................     1 year          2,489         2,489
                                                                             --------      --------
                                                                              329,864       422,413

Less: Accumulated depreciation.............................                    24,440        93,969
                                                                             --------      --------
                                                                             $305,424      $328,444
                                                                             ========      ========

4. INCOME TAXES:

    The provision for income taxes represents the minimum state franchise taxes. As of December 31, 1998, the Company has deferred income tax assets of approximately $256,000, which has been offset by a 100% valuation allowance. The deferred tax asset is primarily due to the Company's federal and state net operating loss (NOL's) carryforwards available to offset future taxable income, if any, of approximately $640,000 which begin to expire in 2013 and 2006 for federal and state income tax purposes, respectively. However, the ultimate realization of these NOL's is dependent on future taxable

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INCOME TAXES: (CONTINUED)

income of the Company, subject to certain limitations, as defined under Section 382 of the Internal Revenue Code.

    As a result of the Company being in the development stage and the net loss incurred during the period from June 12, 1998 (Date of Inception) through December 31, 1998, management believes a valuation allowance for the entire deferred tax asset, after considering deferred tax liabilities, is required.

5. COMMITMENTS AND CONTINGENCIES:

LEASES

    The Company leases its facility under a noncancellable lease through 1999. The following are the minimum lease payments under this lease:

                                                              DECEMBER 31,
                                                                  1998
                                                              -------------
Due in fiscal year:
  1999......................................................     $41,288
                                                                 -------
Minimum lease payments......................................     $41,288
                                                                 =======

    Rent expense amounted to $22,478 and $30,966 for the period June 12, 1998 (Date of Inception) through December 31, 1998 and for the six months ended June 30, 1999 (Unaudited), respectively.

SOFTWARE LICENSE

    The Company licenses certain technology for use in its product. Pursuant to the terms of the agreement, the Company is obligated to pay $55,000 during the first two years of the term of the agreement. In addition, the Company may exercise an option to purchase the software for $110,000. Payments previously made by the Company will be deducted from the purchase price.

6. CAPITALIZATION:

CAPITAL

    The authorized capital stock of the Company consists of 15,000,000 shares of common stock, $.001 par value and 5,450,000 shares of preferred stock, $.001 par value, of which 3,200,000 shares have been designated as Series A Stock, and 2,250,000 shares have been designated as Series B Stock.

CONVERTIBLE PREFERRED STOCK

    Preferred stockholders may at any time elect to convert shares of preferred stock into common stock. In addition, all outstanding shares of preferred stock shall automatically be converted into shares of common stock if either (i) the Company consummates an underwritten initial public offering with gross proceeds of at least $15,000,000 or (ii) more than 80% of the outstanding shares of preferred stock have been converted into common stock. Preferred stock shall initially convert into common stock

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. CAPITALIZATION: (CONTINUED)

on a one-for-one basis. The conversion price of the Series A and B preferred stock shall initially equal $0.25 and $0.75 per share, respectively, subject to adjustment for stock splits.

    The Series A and B preferred stock shall have a liquidation value (the "Liquidation Value") equal to the per share original cost of $0.25 and $0.75, respectively. Liquidation value will increase by the amount of any declared but unpaid dividends on the preferred stock. Upon a liquidation, dissolution or winding-up of the business of the Company, the holders of the preferred stock shall be entitled to a preference in an amount equal to the greater of the (i) Liquidation Value (subject to appropriate adjustment in the event of any stock dividend, stock split, or the like), or (ii) such amount per share as would have been payable had each share of preferred stock been converted into common stock prior to such liquidation. A merger or consolidation of the Company in which the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company, shall be considered to be a liquidation, unless otherwise elected by the holders of a majority of the outstanding shares of preferred stock.

    Each share of Series A and B preferred stock will be entitled to dividends as declared by the Board of Directors but, in any event, at the same rate as the common stock with declared dividends paid first to the holders of the Series B preferred and Series A preferred, then to the holders of the common stock.

    The Series A preferred stock will vote with the Series B preferred stock and the common stock as a single class on all matters (on an as-converted basis).

7. STOCK OPTIONS (ALL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1999 IS UNAUDITED):

    In October 1998, the Company adopted the 1998 stock incentive plan (the "Plan") which provides for grants to employees and non-employees of incentive stock options to purchase up to an aggregate of 2,200,000 shares of common stock. The options vest 25% at the first-year anniversary from the date of grant and 2.0833% on a monthly basis thereafter up to a period of 4 years. All options generally expire after ten years.

    For the period June 12, 1998 (Date of Inception) through December 31, 1998, the Company granted options to purchase 530,000 shares of common stock at an exercise price of $0.05 per share. The estimated fair value of common stock on the dates of grant was $0.25 per share. No options were exercisable at December 31, 1998 and options to purchase 1,670,000 shares of common stock remain available for future grants.

    From January 1, 1999 through April 15, 1999, the Company granted options to employees to purchase 165,000 shares of common stock at an exercise price of $0.08 per share. The estimated fair value of the common stock on the dates of grant was $0.75 per share. In addition, in May 1999, the Company entered into a consulting agreement with a Board member to provide strategic consulting services in exchange for granting options to purchase 325,000 shares of the Company's common stock at an exercise price of $0.08 per share vesting in quarterly installments over a one year period. In the event there is an Acquisition Event (as defined in the Plan) these options become immediately exercisable in full prior to the Acquisition Event. The estimated fair value of services to be provided approximates the estimated fair value of the common stock on the date of grant of approximately $1.83

                               LIQUIDMARKET, INC.

                     (A COMPANY IN THE DEVELOPMENTAL STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCK OPTIONS (ALL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1999 IS UNAUDITED): (CONTINUED)

per share. No options were exercisable at June 30, 1999 and options to purchase 1,180,000 shares of common stock remain available for future grants.

    The fair value of the options granted was estimated on the date of grant using the minimum value method with the following assumptions: risk-free rate--4.26%; expected option life--5 years; expected forfeitures rate--none; expected dividend yield--none.

    The Company uses the intrinsic value method of accounting for stock-based compensation for employees prescribed by APB No. 25, and, accordingly, adopted the disclosure-only provisions of SFAS No. 123. Had the Company applied the provisions set forth in SFAS No. 123, the Company's net loss would not be materially different from the amount presented for the period June 12, 1998 (Date of Inception) through December 31, 1998.

    In connection with the stock option grants noted above, the Company recognized unearned compensation of $185,294 which is being amortized over the vesting period of the related options generally one to four years. The Company recorded amortization of deferred compensation expense of $593,356 during the six months ended June 30, 1999 relating to the stock options granted, of which approximately $568,750 related to the options granted to the Board member noted above (see Note 8).

8. SUBSEQUENT EVENT (UNAUDITED)

    In July 1999, the Company entered into an agreement and plan of merger to sell all the Company's outstanding preferred and common shares.

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information for Xoom.com, Inc. gives effect to the mergers of Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc. into Xoom.com, Inc. The historical financial information has been derived from the respective historical financial statements of Xoom.com, Inc., Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc., and LiquidMarket, Inc. and should be read in conjunction with those financial statements and the related notes which were previously filed. The MightyMail Networks, Inc., Paralogic Software Corporation and
LiquidMarket, Inc. acquisitions occurred on May 3, 1999, June 16, 1999, and August 3, 1999, and therefore are already reflected in Xoom.com, Inc.'s unaudited condensed consolidated balance sheet as of September 30, 1999 in the Xoom.com, Inc. Form 10-Q. As a result, a Xoom.com, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 1999 is not needed.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998, combines historical statements of operations for Xoom.com, Inc., Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc. and gives effect to the mergers, including the amortization of goodwill and other intangible assets, as if they had occurred on January 1, 1998. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999, combines historical statements of operations for Xoom.com, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc., and gives effect to the mergers, including amortization of goodwill and other intangible assets, as if they had occurred on January 1, 1999.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                    -----------------------------------------------------------------------------------------
                                                  PARALOGIC
                                                 CORPORATION      GLOBAL
                                                 FOR THE TWO      BRIDGES
                                                   MONTHS      TECHNOLOGIES    PAGECOUNT, INC.
                                                    ENDED      FOR THE FIVE      FOR THE SIX                       PARALOGIC
                                                  FEBRUARY     MONTHS ENDED     MONTHS ENDED       MIGHTYMAIL      SOFTWARE
                                     XOOM.COM     28, 1998     MAY 31, 1998     JUNE 30, 1998    NETWORKS, INC.   CORPORATION
                                    ----------   -----------   -------------   ---------------   --------------   -----------
Net revenue.......................   $ 4,865         $80           $ --             $208             $  355          $165
Cost of net revenue...............     2,000          31             --               14                215             3
                                     -------         ---           ----             ----             ------          ----
Gross margin......................     2,865          49             --              194                140           162
Operating expenses:
  Operating and development.......     2,558          12             11               --                 47            --
  Sales and marketing.............     1,570           2             --                2                 43            12
  General and administrative......     2,158          13              4              184                222            97
  Purchased in-process research
    and development...............       790          --             --               --                 --            --
  Amortization of deferred
    compensation..................     1,111          --             --               --                 --           137
  Amortization of goodwill and
    other intangible assets.......     1,087          --             --               --                 --            --
                                     -------         ---           ----             ----             ------          ----
Total operating expenses..........     9,274          27             15              186                312           246
                                     -------         ---           ----             ----             ------          ----
Income (loss) from operations.....    (6,409)         22            (15)               8               (172)          (84)
Other income (expense):
  Interest income.................        37          --             --                1                 --            --
  Interest expense................       (20)         --             --               (2)                 4            (1)
  Interest expense related to
    warrant.......................        --          --             --               --                 --            --
                                     -------         ---           ----             ----             ------          ----
Net income (loss).................   $(6,392)         22           $(15)            $  7             $ (168)         $(85)
                                     =======         ===           ====             ====             ======          ====
Basic and diluted net loss per
  share...........................
  Shares used in per share
    calculation--basic and
    diluted.......................

                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                    ------------------------------------------------

                                                            PRO FORMA
                                    LIQUID-                  BUSINESS
                                    MARKET,                COMBINATION
                                      INC.     COMBINED    ADJUSTMENTS    PRO FORMA
                                    --------   ---------   ------------   ----------
Net revenue.......................   $  --     $  5,673      $     --      $  5,673
Cost of net revenue...............      --        2,263            --         2,263
                                     -----     --------      --------      --------
Gross margin......................      --        3,410            --         3,410
Operating expenses:
  Operating and development.......      67        2,695            --         2,695
  Sales and marketing.............      51        1,680            --         1,680
  General and administrative......     104        2,782            --         2,782
  Purchased in-process research
    and development...............      --          790          (460)(A)       330
  Amortization of deferred
    compensation..................      --        1,248            --         1,248
  Amortization of goodwill and
    other intangible assets.......      --        1,087        19,625 (B)    20,712
                                     -----     --------      --------      --------
Total operating expenses..........     222       10,282        19,165        29,447
                                     -----     --------      --------      --------
Income (loss) from operations.....    (222)      (6,872)      (19,165)      (26,037)
Other income (expense):
  Interest income.................       1           39            --            39
  Interest expense................      --          (19)           --           (19)
  Interest expense related to
    warrant.......................      --           --            --            --
                                     -----     --------      --------      --------
Net income (loss).................   $(221)    $ (6,852)     $(19,165)     $(26,017)
                                     =====     ========      ========      ========
Basic and diluted net loss per
  share...........................                                    (C)  $  (2.86)
                                                                           ========
  Shares used in per share
    calculation--basic and
    diluted.......................                                    (C)     9,092
                                                                           ========

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                                    -----------------------------------------------------------------------------------------
                                                  PARALOGIC
                                                 CORPORATION      GLOBAL
                                                 FOR THE TWO      BRIDGES
                                                   MONTHS      TECHNOLOGIES    PAGECOUNT, INC.
                                                    ENDED      FOR THE FIVE      FOR THE SIX                       PARALOGIC
                                                  FEBRUARY     MONTHS ENDED     MONTHS ENDED       MIGHTYMAIL      SOFTWARE
                                     XOOM.COM     28, 1998     MAY 31, 1998     JUNE 30, 1998    NETWORKS, INC.   CORPORATION
                                    ----------   -----------   -------------   ---------------   --------------   -----------
Net revenue.......................   $  8,318        $80           $ --             $208             $  355          $ 239
Cost of net revenue...............      3,584         31             --               14                215             13
                                     --------        ---           ----             ----             ------          -----
Gross margin......................      4,734         49             --              194                140            226
Operating expenses:
  Operating and development.......      3,841         12             11               --                 62            145
  Sales and marketing.............      2,834          2             --                2                 57             73
  General and administrative......      3,366         13              4              184                297             35
  Purchased in-process research
    and development...............        790         --             --               --                 --             --
  Amortization of deferred
    compensation..................      1,416         --             --               --                 --            182
  Amortization of goodwill and
    other intangible assets.......      1,843         --             --               --                 --             --
                                     --------        ---           ----             ----             ------          -----
Total operating expenses..........     14,090         27             15              186                416            435
                                     --------        ---           ----             ----             ------          -----
Income (loss) from operations.....     (9,356)        22            (15)               8               (276)          (209)
Other income (expense):
  Interest income.................        187         --             --                1                  1             --
  Interest expense................       (135)        --             --               (2)                (6)            (1)
  Interest expense related to
    warrant.......................     (1,494)        --             --               --                 --             --
                                     --------        ---           ----             ----             ------          -----
Net income (loss).................   $(10,798)        22           $(15)            $  7             $ (281)         $(210)
                                     ========        ===           ====             ====             ======          =====
Basic and diluted net loss per
  share...........................
  Shares used in per share
    calculation--basic and
    diluted.......................

                                          FOR THE YEAR ENDED DECEMBER 31, 1998
                                    ------------------------------------------------

                                                            PRO FORMA
                                    LIQUID-                  BUSINESS
                                    MARKET,                COMBINATION
                                      INC.     COMBINED    ADJUSTMENTS    PRO FORMA
                                    --------   ---------   ------------   ----------
Net revenue.......................   $  --     $  9,200      $     --      $  9,200
Cost of net revenue...............      --        3,857            --         3,857
                                     -----     --------      --------      --------
Gross margin......................      --        5,343            --         5,343
Operating expenses:
  Operating and development.......     268        4,339            --         4,339
  Sales and marketing.............     192        3,160            --         3,160
  General and administrative......     211        4,110            --         4,110
  Purchased in-process research
    and development...............      --          790          (460)(A)       330
  Amortization of deferred
    compensation..................       7        1,605            --         1,605
  Amortization of goodwill and
    other intangible assets.......      --        1,843        25,777 (B)    27,620
                                     -----     --------      --------      --------
Total operating expenses..........     678       15,847        25,317        41,164
                                     -----     --------      --------      --------
Income (loss) from operations.....    (678)     (10,504)      (25,317)      (35,821)
Other income (expense):
  Interest income.................       3          192            --           192
  Interest expense................      (1)        (145)           --          (145)
  Interest expense related to
    warrant.......................      --       (1,494)           --        (1,494)
                                     -----     --------      --------      --------
Net income (loss).................   $(676)    $(11,951)     $(25,317)     $(37,268)
                                     =====     ========      ========      ========
Basic and diluted net loss per
  share...........................                                    (C)  $  (3.80)
                                                                           ========
  Shares used in per share
    calculation--basic and
    diluted.......................                                    (C)     9,799
                                                                           ========

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999  F
                                                          -------------------------------------------------

                                                           XOOM.COM FOR                        PARALOGIC
                                                             THE NINE        MIGHTYMAIL        SOFTWARE
                                                              MONTHS       NETWORKS, INC.   CORPORATION FOR
                                                              ENDED        FOR THE PERIOD     THE PERIOD
                                                          SEPTEMBER 30,     ENDED MAY 3,    ENDED JUNE 16,
                                                               1999             1999             1999
                                                          --------------   --------------   ---------------
Net revenue.............................................     $ 19,903         $    --           $   291
Cost of net revenue.....................................        7,645              --                12
                                                             --------         -------           -------
Gross margin............................................       12,258              --               279
Operating expenses:
  Operating and development.............................        5,708             634               319
  Sales and marketing...................................       13,507              24               160
  General and administrative............................        6,846             296                79
  Purchased in-process research and development.........        2,603              --                --
  Amortization of deferred compensation.................          495           1,283               962
  Amortization of goodwill and other intangible
    assets..............................................        7,836              --                --
                                                             --------         -------           -------
Total operating expenses................................       36,995           2,237             1,520
                                                             --------         -------           -------
Loss from operations....................................      (24,737)         (2,237)           (1,241)
Other income (expense):
  Interest income.......................................        6,213               1                 2
  Interest expense......................................          (90)             (2)               --
                                                             --------         -------           -------
Net loss................................................     $(18,614)        $(2,238)          $(1,239)
                                                             ========         =======           =======
Basic and diluted net loss per share....................
Shares used in per share calculation--basic and
  diluted...............................................

                                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                              -----------------------------------------
                                                                   LIQUID-
                                                                   MARKET,
                                                                   INC. FOR
                                                                     THE
                                                              R     PERIOD                  PRO FORMA
                                                                    ENDED                    BUSINESS
                                                                  AUGUST 3,                COMBINATION
                                                                     1999      COMBINED    ADJUSTMENTS    PRO FORMA
                                                              -   ----------   ---------   ------------   ----------
Net revenue.............................................           $    --     $ 20,194      $     --      $ 20,194
Cost of net revenue.....................................                --        7,657            --         7,657
                                                                   -------     --------      --------      --------
Gross margin............................................                --       12,537            --        12,537
Operating expenses:
  Operating and development.............................               519        7,180            --         7,180
  Sales and marketing...................................               269       13,960            --        13,960
  General and administrative............................               506        7,727            --         7,727
  Purchased in-process research and development.........                --        2,603        (2,603)(A)        --
  Amortization of deferred compensation.................               701        3,441            --         3,441
  Amortization of goodwill and other intangible
    assets..............................................                --        7,836        13,664 (B)    21,500
                                                                   -------     --------      --------      --------
Total operating expenses................................             1,995       42,747        11,061        53,808
                                                                   -------     --------      --------      --------
Loss from operations....................................            (1,995)     (30,210)      (11,061)      (41,271)
Other income (expense):
  Interest income.......................................                12        6,228            --         6,228
  Interest expense......................................                (1)         (93)           --           (93)
                                                                   -------     --------      --------      --------
Net loss................................................           $(1,984)    $(24,075)     $(11,061)     $(35,136)
                                                                   =======     ========      ========      ========
Basic and diluted net loss per share....................                                              (C)  $  (2.09)
                                                                                                           ========
Shares used in per share calculation--basic and
  diluted...............................................                                              (C)    16,780
                                                                                                           ========

                                 XOOM.COM, INC.
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, have been calculated assuming that the mergers occurred as of January 1, 1998 and January 1, 1999, respectively and are as follows:

(A) The purchased in-process research and development charges of $1,082,000 and $1,542,000 related to the MightyMail Networks, Inc. and Paralogic Software Corporation acquisitions, respectively, have been excluded from the net loss for the year ended December 31, 1998 and the nine months ended September 30, 1999, as they represent non-recurring charges. Additionally, purchased in-process research and development charges of $330,000 and $130,000 related to the Paralogic Corporation and Pagecount, Inc. acquisitions, respectively, have been excluded from the net loss for the year ended December 31, 1998. No purchased in-process research and development charges were incurred in connection with the LiquidMarket, Inc. merger.

(B) To reflect the amortization of goodwill and other intangible assets resulting from the MightyMail Networks, Inc., Paralogic Software Corporation, and LiquidMarket, Inc. acquisitions. During the year ended December 31, 1998, this amount also reflects the amortization of goodwill and other intangible assets resulting from the Paralogic Corporation, Global Bridges Technologies, Inc. and Pagecount, Inc. acquisitions. The goodwill and other intangible assets are being amortized over periods of twenty-four to forty-eight months.

(C) Basic and diluted net loss per share reflects the issuance of 682,410, 200,731, 335,947, 748,816 and 930,426 shares of Xoom.com's common stock related to the Paralogic Corporation, Global Bridges Technologies, Inc., MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc. acquisitions, respectively, as if the shares had been outstanding for the entire period. The effect of stock options assumed in the merger has not been included as their inclusion would be anti-dilutive. The shares issued to the shareholders of MightyMail Networks, Inc., and LiquidMarket, Inc. include 33,593 and 106,101 shares, respectively, held in escrow which will be released upon the achievement of specific performance obligations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                ----------------

                               TABLE OF CONTENTS

                                                    Page
                                                 -----------
Prospectus Summary.............................           2
Risk Factors...................................          10
Special Note Regarding Forward-Looking
 Statements....................................          28
Use of Proceeds................................          29
Dividend Policy................................          29
Price Range of Class A Common Stock............          29
Capitalization.................................          30
Dilution.......................................          31
NBCi Unaudited Selected Pro Forma Condensed
 Combined Financial Data.......................          33
NBC Internet, Inc.'s Management's Discussion
 and Analysis of Pro Forma Financial Condition
 and Results of Operations.....................          35
Xoom.com Selected Consolidated Financial
 Data..........................................          43
Xoom.com's Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations....................................          45
Business.......................................          64
Management.....................................          83
Related Party Transactions.....................          93
Principal and Selling Stockholders.............          96
TRACES Stockholders............................          97
Description of Capital Stock...................          99
Shares Eligible for Future Sale................         108
Underwriting...................................         109
Legal Matters..................................         110
Experts........................................         110
Available Information..........................         111
Index to Consolidated Financial Statements.....         F-1

                                ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Shares

                               NBC INTERNET, INC.

                              Class A common stock

                         ------------------------------

                              [NBC Internet LOGO]

                         ------------------------------

                              GOLDMAN, SACHS & CO.

                            BEAR, STEARNS & CO. INC.

                                  CHASE H & Q

                           DEUTSCHE BANC ALEX. BROWN

                               ROBERTSON STEPHENS

                      Representatives of the Underwriters

                                                                [ALTERNATE PAGE]
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                [ALTERNATE PAGE]
                 SUBJECT TO COMPLETION. DATED JANUARY 14, 2000.

[NBC Internet LOGO]

                                        Shares

                               NBC INTERNET, INC.

                              Class A Common Stock

                                 -------------

    This prospectus relates to up to 1,320,132 shares (or up to 1,518,152 shares if the underwriter's over-allotment option is exercised in full) of Class A Common Stock of NBC Internet, Inc. beneficially owned by one of our stockholders that may be delivered by the NBCi Automatic Common Exchange Security Trust (the "TRACES Trust") to holders of Automatic Common Exchange Securities of the TRACES Trust upon exchange of such securities on the Exchange Date as defined in the attached prospectus of the TRACES Trust (the "TRUST Prospectus"). The Automatic Common Exchange Securities are being sold by the TRACES Trust in an offering described in the attached Trust Prospectus.

    We will not receive any proceeds from the sales of the Automatic Common Exchange Securities.

    Our Class A Common Stock vote as a single class on all matters, except as otherwise required by law, with each share of Class A Common Stock entitling its holder to one vote.

    NBC Internet's Class A Common Stock is traded on the Nasdaq National Market under the symbol "NBCi." On January 12, 2000, the last reported sales price for our Class A Common Stock was $75.75 per share.

                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                GOLDMAN, SACHS & CO.       SALOMON SMITH BARNEY

                                  ------------

                         Prospectus dated _____________

                                                                [ALTERNATE PAGE]

                                USE OF PROCEEDS

    We will not receive any proceeds from the sales of the Automatic Common Exchange Securities. All of the shares of Class A Common Stock deliverable upon exchange of the Automatic Common Exchange Securities are beneficially owned by TRACES Trust.

                                                                [ALTERNATE PAGE]

                               TRACES STOCKHOLDER

    Pursuant to a forward purchase contract (the "Purchase Contract") between the TRACES Trust and the stockholder listed below (the "TRACES Stockholder"), a specified number of shares of Class A Common Stock may be required to be delivered to the TRACES Trust by the TRACES Stockholder upon exchange of Automatic Common Exchange Securities. The following table sets forth certain information for the TRACES Stockholder with respect to (i) the TRACES Stockholder's beneficial ownership of Class A Common Stock and Class B Common Stock as of the date of this prospectus and the percentage of total voting power represented thereby and (ii) the maximum number of shares of Class A Common Stock of the TRACES Stockholder that may be delivered to the TRACES Trust pursuant to the Purchase Contract (without taking into account the underwriter's over-allotment option in respect of the Automatic Common Exchange Trust). The TRACES Stockholder's beneficial ownership of Class A Common Stock will not change as a result of the offering of Automatic Common Exchange Securities unless, until and to the extent that the TRACES Stockholder delivers shares of Class A Common Stock to the TRACES Trust pursuant to the Purchase Contract.

                                                                                        MAXIMUM NUMBER OF
                                                                                        SHARES OF CLASS A
                                                                                          COMMON STOCK
                                                                                      DELIVERABLE TO TRACES
                                              COMMON STOCK      PERCENTAGE OF TOTAL   TRUST PURSUANT TO THE
DELIVERING STOCKHOLDER                     BENEFICIALLY OWNED      VOTING POWER         PURCHASE CONTRACT
----------------------                     ------------------   -------------------   ---------------------

                                                                [ALTERNATE PAGE]

                              PLAN OF DISTRIBUTION

    The Automatic Common Exchange Securities will be distributed as described in the Trust Prospectus under the caption "Underwriting". The underwriter and certain of its affiliates have provided, are currently providing, and expect to provide in the future, commercial and investment banking services to us for which such underwriter or its affiliates have received and will receive fees and commissions.

                                                                [ALTERNATE PAGE]

                                TRUST PROSPECTUS

    The Automatic Common Exchange Securities are being offered pursuant to the Trust Prospectus. This prospectus related only to the Class A Common Stock that may be delivered upon exchange of the Automatic Common Exchange Securities. We take no responsibility for any information included in or omitted from the Trust Prospectus. The Trust Prospectus does not constitute a part of this prospectus nor is it incorporated by reference herein.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                                   AMOUNT*
                                                                                  ---------
Securities and Exchange Commission Filing Fee...................................  $ 136,150
NASD Filing Fee.................................................................     30,500
Nasdaq National Market Listing Fee for Additional Shares........................     17,500
Accounting Fees and Expenses....................................................    100,000
Blue Sky Fees and Expenses......................................................      3,000
Legal Fees and Expenses.........................................................    300,000
Transfer Agent and Registrar Fees and Expenses..................................     15,000
Printing Expenses...............................................................    200,000
Miscellaneous Expenses..........................................................    197,850
      Total.....................................................................  $1,000,000

------------------------

* All amounts are estimates except the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we intend to enter into separate indemnification agreements with our directors, officers and certain employees which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

    These indemnification provisions and the indemnification agreement to be entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

    The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On November 29, 1999, CNET, Inc. and Global BrainNet, Inc. contributed their ownership interests in Snap! LLC to us in exchange for 7,147,584 and 97,479 shares of our Class A common stock, respectively, in accordance with the terms and provisions of the agreement and plan of contribution and merger dated
May 9, 1999, as amended on October 20, 1999. In addition, upon the merger of our wholly-owned subsidiary with and into Xoom.com, an affiliate of NBC received 960,028 shares of our Class A common stock which were automatically converted into shares of our Class B common stock on November 30, 1999. The shares of our Class A common stock were issued in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

    On November 30, 1999, in accordance with the terms and provisions of the agreement and plan of contribution, investment and merger dated July 8, 1999, as amended on October 20, 1999: (1) Neon Media Corporation, was merged with and into us in exchange for 12,173,111 shares of our Class B common stock issued to NBC Multimedia; (2) NBC Multimedia received 11,417,569 shares of our Class B common stock in exchange for its ownership interests in Snap; (3) NBC Multimedia transferred the business related to VideoSeeker.com to us in exchange for our $39,477,953 subordinated zero coupon convertible note due 2006; and (4) GE Investments Subsidiary purchased our $447,416,805 subordinated zero coupon convertible note due 2006 in exchange for an assignment of a $340 million note issued by NBC. The shares of our Class B common stock and the convertible notes were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

    The exhibits are as set forth in the Exhibit Index.

    (b) Financial Statement Schedules

DESCRIPTION                                                                                 PAGE
---------------------------------------------------------------------------------------  -----------
Independent Auditor's Report on Schedule...............................................         S-1
Schedule II--Snap Valuation and Qualifying Accounts....................................         S-2
Schedule II--Xoom.com Valuation and Qualifying Accounts................................         S-3

    Schedules other than those listed above have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    We hereby undertake that:

(1) For purposes of any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, NBC Internet, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 13th day of January, 2000.

                                NBC INTERNET, INC.

                                By:               /s/ CHRIS KITZE
                                     -----------------------------------------
                                                    Chris Kitze
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Kitze and John Harbottle, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ROBERT C. WRIGHT
------------------------------  Chairman of the Board and    January 13, 2000
       Robert C. Wright           Director

       /s/ CHRIS KITZE          Chief Executive Officer
------------------------------    (Principal Executive       January 13, 2000
         Chris Kitze              Officer)

------------------------------  President and Chief          January   , 2000
      Edmond P. Sanctis           Operating Officer

                                Chief Financial Officer,
                                  Executive Vice
      /s/ JOHN HARBOTTLE          President, Secretary and
------------------------------    Treasurer (Principal       January 13, 2000
        John Harbottle            Financial and Accounting
                                  Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JEFFREY BALLOWE
------------------------------  Director                     January 13, 2000
       Jeffrey Ballowe

------------------------------  Director                     January   , 2000
    Robert C. Harris, Jr.

     /s/ JAMES HEFFERNAN
------------------------------  Director                     January 13, 2000
       James Heffernan

    /s/ MICHAEL M. LYNTON
------------------------------  Director                     January 13, 2000
      Michael M. Lynton

      /s/ L. LOWRY MAYS
------------------------------  Director                     January 13, 2000
        L. Lowry Mays

------------------------------  Director                     January   , 2000
        Philip Schlein

      /s/ MARK W. BEGOR
------------------------------  Director                     January 13, 2000
        Mark W. Begor

      /s/ GARY M. REINER
------------------------------  Director                     January 13, 2000
        Gary M. Reiner

      /s/ SCOTT M. SASSA
------------------------------  Director                     January 13, 2000
        Scott M. Sassa

    /s/ JOHN F. WELCH, JR.
------------------------------  Director                     January 13, 2000
      John F. Welch, Jr.

------------------------------  Director                     January   , 2000
     Martin J. Yudkovitz

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

The Board of Managers
Snap! LLC:

    Under date of June 18, 1999, we reported on the balance sheets of SNAP! LLC as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 1998, which are included in the NBC Internet, Inc. proxy statement/prospectus. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

    In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                       /s/ KPMG LLP

San Francisco, California
June 18, 1999

                                   SNAP! LLC
                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                            BALANCE AT          ADDITIONS--                          BALANCE AT
                                                           BEGINNING OF      CHARGED TO COSTS      DEDUCTIONS--        END OF
                                                            FISCAL YEAR        AND EXPENSES          WRITEOFFS       FISCAL YEAR
                                                         -----------------  -------------------  -----------------  -------------
Year ended December 31, 1997
  Allowance for doubtful accounts......................             --                  --                  --               --
Year ended December 31, 1998
  Allowance for doubtful accounts......................             --           $     469                  --        $     469

                                    XOOM.COM
                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

ALLOWANCE FOR DOUBTFUL ACCOUNTS:

                                                                               ADDITIONS-
                                                                 BALANCES AT   CHARGED TO                   BALANCES AT
                                                                  BEGINNING     COSTS AND    DEDUCTIONS       END OF
                                                                  OF PERIOD     EXPENSES     WRITE-OFFS       PERIOD
                                                                -------------  -----------  -------------  -------------
Period from April 16, 1996 (inception) through December 31,
  1996........................................................    $      --     $      --     $      --      $      --
                                                                  =========     =========     =========      =========

Year ended December 31, 1997..................................    $      --     $      49     $      --      $      49
                                                                  =========     =========     =========      =========

Year ended December 31, 1998..................................    $      49     $     269     $    (123)     $     195
                                                                  =========     =========     =========      =========

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                     DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement(*)
       2.1   Agreement and Plan of Contribution and Merger dated as of May 9, 1999 by and among the Registrant,
             Xoom.com, Inc., CNET, Inc., Snap! LLC and Xenon 3, Inc.(1)
       2.2   First Amendment to Agreement and Plan of Contribution and Merger dated as of October 20, 1999 by and among the Registrant, Xoom.com, Inc. CNET, Inc., Snap! LLC and Xenon 3, Inc.(1)
       2.3   Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger dated July 8, 1999 by and among the Registrant, National Broadcasting Company, Inc., GE Investments Subsidiary, Inc., Neon
             Media Corporation and Xoom.com, Inc.(1)
       2.4   First Amendment to Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger
             dated October 20, 1999 by and among the Registrant, National Broadcasting Company, Inc., GE Investments
             Subsidiary, Inc., Neon Media Corporation and Xoom.com, Inc.(1)
       3.1   Restated Certificate of Incorporation of the Registrant(2)
       3.2   Amended and Restated Bylaws of the Registrant(2)
       4.1   Reference is made to Exhibits 3.1 and 3.2
       4.2   Specimen Stock Certificate of the Registrant(1)
       5.1   Opinion of Morrison & Foerster LLP as to the legality of the Class A common stock(*)
      10.1   Form of Indemnification Agreement between the Registrant and each of its executive officers and directors(1)
      10.2   Agreement of Sublease between Xoom.com, Inc. and Cornerstone Internet Solutions Company d/b/a USWeb
             Cornerstone dated August 1, 1998(1)
      10.3   Assignment of Lease by Xaos Tools, Inc. and Acceptance of Assignment and Assumption of Lease by
             Xoom.com, dated July 31, 1998(1)
      10.4   Office Lease for One Beach Street, San Francisco, California between No. 1 Beach Street, LLC and CNET,
             Inc. dated September 24, 1997(1)
      10.5   Governance and Investor Rights Agreement between the Registrant and National Broadcasting Company, Inc.
      10.6   Standstill Agreement between the Registrant and CNET, Inc.
      10.7   Brand Integration and License Agreement between NBC Multimedia, Inc. and National Broadcasting Company,
             Inc., dated May 8, 1999(1)
      10.8   Stock Option Agreement between Xoom.com, Inc. and National Broadcasting Company, Inc., dated May 9,
             1999(1)
      10.9   Voting Agreement among Xoom.com, Inc., National Broadcasting Company, Inc., CNET, Inc., Chris Kitze and
             Flying Disc Investments Limited Partnership, dated May 9, 1999(1)
     10.10   Voting and Right of First Offer Agreement between National Broadcasting Company, Inc. and CNET, Inc.
     10.11   Loan Agreement between Xoom.com, Inc. and Sand Hill Capital, LLC, dated as of November 3, 1998(1)
     10.12   Amended and Restated Letter Agreement between Bank of America National Trust and Savings Association and
             Snap! LLC, dated September 14, 1999(1)
     10.13   Agreement of Lease between Eleven Penn Plaza LLC and Xoom.com, Inc., dated March 16, 1999(1)
     10.14   Preferred Carriage Agreement by and between CNET, Inc., National Broadcasting Company, Inc., NBC
             Multimedia, Inc. and Snap! LLC., dated June 30, 1998(1)
     10.15   Addendum to Preferred Carriage Agreement between CNET, Inc. and Snap! LLC, dated June 30, 1998(1)
     10.16   Addendum to the Snap Agreements by and among CNET, Inc., National Broadcasting Company, Inc., NBC
             Multimedia, Inc. and Snap! LLC., dated May 9, 1999(1)
     10.17   Form of Severance Agreement by and between Xoom.com, Inc. and Laurent Massa(1)

  EXHIBIT
  NUMBER                                                     DOCUMENT
 ---------   --------------------------------------------------------------------------------------------------------
     10.18   1999 Stock Incentive Plan(1)
     10.19   Stock Purchase Agreement by and between Xoom.com, Inc. and National Broadcasting Company, Inc., dated
             June 11, 1999(1)
     10.20   Consulting Agreement by and between Xoom.com, Inc. and James Heffernan, dated May 15, 1998(1)
     10.21   Letter Agreement by and between Xoom.com, Inc. and Jeffrey Ballowe, dated July 28, 1998(1)
     10.22   Letter Agreement by and between Xoom.com, Inc. and Philip Schlein, dated July 28, 1998(1)
     10.23   Letter Agreement by and between Xoom.com, Inc., and Robert C. Harris, Jr. dated July 28, 1998(1)
     10.24   Employment Agreement by and between Xoom,com, Inc. and John Harbottle, dated August 4, 1988(1)
     10.25   Advertising Agreement between the Registrant and National Broadcasting Company, Inc.
     10.26   Registration Rights Agreement by and among the Registrant, CNET, Inc., National Broadcasting Company,
             Inc., GE Investments Subsidiary, Inc., Flying Disc Investments Limited Partnership and Chris Kitze
     10.27   $39,477,953 Subordinated Zero Coupon Convertible Debenture due 2006
     10.28   $447,416,805 Subordinated Zero Coupon Convertible Debenture due 2006
     10.29   $340,000,000 Term Note
     10.30   Office Lease for 225 Bush Street, San Francisco, California between OAIC Bush Street, LLC and Xoom.com,
             Inc. dated August 13, 1999(1)
     10.31   Letter Agreement by and between Xoom.com, Inc. and Edmond Sanctis, dated October 19, 1999
     10.32   Web Site International and Linkage Agreement between Clear Channel Broadcasting, Inc., Snap! LLC and
             Xoom.com, Inc. dated June 30, 1999.*
     10.33   Second Amended and Restated Investors' Rights Agreement by and among Telocity, Inc. ("Telocity"), the
             Purchasers of Series C Preferred Stock of Telocity, the existing holders of Investors Rights of
             Telocity, and Parties to that certain Amended and Restated Investors' Rights Agreement dated
             February 16, 1999.*
     10.34   Series C Preferred Stock Purchase Agreement by and among Telocity, Inc. and the Shareholders listed on
             Exhibit A of that Agreement.*
     10.35   Amended and Restated Limited Liability Company Agreement of CNBC.com LLC dated November 30, 1999
     10.36   Interactive Promotion Agreement between Snap! LLC, Xoom.com, Inc., and ValueVision International, Inc.,
             dated September 13, 1999.*
     10.37   Trademark License Agreement between Snap! LLC and ValueVision International, Inc., dated September 13,
             1999.*
     10.38   Letter Agreement by and between Xoom.com, Inc. and Alan Braverman, dated November 12, 1999.*
     10.39   Letter Agreement by and between Xoom.com, Inc. and John McMenamin, dated November 17, 1999.*
      21.1   Subsidiaries of the Registrant(1)
      23.1   Consent of Morrison & Foerster LLP. Reference is made to Exhibit 5.1
      23.2   Consent of Ernst & Young LLP, Independent Auditors
      23.3   Consent of KPMG LLP, Independent Auditors
      23.4   Consent of KPMG LLP, Independent Auditors
      23.5   Consent of PricewaterhouseCoopers LLP, Independent Accountants
      27.1   Financial Data Schedule of Xoom.com, Inc.
      27.2   Financial Data Schedule of NBC Multimedia, Inc.
      27.3   Financial Data Schedule of Snap! LLC

------------------------

(*)To be filed by amendment

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-82639) on July 12, 1999

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999.